                                                         EXHIBIT 17(b)(5)


                                 APPRAISAL OF

                         TRUMP TAJ MAHAL CASINO RESORT

                           ATLANTIC CITY, NEW JERSEY



                                 PREPARED FOR

                          Trump Taj Mahal Associates

                           c/o The Trump Organization
                               725 Fifth Avenue
                              New York, New York


                         APPRAISAL GROUP International

                      [Letterhead of Appraisal Group International Appears Here]

                                                                     N.J. Office

                                                                  March 18, 1994

Trump Taj Mahal Associates
c/o The Trump Organization
725 Fifth Avenue
New York, New York 10022

                                               Re: Trump Taj Mahal Casino Resort
                                                       Atlantic City, New Jersey
                                                                 Our Ref. #94027
                                                   -----------------------------

Gentlemen:

Pursuant to your authorization, an inspection and appraisal has been made of the above-captioned premises in order to estimate the Going Concern Value, as of March 18, 1994. Going Concern Value is defined within the report, which contains the collective data and analyses upon which our value estimate is concluded.

Trump Taj Mahal Casino Resort, which will be known from this point on as the "Subject Property", is located at Virginia Avenue and the Boardwalk in Atlantic City, New Jersey. The property consists of a total of 29.24+ Acres, situated
                                                           -
among various parcel, improved with a multi-story, multi-building, 120,000 square foot casino gaming area and 1,250 room resort hotel. Also included is the ancillary parking garage, steel pier, and storage warehouses in Pleasantville and egg harbor township. The employee parking lot, located on North Carolina Avenue and Huron Avenue is leased from the City of Atlantic City.

Consideration has been given to all three recognized methods of valuation. They are the "Cost Approach," the "Sales Comparison Approach" and the "Capitalization of Income Approach." Due to the nature of this property, our value conclusion is based solely on the utilization of the Capitalization of Income Approach.

This letter is not the appraisal, but merely serves to transmit the attached appraisal report and to convey the final conclusion of value.

The attached report includes Definitions of Going Concern value, and of the property rights appraised as if free and clear of mortgages. The appraisal is subject to the assumptions and limiting conditions set forth in the appraisal report.

Trump Taj Mahal Associates                 -2-                 March 18, 1994

This report has been prepared in compliance with the Office of Thrift Supervision of the Department of Treasury's Regulation 12 C.F.R. Part 564, the Uniform Standards of Professional Appraisal Practice, and the Office of the Comptroller of Currency (OCC) written appraisal guidelines.

Based upon the findings, it is our opinion that the Going Concern Value, subject to the assumptions and limiting conditions as set forth herein, as of the value date, March 18, 1994, is:

                    ONE BILLION ONE HUNDRED MILLION DOLLARS
                    ---------------------------------------

                             ($1,100,000,000,000)

This letter and the accompanying report are integral parts of our findings and conclusions.

                                   Respectfully submitted,

                                   APPRAISAL GROUP International

[SEAL APPEARS HERE.]               /s/ Irwin J. Steinberg
                                   --------------------------------
                                   IRWIN J. STEINBERG, MAI
                                   N.J. State Certified Real Estate
                                   General Appraisers #RG00347


                                   /s/ Avi M. Vardi
                                   --------------------------------
                                   AVI M. VARDI, Senior Appraiser
                                   N.J. State Certified Real Estate
                                   General Appraisers #RG00641




                         APPRAISAL GROUP International


IJS/AMV:rml

                               TABLE OF CONTENTS
                               -----------------

INTRODUCTION

         EXECUTIVE SUMMARY AND CONCLUSIONS....................  1
         CERTIFICATION........................................  3
         PURPOSE OF APPRAISAL.................................  4
         PROPERTY RIGHTS APPRAISED............................  4
         FUNCTION OF THE REPORT...............................  4
         PROPERTY HISTORY & OWNERSHIP.........................  4
         SCOPE OF THE ASSIGNMENT..............................  4
         DEFINITION OF MARKET VALUE...........................  7
         OTHER DEFINITIONS....................................  8
         QUALIFICATIONS OF THE APPRAISERS.....................  9
         ASSUMPTIONS AND LIMITING CONDITIONS.................. 17

BACKGROUND DATA AND ANALYSES

         IDENTIFICATION OF SUBJECT PROPERTY................... 21
         AREA DATA............................................ 23
         ATLANTIC CITY DATA................................... 35
         NEIGHBORHOOD ANALYSIS................................ 41
         SITE DESCRIPTION..................................... 45
         DESCRIPTION OF THE IMPROVEMENTS...................... 49
         ZONING DATA.......................................... 64
         REAL ESTATE TAX AND ASSESSMENT DATA.................. 67
         HIGHEST AND BEST USE................................. 69

VALUATION AND CONCLUSIONS

         VALUATION METHOD..................................... 75
         CAPITALIZATION OF INCOME APPROACH.................... 79
         CORRELATION AND VALUE CONCLUSION.....................115

ADDENDA

         APPENDIX I   -    Subject Property Photographs
         APPENDIX II  -    Floor Plans
         APPENDIX III -    Trump Taj Mahal Associates Statement of Income
         APPENDIX IV  -    Property Real Estate Tax Assessments
         APPENDIX V   -    Economic Indicators



                         APPRAISAL GROUP International

                                 INTRODUCTION









                         APPRAISAL GROUP International

               [Insert graphical material here. This photograph
             depicts the outside of the Taj Mahal Casino Resort.]

INTRODUCTION                                                  EXECUTIVE SUMMARY
================================================================================

EXECUTIVE SUMMARY
-----------------

Location:                Trump Taj Mahal Casino Resort is located at Virginia
                         Avenue and the Boardwalk in Atlantic City, New Jersey.
                         The casino/hotel complex occupies the majority of the land extending from Pacific Avenue to the Boardwalk, and from Pennsylvania Avenue to Maryland Avenue. The employee parking area is located on North Carolina and Huron Avenue and the warehouses are located in Pleasantville and Egg Harbor Township.

Block/Lot:               Hotel and Casino - 13/116, 118.01, 126, 128.03,
                                            128.04, 128.06, 128.07, 128.08,
                                            129.01, 129.02, 129.06, and 142

                                            14/17, 18, 28, 41, 65, and 67 and
                                            various lots in Blocks 119 and 120.

                         Employee Parking - RP017/3.Y (Leased)

                         Warehouse -        190/15 (Pleasantville)
                                            36-A/5 (Egg Harbor Township)

Land Area:               The subject parcel consists of a main tract of
                         29.24(PLUS OR MINUS) acres; a separate, but adjacent, lot containing 1,360(PLUS OR MINUS) square feet, or
                         0.03 acres; and a riparian grant of 9.76 acres. The total area of all three is 39.0 acres. However, 1.96(PLUS OR MINUS) acres of Block 13, Lots 128.06 and
                         142 and 2.05(PLUS OR MINUS) acres of Block 13, Lots
                         128.03, 129.06, and 129.02 are land locked service roads and streets for the benefit of the subject and others.

Improvements:            1250 rooms within a 51 story hotel/casino complex that
                         contains a total of approximately 4,319,905 sq. ft. of gross building area. The casino gaming area is approximately 120,000 sq. ft. Also included is a multi-level parking garage, containing a total of 1,649,754 square foot of gross building area, with a capacity for approximately 4,538 vehicles.

Zoning:                  RS-C: Resort Commercial District


                                      -1-
                         APPRAISAL GROUP International

INTRODUCTION                                                  EXECUTIVE SUMMARY
================================================================================

Highest and
 Best Use:              As Vacant - The highest and best use of the subject
                        ---------
                        site, as vacant, is the development of casino/hotel facility.

                        As Improved - The highest and best use of the site, as
                        -----------
                        improved, is that of an casino/hotel facility similar to the current improvements.

Purpose of
 Appraisal:             To estimate The Going Concern Value

Valuation Date:         March 18, 1994

Inspection Date:        March 18, 1994

Present During
 Inspection:            Mr. William Beyer
                        Project Design Coordinator


                               ESTIMATE OF VALUE
                               -----------------

CAPITALIZATION OF INCOME APPROACH:
----------------------------------

DISCOUNTED CASH FLOW TECHNIQUE -
--------------------------------

  Holding Period:                                     10 years
  Discount Rate:                                      15.00%
  Terminal Rate:                                      10.00%
  11th Year NOI:                                      $170,448,894
  Selling Costs:                                      3.00%
  Estimated Stabilized Occupancy Level:               92.00%
  1st Year Average Room Rate:                         $97.00
  Growth Rate:                                        4.00%
  Year 1 Casino Revenue:                              $3,749/sq. ft.
  Casino Area:                                        120,000 sq. ft.

VALUE INDICATED VIA THE
CAPITALIZATION OF INCOME APPROACH: (ROUNDED)     $1,100,000,000

                                      -2-
                         APPRAISAL GROUP International

INTRODUCTION                                                      CERTIFICATION
================================================================================

CERTIFICATION
-------------

This is to certify that:

The subject property was inspected by Irwin J. Steinberg, MAI, and Avi M. Vardi, Senior Appraiser of APPRAISAL GROUP International.

To the best of our knowledge and belief the statements of fact contained in this report are true and correct.

We have no financial or other interest, direct or indirect, present or prospective, in the subject premises, nor do we have a personal interest or bias with respect to the parties involved.

Our employment, and the compensation thereof, is in no way contingent upon the amount of the valuation, nor is it contingent on an action or event resulting from the analyses, opinions or conclusions in, or the use of this report.

This appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

The analyses and conclusions contained within this appraisal report were prepared solely by us, unless specifically noted in sections where significant professional assistance was rendered.

The reported analyses, opinions and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions and conclusions.

Our analyses, opinions, and conclusions were developed, and this report was prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation.

The use of this report is subject to the requirements of the Appraisal Institute relating to peer review by its duly authorized representatives.


/s/ Avi M. Vardi                         /s/ Irwin J. Steinberg
----------------------------------  --------------------------------
AVI M. VARDI, Senior Appraiser       IRWIN J. STEINBERG, MAI/1/
N.J. State Certified Real Estate     N.J. State Certified Real Estate
General Appraisers #RG00641          General Appraisers #RG00347


------------------------
/1/ Irwin J. Steinberg, MAI is currently certified under the voluntary continuing education program of the Appraisal Institute.

                                      -3-
                         APPRAISAL GROUP International

INTRODUCTION                                                RELATED INFORMATION
================================================================================

                              PURPOSE OF APPRAISAL
                              --------------------

The purpose of this appraisal is to estimate the Going Concern Value of certain property rights, as delineated below, of the herein described premises, subject to the assumptions and limiting conditions stated, as of March 18, 1994.

                           PROPERTY RIGHTS APPRAISED
                           -------------------------

The property rights being appraised consist of the Partnership's Fee Simple and Leasehold Estates, as if free and clear of all liens and encumbrances, except those which are stated within this report, but subject to the limitations of eminent domain, escheat, police power and taxation.

                             FUNCTION OF THE REPORT
                             ----------------------

It is our understanding that this appraisal report is to be used for financial and administrative purposes. This report has been prepared in compliance with the Office of Thrift Supervision of the Department of Treasury's Regulations 12 CFR Part 564, the Uniform Standards of Professional Appraisal Practice and the Office of the Comptroller (OCC) written appraisal guidelines.

                         PROPERTY HISTORY & OWNERSHIP
                         ----------------------------

The site was assembled between 1962 and 1986 under various corporations set up by Resorts International, Inc. ("RII"). A large portion of the site was purchased from the Housing Authority and Urban Redevelopment Agency of the City of Atlantic City (the "Housing Authority"). The total purchase price of this acquisition was $1,892,821.20. Of the total acquisition, 368,550 square feet is now part of the subject site.

                                      -4-
                         APPRAISAL GROUP International

INTRODUCTION                                                 RELATED INFORMATION
================================================================================

While under construction, the subject property along with other assets were purchased for $230,000,000 plus a liquidated sum of $25,000,000 and adjustments and construction costs after March 31, 1988 as per that certain Asset Purchase Agreement dated May 27, 1988, from RII and certain of its subsidiaries by Trump Taj Mahal Associates Limited Partnership, a New Jersey limited partnership owned by Donald J. Trump. The property opened on April 2, 1990. Property ownership is as follows:

Block             Lot                               Owner
-----             ---                               -----

13                126                               Trump Taj Mahal Assoc.

14                67                                Trump Taj Mahal Assoc.

13                128.03, 128.04, 128.06 ,128.07,   Trump Taj Mahal Realty
                  128.08, 129.01, 129.02 ,129.06,   Corp.
                  116, 118.01, 142

14                65, 17, 18, 28, 41                Trump Taj Mahal Realty
                                                    Corp.

119               6, 22, 39, 58, 68,  85            Trump Taj Mahal Realty
                                                    Corp.

120               23, 33, 44, 58, 65, 66            Trump Taj Mahal Realty
                                                    Corp.

In addition, there is a 9.76 acre, riparian grant that extends 150' wide and 2,835' deep into the Atlantic Ocean (Block 14, Lot 28) that is partially (3.45 (PLUS OR MINUS) acres) improved with a pier; an easement 60' x 150' permitting a skyway above the Boardwalk; a non-exclusive easement over Pennsylvania Avenue used to connect the Taj Mahal and Resorts that is 40' x 80' (Block 14, Lot 67.02) and two other, unused non-exclusive, easements over Pennsylvania Avenue that are 30' x 80'. There is also a non-exclusive easement for a tunnel at the end of Pennsylvania Avenue.

                                      -5-
                         APPRAISAL GROUP International

INTRODUCTION                                             SCOPE OF THE ASSIGNMENT
================================================================================

ORGANIZATION AND OPERATION
--------------------------

Trump Taj Mahal Associates was formed on June 23, 1988, as a New Jersey limited partnership. The Partnership was converted to a general partnership in December, 1990. As a result of the Plan of Reorganization, the current partners and their respective ownership interests are Trump Taj Mahal, Inc. ("TTMI"), 49.995%, The Trump Taj Mahal Corporation ("Trump Corp."), .01%, and TM/GP Corporation ("TMGP"), the managing general partner, and a wholly owned subsidiary of Taj Mahal Holding Corp. ("Holding"), 49.995%.

The Partnership was formed for the purpose of acquiring, constructing and operating the Trump Taj Mahal Casino Resort (the "Taj Mahal"), an Atlantic City Hotel, Casino and Convention Center Complex. On April 2, 1990, the Partnership opened the Taj Mahal to the public. Prior to such date, the Partnership was in the development stage and incurred losses amounting to approximately $24,164,000 (unaudited).

SCOPE OF THE ASSIGNMENT
-----------------------
Prepare a complete appraisal report, in a narrative format, of the subject property. The report shall include:

  1. Identification and description of the specific estate(s) to be appraised and the effective date.

  2. A description of the property to be appraised.

  3. Its neighborhood and environment, both physical and economic, along with a conclusion as to anticipated future value trends.

  4. An analysis of Highest and Best Use.

  5. A discussion of the appraisal techniques considered and used in the development of the valuation.

  6. A complete presentation of each applicable appraisal approach.

  7. A summary and reconciliation of the approaches into a final value estimate as of the value date in question.

                                      -6-
                         APPRAISAL GROUP International

INTRODUCTION                                          DEFINITION OF MARKET VALUE
================================================================================

                         DEFINITION OF MARKET VALUE/2/
                         -----------------------------

The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently, knowledgeably, and assuming the price is not affected by undue stimulus.

Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     1.   Buyer and seller are typically motivated;

     2. Both parties are well-informed or well-advised, and each acting in what they consider their own best interest;

     3.   A reasonable time is allowed for exposure in the open market;

     4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

     5. The price represents the normal consideration for the property sold unaffected by special or relative financing or sales concessions granted by anyone associated with the sale.

------------------------
/2/ As currently adopted and required by the Resolution Trust Corporation and agencies acting under Title XI of the Federal Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (FIRREA), and the Office of the Comptroller of Currency (OCC).

                                      -7-
                         APPRAISAL GROUP International

INTRODUCTION                                                   OTHER DEFINITIONS
================================================================================

                              OTHER DEFINITIONS/3/
                              --------------------

FEE SIMPLE ESTATE -
-----------------

Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat.

GOING CONCERN VALUE -
-------------------
The value created by a proven property operation; considered a separate entity to be valued with a specific business establishment; also called going value.

LEASED FEE ESTATE -
-----------------

An ownership interest, held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

LEASEHOLD ESTATE -
----------------
The interest held by the lessee (the tenant or renter) through a lease conveying the rights of use and occupancy for a stated term under certain conditions.

MARKET RENT -
-----------
The rental income that a property would most probably command in the open market; indicated by the current rents paid and asked for comparable space as of the date of the appraisal.

USE VALUE -
---------
The value a specific property has for a specific use.

------------------------
/3/ THE DICTIONARY OF REAL ESTATE APPRAISAL, Third Edition, Appraisal Institute, Pages 140, 160, 204, 221, 383.

                                      -8-
                         APPRAISAL GROUP International

INTRODUCTION                                QUALIFICATIONS OF IRWIN J. STEINBERG
================================================================================

                               IRWIN J. STEINBERG
                                MAI A.S.A. SR/WA
                                 QUALIFICATIONS
                                 --------------

APPRAISAL EDUCATION -
-------------------

     American Institute of Real Estate Appraisers Courses:

          No. 1 Principles - New York University
          No. 2 Urban Problems - Syracuse University

     Rutgers University:

          Real Estate Appraising Courses No. 1 and No. 2
          Numerous Seminars & Lectures

EXPERIENCE -
----------
Active in the appraisal, sale and research of real property throughout the United States, Canada and the Caribbean Islands since 1953. Included were all forms of residential, industrial and commercial properties.

 ENGAGED IN:
        Appraisals                      Financial Analysis
        Brokerage                       Industrial Development
        Condominium Conversion           and Use Analysis
         Studies                        Land Development
        Condemnation Analysis           Market Research
        Construction Urban              Mortgage Finance
         Renewal Sponsor                Property Development
        Consulting                      Tax Appeals
        Corporate Analysis              Valuation Studies
        Feasibility                     Zoning Investigation

AFFILIATIONS -
------------
     Appraisal Institute - MAI*
     American Society of Appraisers - A.S.A.*
     American Right-of-Way Association, Senior Member -SR/WA*
      (Past President Chapter No. 15)
      (Past International Director)
     Florida State Certified Real Estate General Appraiser - Certificate No. RZ0001550
     New Jersey State Certified Real Estate General Appraiser - Certificate No.RG 00347
     New York State Certified Real Estate General Appraiser - Certificate No.
     1342
     Licensed New Jersey, New York and Florida Real Estate Broker

 *Indicates Professional Designation

                                      -9-
                         APPRAISAL GROUP International

INTRODUCTION                               QUALIFICATIONS OF IRWIN J. STEINBERG
===============================================================================

LECTURER -
--------
     American Right-of-Way Association Seminars
     Bureau of National Affairs, Inc.
     Institute for Professional & Executive Development, Inc.
     Mortgage Bankers Association
     National Real Estate Development Center
     New Jersey Association of Realtors

PUBLICATIONS -
------------
     American Right-of-Way Magazine

PARTIAL LIST OF CLIENTS SERVED -
------------------------------

FEDERAL -
-------
 Corps of U.S. Army Engineers
 Department of Housing and Urban Development
 F.D.I.C.
 Housing & Homes Finance Agency
 Internal Revenue Service
 Public Housing Administration
 Resolution Trust Corporation
 U.S. Attorney
 Veterans Administration

INSTITUTIONAL -
-------------
     AMOSKEAG Bank (New Hampshire)
     Bank American Commercial Corp.
     Bank of Great Neck
     Bank Leumi
     Bankers Life Company
     Bankers Trust Company
     Banque Nationale de Paris
     Barclay's American Business Credit
     Bay Banks of Massachusetts
     Berkeley Federal Savings & Loan Association
     Carteret Savings and Loan Association
     Chemical Bank
     The CIT Group
     Citibank
     Commercial Trust Company of N.J.
     Crestmont Federal Savings & Loan Association
     Crossland Savings Bank
     Dai-Ichi Kangyo Bank, Ltd.
     Dime Savings of N.Y.

                                      -10-
                         APPRAISAL GROUP International

INTRODUCTION                                QUALIFICATIONS OF IRWIN J. STEINBERG
================================================================================

INSTITUTIONAL (CONTINUED)-
--------------------------
     East New York Savings Bank
     East River Savings Bank
     Eastdil Realty, Inc.
     Equitable Life Insurance Company of Iowa
     European American Bank
     First Chicago
     First Fidelity Bank, N.A., N.J.
     First National State Bank of New Jersey
     First Pennsylvania Bank
     Goldome Realty Credit Corp.
     Home Life Insurance
     Home Savings Bank
     Howard Savings Bank
     Israel Discount Bank
     Lehman Bros.
     Lincoln First Real Estate Credit Corp.
     Lincoln Savings Bank (New York)
     Manhattan Savings Bank
     Marine Midland Bank
     Mellon Bank
     Merrill Lynch Capital Markets
     Merrill Lynch Hubbard
     Merrill Lynch White Weld
     Midlantic National Bank
     Michigan National Corp. Banks
     Morgan Stanley and Company, Inc.
     National Bank of Canada
     National Westminster Bank
     New Jersey National Bank
     New Jersey Sports & Exposition Authority
     New York & Suburban Federal Savings & Loan Association
     New York Urban Servicing Company, Inc.
     Norstar Bank
     Paine Webber, Inc.
     Poughkeepsie Savings Bank FSB
     Peoples Bank, N.A.
     Provident Savings Bank
     Reliance Federal Savings & Loan Association
     Republic Bank Dallas
     The Controller of the State of New York
     U.S. Life Real Estate Services Corp.
     Unity Savings & Loan Association (Northridge, Illinois)
     Upper Avenue National Bank (Chicago, Illinois)
     United Jersey Bank

                                      -11-
                         APPRAISAL GROUP International

INTRODUCTION                                 QUALIFICATION OF IRWIN J. STEINBERG
================================================================================

INSTITUTIONAL (CONTINUED)-
--------------------------
     Valley National Bank
     Victoria Bankshares (Texas)
     W.P. Carey and Company
     Yasuda Trust and Banking Company, Ltd.

COMMERCIAL & INDUSTRIAL -
-----------------------

     Addressograph Multigraph International (Varityper)
     Amterre Management, Inc.
     Associated Commercial Corporation (A Division of Gulf & Western) Associated Dry Goods
     British Land of America
     Brock Motor Inns Corporation
     Chatwal Hotels
     Chrysler Corporation
     Citco Oil Company
     D.R.G. Financial Corporation
     Eberhard Faber, Inc.
     Federal Express
     Federal Transportation Company
     Grand Union
     Harley Hotels
     Hertz Corporation
     Korvette's
     Lefrak Organization, Inc.
     Mitsubishi Corporation
     Penske Products
     Pizza Hut
     Power Holdings U.S., Inc.
     Resorts International
     Sinclair Oil Company
     Spector Terminals, Inc.
     The Sudler Companies
     Titan Group, Inc.
     Trump Organization
     United Advertising Company (Eller Advertising)
     United Air Lines
     U.S. Homes & Development
     Verdun Industrial Center (Verdun, Canada)
     Westinghouse Electric Corporation
     Wickes Companies, Inc.

                                      -12-
                         APPRAISAL GROUP International

INTRODUCTION                                QUALIFICATIONS OF IRWIN J. STEINBERG
================================================================================

MISCELLANEOUS -
-------------

     Accountants
     Condemnation Commissions and Individuals
     Estates
     Various Attorneys

EDUCATIONAL CERTIFICATION -
-------------------------
The Appraisal Institute conducts a voluntary program of continuing education for its designated members. MAls and RMs, who meet the minimum standards of this program, are awarded periodic educational certification. I am currently certified under the voluntary continuing education program.

                                      -13-
                         APPRAISAL GROUP International

INTRODUCTION                                     QUALIFICATIONS OF AVI M. VARDI
===============================================================================

                                  AVI M. VARDI

                                 QUALIFICATIONS
                                 --------------

EDUCATION:
---------

 Northeastern University, Boston, Massachusetts
 School of Business Administration

   American Institute of Real Estate Appraisers Courses:
       Real Estate Appraisal Principles (#1A1/8-1)
       Basic Valuation Procedures (#1A2)
       Capitalization Theory and Techniques - Part A (#lBA)
       Capitalization Theory and Techniques - Part B (#lBB)
       Case Studies in Real Estate Valuation (#2-1)
       Report Writing and Valuation Analysis (#2-2)
       Standards of Professional Practice (SPP)

 Numerous Seminars & Lectures

PROFESSIONAL AFFILIATIONS:
-------------------------

     N.Y. State Certified Real Estate General Appraiser - Certificate No. 0733 N.J. State Certified Real Estate General Appraiser - Certificate No. RG 00641
     MAI Candidate - New York Metropolitan District Chapter of the Appraisal Institute
     National Association of Real Estate Appraisers - CREA (#48831)
     Member - New York Metropolitan Young Mortgage Bankers Association
     Senior Appraiser - APPRAISAL GROUP International, West Orange, New Jersey

 EXPERIENCE:
 ----------

 TYPES OF PROPERTIES APPRAISED:     ENGAGED IN:
 Apartment Buildings                Appraisals
 Casinos                            Highest and Best Use Analysis
 Condominium Conversions            Discounted Value Approach (R41B/C)
 Hotels & Resorts                   Market Research
 Industrial Buildings               Feasibility Studies
 Office Building
 Golf Courses
 Restaurants
 Retail Properties
 Shopping Centers
 Vacant Land
 Various Special Use Facilities

                                      -14-
                         APPRAISAL GROUP International

INTRODUCTION                                     QUALIFICATIONS OF AVI M. VARDI
===============================================================================

                                                                          Page 2

REAL ESTATE VALUATIONS AND EVALUATIONS DONE IN THE FOLLOWING STATES:
California              Kentucky                Oklahoma
Colorado                Massachusetts           Pennsylvania
Connecticut             Nevada                  South Carolina
District of Columbia    New Hampshire           Texas
Georgia                 New Jersey              Virginia
Illinois                New York                Wyoming
Indiana                 North Carolina

PARTIAL LIST OF CLIENTS SERVED:
------------------------------

INSTITUTIONAL -
-------------
    American National Insurance Company
    American Savings Bank
    Bank Audi USA
    Bank Leumi Trust Company of New York
    Bank of Great Neck
    Bankers Life Company
    Big Apple West
    Brookhill Group
    Central Federal Savings
    C.I.T. Group
    Citibank, N.A.
    City Federal Savings and Loan Association
    Crossland Savings Bank
    Crown Life Insurance Company
    Eastdil Realty
    Federal Deposit Insurance Corporation (FDIC)
    First Chicago
    First Fidelity Bank
    FGH Realty Credit Corporation
    Hanauer Financial Corporation
    Home Savings Bank
    Israel Discount Bank
    Kranzco Group
    NorthAm Mortgage Company
    Manhattan Savings Bank
    Penn Federal Savings Bank
    Provident Savings Bank
    Republic National Bank
    Resolution Trust Corporation (RTC)
    The Principal Financial Group
    The Yasuda Trust & Banking Company
    UMB Bank & Trust Company
    United Jersey Bank
    W.P. Carey & Company

                                      -15-
                         APPRAISAL GROUP International

INTRODUCTION                                     QUALIFICATIONS OF AVI M. VARDI
===============================================================================

                                                                          Page 3

COMMERCIAL AND INDUSTRIAL-
--------------------------

Brick Church             Quick Chek                         Pizza Hut
British Land of America  Residential Financial Corporation  Chatwal Hotels
Lefrak Organization      Sovran Mortgage Corp.              The Sudler Companies
Newport Management       Trump Organization                 U.S. Power
Hertz Corporation


 VARIOUS -
 -------

Accountants              Estates                            Pension Funds
Attorneys                Investors                          Syndicators
Developers

                                      -16-
                         APPRAISAL GROUP International

INTRODUCTION                                  ASSUMPTIONS & LIMITING CONDITIONS
===============================================================================

ASSUMPTIONS AND LIMITING CONDITIONS
-----------------------------------

This appraisal report has been made with the following general assumptions:

1. Unless otherwise stated, the value appearing in this appraisal represents our opinion of market value or the value defined as of the date specified.
   Market value of real estate is affected by national and local economic conditions and consequently will vary with future changes in such conditions.

2. No responsibility is assumed for the legal description or for matters including legal or title considerations. Title to the property is assumed to be good and marketable unless otherwise stated.

3. The property is appraised free and clear of any or all liens or encumbrances unless otherwise stated.

4. Responsible ownership and competent property management are assumed.

5. The information furnished by others is believed to be reliable. However, no warranty is given for its accuracy.

6. All engineering is assumed to be correct. The plot plans and illustrative material in this report are included only to assist the reader in visualizing the property.

7. It is assumed that there are no hidden or unapparent conditions of the property, subsoil, or structures that render it more or less valuable. No responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them.

8. It is assumed that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance is stated, defined, and considered in the appraisal report.

9. It is assumed that all applicable zoning and use regulations and restrictions have been complied with, unless a nonconformity has been stated, defined, and considered in the appraisal report.

                                      -17-
                         APPRAISAL GROUP International

INTRODUCTION                                  ASSUMPTIONS & LIMITING CONDITIONS
===============================================================================

10. It is assumed that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, or national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimate contained in this report is based.

11. It is assumed that the utilization of the land and improvements is within the boundaries or property lines of the property described and that there is no encroachment or trespass unless noted in the report.

12. The distribution, if any, of the total valuation in this report between land and improvements applies only under the stated program of utilization. The separate allocations for land and buildings must not be used in conjunction with any other appraisal and are invalid if so used.

13. Possession of this report, or a copy thereof, does not carry with it the right of publication.

14. The contract for appraisal, consultation, or analytical service is fulfilled and total fee is payable upon completion of the report. The appraisers will not be asked or required to give testimony in court or hearing because of having made the appraisal in full or in part, nor engage in post-appraisal consultation with the client or third parties, except under separate and special arrangement and at additional fee.

15. No environmental or impact study, special market study or analysis, highest and best use analysis or feasibility study has been requested or made unless otherwise specified in an agreement for services or in the report. The appraisers reserve the unlimited right to alter, amend, revise or rescind any of the statements, findings, opinions, values, estimates or conclusions upon any subsequent such study or analysis or previous study or analysis subsequently becoming known to him.

16. Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraiser, or the firm with which the appraiser is connected) shall be disseminated to the public through advertising, public relations, news, sales, or other media without the prior written consent and approval of the appraisers.

                                      -18-
                         APPRAISAL GROUP International

INTRODUCTION                                  ASSUMPTIONS & LIMITING CONDITIONS
===============================================================================

17. The appraisers may not divulge material contents of the report, analytical findings or conclusions or give a copy of the report to anyone other than the client or his designee as specified in writing, except as may be required by the Appraisal Institute as it may request in confidence for ethics enforcement or by a court of law or body with the power of subpoena.

18. This appraisal is to be used only in its entirety and no part is to be used without the whole report. All conclusions and opinions concerning the analyses which are set forth in the report were prepared by the appraisers whose signatures appear on the appraisal report, unless indicated as review appraiser. No change of any items in the report shall be made by anyone other than the appraisers and the appraisers shall have no responsibility if any such unauthorized change is made.

19. The signatories of this appraisal report are members (or candidates) of the Appraisal Institute. The By-laws and Regulations of the Appraisal Institute require each member and candidate to control the use and distribution of each appraisal report signed by such member or candidate.

20. No responsibility is assumed for matters legal in character or nature, nor matters of survey, nor any architectural, structural, mechanical or engineering nature. No opinion is rendered as to the title, which is presumed to be good and merchantable. The property is appraised as if free and clear, unless otherwise stated in particular parts of the report.
21. Comparable data relied upon in this report has been confirmed with one or more parties familiar with the transaction or from affidavit. All are considered appropriate for inclusion to the best of our factual judgement and knowledge.

22. The market value estimated and the cost used are as of the date of the estimate of value. All dollar amounts are based on the purchasing power and price of the dollar as of the date of the value estimate.

23. The identity of the appraisers or firm with which they are connected, or any reference to the Appraisal Institute or to the MAI designation, or to the American Society of Appraisers or to the A.S.A. designation, shall not be divulged without the written consent and approval of the authors.

24. This appraisal expresses our opinion and employment to make this appraisal and was in no way contingent upon reporting a predetermined value or conclusion. The fee for this appraisal or study is for the service rendered and not for time spent on the physical report.

                                      -19-
                         APPRAISAL GROUP International

INTRODUCTION                                  ASSUMPTIONS & LIMITING CONDITIONS
===============================================================================

25. The value estimated in this appraisal report is gross without consideration given to any encumbrance, restriction, or question of title unless specifically defined. The estimate of value in the appraisal report is not based in whole or in part upon race, color or national origin of the present owners or occupants of properties in the vicinity of the property appraised.

26. There is no reason to believe that this site has ever been used to process or store any hazardous substance or toxic waste, and the owners have indicated that there are no hazardous substances or wastes on the site. Nevertheless, the appraisers are not engineers or environmental experts, and the appraisal assumption that there are no hazardous substances or toxic wastes on the site should not be construed as an expert conclusion.

27. Unless otherwise stated in this report, the existence of hazardous substances, including without limitation asbestos, polychlorinated biphenyls, petroleum leakage, or agricultural chemicals, which may or may not be present on the property, or other environmental conditions, were not called to the attention of nor did the appraisers become aware of such during the appraisers' inspection. The appraisers have no knowledge of the existence of such materials on or in the property unless otherwise stated. The appraisers, however, are not qualified to test such substances or conditions.

    If the presence of such substances, such as asbestos, urea formaldehyde foam insulation, or other hazardous substances or environmental conditions may affect the value of the property, the value estimated is predicated on the assumption that there is no such condition on or in the property or in such proximity thereto that it would cause a loss in value. No responsibility is assumed for any such conditions, nor for any expertise or engineering knowledge required to discover them.

28. Unless otherwise stated in this report, we did not make a survey and analysis of the property to determine whether or not it is in conformity with the various detailed requirements of the Americans with Disabilities Act (ADA). It is possible that a compliance survey of the property, together with a detailed analysis of the requirements of the ADA, could reveal that the property is not in compliance with one or more of the requirements. If so, this fact could have a negative effect upon the value of the property. Since we have no direct evidence relating to this issue, we did not consider possible noncompliance with the requirements of the ADA in estimating the value of the property.

29. ACCEPTANCE AND/OR USE OF THIS APPRAISAL REPORT CONSTITUTES ACCEPTANCE OF THE PRECEDING CONDITIONS.

                                      -20-
                         APPRAISAL GROUP International

BACKGROUND DATA & ANALYSIS                    IDENTIFICATION OF SUBJECT PROPERTY
================================================================================

IDENTIFICATION OF SUBJECT PROPERTY
----------------------------------

Trump Taj Mahal Casino Resort is located at Virginia Avenue and the Boardwalk in Atlantic City, New Jersey. The casino/hotel complex is bounded by the Boardwalk and the Atlantic Ocean to the south, Pacific Avenue to the north, Pennsylvania Avenue to the west, and Maryland Avenue to the east. The property occupies nearly the entire block.

On the tax rolls of Atlantic City, the subject property is identified as Block 13, Lots 116, 118.01, 126, 128.03, 128.04, 128.06, 128.07, 128.08, 129.01,
129.02, 129.06, and 142, Block 14, Lots 17, 18, 28, 41, 65, and 67 and various lots in Blocks 119 and 120.

The property consists of 29.24 (PLUS OR MINUS) acres of upland improved with 1,250 room within a 51-story hotel/casino complex that containing a total of approximately 4,319,905 square feet of gross building area. Also included is the ancillary parking garage, steel pier, storage warehouses on Delilah Road in Pleasantville and Egg Harbor Township (Block 190, Lot 15 and Block 36-A, Lot 5), and employee parking lot, leased from the City of Atlantic City and is located on North Carolina Avenue and Huron Avenue, known as, Block RP017, Lot 3.4.

Maps, a plot plan and photographs on the following pages will visually acquaint the reader with the property appraised, its location, environs, size and shape of the land, plus improvements and other details.

                                      -21-
                         APPRAISAL GROUP International

[Graphic material omitted. The graphic is a street map depicting The Boardwalk area of Atlantic City. The map shows the locations of the following casinos (from North to South): Showboat, Taj Mahal, Merv Griffin's Resorts, Sands, Claridge, Bally's Park Place, Caesar's Boardwark Regency, Trump Plaza, Trump Regency (Hotel), Trop World and Bally's Grand. The map highlights the location of the appraised property.]

BACKGROUND DATA & ANALYSIS                                             AREA DATA
================================================================================

AREA DATA
---------

ATLANTIC COUNTY-
---------------

Atlantic County is located on New Jersey's southeastern coast and encompasses a total of 611.4 square miles, with a land surface of 567.0 square miles and water and tidal flow areas of 44.4 square miles. The entire county represents 7.5% of the total area of the state and contains 2.9% of New Jersey's population.

Atlantic County's major city, Atlantic City, an older urban resort city which has gone through a long period of decline, began its revitalization when its first hotel-casino opened in May 1978. Trump Taj Mahal Casino Resort, the city's latest and 12th hotel-casino opened in April 1990. During 1991 over 30 million tourists flocked to Atlantic City and an average of 44,200 persons were employed in the county's gaming industry. The gaming industry also is indirectly responsible for most of the noncasino employment growth (nearly 30,000 jobs) the county has experienced since 1978.

Three principal roads, the Atlantic City Expressway, the White Horse Pike (Rt.
30) and the Black Horse Pike (Rt. 322), link the shore with the Philadelphia-Camden area. The Garden State Parkway is the major access route from northern New Jersey, New York and the New England states. Persons residing as far south as Norfolk and Richmond, Virginia can travel to Atlantic County by way of the Chesapeake Bay Bridge Tunnel and the Cape-May-Lewes Ferry. Population centers in the Baltimore-Washington, D.C. area have routes such as I-95 which tie in with the Delaware Memorial Bridge connecting New Castle County in Delaware to Salem County in New Jersey. Atlantic City is only some 60 miles from the bridge.

                                      -23-
                         APPRAISAL GROUP International

BACKGROUND DATA & ANALYSIS                                             AREA DATA
================================================================================

In 1989 passenger rail service was restored between Atlantic City and Philadelphia. This includes daily commuter and express schedules. Up until recently, air traffic from the major carriers has been minimal in Atlantic County. However, the Atlantic City International Airport, located in Pomona, adjacent to the Federal Aviation Administration Technical Center (FAATC) in Egg Harbor Township, has the capabilities for handling large aircraft and has been expanding as the number of hotel-casinos has grown.

EMPLOYMENT DEVELOPMENTS (1981-90)
---------------------------------

Prior to casino gambling (pre-1978), the county's employment growth rate tracked that of the state. Since the advent of casino gambling, however, the county's rate has remained well above that of the state.

The county's service-producing sector accounted for nearly all of the increase in jobs during the 1981-1990 period. The hotel-casinos, which fall within the services subcategory, accounted for most of the 10-year gain, with appreciable job growth also occurring in the business and health services segments.

The wholesale and retail trade industry, which experienced job growth every year from 1981 through 1988, leveled in 1989. Trade employment expanded by 29.9% from 1981 through 1990, a little more than the state's 28.0% growth rate in trade jobs over the same period. Employment in the county's transportation communications/public utilities industry advanced at a slightly faster pace than that of the state during the 1981-1990 period (23.9% vs 22.1%, respectively).

                                      -24-
                         APPRAISAL GROUP International

BACKGROUND DATA & ANALYSIS                                             AREA DATA
================================================================================

In contrast to the other service-producing industries, employment growth in Atlantic County's finance/insurance/real estate industry lagged well behind that of the state during the 1980s. The gain during the 1981-1990 period was a 7.0% advance for the county, well below the state's 46.4%.

Atlantic County's goods-producing sectors (manufacturing and construction) recorded an overall decline of 0.6% from 1981 to 1990, compared with a decline of 13.8% for the state during the same period. Of course, the county has a much smaller proportion of manufacturing jobs to total private- sector employment (5.5% in 1990) than the state (19.9% in 1990). In construction, the county and the state have the same share (5.5% in 1990) of employment to total private-sector employment.

Construction employment peaked in Atlantic County during the 1987-1989 period and started to drop in 1990 because of the completion of the Taj Mahal Casino Resort and, like the state and nation, because of the onset of the national recession.

Atlantic County's factory payrolls declined by 18.5% from 1981 through 1990, with most of the losses occurring since 1989. The county's recent decline primarily can be traced to losses in the apparel, stone/clay/glass, rubber/plastics and transportation equipment industries. Foreign competition tended to be the primary cause behind the long-term declines in the county's apparel and stone/clay/glass industries, as in the state and the nation.

                                      -25-
                         APPRAISAL GROUP International

BACKGROUND DATA & ANALYSIS                                             AREA DATA
================================================================================

POPULATION TRENDS (1970-90)
---------------------------

The total civilian population in Atlantic County, according to the 1990 census, was 226,700. This represented an increase of 32,600 or 16.8% from 1980 which was more than three times the state's rate of population growth (5.0%) during the same period. Overall, the county ranked fifth in percentage population growth among New Jersey's 21 counties during the 1980s. The county's most significant numeric gains since 1980 were reported in three principal municipalities: Egg Harbor (5,136), Galloway (11,154) and Hamilton (6,513) townships.

Countering some of the growth was a population decline of 2,213 or 5.5% in Atlantic City during the 1980-1990 period. In comparison, Atlantic City's population declined by 7,660 or 16% from 1970 to 1980. Factors which contributed to Atlantic City's population decline over the past two decades included: the demolition of some of the city's aging and deteriorated housing stock; the erosion of the city's resort economy through most of the 1970's, and the national trend of population flight from urban environments. A moderate inland shift in population from 1980 to 1990 did not alter the concentration along the shore areas, considering the proximity to the ocean of Egg Harbor and Galloway townships where the major growth has occurred.

HOUSING (1980-91)
-----------------

According to the 1990 census, the total number of dwelling units in Atlantic County was 106,877, up by 17,535 or 19.6% from 1980. The county's housing stock expanded almost twice as fast as the state's (10.9%) during the 1980s. Of the total, about 95,000 units were year-round with the remainder being seasonal units. Single-family, detached homes accounted

                                      -26-
                         APPRAISAL GROUP International

BACKGROUND DATA & ANALYSIS                                             AREA DATA
================================================================================

for the majority of the year-round housing stock (56,002). There also were 36,642 multi-family units and 9,069 single-family attached units.

The five municipalities which had the largest number of dwelling units authorized since 1981 were Atlantic City, Brigantine and the townships of Egg Harbor, Galloway and Hamilton. Except for Atlantic City, these communities also experienced most of the population growth since 1980.

The availability of seasonal housing and its conversion to year-round use in Atlantic City, Ventnor, Margate, and Brigantine have helped meet the demand for primary housing. Earlier in this decade the fastest selling housing development on the county's mainland were often townhouses or condominiums that were purchased as investments for rental purposes. This trend has slowed in recent years and most units are now purchased as primary residences. The demand for single-family detached homes also has been increasing, fueled in part by the desire of homebuyers to move up to this type of housing. Hamilton, Galloway and Egg Harbor townships have a good deal of land available for development and their proximity to Atlantic City is an asset. Most of the new housing development outside of Atlantic City may well be concentrated in these three mainland areas for many years to come.

INCOME, 1981-1989 -
-----------------

During the 1981-1989 period (latest data available at the county level), the growth of total personal income was greater in Atlantic County than in the state or nation. This was almost entirely the result of the development of the hotel-casino industry in Atlantic City. The initial investment in these hotel-casinos (construction costs for a single hotel-casino can reach several

                                      -27-
                         APPRAISAL GROUP International

BACKGROUND DATA & ANALYSIS                                             AREA DATA
================================================================================

hundred million dollars), their payrolls and their ongoing purchases of other goods and services have all helped spur income growth for persons in the county.

Per capita personal income grew by 77.4% in the county during the period, reaching a level of $23,723 in 1989, which ranked Atlantic 10th among New Jersey's 21 counties. In comparison, per capita personal income in the state and nation increased by 83.1% and 60.7%, respectively.

Another income indicator is the annual average wage derived using reports submitted by employers (private sector only) covered under state unemployment insurance program. Contrary to per capita income, which is by place of residence, the annual average wage is by work location. Atlantic County's annual average wage of $22,948 ranked the county 16th in the state in 1990. This was lower than the statewide annual average wage of $28,192. Two factors are largely responsible for the county's annual average wage being lower than the state's. The county has a greater percentage of its employment in the service industry (60% for the county vs 31% for the state) where wages tend to be lower on average. Also, the county's diminishing but still relatively prevalent number of seasonal and other part-time jobs help dilute the annual average wage.

LABOR FORCE TRENDS (1985-91)
----------------------------

Although the volume and percent of unemployed persons in Atlantic County was lower in 1985 (the earliest year for which comparable data are available) than in 1991, a recession year, both fell to the lowest levels in 1988, a boom year, when the unemployment rate averaged 4.9%. The slowing of economic growth in both the state and nation, which culminated with the onset

                                      -28-
                         APPRAISAL GROUP International

BACKGROUND DATA & ANALYSIS                                             AREA DATA
================================================================================

of the current recession in July 1990, was responsible for the cyclical upturn in joblessness through 1991.

With this slowing pace of economic development in Atlantic County and the surrounding area, the average rate of unemployment rose from 5.8% in 1990 to 8.3% in 1991 and continued at high levels into early 1992. The rise was even more pronounced than the statewide increase from 1990 (5.0%) to 1991 (6.6%). This increase in both Atlantic County and the state is the result of the recession that partially resulted from a slowdown in unsustainable high levels of economic activity during the late 1980s in the region, especially in the hotel-casino industry.

Although both the nation's and the state's economic boom, together with the local hotel-casino industry growth, had pushed the annual average rate of unemployment below 6.0% in Atlantic County during the 1987-1990 period, the number of unemployed has tended to remain relatively high compared with the state due to several factors. Atlantic County still experiences seasonal variation in employment which keep the number of unemployed higher on average than areas with little seasonal variation. During the peak summer months of July and August, the county's labor force and total employment are 20% -25% above the winter lows. Tourism and agriculture are the two sectors of the county's economy most affected by seasonal factors.

                                      -29-
                         APPRAISAL GROUP International

BACKGROUND DATA & ANALYSIS                                             AREA DATA
================================================================================

TRANSPORTATION
--------------

AIR TRANSPORTATION -
------------------

The area is served by two airports, Bader Field in Atlantic City and the International Airport in Pomona. Both airports have a master plan in effect. The end result could be regularly scheduled airline flights by all the major carriers by the mid 1990s. The implementation of regularly scheduled airline flights will have a significant positive impact on the area.

The first phase of the Airport Master Plan has been released and calls for $46 million in new facilities and upgrading at Pomona and $5.5 million for Bader Field. The renovations will allow for scheduled air service to Atlantic City from major airlines.

ROADWAY TRANSPORTATION -
----------------------

Atlantic County is served by a vast network of highways and secondary roadways. The Garden State Parkway is the major north/south roadway through the region, while the Atlantic City Expressway is the major east/west thoroughfare. Other major roadways through the region are Routes 9, 30, 40, and 322.

The New Jersey Highway Authority has recently announced plans to widen sections of the Garden State Parkway and to increase the number of toll booths in order to improve traffic flow on the southern end of the highway. The existing four-lane highway is planned to be widened to six lanes and additional improvements will be planned for the highway's intersection with the Atlantic City Expressway.

The Atlantic City Expressway has been widened from four to six lanes between Winslow and the Pleasantville Toll Plaza. This $28.3 million project was completed in December 1987. In

                                      -30-
                         APPRAISAL GROUP International

BACKGROUND DATA & ANALYSIS                                             AREA DATA
================================================================================

addition, the Authority is committed to extending the third lane into Atlantic City in conjunction with the development of the Convention/Rail Service Center.

Atlantic County has proposed the construction of a beltway from the Garden State Parkway near Smithville southwest to U.S. Route 30, past Pomona Airport and the Atlantic City Expressway before rejoining the Parkway. The limited-access highway is expected to relieve congestion in the mainland areas near Atlantic City.

Approximately $55 million will be spent under a joint public-private venture for significant improvements on U.S. Route 30 and Route 87 within Atlantic County. Construction of these improvements began in the fall of 1985, and is ongoing at the present time.

CONVENTION CENTER -
-----------------

As previously noted, plans to develop the Convention/Rail Terminal at the Atlantic City Expressway are now progressing. Plans call for the convention complex to be located on a 30.5 acre site across from the rail terminal and parking facility and connected by an open atrium. In total, the proposed complex will include 486,600 square feet of contiguous exhibit space, making it comparable to most of the largest convention centers in the United States. The new Convention Center will also include parking facilities for up to 40 buses, a multi-level parking structure for approximately 1,600 cars, restaurant and retail facilities, and direct linkage via an overpass to the Atlantic City Expressway.

Groundbreaking for the convention center was on February 24, 1993. It is expected to be completed by February 1996.

                                      -31-
                         APPRAISAL GROUP International

BACKGROUND DATA & ANALYSIS                                             AREA DATA
================================================================================

OUTLOOK -
-------

While the local economy would no doubt benefit from a sustained national rebound in consumer confidence and spending during 1994, Atlantic County is at a unique period in its economic history because little growth is expected in the hotel-casino industry for at least the next several years. The casino gaming industry's sometimes painful transition from a rapid early growth phase to a consolidating or maturing phase should continue in 1994 and for the next several years.

Over the past 13 years, both the pattern and pace of economic development in Atlantic County has been tied either directly or indirectly to casino gambling. Troubled times for the gaming industry, an industry which now accounts for about one of every three jobs, usually causes similar ripples throughout most sectors of the local economy.

Overall, the gaming industry's level of employment should stabilize at current levels or show only marginal gains during 1994. Elsewhere in the local economy, little, if any, employment growth is expected and will depend almost entirely on a rebound in consumer spending, especially for the trade, services and construction industries. Atlantic County's rate of unemployment may begin to gradually fall in 1994, if the economic recovery takes hold at both the national and state levels.

Developments that are necessary to the future well-being of the county's tourism, convention and gambling industries include: clean beaches, a new Atlantic City Convention Center and a revitalized Atlantic City Airport (4/93).

                                      -32-
                         APPRAISAL GROUP International

BACKGROUND DATA & ANALYSIS                                             AREA DATA
================================================================================


                             ATLANTIC COUNTY
               -------------------------------------------
                   Population, Effective Buying Income,
                Retail Sales and Buying Power Index (BPI)
               -------------------------------------------
               Population - (1/91)           226,700
               Median Age                    Male: 32.8
                                             Female: 35.5
               % of U.S.                     .0903
               % Change 1980-90              16.8%
               Population/square mile
                  (Density)                  404
               1990 EBI ($000)               $3,071,238
               % of U.S.                     .0878
               1990 retail sales ($000)      $2,135,828
               % of U.S.                     .1182
               Buying Power Index            .0973
               -------------------------------------------
               1995 Projections
               -------------------------------------------
               Population                    240,500
               % Change 1990 - 1995          6.3%

Information was obtained from The Survey of Buying Power Demographics USA 1991
                              ------------------------------------------------

                                      -33-
                         APPRAISAL GROUP International

[Graphic material omitted. The graphic is a map depicting the major roads in Southeastern New Jersey. The map highlights the location of Atlantic City.]

BACKGROUND DATA & ANALYSIS                                    ATLANTIC CITY DATA
================================================================================

ATLANTIC CITY DATA
------------------

OVERVIEW
--------

Atlantic City is part of Absecon Island which is located in the southeastern portion of Atlantic County. The total area of Atlantic City is 11.84 square miles. Atlantic City is located approximately 125 miles south of New York City, 60 miles east of Philadelphia, and 175 miles north of Washington D.C.

The City was incorporated in 1852, and soon afterward became world renowned as a resort town. In 1870, the first boardwalk was constructed, and in 1929, Atlantic City built the world's largest convention center and became almost fully dependent on tourism. The tourism industry prospered for many years and then gradually started to decline, and by the 1960s the area had become depressed.

In 1977, when the Casino Gambling Act legalized gaming in Atlantic City, the stagnant tourist industry began to flourish. The legalization of gaming in Atlantic City has brought unprecedented growth and development to Atlantic City and to Atlantic County.

Casino Industry -
----------------

As of 1991, gaming has added approximately 44,200 casino related employees, a drop from 2,500 from 1990. The dramatic impact that the gaming industry has had on revenues can be illustrated by analyzing the revenue it has generated for the State of New Jersey and for Atlantic City.

Since 1979, gaming has generated $211,500,000 in reinvestment obligations for Atlantic City. The CRDA (Casino Reinvestment Development Authority) was established to counteract the

                                      -35-
                         APPRAISAL GROUP International

BACKGROUND DATA & ANALYSIS                                    ATLANTIC CITY DATA
================================================================================

deteriorated portions of Atlantic City. This department is funded by the casino industry by contributing 1.25% of gross casino revenues minus bad debt.

The executive director of the CRDA expects what he called a balanced residential community to emerge in the Inlet which has been the most rundown area of the city. He expects this transformation to occur in 5 to 7 years.

Over the next 25 years it is expected that the casino industry will have contributed over 2 billion dollars to Atlantic City. It is expected that the reinvestment obligations that are funded by the casino industry, will improve the city's rundown areas dramatically.

Since the first casino opened in 1978 through the end of 1992 the casino revenue tax has generated over $2,600,000,000 in revenues for the State of New Jersey. The operating casinos contributed approximately $106,000,000 in property taxes for Atlantic City and Atlantic County in 1992. This amount represented nearly 30.00% of the total taxes paid in Atlantic City in 1992.

Since 1978, the Casino Industry has contributed approximately $4,850,000,000 in total taxes including New Jersey Casino Revenue Tax, Atlantic City and Atlantic County Property Tax, Federal Income Tax, Social Security, State Corporate Tax, Federal and State Unemployment Tax and Regulatory Fees and Reinvestment Obligations.

A positive development for Atlantic City's hotel-casino industry occurred in June 1991 when significant changes to the Casino Control Act were signed into law. In the long run, the much anticipated changes are expected to expand Atlantic City's casino market and spur growth in the region.

                                      -36-
                         APPRAISAL GROUP International

BACKGROUND DATA & ANALYSIS                                    ATLANTIC CITY DATA
================================================================================

The most notable changes allow round-the-clock gambling on weekends, holidays and other special events; permit slot coverage of the casino floor to increase to 45% over the next three years; and allows three new games of chance. Gaming industry officials indicate that surge in gaming revenues during the third quarter of 1991 was at least partially due to these new regulatory changes.

Even though the number of visitors to Atlantic City, as calculated by the New Jersey Expressway Authority (NJEA), declined for the fifth year in a row during 1993, an estimated 30.0 million visitors traveled to Atlantic City in 1993. Cars and buses still formed the bulk of the travelers, despite the casinos' efforts to broaden their market beyond those who can arrive within a day's drive.

City and tourism officials attributed the 3.2% drop in the number of visitors from 1990 to the recession, and in the first half of 1991, to the Gulf War. However, the decrease in visitors did not affect the gross gaming revenues of the casinos, which was $3.23 billion in 1992, an 8.06% increase over 1991. 1993 gross gaming revenue of the casinos was $3.287 billion, a 1.69% increase over 1992. According to the Atlantic City visitors and convention bureau, the 1993 decline is the result of fewer charter bus passengers, as part of the casino marketing program.

INFRASTRUCTURE IMPROVEMENTS:
---------------------------

Airport -
-------

While the implementation of the Amtrak and PATCO lines will have a substantial impact on the area, major plans for airport expansion are also underway.

                                      -37-
                         APPRAISAL GROUP International

BACKGROUND DATA & ANALYSIS                                    ATLANTIC CITY DATA
================================================================================

$46 million improvements project are underway. Serving all of Southern New Jersey and located just 10 miles outside of Atlantic City, Atlantic City International Airport has regularly scheduled flights by major carriers such as:
Continental, US Air, Northwest and Spirit, with service from over 75 major cities. The master plan which is in effect, could eventually lead to regularly scheduled airline flights by most major carriers.

Rail Service -
------------

As noted in the area data section of this report, the Amtrak Express trains are operational, and provide non-stop service between Philadelphia and Atlantic City. Construction of the $15 million rail terminal is the final step in an overall $101 million rail project which is rebuilding the 67 miles of tracks connecting Atlantic City and Philadelphia.

The 22,000 square-foot rail terminal will include five tracks and three platforms capable of handling 12-car trains and facilitating an estimated 1,900 passengers per hour during peak operating hours and some 2.2 million travelers a year.

Amtrak will operate five daily round-trip express trains between the resort and Philadelphia's 30th Street Station, and six on weekends, plus one daily non-stop to and from New York and Philadelphia which will allow connections to virtually the complete Amtrak nationwide rail system. Parking for 250 cars will be offered at the rail terminal, and its 14,000 square-foot concourse will include seating for 200 people, ticket facilities and restaurant and newsstand concessions.

                                      -38-
                         APPRAISAL GROUP International

BACKGROUND DATA & ANALYSIS                                    ATLANTIC CITY DATA
================================================================================

Convention Center
-----------------

Atlantic City's new convention and exposition center, when it opens in 1996, should significantly increase the resort's capabilities in attracting new convention and trade show business.

The convention center will contain a total of 510,000 square feet of convention space, including 486,600 square feet of continuous exhibit halls, a 32,000 square foot multipurpose room, 104,200 square feet of meeting rooms and 20,000 square feet of ancillary facilities. The entire Convention Center is expected to be ready by February 1996 and will have a substantial positive impact on Atlantic City.

Recent studies by the Atlantic City Convention and Visitors Bureau favorably reflect on both convention industry interest in the new facility and its capability of accommodating major shows currently not considering the resort.

The shows which will be utilizing this new facility represent 1.1 million delegates generating a national average of $787.54 apiece over four days, or more than $866 million, including $177 million in hotel room revenue and $11 million on convention center rental fees, with the balance expended on items such as food, shopping and entertainment. Atlantic City's convention and trade show industry is enjoying dramatic growth.

Conclusions -
-----------

While gaming has brought Atlantic City back on the path of economic growth and development, there are still major social and economic problems to be overcome. However, after considering the positive impact of the gaming industry on employment in Atlantic City, the casino

                                      -39-
                         APPRAISAL GROUP International

BACKGROUND DATA & ANALYSIS                                    ATLANTIC CITY DATA
================================================================================

reinvestment obligations that are beginning to transform the blighted portions of the city, the in-progress improvements to the transportation network, and the emergence of a more broad based local economy, it is our opinion that Atlantic City is on the path to long term economic growth and development.

                                      -40-
                         APPRAISAL GROUP International

BACKGROUND DATA & ANALYSIS                                     NEIGHBORHOOD DATA
================================================================================

NEIGHBORHOOD ANALYSIS
---------------------

A property is an integral part of its surroundings and must not be treated as an entity separate and apart from its environment. The value of a property is not found exclusively in its physical characteristics. Physical, economic, political and sociological forces found in the area interact to give value to a property. In order to determine the degree of influence extended by these forces upon a property, their past and probable future trends must be analyzed in depth. Therefore, in order to determine the value of a property, a careful and thorough analysis must be made of the area in which is found the property under study. This area is commonly referred to as a neighborhood.

A neighborhood can be a portion of a city, a community, or an entire town. It is usually considered to be an area which exhibits a certain degree of homogeneity as to use, tenancy and other characteristics. Homogeneity is a state of uniform structure or composition throughout. Therefore, in real estate terminology, a homogeneous neighborhood is one in which the property uses are similar.

The subject property is located at the Boardwalk between North Carolina Avenue and Pennsylvania Avenue in Atlantic City. The neighborhood can be delineated by the Boardwalk and the Atlantic Ocean to the south, Pacific Avenue to the north, New York Avenue to the west, and New Jersey Avenue to the east.

The subject property fronts on the Boardwalk which was the main tourist attraction in Atlantic City until the introduction of gaming in 1978. The Boardwalk runs the entire length of Atlantic City along the beach from the Absecon Inlet to the western city limit at Ventnor. The

                                      -41-
                         APPRAISAL GROUP International

BACKGROUND DATA & ANALYSIS                                     NEIGHBORHOOD DATA
================================================================================

Boardwalk is now the center casino area in Atlantic City, and is improved with casinos, hotels, restaurants, piers, and various other tourist orientated support facilities. The Atlantic City convention center is also located on the Boardwalk west of the subject property near Trump Plaza.

The main east and west roadways running near the beach block of Atlantic City are Atlantic and Pacific Avenues, which run parallel with the Boardwalk. Both roadways are within 2 blocks of the Boardwalk.

The advent of gaming in the area has led to rapidly escalating land prices for area zoned for casino use. The casino zoning district is located along the beach block running from Maryland Avenue, west to Albany Avenue. The northern boundary is Pacific Avenue, while the southern boundary is the Boardwalk. Two other small areas zoned for casino use are located by the Absecon Inlet and the Marina Area. A casino site, which requires a minimum of 2 acres area, can now command land prices in the $200-$300 per square foot range.

Typical land uses within the area are restaurants, older hotels, condominiums, apartments, and other assorted residential and commercial uses. While there is new and planned development, many of these improvements are in deteriorating condition. Although much of the area is in need of revitalization, the casinos have spurred additional commercial and residential development and will eventually lead to long term economic growth in the neighborhood.

Trump Taj Mahal Casino Resort is next to the Showboat and Resorts. The opening of the Taj Mahal benefitted the neighborhood by giving it the two newest casinos (Trump Taj Mahal Casino

                                      -42-
                         APPRAISAL GROUP International

BACKGROUND DATA & ANALYSIS                                     NEIGHBORHOOD DATA
================================================================================

Resort and Showboat). Additionally, there are four piers located within four blocks of the subject property. They include the Garden Pier, the Steel Pier, the Steeplechase Pier, and the Central Pier.

To the west of the subject property is currently the main Boardwalk casino area. This area is bounded by Brighton Avenue to the west, and Indiana Avenue to the east. This area spans approximately 15 blocks and includes casinos such as The Sands, The Claridge, Bally's Park Place, Caesars Boardwalk Regency, Trump Plaza, and the Tropicana. Since the opening of the subject property, this area of the Boardwalk become more of a center point of the casino district than it was, due to the large concentration of hotel rooms, convention space, and casino space.

The opening of the Taj Mahal have had a significant impact on the casino industry in Atlantic City. In addition to the 120,000 square foot casino, Trump Taj Mahal Casino Resort added approximately 1,250 hotel rooms and 230,000 square feet of convention space to this section of the Boardwalk. The concentration of hotel rooms and convention space added by the Taj Mahal spurred additional development and renovations which have a positive impact on property values and property utilization in the neighborhood. Based upon current, as well as proposed developments in the neighborhood, it is our opinion that area has passed the point of decline and is headed for a period of revitalization.

Four great forces influencing value include social, economic, environmental, and governmental forces. We were unable to detect any detrimental factors from any of these forces. Therefore, it is our opinion that the neighborhood will continue to exert a positive influence on property values and continue to remain economically viable into the foreseeable future.

                                      -43-
                         APPRAISAL GROUP International

[Graphic material omitted. The graphic is a map depicting Ventnor City and Atlantic City. The graphic depicts the locations of (from West to East):
Atlantic City Convention Center, Bally's Grand Hotel and Casino, Trop World Casino and Entertainment Resort, Trump Regency Hotel, Trump Plaza Hotel and Casino, Caesar's Atlantic City Hotel and Casino, Bally's Park Place Hotel and Casino, Claridge Hotel and Casino, Sands Hotel and Casino, Merv Griffin's Resorts Hotel and Casino, Taj Mahal Hotel and Casino, Showboat Hotel and Casino, Trump Castle Hotel and Casino and Harrah's Marina Hotel and Casino. The graphic highlights the location of the appraised property.]

BACKGROUND DATA & ANALYSIS                                      SITE DESCRIPTION
================================================================================

SITE DESCRIPTION
----------------


LOCATION:                Trump Taj Mahal Casino Resort is located at Virginia
                         Avenue and the Boardwalk in Atlantic City, New Jersey.
                         The casino/hotel complex occupies the majority of the land extending from Pacific Avenue to the Boardwalk and from Pennsylvania Avenue to Maryland Avenue. The employee parking area leased from the City of Atlantic
                         City is located on North Carolina Avenue and Huron
                         Avenue and the warehouses are located in Pleasantville and Egg Harbor Township.

BLOCK/LOT:               Hotel and Casino -  13/116, 118.01, 126, 128.03,
                                             128.04, 128.06, 128.07, 128.08,
                                             129.01, 129.02, 129.06, and 142

                                             14/17, 18, 28, 41, 65, and 67 and
                                             various lots in Blocks 119 and 120.

                         Employee Parking -  RP017/3.Y (Leased)

                         Warehouse   -       190/15 (Pleasantville)
                                             36-A/5 (Egg Harbor Township)


AREA: The subject parcel consists of a main tract of 29.24 (PLUS OR MINUS) acres; a separate, but adjacent lot containing 1,360 sq. ft. or 0.03 acres; and a riparian grant of 9.76 acres. The total area of all three parcels is 39.0 acres. However, 1.96 (PLUS OR MINUS) acres of Block 13, Lots 128.06 and 142 and 2.05 (PLUS OR MINUS) acres of Block 13, Lots 128.03, 129.06, and
                         129.02 are land locked service roads and streets for the benefit of the subject and others.

SHAPE:                   The main parcel is irregular in shape

FRONTAGE:                The main parcel has a total frontage of 625' on Pacific
                         Avenue (interrupted by Virginia Avenue - 80' wide) and former Presbyterian Avenue (20' wide) both of which proceed into the subject parcel to depths of 558' and 262', respectively. There is also 1,460' of frontage on Pennsylvania Avenue from Pacific Avenue to the
                         Boardwalk and 952.27' along the Boardwalk. A

                                      -45-
                         APPRAISAL GROUP International

BACKGROUND DATA & ANALYSIS                                      SITE DESCRIPTION
================================================================================

                         portion of Virginia Avenue, that has not been vacated, serves a separate property, the "Best of Life" Apartments (a senior citizen complex - not part of the subject property), which is almost surrounded by the subject. Maryland Avenue vacated in 1983, is now a service road for the benefit of the subject and others. A tunnel, that runs from the end of Pennsylvania Avenue, underneath the subject, to former Maryland Avenue is used for one-way traffic from Pennsylvania Avenue back out to Pacific Avenue.

TERRAIN: Predominantly level and at road grade. We have not commissioned nor conducted any soil or subsoil studies. However, based on the existence of the subject, as well as neighboring structures, the soil load bearing qualities appear adequate.

UTILITIES:               All municipal services, public and private utilities
                         are available to the site including police protection and fire fighting services, electric, storm and sanitary sewers, water, gas telephone, and cable television.

ACCESS:                  The site is accessible from public right-of-ways.
                         Vehicular ingress and egress is available from Pennsylvania Avenue (80 feet wide), Virginia Avenue (80 feet wide) and Maryland Avenue. In addition to the above mentioned streets, pedestrian ingress and egress is available from the Boardwalk.

EASEMENTS:               Typical utility and public easements run through the
                         site. None of these easements, however, have an adverse impact on value.

FLOOD HAZARDS:           The site is located in the F.E.M.A. Firm Zone A-8, as
                         designated by the National Flood Insurance Program-Firm
                         Insurance Rate Map for the City of Atlantic City,
                         Atlantic County, New Jersey, Community #345278.

REMARKS: An additional small lot is located just past the northeast corner of the main parcel and is almost rectangular in shape with 17' of frontage on Pacific Avenue; sidelines of 80'(PLUS OR MINUS) and a rear line of 17'. It is used as part of a roadway providing public access to

                                      -46-
                         APPRAISAL GROUP International

BACKGROUND DATA & ANALYSIS                                      SITE DESCRIPTION
================================================================================

                         the Beach and an exit area for Showboat. LOT 42 IN BLOCK 14 IS A LEASEHOLD. The riparian grant for the Steel Pier is 150' wide and extends 2,835' from the subject, across the Boardwalk, into the Atlantic Ocean to the Pierhead Line Established February 20, 1933. However, only 150' x 1,002' (PLUS OR MINUS) can be, and is being used, and the public has certain rights to use the pier and the beach and water below. In addition, there are the following: an easement 60' x 150' permitting a skyway above the Boardwalk; an easement over Pennsylvania Avenue used to connect the Trump Taj Mahal Casino Resort that is 40' x 80' (Block 14, Lot 67.02); two other, unused easements over Pennsylvania Avenue that are each 30' x 80'; and an easement for the tunnel at the end of Pennsylvania Avenue.

                         The subject property's site, including utilities and improvements, is considered typical for the neighborhood area. There were no adverse encroachments, or detrimental off site conditions noted.

                         Routine inspections and questions concerning the subject property did not reveal any hazardous toxic conditions. However, the appraisers are NOT experts in the identification of toxic or hazardous conditions. Therefore, if a definitive evaluation is required, the client or reader is advised to seek the services of an expert.

                                      -47-
                         APPRAISAL GROUP International

BACKGROUND DATA & ANALYSIS                                      SITE DESCRIPTION
================================================================================

[Graphic material omitted. The graphic is a site plan that depicts the area bounded by Pacific Avenue to the North, The Boardwalk to the South, Maryland Avenue to the East and Pennsylvania Avenue to the West. The graphic includes Block 13, Block 14 and the vacated portion of Virginia Avenue.]

                                      -48-
                         APPRAISAL GROUP International

BACKGROUND DATA & ANALYSIS                           DESCRIPTION OF IMPROVEMENTS
================================================================================

DESCRIPTION OF THE IMPROVEMENTS
-------------------------------



Trump Taj Mahal Casino Resort is improved with a multi-story, multi-building casino/hotel complex that opened April 2, 1990. It consists of a low rise section that houses the casino, restaurants, shops, offices, ballrooms, conference rooms, back of house uses, hotel lobby, lounges, a health spa, an arena, and a theater.

The low rise tower is the building base and contains all common facilities. The Casino area is located in the central southeast portion of the building with access from the Boardwalk, the hotel lobby, restaurants and the Steel Pier Area. This area is 120,000 square feet of actual gaming area with an additional 34,162 square feet for casino support.

The restaurant section of the complex is primarily located in the southwest corner, however, restaurants and lounges are scattered throughout the complex in strategic locations, where pedestrian traffic is the highest. The restaurant section in the southwest corner contains an Italian restaurant with seating for 300 (Marco Polo), an Oriental restaurant which seats 185 (Dynasty), a Continental restaurant which also seats 185 (Scheherazade), a Steak House with seating for 200 (Safari Steakhouse), and the Food Bazaar, which have seating for 500 (Sultans Feast).

In addition, Trump Taj Mahal Casino Resort offers Sinbad's (a seafood restaurant) new Delhi Deli, the Bombay Cafe, Gobi Dessert, Rock 'n Rolls (1950's Themal Super Diner) and Koo Koo Roo (a chicken restaurant).

                                      -49-
                         APPRAISAL GROUP International

BACKGROUND DATA & ANALYSIS                           DESCRIPTION OF IMPROVEMENTS
================================================================================

There is a hotel tower that contains guest rooms and suites; 2 parking garages; and a pier, located across the Boardwalk, which is improved with a 2 story building (partially completed) attached to the main complex by an enclosed bridge.

LOW RISE TOWER CASINO & RESTAURANT
----------------------------------

The low rise area is 3 to 7 stories and contains most of the casino and hotel facilities except for a majority of the guest rooms, and some offices. Basic construction consists of a fire-proofed steel frame; poured concrete floors; and an insulated, poured concrete roof deck with a rubber membrane surface except that the roof over the ballroom is insulted metal panel. Exterior walls consist of prefabricated panels constructed of heavy gauge metal studs; exterior gypsum board, rigid insulation; and Dryvit plaster. They are decorated with signs, lights, and fiberglass ornamentation.

The ground floor contains the casino; hotel lobby; porte cochere; various restaurants and related service areas; shops; back of house uses; and mechanical and storage rooms. The new Oasis Lounge in the hotel lobby is currently under construction.

The casino of 120,000 sq. ft. is highly irregular in shape (See diagram). Finishes include carpeted floors; mirrors and various other wall coverings; chandeliers and fixtures with incandescent lights. The ceiling is mirrored, observation windows or decorative acoustic block, and numerous, covered surveillance cameras. According to the Trump Organization, at the end of January 1994 there were 3,158 slot machines and 212 table games divided as follows: 99 blackjack, 20 craps, 4 big six, 21 roulette, 4 baccarat, 4 minibaccarat, and 60 other slot machines. There are a total of 3,158 slot machines, including 155 nickel machines, 1,982

                                      -50-
                         APPRAISAL GROUP International

BACKGROUND DATA & ANALYSIS                           DESCRIPTION OF IMPROVEMENTS
================================================================================

quarter machines, 315 fifty-cents machines, 619 dollar machines, 79 five dollar machines, 5, $25 machines and 3, $100 machines. It should be noted that due to the shape of the casino, the required width of the aisles and the location of the exits, the use of stools, and the source and amount of traffic affect the number and placement of machines and tables. In addition, there are change booths, cashier counters, security and Casino Control Commission offices, and the 1,200 seat, The Casbah Lounge. The remaining public areas including hotel lobby, corridors, restaurants, and shops all have high grades of finish including marble and carpeted floors, various types of wall coverings including marble and fabric; and decorative acoustic ceilings with crystal chandeliers and high hat lighting.

Adjacent to the casino is the Mark G. Etess Arena, a 63,000 sq. ft. facility (plus a 16,950 sq. ft. prefunction lobby) that is used for conventions, trade shows, concerts, and sporting events. It has a banquet capacity of 5,000 people and a seating capacity of approximately 6,000, depending on layout (4,000 seats are available by 12 movable, motorized folding bleachers). In addition, there is a stage; 8 dressing rooms, 6 VIP/press booths; 15,625 sq. ft. staging area; and 14,000 sq. ft. of storage.

Back of house facilities include hard and soft count room; coin and chip storage; miscellaneous offices; a dealers' lounge; and storage areas. Finishes are generally sealed concrete and composition tile floors; painted sheetrock walls and acoustic panel ceilings with recessed fluorescent lighting. The restaurants are serviced by 4 kitchens which have quarry tile floors; stainless steel counters; and acoustic panel ceilings with recessed fluorescent lighting.

                                      -51-
                         APPRAISAL GROUP International

BACKGROUND DATA & ANALYSIS                           DESCRIPTION OF IMPROVEMENTS
================================================================================

The first level mezzanine contains various offices; storage areas; a surveillance room that is approximately 26' x 32', which has a raised computer floor and halon fire extinguishing system and metal catwalks that cover the casino floor and are used for surveillance through mirrored glass.

The second floor is divided into 3 ballrooms; meeting rooms, restaurants; shops; offices; and service area. The ballrooms can be divided by pocket doors into a maximum of 9. In addition, there are 10 separate meeting rooms, divisible into 16 units and 4 restaurants and 1 lounge with finishes of good quality that vary with their theme. These areas are serviced by 4 separate kitchens, a service bar, and a banquet kitchen. Also on this level is 22,771 sq. ft. of retail space, divided into 8 separate upscale shops and a salon; 10,725 sq. ft. of offices including the executive offices with a high grade of finish; and various storage and mechanical rooms.

The second floor mezzanine is divided into 3 meeting rooms containing a total of 1,740 sq. ft.; a 916 sq. ft. prefunction room; a restaurant and kitchen; a shop; and various offices.

"Level 14" (the numbers between 2M and 14 are not used) has the hospitality suites, Lanai Suites, health spa, day care center, video arcade, offices, and mechanical and storage rooms. The hospitality suites (7) are designed for entertainment and have an oversized parlor, bar, outdoor area, and bathroom. They are roughly 2,100 sq. ft. and sleeping arrangements are available by connecting, adjoining bedrooms. The Lanai suites (50 on two floors) contain 1,000 to 1,500 sq. ft. and have 1 or 2 bedrooms, a living room with dining area, 2 bathrooms, and a bar. All of the suites have high grades of finish. The health spa contains 10,184 sq. ft. (plus an 11,484 sq. ft. enclosed pool). The fitness portion is divided into 3 sections for weights,

                                      -52-
                         APPRAISAL GROUP International

BACKGROUND DATA & ANALYSIS                           DESCRIPTION OF IMPROVEMENTS
================================================================================
cardiovascular equipment, and aerobics. Finishes include carpeted floors, mirrored and painted walls, and acoustic panel ceilings. Men's and women's locker rooms have lockers, a whirlpool, sauna, steam room, and massage room. There are shower stalls, sinks, and toilets.

HOTEL TOWER
-----------

The hotel portion of the structure tower 38 stories on top of the base and four hundred and twenty-nine feet above sea level. This portion of the building is designed for 1,201 rooms of the 1,250 total. Total square footage for the hotel section is 1,002,173. The rooms contain high quality furniture, fixtures and amenities. The room count is as follows:

  Double                                          492

  King                                            247 (28 are not in the tower)

  Upgraded Double                                 195

  Upgraded King                                    74

  Raja Suites                                      25

  Sultan Suites                                   143

  Viceroy Suites                                   35

  Lanai Suites                                     21 (not in tower)

  Hospitality Suites                               6

  Penthouse Suites                                 12

Basic construction of the tower consists of a fire proofed steel frame; precast, prestressed concrete plank floors with a poured concrete top coat; and a heavy steel truss roof with an insulated concrete deck and rubber membrane surface. Exterior walls are prefabricated aluminum panels and insulated, vision and spandrell glass.

                                      -53-
                         APPRAISAL GROUP International

BACKGROUND DATA & ANALYSIS                           DESCRIPTION OF IMPROVEMENTS
================================================================================

Floors 14-38 are "standard" floors while levels 39-51 are considered "upgraded", with a higher quality of corridor and room finish. The standard corridors are finished with carpeted floors (the elevator lobby's floor is marble); vinyl covered walls; and painted ceilings with incandescent lights. The rooms have carpeted (marble in the bathrooms) floors; vinyl, covered walls; and stuccoed ceilings. The upgraded floors use better grades of marble and carpet; mirrors and polished metal; and more lights. There are 10 different types of units including 4 of guest rooms and 6 of suites.

     Guest Rooms - The 4 room types, averaging 465 sq. ft. each, have similar
     -----------
     layouts and have either a king size bed or 2 doubles. There are standard and upgraded styles.

     Viceroy Suites - "L" shaped mini-suites containing 660 (PLUS OR MINUS)
     --------------
     square feet with sleeping and living/dining are and a 3 fixture bathroom.

     Sultan Suites - 2 1/2 room suites containing 1,200 (PLUS OR MINUS) square
     -------------
     feet. Each has a parlor and dining area; a master bedroom with a whirlpool bath; a bathroom; and a powder room.

     Raja Suites - One or two bedrooms suites containing 1,400 (PLUS OR MINUS)
     -----------
     square feet. The units are divided into a living room with dining area; a master bedroom with a whirlpool bath; a master bathroom with a tub, stall shower, sink and toilet; a foyer with a bar; and a powder room. If a second bedroom is required, an adjacent guest room is used.

     Lanai Suites - One and two bedroom suites which range from 1,000 to 1,500
     ------------
     sq. ft. These contain a living room with dining area; a bar area; master bedroom with a whirlpool bath; a master bathroom; and a second bathroom.

     Hospitality Suites - These units are designed for entertaining but can be
     ------------------
     used for sleeping by attaching an adjacent guestroom. They are approximately 2,100 sq. ft. and can

                                      -54-
                         APPRAISAL GROUP International

BACKGROUND DATA & ANALYSIS                           DESCRIPTION OF IMPROVEMENTS
================================================================================

     accommodate 50 people. The rooms contain a bar area, sitting areas, greenhouse enclosure, and a lavatory. Each unit is individually finished with an animal theme.

     Penthouse Suites - These are large suites named and styled after famous
     ----------------
     historical figures. They have high grades of finish. All, except one, have two bedrooms, one or two bathrooms, a whirlpool, sauna, dining room, bar, and lavatory.

TYPICAL GUEST ROOM - KING
-------------------------

Each room is finely appointed with decorative wall coverings, matching bed spread and curtains, rugs, mirrors and paintings. The furniture includes (1) king size bed, (4) lamps, (1) six drawer low dresser, (1) desk and chair, (1) love seat, (1) reading chair, (3) night stands and end tables, telephone and television.

TYPICAL GUEST ROOM - DOUBLE
---------------------------
Each room contains (2) double beds, (1) high rise dresser, (2) lamps (2) reading chairs, a small table and all the other amenities mentioned under King.


SUITES
------
Each suite is decorated slightly differently, however, most contain several couches, chairs, lamps and tables. They also contain widescreen television, wet bars, pantries and in most cases spas. The master bedrooms have the king sized beds on a riser, a built in canopy over the bed and access to the outside balcony via sliding glass doors. The floors are carpeted and the walls are papered. The trim in the rooms is chrome or brass.

                                      -55-
                         APPRAISAL GROUP International

BACKGROUND DATA & ANALYSIS                           DESCRIPTION OF IMPROVEMENTS
================================================================================

On the 49th and 50th floors is the two level Maharajah Club (access by invitation only). It contains 6,500 sq. ft. and serves as a private club. There is a bar on each level and food is available.

The entire hotel/casino facility is protected by fire alarms and sprinklers. Heating and cooling is supplied to the complex by a central steam and chilled water system. There are eight, 700 horsepower oil/gas fire, Cleaver Brooks boilers and eight chillers. The water is then distributed to individual HVAC units in each of the guest rooms and 120 air handlers located in other areas of the complex. The guest rooms are all connected to a computer system that allows the reservation desk to individually adjust room temperatures, as needed, prior to patron arrivals.

In the low rise there are 6 passenger elevators; 4 service elevators, 4 freight elevators; 3 dumbwaiters; one 500 lb. platform lift; and 21 escalators. The hotel tower has a bank of 12 elevators (serve all levels); an additional passenger elevator; and 5 service cars.

CONSTRUCTION DETAILS
--------------------

The following pages refer to the complex's vital statistics and electrical, heating and safety features.

AGE:                                  1990

SIZE: 4,319,905 total floor area, 51 stories on approximately 29.24 (PLUS OR MINUS) acres.

Hotel Rooms:                          1,250 Keys (Guest Rooms)     1,039,773 sq. ft.
Valet Parking:                        1,608 Parking Spaces           416,550 sq. ft.
Pennsylvania Avenue Garage (Self):    1,900 Parking Spaces           817,704 sq. ft.
Pennsylvania Avenue
  Garage Addition (Self):             1,030 Parking Spaces           415,500 sq. ft.

BUILDING HEIGHT:                      51 stories

                                      -56-
                         APPRAISAL GROUP International

BACKGROUND DATA & ANALYSIS                           DESCRIPTION OF IMPROVEMENTS
================================================================================

FOUNDATION:                  Masonry and steel on cap pilings

FRAME:                       Masonry and steel

FLOOR:                       Reinforced concrete slab

EXTERIOR WALLS:              HOTEL: Double pane reflective windows and steel
                             panels
                             LOW RISE: Masonry and stucco

HVAC SYSTEM:                 1) The boiler plant includes eight (8) 700 BHP
                             Boilers using eight (8) pound steam for heating.

                             2) The chiller plant includes eight (8) 1500 ton chillers and corresponding cooling towers on the roof baded upon a chilled water system for cooling.

                             3) There are eight air handling systems, of which some are fresh air systems with fan coil units, and other are variable volume systems. There are four (4) large built up systems for the casino.

                             4) Separate computer A/C systems are provided in the computer spaces.

                             5) There is a complete smoke removal system which consists of approximately 100 fans.

                             6) The hotel tower has a fan coil unit system for all the rooms and a large fresh air system which is also used as part of the smoke removal system.

                             7) There are many fan systems for cooling electrical spaces, for code exhaust, for make up air requirements, and for kitchen exhaust.

                             8) There is a carbon monoxide sensing and exhaust
                                system.

ELECTRICAL SUMMARY:      12,900 ft.          -    23,000 volt cable
                          2                  -    Incoming lineups of 23 KV switchgear
                          4                  -    10,000 KVA transformers
                          2                  -    Substations
                         21                  -    Distribution boards

                                      -57-
                         APPRAISAL GROUP International

BACKGROUND DATA & ANALYSIS                           DESCRIPTION OF IMPROVEMENTS
================================================================================

                         40                  -    Motor control centers
                         70                  -    Panelboards
                         1,200 Ft.           -    Bus duct
                         6 Generators        -    5 @ 140KW; 1 @ 1050 KW
                         1 - 180 KW          -    UPS uninterruptable power source
                         2 - 25 KW           -    Inverters
                         130,000 SF          -    Cellular floor (2,500' of trench header)
                         4,000               -    Fluorescent fixtures with energy
                                                  saving ballast
                         15,200              -    Incandescent & high pressure sodium
                                                  fixtures
                         311                 -    Site lighting poles
                         260                 -    Building flood lights
                         27                  -    Dimmer boards
                         1,000               -    Security cameras
                           400               -    Alarmed doors
                         7,500               -    Life safety devices
                         1,350               -    Building management devices
                           110               -    Remanco outlets
                           130               -    SDS/CMS outlets
                           500               -    Wang outlets
                         4,200               -    Phone outlets
                         1,200,000 Ft.       -    MC/BX cable
                         900,00 Ft.          -    Conduit
                         400,000 Ft.         -    Feeder cable
                         75,000              -    Remanco
                         138,000 Ft.         -    CCTV cable
                         2,000               -    Speakers
                         150,000 Ft.         -    Audio cable

SPRINKLER:               The hotel tower is comprised of approximately 780
                         sprinkler heads supplied by two (2) 6" risers that feed the floors from either side. Each floor is protected by a loop provided with a water flow detector, control valve, tamper switch, and drain assembly at each connection. All bathrooms are protected; closets are not protected and meet local and state code requirements.


                         The risers have separate control valves and are provided with fire department valves in cabinets along with 2.5 gallon water fire extinguishers. A separate 6" riser with fire department valves only is located approximately at the center of the building.

                                      -58-
                         APPRAISAL GROUP International

BACKGROUND DATA & ANALYSIS                           DESCRIPTION OF IMPROVEMENTS
================================================================================

                         A roof manifold with a separate control valve is provided on the ocean side of the tower for test and/or fire fighting purposes.

FIRE PUMPS:              There are three (3) electric fire pumps incorporated
                         into the central plant. The low zone pump is rated at 1500 GPM @ 165 PSI, and the high zone pump is rated at 150 GPM @ 115 PSI.

                         There are two (2) jockey pumps provided. Each is independent of the other and satisfies both the low and high zone system respectively.

                         Five (5) separate controllers are provided for the fire and all are on an emergency generator.

                         The water supply for the pumps is from a combination 10" city supply into the pump room from the 20" main located on Maryland Avenue. Another 12" combination city supply is brought into the pump room. Both piping configurations are combined to provide a multiple supply source.

                         The central plant/garage portion of the building is protected by approximately 3,200 sprinklers and consists of two (2) electrical rooms, a chiller room, a boiler room, eight (8) garage levels, and electrical rooms at the top.

                         Each of the electrical rooms is protected by a pre - action type sprinkler system which will be activated by smoke detectors or manual pull stations.

                         The boiler room and chiller rooms are protected by individual wet pipe sprinkler systems. Each has its own control value, water flow device, and drain.

                         The garage levels of the building are protected by a dry pipe sprinkler system. Located near the elevators is a 4" wet riser rising through each floor of the garage. This wet riser will supply the appropriate number of dry pipes required per floor. Each dry system protecting the garage floors has been designed as a galvanized loop type system.

                         The electrical room at the top elevation of the garage is protected by a single pre - action valve assembly. This is supplied from the 4" wet riser supplying the garage floors.

                                      -59-
                         APPRAISAL GROUP International

BACKGROUND DATA & ANALYSIS                           DESCRIPTION OF IMPROVEMENTS
================================================================================

                         These dry risers supply 2.25" fire hose rack stations, five (5) of each located on every floor of the garage.

                         All areas for which protection is being provided are as per the BOCA codes and/or DCA - Atlantic City requirements.

                         The low rise exhibition hall portion of the subject property is protected by approximately 25,000 sprinkler heads. These two areas consist of an impressive network of horizontal and vertical standpipe runs, wet and dry pipe sprinkler systems, hose valve cabinets, Halon fire protection systems, Pre-Action Sprinkler Systems and Kitchen Hood Quencher Systems.

                         Located around the perimeter of the property are five
                         (5) sets of fire department connections. These are connected into the high pressure and low pressure standpipe systems accordingly, for the use of the fire department to supply additional water to any part of the building in the event of a fire.

                         There are approximately sixteen (16) high value areas protected by Halon Suppression Systems. The areas include the Computer Room, Television-Security,

                         Television Equipment, Tape Storage, Fire Command, Audio-Video Rooms and certain electrical areas.

                         Each area is also provided with a Pre-Action system which allow water to enter into the piping system and be available to suppress a fire in the event the Halon System did not extinguish the fire. The combination of Halon and Pre-Action Suppression Systems exceeds code requirements, however, the added protection is available in the event of a second flare-up.

                         The sprinkler system piping throughout the complex also supplies the water to the Gaylord Quencher Kitchen Hood Suppression Systems. The supply piping to the panels is provided from the combination risers with separate supervised control valves. The flow devices are in the Quencher panels.

                                      -60-
                         APPRAISAL GROUP International

BACKGROUND DATA & ANALYSIS                           DESCRIPTION OF IMPROVEMENTS
================================================================================

OTHER AREAS
-----------

The TERRACE BUILDING is a 30 (PLUS OR MINUS) year old, 11 story structure that has a total floor area of 64,147 sq. ft. It was formerly a hotel, 10 floors of which are used as offices; one has rooms for employees. Basic construction consists of a steel frame with brick veneered exterior walls; concrete floors; and a flat roof deck. It is sprinklered and HVAC is supplied by the main, complex plant. The ground floor has an entrance lobby, offices, and two, 2,000 lb. Otis passenger elevators. The upper floors, in general, have a center corridor with rooms off of each side. Finishes are, generally, carpeted floors; vinyl covered and painted walls; and acoustic panel ceilings with recessed fluorescent lighting on the floors which are used. Overall, this structure is in fair condition and is in need of extensive renovations and reconstruction.


The THEATER BUILDING (Xanadu) is a 3 story structure containing a total gross area of 113,429 sq. ft. Construction began in March, 1989 and stopped in November, 1989. The project was then mothballed until February, 1992 when it was then renewed. Basic construction consists of a fireproof frame with dryvit exterior walls; concrete floors; and a flat roof deck. Development plans show the ground level divided into a 3,328 sq. ft. restaurant with a 1,152 sq. ft. kitchen; a 3,367 sq. ft. lounge; offices; stage support areas; dressing rooms; storage; and men's and ladies lavatories. A first floor mezzanine house support areas. The second level contains the 13,488 sq. ft. theater. There is a stage area with seating in front; scaffolding for lighting; and a mezzanine area for control rooms. Also, there is a bar area to serve the showroom. The structures have 1 passenger elevator, 1 service elevator, 1 freight elevator, and 4 escalators.

                                      -61-
                         APPRAISAL GROUP International

BACKGROUND DATA & ANALYSIS                           DESCRIPTION OF IMPROVEMENTS
================================================================================

The SELF PARKING GARAGE is a twelve-story parking structure containing 1,233,204 sq. ft. with a capacity of 2,930 cars. Basic construction consists of a concrete frame with precast, prestressed concrete panel floors and partial walls. The ground floor is for an entrance and exit, facility vehicle parking, a 6 bay loading dock, storage, staging areas, and a 1,090 sq. ft. office. The upper levels are used for parking and 32 cooling towers. There are 6 passenger elevators.

The VALET PARKING AREA is an eight-story parking garage containing 416,550 sq. ft. with a capacity of 1,608 cars. Basic construction consists of a concrete frame with poured concrete floors and concrete partial walls. The ground floor is used for a 5 bay loading dock and service areas. There are 3 passenger elevators.

The STEEL PIER is located across the Boardwalk from the hotel/casino complex. It is 150' (PLUS OR MINUS) wide and extends 1,002.60' across the beach and into the Atlantic Ocean or a total surface area of 150,390 (PLUS OR MINUS) sq. ft. Basic construction consists of concrete columns and a flat, tier concrete deck. Ramps connect the different levels. Chain link fencing runs around the perimeter of the entire pier and across each section. A majority of the area is open and has been used for special events. The ocean end has lighting, fencing, and painting for a helipad. In addition, there is a small, movable, modular structure which was used as office space. A blocked off, stub tunnel under the Boardwalk extends out from the vehicular tunnel that goes from Pennsylvania to Maryland Avenues. It was to connect to a ramp to be built east of the present pier for access to the pier. The land over which it was to go has reverted to the City. There is a 2 story building at the end closest to the Boardwalk. Basic construction consists of a fireproofed steel frame; Dryvit exterior walls; concrete floors; and a flat roof deck. An enclosed bridge provides access from the hotel/casino complex, across the Boardwalk, to the second level of the building.

                                      -62-
                         APPRAISAL GROUP International

BACKGROUND DATA & ANALYSIS                           DESCRIPTION OF IMPROVEMENTS
================================================================================

The ground floor is entered from the Boardwalk - there are no stairs or elevators between the two stories. The ground floor level contains 2, unfinished, 40' high, areas used for storage and bike rental of 1,830 (PLUS OR MINUS) square feet and 2,700 (PLUS OR MINUS) square feet with a passageway between for access to the remainder of the Pier. The upper level is also; unfinished and was intended for use as a restaurant. However, it has not been needed nor is it intended to be finished as such in the immediate future.

The building known as the "SOCIAL SECURITY BUILDING" located at N/E/C of Pacific Avenue and Pennsylvania Avenue (Block 14, Lot 17), has been demolished. It was finished for offices and utilized by the Taj Mahal for personnel offices until its demolition in the spring of 1993.

                                      -63-
                         APPRAISAL GROUP International

BACKGROUND DATA & ANALYSIS                                           ZONING DATA
================================================================================

ZONING DATA
-----------

Generally, zoning looks to the future as a result of planning. Its purpose is to promote and maintain a degree of homogeneity in the use of real estate within the confines of a given geographic, political subdivision.

The Appraisal Institute in their book, "The Dictionary of Real Estate Appraisal"
- third edition (page 399) have defined zoning as:

    "The public regulation of the character and extent of real estate use through police power; accomplished by establishing districts or areas with uniform restrictions relating to improvements; structural height, area, and bulk; density of population; and other aspects on the use and development of private property."

The casino hotel is located within the RSC-Resort Commercial District of Atlantic City. Portion of the site, (Approx. 17 (PLUS OR MINUS) acres) are in the Urban Renewal Tract. The purpose of this district is to provide for the City's main industry, consisting predominantly of casino and other transient and tourist oriented uses. Some of the bulk regulations of this district are as follows:

                                      -64-
                         APPRAISAL GROUP International

BACKGROUND DATA & ANALYSIS                                           ZONING DATA
================================================================================

     Minimum Lot Area                         2 Acres
     ---------------------------------------------------------------------------
     Minimum Lot Width                        150 Feet
     ---------------------------------------------------------------------------
     Minimum Lot Depth                        150 Feet
     ---------------------------------------------------------------------------
     Minimum Front Yard                       0 Feet (Along Boardwalk)
     ---------------------------------------------------------------------------
     Minimum Front Yard                       10 feet (along Public streets)
     ---------------------------------------------------------------------------
     Minimum Side Yard                        0 Feet
     ---------------------------------------------------------------------------
     Minimum Rear Yard                        0 Feet
     ---------------------------------------------------------------------------
     Maximum Building Height                  385 feet above sea level
     ---------------------------------------------------------------------------
     Maximum Lot Coverage                     80%
     ---------------------------------------------------------------------------
     Maximum FAR                              8.0
     ---------------------------------------------------------------------------
     Parking Requirements:

     1 space/hotel room for first 500 rooms; 1 space/2 rooms beyond 500 rooms plus 12 spaces/1,000 sq. ft. of non-hotel space for first 40,000 sq. ft., and 6 spaces/1,000 sq. ft. for next 60,000 sq. ft., and 3 spaces/1,000 sq. ft., over 100,000 sq. ft.

Our analysis of the existing regulations indicate that the subject property represents a conforming use.

                                      -65-
                         APPRAISAL GROUP International

[Graphic material omitted. This graphic is an Atlantic City Zoning Map promulgated by the Department of Planning and Development. The graphic highlights the location of the appraised property in the Urban Renewal Tract.]

BACKGROUND DATA & ANALYSIS                     REAL ESTATE TAX & ASSESSMENT DATA
================================================================================

REAL ESTATE TAX AND ASSESSMENT DATA
-----------------------------------

The real estate tax assessment, synonymous with assessed value, is the official valuation level of property for ad valorem tax purposes. "The Appraisal of Real Estate" 10th edition 1992, Page 24, states:

     "Assessed value applies in ad valorem taxation and refers to the value of a property according to the tax rolls. Assessed value may not conform to market value but it is usually calculated in relation to a market value base."



Since the assessment is a dollar amount assigned to taxable property by the assessor for the purpose of taxation, it may not reflect the independent value conclusions found within this report.

Breakdown of the 1994 real estate assessments, assembled by the Trump Organization and verified by Appraisal Group International, are presented in the Addenda of this report. 1994 total assessment reflect $657,621,700, which includes the employee parking area, leased from the city of Atlantic City.

The 1994 tax rate totals $2.497 per $100.00 of assessed valuation. The subject's current real estate tax liability is as follows:

1993-1994 Total Tax Assessment:            $657,621,700
1993-1994 Tax Rate:                        $2.497 per $100

Tax Liability - Hotel & Casino:            $ 16,187,462

              - Employee Parking Lot:      $    233,352
                                           ------------

Total Tax Liability:                       $ 16,420,814

1994 Ratio = 89.23% of market value

                                      -67-
                         APPRAISAL GROUP International

[Graphic material omitted. This graphic depicts a floor plan of the Taj Mahal Casino Resort.]

Background Data & Analysis                           Highest & Best Use Analysis
================================================================================

HIGHEST AND BEST USE
--------------------

Highest and Best Use is a valuation concept that can be applied to either the land or improvements. It normally is used to mean that use of a parcel of land (without regard to any improvements upon it) that will bring the greatest net return to the land over a given period of time. The concept of highest and best use can also be applied to a property which has some improvements upon it that have a remaining economic life. In this context, highest and best use can refer to that use of the existing improvements which is most profitable to the owner. It is possible to have two different highest and best uses for the same property; one for the land ignoring the improvements; and another that recognizes the presence of the improvements.

In cases where the site is improved, the results of the highest and best use analysis (of the land only) may indicate a different use than the existing use. The existing use will continue, however, until such time as the land value less cost of conversion or demolition in its highest and best use exceeds the total value of the property in its existing use. Therefore, as long as the improved property has a higher market value than the land alone as if vacant, the existing use will serve as the highest and best use. This analysis will address the highest and best use as improved. The highest and best use must meet the following criteria:

     1. It must be legal in conformity with existing zoning and other building and land use restrictions.

     2. The use must not be speculative or conjectural, but probable and reasonable.

     3.   Sufficient market demand must exist.

     4. The use must return the greatest profit for the longest period, considering all alternatives.

                                      -69-
                         APPRAISAL GROUP International

Background Data & Analysis                           Highest & Best Use Analysis
================================================================================

Inherent in reaching any conclusion as to the highest and best use of a property is the consideration of the many principles related to valuation. The Principle of Anticipation is predicated on the foundation that value is created by the anticipation of future benefits. It is not based on historical costs, but on what current market participants believe the future benefits of the purchase will be. In essence, value is the present worth of future benefits.

The Principle of Conformity addresses itself to the issue that property achieves its optimum value when the use to which it is put, and the design and layout of any structure situated on the land, blends in well with its environs. The use need not be the same as all surrounding properties, but it need be homogenous with those uses. All of these factors must be considered in arriving at a conclusion as to the highest and best use of a property.

Central to the determination of Highest and Best Use, as it pertains to wealth maximization of individual property owners, is the consideration of four critical factors:

          1.  Physically Possible
          2.  Legally Permissible
          3.  Financially Feasible
          4.  Maximally Productive

Usually this study is unbiased; however, in the subject's case a hotel and casino facility has been constructed on the site. Primary consideration will be given to that use.

There are four critical factors that will be analyzed in regard to this particular use for the subject property. They are listed on the following pages:

                                      -70-
                         APPRAISAL GROUP International

Background Data & Analysis                           Highest & Best Use Analysis
================================================================================

     Physically Possible -
     -------------------

     Refers to the physical adaptability of a site for a proposed use. The subject site was clear land at the time construction commenced. The site is already improved and, as a result, its existence proves it is physically adaptable.

     This inspection focused particularly on the physical elements or characteristics of the site, which include size, shape, terrain, frontage and depth, topography, soil conditions, and capacity and availability of public utilities.

     An analysis of all physical elements, both individually and collectively, produces the conclusion that the subject site is well suited for development.

     The physically possible test determines what is possible on the site. The choices are to renovate, convert, demolish, or leave the improvements as they are. The subject is functional for its existing and intended use. No changes to the physically possible criterion are warranted. The subject passes the test of physically possible.

     Legally Permissible -
     -------------------

     Refers to the legality or conformance of a given or proposed use to existing zoning and other land use controls.

     When investigating the legality of a proposed use, factors to consider include private restrictions, zoning, building codes, historic district controls, and environmental regulations.

                                      -71-
                         APPRAISAL GROUP International

Background Data & Analysis                           Highest & Best Use Analysis
================================================================================

     The subject is located within the RS-C Resort Commercial district of Atlantic City. The property was constructed in conformance with the regulations of the RS-C zoning district.

     The subject is a legally permissible use (The legally permissible test would require a more in-depth analysis if the subject were a preexisting nonconforming use). The subject passes the test of legally permissible.

     Financially Feasible -
     --------------------

     Analysis of the physically possible and legally permissible uses of the subject site has indicated that the development of the site with a hotel and casino facility was both possible and permissible. Additionally, and in conformity with the discussions of the definitions of Highest and Best Use, the improvements blend harmoniously with neighboring and existing uses and complement community development goals. However, in analyzing the financial feasibility of a possible use, the marketplace must be tested in order to determine if a positive rate of return sufficient to attract investment capital to the project is generated by its potential operation.

     In order to investigate the above-mentioned factors, an "Immediate Market Area Overview" was conducted. This immediate market area was defined as containing hotel and casino facilities in the Atlantic City Market. The result of the analysis may be found in the Capitalization of Income Approach section of this report.

     An analysis of average room rents and casino win, coupled with increasing demand for such facilities, indicates that positive net income from operations is sufficient to attract

                                      -72-
                         APPRAISAL GROUP International

Background Data & Analysis                           Highest & Best Use Analysis
================================================================================
     investment capital. In conclusion, the subject property passes the test of financially feasible.

     Maximally Productive -
     --------------------

     This refers to the use which will result in the greatest "net return" to the land as the result of the proposed use, as compared to a higher use.

     With reference to maximally productive, it is doubtful that the subject could be put to a higher use.

     Once a casino license is granted to a developer, the revenues attributable to the land and improvements far exceed the income that can be generated by any alternate use. Therefore, the highest and best use of the subject property is for continued use as a hotel and casino.

CONCLUSION -
----------

The subject property is well located in a desirable location in the on the Boardwalk in Atlantic City. As mentioned in the Neighborhood Data and General Area Data Section of this report, the area is in a mixed use neighborhood containing commercial, and retail properties.

The preceding analysis indicates that the subject sites pass all four tests of the critical factors utilized to determine Highest and Best Use. Thus, it is our opinion that the current utilization of the subject property as a hotel and casino facility represents the Highest and Best Use of each. Typically, the appraiser first comes to a conclusion as to the highest and best use of the site as if it were vacant and available for development. This helps in the proper valuation of the land

                                      -73-
                         APPRAISAL GROUP International

Background Data & Analysis                           Highest & Best Use Analysis
================================================================================

in the Cost Approach to value. In the subject's case, this approach is not relevant. Without an extensive analysis, we have concluded that the highest and best use of the site, if vacant, would be for development of a hotel and casino facility.

In reference to the employees parking facility on North Carolina Avenue and Huron Avenue, this parcel of land is considered an integral part of the Trump Taj Mahal Casino Resort, because it is a vital component to the daily operation of this facility. Therefore, the employees parking facility is considered an essential part of the subject property.

Furthermore, and in reference to the warehouse facilities which are located in the Pleasantville and Township of Egg Harbor, the warehouse facilities are considered an integral part of the Trump Taj Mahal Casino Resort, because it is a vital component to the daily operation of this facility. Therefore, for the purpose of this report, the warehouse facilities are considered part of the casino and hotel facility.

The highest and best use of the warehouse buildings is for industrial/warehouse use. However, inasmuch as a casino needs back storage space in a less expensive area, the highest and best use of the warehouse facility is in conjunction with the operation of the casino.

                                      -74-
                         APPRAISAL GROUP International

                           VALUATION AND CONCLUSIONS




                         APPRAISAL GROUP International

Valuation & Conclusions                                        Valuation Method
===============================================================================

VALUATION METHOD
----------------

The valuation of real estate is, essentially, the valuation of the rights inherent to the ownership of the property. The valuation approaches are based on sound economic principles, as they relate directly to real estate. The three traditional approaches to the valuation of real estate are as follows:

COST APPROACH:  In this approach, the improvements are replaced as if new, and
-------------
any applicable depreciation is deducted to arrive at a net improvement value. To this is added the value of the land and any site improvements or allied appurtenances, in order to arrive at a value estimate.

SALES COMPARISON APPROACH:  A technique of finding sales of similar properties,
-------------------------
extracting units of comparison, and carefully analyzing and comparing them by virtue of their minor differences and major similarities, to arrive at an indication of value for the appraised property.

CAPITALIZATION OF INCOME APPROACH:  Converts the net operating income
---------------------------------
attributable to the real estate after all expenses, into a valuation estimate. This approach capitalizes the income by an appropriate method and rate as derived from a market study of similar properties and/or competitive investments.

The valuation of the subject property will employ the Capitalization of Income Approach to value. This section will be preceded by an explanation of the steps involved in arriving at the independent value estimate.

                                      -75-
                         APPRAISAL GROUP International

Valuation & Conclusions                                        Valuation Method
===============================================================================

The subject property, as a hotel and casino facility is considered income producing and investment grade real estate. As an investment vehicle, real estate is most often purchased for its ability to generate economic benefits, such as protection of capital, appreciation, tax benefits and an annual return on investment or dividend. Of the three valuation methods, the Capitalization of Income Approach most accurately reflects the aggregate value of these benefits. It traditionally produces the most reliable indication of value for income producing real estate and, thus, will be given primary consideration for the final value estimate.

The Cost Approach, in this valuation has not been implemented.

In order to reflect a value indication by the Cost Approach, the improvements are replaced as if new, and any accrued depreciation is deducted to arrive at a net improvement value.

Depreciation falls into three broad categories: Physical Deterioration, Functional Obsolescence and External Obsolescence. Physical Deterioration may be sub-categorized into Curable and Incurable. Curable physical deterioration is that loss in value which occurs as the short lived components of the structure gradually wear out, but are not yet ready to be replaced or redone. Incurable deterioration refers to the actual physical wear and tear to the major components of the building.

Functional Obsolescence refers to the adequacy of the building in relation to the site, and to the utility of the layout and equipment inherent to the building. It is often the measure of an overimprovement or underimprovement. Any functional obsolescence has the ability to be cured, but the cost, in relation to its contribution to value, is the measure of whether it is curable.


                                      -76-
                         APPRAISAL GROUP International

Valuation & Conclusions                                         Valuation Method
================================================================================

The third category of depreciation is Economic Obsolescence. Sometimes referred to as Environmental Obsolescence, this form of depreciation is a result of external interference to the property, and is incurable.

Due to the characteristics of the subject property, estimates of accrued physical deterioration and functional obsolescence becomes inordinately subjective and extremely difficult to measure with any degree of accuracy. As accrued depreciation is fundamental to a value estimate by the Cost Approach, this approach has been precluded from the subject's valuation. The Cost Approach may provide a reliable estimate of value for newly constructed properties; however, as buildings and other forms of improvements increase in age and begin to deteriorate, the resultant loss in value becomes increasingly difficult to quantify accurately.

We find that knowledgeable buyers of similar properties generally base their purchase decisions on economic factors such as forecasted cash flow and return on investment. Because the Cost Approach does not reflect any of these income-related considerations, but does require a number of highly subjective and insubstantial depreciation estimates, this approach is usually given minimal weight in the valuation process.

Additionally, in a similar casino facility, we know of no instance where the replacement cost of a building was the basis for a purchase decision. The Sales Comparison Approach has not been utilized. This valuation method provides an accurate value estimate for simple forms of real estate, such as single family dwellings or vacant land, where comparable properties tend to be homogenous and a purchaser's individual goals are similar. However, for income producing real estate such as the subject, there are numerous

                                      -77-
                         APPRAISAL GROUP International

Valuation & Conclusions                                        Valuation Method
===============================================================================
subjective adjustments to be made which are difficult to quantify accurately. Furthermore, more often than not, income producing real estate (comparable improved sales) is sold subject to numerous conditions of sale including, but not limited to, cash flow guarantees, advantageous management agreements and advantageous seller financing.

Any one or all of these conditions, which may affect the negotiated sale price, are almost always impossible to uncover and verify when researching a comparable improved sale, thereby diminishing the reliability of a value indication by the Sales Comparison Approach. Furthermore, the Sales Comparison Approach could not be used for lack of market transactions.

Since the market for this type of real estate gives most consideration to a property's economic benefits, the Capitalization of Income Approach will be utilized as a value indicator.

                                      -78-
                         APPRAISAL GROUP International

Valuation & Conclusions                        Capitalization of Income Approach
================================================================================

CAPITALIZATION OF INCOME APPROACH
---------------------------------

Capitalization, in real estate terminology, is the process by which an income projection is converted into an indication of value. The element that transforms the income projection is a rate that reflects the return necessary to attract investment capital. The process of Income Capitalization generally reflects the principle of anticipation. Defined as the present worth of anticipated future benefits, anticipation follows a pattern similar to investor thinking and motivation.

We studied the market, in addition to the past operating history of casino hotels similar to the subject, so as to determine the best method or process of Income Capitalization. Factors considered in our decision making included the following:

  -  The age, quality and condition of the improvements.

  -  Occupancy levels in the market.

  -  Projected casino win.

  -  Projected future growth of the market.

  -  Typical investor requirements for a property of this type.

We have concluded that annuity capitalization, utilizing the discounted cash flow technique, is the most appropriate method of capitalization. This valuation process utilizes the following five steps:

                                      -79-
                         APPRAISAL GROUP International

Valuation & Conclusions                       Capitalization of Income Approach
===============================================================================

1.   Projection of Investment Holding Period.

2. Projection of Annual Casino Revenue for each year of the holding period.

3.   Selection of a Yield Rate.

4.   Projection of Reversionary Value.

5.   Calculation of Net Present Value based on Steps 1 through 4.

STEP 1 -
------

In this valuation of the subject property, we will utilize a ten (10) year holding period for the investment. Although the subject has a much longer useful life, an investment analysis becomes more manageable and meaningful if limited to a time period considerably less than the real estate's economic life. A ten (10) year holding period for this investment is long enough to model the subject's performance with some degree of accuracy, but short enough to reasonably estimate expected income and expenses of the real estate. It should be mentioned that the eleventh (11th) year cash flow was projected in order to calculate the reversionary interest, which is explained in detail in Step 4.

STEP 2:
------

CASINO REVENUE
--------------

In determining future casino revenue for the subject property we have analyzed historical operating data on the gaming industry in Atlantic City since 1982. 1982 was the first year comprehensive operating data was available on the individual casinos. While we did consider and review statistics of the gaming industries in Las Vegas, Reno, and Laughlin, the information was not considered in this report, due to the vast differences in these gaming markets.

                                      -80-
                         APPRAISAL GROUP International

Valuation & Conclusions                        Capitalization of Income Approach
================================================================================

The table below lists total inventory of casino space as of December 31 of each year. As can be seen on the following chart, the inventory of casino space increased by 20.54% from 1983 to 1984, 13.4% from 1984 to 1985, 10.00% from 1986 to 1987, and 6.4% from 1987 to 1988. From 1988 to 1989, casino space decreased 6.67% due to the closing of the Atlantis Hotel and Casino. In April 1990, the Taj Mahal opened its 120,000 square foot casino, increasing industry casino space by 18.49%. From 1990 to 1992, casino space increased less than 1.00%. The casinos periodically change the casino floor area slightly to accommodate different games and slots. This accounts for the less than 1% increase in casino floor area from 1990 to 1991. 1993 casino floor area remained at 1991 level. Historical increases in casino space are explored on the following table:

property      1982     1983      1984      1985      1986      1987      1988      1989      1990      1991      1992      1993
----------
Resorts        60,000   59,857    59,857    59,857    59,857    59,857    59,857    60,000    60,000    60,000    60,000    60,000

Caesars        49,061   49,061    59,999    59,296    59,296    59,296    59,617    60,000    60,000    60,000    60,000    60,000

Bally's        60,000   60,000    59,439    59,439    59,439    59,439    59,996    59,996    59,996    61,835    64,410    64,410

Sands          38,336   32,496    49,459    49,459    49,688    49,688    50,090    49,899    49,899    50,123    50,123    50,123

Harrah's       44,090   44,698    44,698    54,291    60,444    60,444    59,718    60,364    60,364    61,278    61,278    61,278
Marina

Bally's Grand  40,805   40,717    40,814    40,814    43,162    43,162    45,442    45,442    45,442    45,442    45,442    45,442

Atlantis       54,000   51,085    51,051    50,709    50,544    50,544    50,601        --        --        --        --        --

Claridge       30,000   34,408    33,937    33,752    42,817    42,817    43,054    43,054    43,054    43,579    43,579    43,579

TropWorld      50,795   50,873    50,850    50,850    48,838    48,838    87,562    90,827    90,827    90,774    90,774    90,774

Trump Plaza        --       --    60,000    60,000    60,000    60,000    60,000    60,000    60,000    60,000    60,000    60,000

Trump's Castle     --       --        --    60,000    60,000    60,000    60,000    60,000    60,000    60,000    61,198    61,198

Showboat           --       --        --        --        --    59,388    59,388    59,388    59,388    59,388    59,388    59,388

Trump Taj Mahal    --       --        --        --        --        --        --        --   120,000   120,000   120,000   120,000

Total         427,087  423,195   510,104   578,467   594,085   653,473   695,325   648,970   768,970   772,419   776,192   776,192
-----------------------------------------------------------------------------------------------------------------------------------
% CHANGE            -    -0.91%    20.54%    13.40%     2.70%    10.00%     6.40%    -6.67%    18.49%     0.45%     0.49%     0.00%
-----------------------------------------------------------------------------------------------------------------------------------

                                      -81-
                         APPRAISAL GROUP International

Valuation & Conclusions                        Capitalization of Income Approach
================================================================================

CASINO WIN 1982 - 1993
----------------------

The following data lists total casino win, percentage of increase/decrease in casino win, casino area, and win per square foot per year. The following win analysis is based upon win per square foot of casino floor area per year (Win/SF). In some instances total win and Win/SF/Year will indicate different top performers. For example, in 1982 Resorts International had the largest win, while the Golden Nugget (now, Bally's Grand) had the largest Win/SF/Year. The Golden Nugget is referred to as Bally's Grand throughout the exhibits.

1982
----
In 1982 the Golden Nugget was the top performer at $4,526/SF, followed by Harrah's at $3,985/SF. Caesars came in third at $3,958/SF. The worst performers in 1982 were the Atlantis at $2,623/SF, the Tropicana at $2,948/SF, and the Claridge at $2,986/SF. Total industry casino win in 1982 was $1,493,164,092, representing nearly a 36% increase over 1981.

1983
----
In 1983 all of the casinos showed revenue increases over 1982. The top performer in 1983 was the Golden Nugget with revenues of $6,455/SF, followed by Sands at $4,814/SF. The worst performers in 1983 were, again, the Atlantis at $2,819/SF and the Claridge at $3,203/SF.

1984
----
In 1984, Trump Plaza opened and most of the casinos continued to show revenue increases per square foot, while other casinos earnings/SF declined due in part to the additional supply. In aggregate terms, however, all casinos except the Golden Nugget showed increases in casino revenue in 1984.

                                      -82-
                         APPRAISAL GROUP International

Valuation & Conclusions                       Capitalization of Income Approach
===============================================================================

The top performer in 1984 was the Golden Nugget at $6,151/SF, followed by Harrah's at $4,708/SF. The worst in 1984 were the Atlantis at $2,880, and Sands at $3,225/SF.

1985
----
In 1985 Trump's Castle opened and 6 casinos showed decreases in revenue on an aggregate basis, while 4 casinos experienced moderate increases. Top performers in 1985 were the Golden Nugget at $5,893/SF, Caesars at $4,167/SF, and Tropicana at $4,151 /SF. The worst performers in 1985 were the Atlantis at $2,731/SF, and Trump Plaza at $3,390/SF.

1986
----
In 1986, no additional casino space came on line. Most casinos showed small increases in revenue, while others showed decreases in revenue. The top performers in 1986 were the Golden Nugget at $5,791/SF, Tropicana at $4,390/SF, and Caesars at $4,379/SF. The worst performers in 1986 were the Atlantis at $2,038/SF, and the Claridge at $2,799/SF. The Atlantis experienced a 25.64% decrease in casino revenue between 1985 and 1986.

1987
----
In 1987 the top performer was Bally's Grand, formerly the Golden Nugget, at $5,557/SF and the worst performer was the Atlantis at $1,453/SF. In 1987 the Showboat came on line and added 59,388 additional square feet of casino floor area to Atlantic City.

                                      -83-
                         APPRAISAL GROUP International

Valuation & Conclusions                       Capitalization of Income Approach
===============================================================================

1988
----
In 1988, TropWorld expanded its casino by 27,562 square feet. Since the TropWorld expansion became effective in the fourth quarter of 1988, the win/SF figures are low, as the facility did not benefit from a full year of expanded casino floor area.

The top performers in 1988 were Caesars at $5,160/SF, and Trump Plaza at $5,014/SF. The worst performer in 1988 was the Atlantis at $1,663/SF.

1989
----
The top performer in 1989 was Trump Plaza at $5,095/SF, followed by Caesars at $5,051/SF. The worst performer in 1989 was the Claridge at $2,988/SF. The Atlantis casino discontinued operations on May 22, 1989. Total casino floor area decreased by 50,601 square feet in 1989.

1990
----
The Trump Taj Mahal opened on April 4, 1990 adding 120,000 square feet of casino floor area. While the Taj helped increase total industry win by approximately 5%, it was at the expense of other casinos. With the exception of the Sands and the Claridge, all casinos experienced a drop in casino revenues in 1990.

In nine months operation, the Taj won $304,890,000, topping the industry in gross win. With regard to win/square foot, however, the top performer was Caesars at $4,840 followed by Trump Plaza at $4,645.

                                      -84-
                         APPRAISAL GROUP International

Valuation & Conclusions                       Capitalization of Income Approach
===============================================================================

1991
----
The year of 1991 was the first full year the Taj Mahal was open. While showing the lowest win/square foot in the industry ($3,198/sf), the Taj had the highest gross casino revenues ($383,764,374) the industry has ever seen.

1992
----
While minimal casino space came on line, Atlantic City casino revenues showed an increase of 8.17%. This is due in part to new legislation allowing 24-hour-a-day, seven days a week gambling. Total casino revenue was $3,232,600,000. The biggest percentage increase from 1991, reported by Trump's Castle (25.48%), while the lowest, 1.67% reported by Harrah's.

1993
----
Although 1993 had a 2.28% less visitor trips to Atlantic City, gross gaming revenue of the casinos increased by 1.69% over 1992. The biggest percentage increase from 1992, reported by Bally's Grand (9.02%) while the lowest, 5.38% reported by Caesars. Once again, the Taj Mahal had the highest gross casino revenue ($442,064,270) the Atlantic City market has ever seen.

Market Share Analysis
---------------------

In order to estimate future casino revenue we have considered existing casino win, expected trends in the local economy and projected increases in casino supply. The chart on the following pages lists historical market share for all casinos since 1982. This exhibit indicates fair share, actual share, and market share for each casino.

                                      -85-
                         APPRAISAL GROUP International

Valuation & Conclusions                       Capitalization of Income Approach
===============================================================================

Fair share is based upon the ratio of the subject property's casino floor area to the total casino floor area in Atlantic City. For example, in 1986 there was 594,085 square feet of total casino space. Resorts' casino space in 1986 was 59,857 square feet. Thus, the fair share for Resorts in 1986 was 10.08%. This fair share percentage is estimated by dividing Resorts' casino floor area by the total casino floor area in Atlantic City.

The actual share for Resorts is calculated by dividing Resorts' casino win by total casino win in Atlantic City. Resorts actual share is greater than its fair share, which indicates a market share greater than 100.00%.

The market share is calculated by dividing the actual share by the fair share. The resulting amount is expressed as a percentage. Any given property's fair share percentage will change as new casinos come on line.

Assuming that each competitive property (including the subject property) were to receive only its fair share percentage of casino revenue, each property's total income would be its fair share percentage multiplied by total industry revenue. This method assumes that each casino has the same characteristics and has no inherent advantages or disadvantages in relation to the competition.

The chart on the following pages lists fair share, market share, and market share % for the various casinos from 1982 - 1993.

                                      -86-
                         APPRAISAL GROUP International

Valuation & Conclusions                        Capitalization of Income Approach
================================================================================

                    1982        CASINO   FAIR    MARKET  MARKET                         1985        CASINO  FAIR    MARKET  MARKET
PROPERTY         CASINO WIN      AREA    SHARE   SHARE   SHARE      PROPERTY         CASINO WIN     AREA    SHARE   SHARE   SHARE
--------         ----------     ------   -----   ------  ------     --------         ----------     ------  -----   ------  ------
Resorts           215,475,611   60,000  14.05%   14.43%  102.72%    Resorts           243,303,550   59,857  10.35%  11.38%  109.94%
Caesars           194,203,214   49,061  11.49%   13.01%  113.22%    Caesars           247,091,048   59,296  10.25%  11.55%  112.71%
Bally's           196,421,938   60,000  14.05%   13.15%   93.64%    Bally's           224,266,340   59,439  10.28%  10.49%  102.05%
Sands             145,715,465   38,336   8.98%    9.76%  108.72%    Sands             179,011,974   49,459   8.55%   8.37%   97.90%
Harrah's          175,695,745   44,090  10.32%   11.77%  113.98%    Harrah's          215,481,374   54,291   9.39%  10.08%  107.35%
Bally's Grand     184,686,846   40,805   9.55%   12.37%  129.46%    Bally's Grand     240,507,288   40,814   7.06%  11.25%  159.39%
Atlantis          141,651,221   54,000  12.64%    9.49%   75.03%    Atlantis          138,497,929   50,709   8.77%   6.48%   73.87%
Claridge           89,593,743   30,000   7.02%    6.00%   85.42%    Claridge          119,664,800   33,752   5.83%   5.60%   95.90%
TropWorld         149,720,309   50,795  11.89%   10.03%   84.31%    TropWorld         211,058,414   50,850   8.79%   9.87%  112.27%
Trump Plaza                                                         Trump Plaza       203,418,232   60,000  10.37%   9.51%   91.70%
Trump's Castle                                                      Trump's Castle    116,350,887   60,000  10.37%   5.44%   52.45%
----------------------------------------------------------------    ---------------------------------------------------------------
TOTAL WIN       1,493,164,092                                       TOTAL WIN       2,138,651,836
TOTAL CASINO                                                        TOTAL CASINO
 AREA                          427,087                               AREA                          578,467
================================================================    ===============================================================
                    1983        CASINO   FAIR    MARKET  MARKET                         1986        CASINO  FAIR    MARKET  MARKET
PROPERTY         CASINO WIN      AREA    SHARE   SHARE   SHARE      PROPERTY         CASINO WIN      AREA   SHARE   SHARE   SHARE
--------         ----------     ------   -----   ------  ------     --------         ----------     ------  -----   ------  ------
Resorts           252,471,635   59,857  14.14%   14.26%  100.79%    Resorts           234,995,579   59,857  10.08%   10.30%  102.24%
Caesars           213,591,342   49,061  11.59%   12.06%  104.04%    Caesars           259,631,506   59,296   9.98%   11.38%  114.03%
Bally's           230,814,258   60,000  14.18%   13.03%   91.93%    Bally's           228,408,470   59,439  10.01%   10.01%  100.07%
Sands             156,424,701   32,496   7.68%    8.83%  115.03%    Sands             189,935,233   49,688   8.36%    8.33%   99.55%
Harrah's          201,479,511   44,698  10.56%   11.38%  107.72%    Harrah's          236,511,327   60,444  10.17%   10.37%  101.90%
Bally's Grand     262,810,910   40,717   9.62%   14.84%  154.24%    Bally's Grand     249,940,146   43,162   7.27%   10.96%  150.81%
Atlantis          144,014,321   51,085  12.07%    8.13%   67.37%    Atlantis          102,992,704   50,544   8.51%    4.51%   53.07%
Claridge          110,205,513   34,408   8.13%    6.22%   74.56%    Claridge          119,862,763   42,817   7.21%    5.25%   72.90%
TropWorld         199,129,720   50,873  12.02%   11.24%   93.54%    TropWorld         214,422,037   48,838   8.22%    9.40%  114.34%
Trump Plaza                                                         Trump Plaza       218,026,595   60,000  10.10%    9.56%   94.63%
Trump's Castle                                                      Trump's Castle    226,477,004   60,000  10.10%    9.93%   98.30%
----------------------------------------------------------------    ---------------------------------------------------------------
TOTAL WIN       1,770,941,911                                       TOTAL WIN       2,281,203,364
TOTAL CASINO                                                        TOTAL CASINO
 AREA                          423,195                               AREA                          594,085
================================================================    ===============================================================
                    1984        CASINO   FAIR    MARKET  MARKET                         1987        CASINO  FAIR    MARKET  MARKET
PROPERTY         CASINO WIN      AREA    SHARE   SHARE   SHARE      PROPERTY         CASINO WIN     AREA    SHARE   SHARE   SHARE
--------         ----------     ------   -----   ------  ------     --------         ----------     ------  -----   ------  ------
Resorts           256,215,277   59,857  11.73%   13.13%  111.87%    Resorts           239,135,901   59,857   9.16%    9.58%  104.61%
Caesars           223,162,980   59,999  11.76%   11.43%   97.21%    Caesars           288,253,648   59,296   9.07%   11.55%  127.29%
Bally's           237,140,083   59,439  11.65%   12.15%  104.27%    Bally's           249,361,212   59,439   9.10%    9.99%  109.85%
Sands             159,525,853   49,459   9.70%    8.17%   84.30%    Sands             191,065,676   49,688   7.60%    7.66%  100.69%
Harrah's          210,431,683   44,698   8.76%   10.78%  123.04%    Harrah's          246,489,298   60,444   9.25%    9.88%  106.78%
Bally's Grand     251,033,409   40,814   8.00%   12.86%  160.75%    Bally's Grand     242,367,645   43,162   6.61%    9.71%  147.03%
Atlantis          147,002,452   51,051  10.01%    7.53%   75.26%    Atlantis           73,515,680   50,544   7.73%    2.95%   38.08%
Claridge          123,139,808   33,937   6.65%    6.31%   94.83%    Claridge          124,148,402   42,817   6.55%    4.97%   75.92%
TropWorld         218,492,046   50,850   9.97%   11.19%  112.30%    TropWorld         211,041,057   48,838   7.47%    8.46%  113.15%
Trump Plaza       125,622,971   60,000  11.76%    6.44%   54.72%    Trump Plaza       244,427,240   60,000   9.18%    9.79%  106.67%
Trump's Castle                                                      Trump's Castle    239,431,764   60,000   9.18%    9.59%  104.49%
Showboat                                                            Showboat          146,422,142   59,388   9.09%    5.87%   64.56%
----------------------------------------------------------------    ---------------------------------------------------------------
TOTAL WIN       1,951,766,562                                       TOTAL WIN       2,495,659,665
TOTAL CASINO                                                        TOTAL CASINO
 AREA                          510,104                               AREA                          653,473
================================================================    ===============================================================

                                      -87-
                         APPRAISAL GROUP International

Valuation & Conclusions                        Capitalization of Income Approach
================================================================================

                    1988        CASINO   FAIR    ACTUAL  MARKET                         1991        CASINO  FAIR    ACTUAL  MARKET
PROPERTY         CASINO WIN      AREA    SHARE   SHARE   SHARE      PROPERTY         CASINO WIN      AREA   SHARE   SHARE   SHARE
--------         ----------     ------   -----   ------  ------     --------         ----------     ------  -----   ------  ------
Resorts           242,860,446   59,857   8.61%    8.88%  103.16%    Resorts           220,152,119   60,000   7.77%   7.36%   94.74%
Caesars           307,600,167   59,617   8.57%   11.25%  131.18%    Caesars           309,144,460   60,000   7.77%  10.33%  133.03%
Bally's           269,285,686   59,996   8.63%    9.85%  114.12%    Bally's           267,153,994   61,835   8.01%   8.93%  111.55%
Sands             205,448,397   50,090   7.20%    7.51%  104.28%    Sands             242,007,729   50,123   6.49%   8.09%  124.66%
Harrah's          281,347,029   59,718   8.59%   10.29%  119.79%    Harrah's          283,956,112   61,278   7.93%   9.49%  119.65%
Bally's Grand     221,631,026   45,442   6.54%    8.10%  124.01%    Bally's Grand     191,504,110   45,442   5.88%   6.40%  108.81%
Atlantis           84,164,835   50,601   7.28%    3.08%   42.29%    Claridge          135,417,405   43,579   5.64%   4.53%   80.23%
Claridge          132,970,882   43,054   6.19%    4.86%   78.53%    TropWorld         287,081,460   90,774  11.75%   9.60%   81.66%
TropWorld         232,784,867   87,562  12.59%    8.51%   67.59%    Trump Plaza       235,050,365   60,000   7.77%   7.86%  101.15%
Trump Plaza       300,840,812   60,000   8.63%   11.00%  127.48%    Trump's Castle    196,518,043   60,000   7.77%   6.57%   84.57%
Trump's Castle    246,427,256   60,000   8.63%    9.01%  104.42%    Showboat          239,850,377   59,388   7.69%   8.02%  104.28%
Showboat          209,413,204   59,388   8.54%    7.66%   89.65%    Trump Taj         383,764,374  120,000  15.54%  12.83%   82.57%
                                                                     Mahal
----------------------------------------------------------------    ---------------------------------------------------------------
TOTAL WIN       2,734,774,607                                       TOTAL WIN       2,991,600,548
TOTAL CASINO                                                        TOTAL CASINO
 AREA                          695,325                               AREA                          772,419
================================================================    ===============================================================
                    1989        CASINO   FAIR    ACTUAL  MARKET                         1992        CASINO  FAIR    ACTUAL  MARKET
PROPERTY         CASINO WIN      AREA    SHARE   SHARE   SHARE      PROPERTY         CASINO WIN      AREA   SHARE   SHARE   SHARE
--------         ----------     ------   -----   ------  ------     --------         ----------     ------  -----   ------  ------
Resorts           227,144,000   60,000   8.58%    8.10%   94.41%    Resorts           236,181,000   60,000   7.73%   7.31%  94.52%
Caesars           303,434,000   60,000   8.58%   10.82%  126.11%    Caesars           333,835,000   60,000   7.73%  10.33% 133.60%
Bally's           279,690,000   59,996   8.58%    9.97%  116.25%    Bally's           277,997,000   64,410   8.30%   8.60% 103.63%
Sands             219,668,000   49,899   7.13%    7.83%  109.78%    Sands             246,934,000   50,123   6.46%   7.64% 118.29%
Harrah's          292,056,000   60,364   8.63%   10.41%  120.65%    Harrah's          288,310,000   61,278   7.89%   8.92% 112.97%
Bally's Grand     211,082,000   45,442   6.50%    7.52%  115.84%    Bally's Grand     199,560,000   45,442   5.85%   6.17% 105.45%
Atlantis           30,753,000   50,601   7.23%    1.10%   15.16%    Claridge          148,798,000   43,579   5.61%   4.60%  81.99%
Claridge          128,722,000   43,054   6.15%    4.59%   74.56%    TropWorld         313,959,000   90,774  11.69%   9.71%  83.05%
TropWorld         284,019,000   90,827  12.98%   10.12%   77.98%    Trump Plaza       268,441,000   60,000   7.73%   8.30% 107.43%
Trump Plaza       306,009,000   60,000   8.58%   10.91%  127.19%    Trump's Castle    242,008,000   61,198   7.88%   7.49%  94.95%
Trump's Castle    264,358,000   60,000   8.58%    9.42%  109.87%    Showboat          258,605,000   59,388   7.65%   8.00% 104.56%
Showboat          258,357,000   59,388   8.49%    9.21%  108.49%    Trump Taj         417,972,000  120,000  15.46%  12.93%  83.63%
                                                                     Mahal
----------------------------------------------------------------    ---------------------------------------------------------------
TOTAL WIN       2,805,292,000                                       TOTAL WIN       3,232,600,000
TOTAL CASINO                                                        TOTAL CASINO
 AREA                          699,571                               AREA                          776,192
================================================================    ===============================================================
                    1990        CASINO   FAIR    ACTUAL  MARKET                         1993        CASINO  FAIR    ACTUAL  MARKET
PROPERTY         CASINO WIN      AREA    SHARE   SHARE   SHARE      PROPERTY         CASINO WIN      AREA   SHARE   SHARE   SHARE
--------         ----------     ------   -----   ------  ------     --------         ----------     ------  -----   ------  ------
Resorts           204,968,566   60,000   7.80%    6.94%   89.00%    Resorts           241,569,438   60,000   7.73%   7.34%  94.94%
Caesars           290,397,809   60,000   7.80%    9.84%  126.09%    Caesars           315,879,209   60,000   7.73%   9.60%  124.15%
Bally's           267,986,787   59,996   7.80%    9.08%  116.37%    Bally's           295,608,838   64,410   8.30%   8.98%  108.23%
Sands             230,397,595   49,899   6.49%    7.81%  120.29%    Sands             243,567,851   50,123   6.46%   7.40%  114.59%
Harrah's          279,744,507   60,364   7.85%    9.48%  120.74%    Harrah's          285,102,379   61,278   7.89%   8.66%  109.72%
Bally's Grand     199,610,669   45,442   5.91%    6.76%  114.44%    Bally's Grand     217,567,749   45,442   5.85%   6.61%  112.91%
Claridge          134,685,664   43,054   5.60%    4.56%   81.50%    Claridge          154,614,839   43,579   5.61%   4.70%   83.67%
TropWorld         278,513,512   90,827  11.81%    9.44%   79.89%    TropWorld         309,921,748   90,774  11.69%   9.42%   80.51%
Trump Plaza       278,707,647   60,000   7.80%    9.44%  121.02%    Trump Plaza       267,185,087   60,000   7.73%   8.12%  105.01%
Trump's Castle    233,870,200   60,000   7.80%    7.92%  101.55%    Trump's Castle    244,859,084   61,198   7.88%   7.44%   94.35%
Showboat          247,809,985   59,388   7.72%    8.40%  108.71%    Showboat          273,536,999   59,388   7.65%   8.31%  108.62%
Trump Taj Mahal   304,890,000  120,000  15.61%   10.33%   66.19%    Trump Taj         442,064,270  120,000  15.46%  13.43%   86.87%
                                                                      Mahal
----------------------------------------------------------------    ---------------------------------------------------------------
TOTAL WIN       2,951,582,941                                       TOTAL WIN       3,291,477,491
TOTAL CASINO                                                        TOTAL CASINO
 AREA                          768,970                               AREA                          776,192
================================================================    ===============================================================

                                      -88-
                         APPRAISAL GROUP International

Valuation & Conclusions                        Capitalization of Income Approach
================================================================================

CASINO INDUSTRY OUTLOOK
-----------------------

The Atlantic City casino industry has reached the stability/maturity stage in its life cycle. Casino revenues growth has slowed from double-digit rates to mid single-digit rates, and now to low single digit rates. The industry is being squeezed by various factors including stagnant industry growth due in part to local/regional factors relating to infrastructure, and national factors, specifically, the current recession. Although the Nevada casinos do not affect the market, constant industry growth from Indian reservations such as Foxwoods in Connecticut and Riverboat casinos in Illinois, Iowa, Colorado, and most recently in Louisiana, will have some effect on the Atlantic City and Nevada casino market in the future.

LOCAL FACTORS
-------------

The Atlantic City Casino industry has matured at a time when the United States, and more particularly, the northeast is recovering from the recession. In 1985, for the first time since the inception of gaming, visitor trips to Atlantic City declined from previous levels. Visitor trips to Atlantic City are listed below.

                  Year    Visitor Trips          %  Change
                  ----    -------------          ---------

                  1978        7,008,000             -
                  1979        9,465,000            35.06%
                  1980       13,822,000            46.03%
                  1981       19,084,000            38.07%
                  1982       22,955,000            20.28%
                  1983       26,361,000            14.84%
                  1984       28,466,000             7.99%
                  1985       29,326,000             3.02%
                  1986       29,932,000             2.07%
                  1987       31,845,000             6.39%
                  1988       33,138,000             4.06%
                  1989       32,133,000            -3.03%
                  1990       31,841,000            -0.91%
                  1991       30,800,000            -3.27%
                  1992       30,700,000            -0.32%
                  1993       30,000,000            -2.28%

                                      -89-
                         APPRAISAL GROUP International

Valuation & Conclusions                        Capitalization of Income Approach
================================================================================

As is evident in the foregoing table, visitor trips fell 3% from 1988 to 1989, 1% from 1989 to 1990 and 3.27% from 1990 to 1991, and a slight decline is reflected in 1992. 1993 reflected a further decline of 2.28%. Part of the reason for the decline in visits is due to the reduction in unprofitable casino hotel sponsored bus charters. Another factor is the local economic economy and increasing competition from Foxwoods in Connecticut.

Factors limiting future growth in visitors to Atlantic City is the lack of accessibility to the airport and lack of sufficient hotel rooms.

A study referred to by the Atlantic County Department of Regional Planning stated that Atlantic City ranks 60 out of 65 North American cities in terms of convenient airline service and 53 out of 65 cities as easy to get to. Accessibility has a severe impact on the convention industry as over 60% of convention delegates arrive by air transportation. The lack of accessibility will have a negative impact on the convention center, currently under construction.

Atlantic City also suffers from a lack of hotel rooms. The supply of rooms is not expected to be met until air transportation is improved and the convention center is built. While these conclusions set a negative outlook, a review of progress made toward these goals changes the picture.

In an article in the Newark Star Ledger, Casino Control Commission Chairman Stephen P. Perskie outlined a six point agenda that could restart the resort's redevelopment. The agenda calls for:

*Continued movement toward expanding Atlantic City International Airport.

                                      -90-
                         APPRAISAL GROUP International

Valuation & Conclusions                        Capitalization of Income Approach
================================================================================

*The commencement of construction of a new Atlantic City High School.

*Streamlining of casino regulations.

*Implementation of a comprehensive demolition program.

*Continuation of the redevelopment programs of the Casino Reinvestment Development Authority (CRDA).

*Legislative action on financing the proposed convention center.

Perskie further stated that the area should build on the airport agreement between Atlantic City's mayor and former Governor James Florio. Legislation has been enacted and signed and the planning and design of the airport are currently underway.

Conclusions
-----------

The casino industry has currently reached a temporary stage of maturity. We call it temporary because we expect additional growth in this industry once the convention center is built and once the airport is fully expanded. The result of the expanded airport will be direct daily flights to Atlantic City. This will significantly increase the market area of the industry spurring additional growth and development. With this in mind, historical and future industry growth is detailed as follows:

Historical Casino Revenue Growth
--------------------------------

The table on the following page illustrates historical growth rates for the casino industry from 1978 through 1992;

                                      -91-
                         APPRAISAL GROUP International

Valuation & Conclusions                        Capitalization of Income Approach
================================================================================

                             Industry         Total
          Year                Growth           Win
          ----------------------------------------------

          1978                  N/A       $  134,083,945
          1979                142.74%     $  325,480,531
          1980                 97.45%     $  642,673,242
          1981                 71.13%     $1,099,787,894
          1982                 35.77%     $1,493,164,092
          1983                 18.60%     $1,770,941,911
          1984                 10.21%     $1,951,766,562
          1985                  9.58%     $2,138,651,836
          1986                  6.67%     $2,281,203,364
          1987                  9.40%     $2,495,659,665
          1988                  9.58%     $2,734,774,607
          1989                  2.58%     $2,805,292,000
          1990                  5.21%     $2,951,582,941
          1991                  1.36%     $2,991,600,548
          1992                  8.06%     $3,232,600,000
          1993                  1.82%     $3,291,477,491

As evident above, industry growth rates have been declining from 1985 to 1991 as the result of a maturing market. The approximate 1.36% growth from 1990 to 1991 was partially due to the national recession. However, in 1992, the 12 Atlantic City casinos reported an increase of 8.06%. 1993 reflects a 1.82% growth among the 12 Atlantic City casinos. Given the current state of the national economy, we anticipate a moderate growth rate in 1994 of 4.00%. By 1995 and forward, we expect the previously mentioned airport expansion and the convention center to increase the market area of the industry. With this in mind, we expect 4% growth throughout the remainder of the projection period. Our future industry casino revenue growth follows:

                                      -92-
                         APPRAISAL GROUP International

Valuation & Conclusions                        Capitalization of Income Approach
================================================================================

                        Projected       Total
                        Increase     Industry Win
              ------------------------------------
              1994      4.00%       $3,423,136,591
              1995      4.00%       $3,560,062,054
              1996      4.00%       $3,702,464,536
              1997      4.00%       $3,850,563,118
              1998      4.00%       $4,004,585,643
              1999      4.00%       $4,164,769,068
              2000      4.00%       $4,331,359,831
              2001      4.00%       $4,504,614,224
              2002      4.00%       $4,684,798,793
              2003      4.00%       $4,872,190,745
              2004      4.00%       $5,067,078,375


Future Casino Supply
----------------------

The next consideration in estimating market share for the subject property is the likelihood of other casinos coming on line in the future. This factor will have a negative impact on casino revenues for the subject property as additional casino floor area dilutes market share for the entire industry. Based upon the current economic conditions, the current problems in the banking system and financial markets, we do not anticipate any additional casino properties to be built over the next 11 years. Our market share estimation for the property follows.

REVENUES:
--------

Casino
------

Market Share Estimation
-----------------------

Casino revenue will be estimated based upon fair share of industry-wide casino win. However, to further refine the analysis and to provide a more realistic approach to estimating revenue for the subject property, we assessed the subject's competitive position in the market.

                                      -93-
                         APPRAISAL GROUP International

Valuation & Conclusions                        Capitalization of Income Approach
================================================================================

Such a comparison considers the subject property's inherent advantages and disadvantages in relation to the competition. These factors influence the market penetration (market share) that a property could achieve above or below 100% of its fair share. The subject's historical market share is listed below.


       ($ In Thousands)            1990         1991         1992         1993
       Industry Casino win      $2,951,583   $2,991,601   $3,232,600   $3,291,477
       Subject Casino Win       $  304,890   $  383,764   $  417,972   $  442,064
       Industry Casino Space       768,970      772,419      776,192      776,192
       Subject Casino Space        120,000      120,000      120,000      120,000
       Fair Share                    15.61%       15.54%       15.46%       15.46%
       Market Share                  10.33%       12.83%       12.93%       13.43%
                                ----------   ----------   ----------   ----------
       Market Share Ratio            66.19%       82.57%       83.63%       86.87%

As evident from the table, the Trump Taj Mahal Hotel and Casino market penetration (market share ratio) has been on the increase. In 1991 (first full year of casino operation), the property's market penetration increased to 82.57%. While 1992 market penetration only increased by 1.28% to 83.63%, 1993 reflects a 3.87% increase to 86.87%. It is our opinion that the subject has reached a stabilized market penetration. Throughout the entire holding period, market penetration has been estimated at 85%, in line with 1993 performance. This is a realistic market penetration estimate for the property. Projected casino revenues are listed below.


                                            TOTAL     FAIR        PENE-      MARKET     ESTIMATED
                PROJECTED  TOTAL INDUSTRY   CASINO    SHARE      TRATION     SHARE        GROSS          ESTIMATED GROSS
PERIOD  YEAR     GROWTH         WIN         SPACE       %          %           %          INCOME          INCOME / SQ. FT.
--------------------------------------------------------------------------------------------------------------------------
  1     1994    4.00%      $3,423,136,591   776,192   15.46%     85.00%     13.14%     $449,834,379         $3,749

  2     1995    4.00%      $3,560,062,054   776,192   15.46%     85.00%     13.14%     $467,827,755         $3,899

  3     1996    4.00%      $3,702,464,536   776,192   15.46%     85.00%     13.14%     $486,540,865         $4,055

  4     1997    4.00%      $3,850,563,118   776,192   15.46%     85.00%     13.14%     $506,002,499         $4,217

  5     1998    4.00%      $4,004,585,643   776,192   15.46%     85.00%     13.14%     $526,242,599         $4,385

  6     1999    4.00%      $4,164,769,068   776,192   15.46%     85.00%     13.14%     $547,292,303         $4,561

  7     2000    4.00%      $4,331,359,831   776,192   15.46%     85.00%     13.14%     $569,183,995         $4,743

  8     2001    4.00%      $4,504,614,224   776,192   15.46%     85.00%     13.14%     $591,951,355         $4,933

  9     2002    4.00%      $4,684,798,793   776,192   15.46%     85.00%     13.14%     $615,629,409         $5,130

 10     2003    4.00%      $4,872,190,745   776,192   15.46%     85.00%     13.14%     $640,254,586         $5,335

 11     2004    4.00%      $5,067,078,375   776,192   15.46%     85.00%     13.14%     $665,864,769         $5,549

                                      -94-
                         APPRAISAL GROUP International

Valuation & Conclusions                        Capitalization of Income Approach
================================================================================

ROOM REVENUE AND OCCUPANCY
---------------------------

The subject property achieved an average room rate of $98.31 in 1992 and $96.57 in 1993. The subject's occupancy rate was 91.3% in 1992 and 92.3% in 1993.

Additional statistics regarding average daily room rates and occupancy levels have been included for all the casino/hotels in Atlantic City. This information was obtained from the Atlantic City Casino Association. Listed on the following page are Average Daily Rates (ADR) and occupancy levels for the competitive properties for 1992.

               ATLANTIC CITY CASINO HOTEL STATISTICS - 1992
               ============================================
                  PROPERTY            ADR      OCCUPANCY
               ============================================
               Resorts               $ 71.13         92.4%
               Caesars               $ 84.98         86.4%
               Bally's               $118.98         79.4%
               Sands                 $ 60.42         92.8%
               Harrah's              $ 87.25         87.3%
               Bally's Grand         $121.25         80.4%
               Claridge              $ 70.54         86.5%
               TropWorld             $ 62.73         88.6%
               Trump Plaza           $104.38         86.9%
               Trump Castle          $ 76.45         85.7%
               Showboat              $ 71.26         89.0%
               Taj Mahal             $ 98.31         91.3%
               ============================================

The average room rate has been estimated at $97.00 in 1994, on par with 1993, and is projected to increase by 4.00% per year. The occupancy level has been stabilized at 92.00% throughout the projection period.

                                      -95-
                         APPRAISAL GROUP International

Valuation & Conclusions                        Capitalization of Income Approach
================================================================================

FOOD AND BEVERAGE INCOME
------------------------

Food and Beverage income has been estimated as a function of casino revenue. Food and Beverage sales have been projected at 10.00% of casino revenue throughout the holding period. The revenue history is listed below:

           Food & Beverage Revenue
                Revenues (000)         1990*      1991       1992      1993
                                     --------   --------   --------  --------
           Casino Revenue            $304,890   $383,764   $417,972  $442,064
           Food & Beverage
             Revenue                 $ 59,329   $ 40,294   $ 19,489  $ 40,767
                                     --------   --------   --------  --------
           Ratio to Casino Revenue      19.46%     10.50%    4.66%`      9.22%
                                     --------   --------   --------  --------

           *= From 4/2/90


OTHER INCOME
--------------

Other income has been projected as a function of casino revenue. This revenue source has been estimated at 4.00% of casino revenue throughout the projection period. The revenue history is detailed below.

           Other Revenue
           Revenues (000)              1990*      1991       1992       1993
                                     --------   --------   --------   --------
           Casino Revenue            $304,890   $383,764   $417,972   $442,064
           Other Revenue             $ 11,405   $ 12,090   $ 16,458   $ 17,304
                                     --------   --------   --------   --------
           Ratio to Casino Revenue       3.74%      3.15%      3.94%      3.91%
                                     --------   --------   --------   --------
           *= From 4/2/90

                                      -96-
                         APPRAISAL GROUP International

Valuation & Conclusions                        Capitalization of Income Approach
================================================================================

PROMOTIONAL ALLOWANCE
-----------------------

The promotional allowance reflects the aggregate retail value of complimentary services provided to casino guests in order to draw visitors to the casino.
This is a standard industry practice provided by all casinos. Some of the complimentary services include hotel rooms, food and beverage, theater and other entertainment, and miscellaneous services. The past expense history for this item is as follows:

    Promotional Allowance
    Revenues (000)              1990*      1991       1992       1993
                              --------   --------   --------   --------
    Casino Revenue            $304,890   $383,764   $417,972   $442,064
    Promotional Allowance     $ 51,443   $ 53,935   $ 61,250   $ 56,444
                              --------   --------   --------   --------
    Ratio to Casino Revenue      16.87%     14.05%     14.65%     12.77%
                              --------   --------   --------   --------

    *= From 4/2/90

As evident above, the promotional allowances as a percentage of casino revenue have been decreasing. This is typical for most of the properties in Atlantic City. Based upon the most recent trends, this item has been estimated at 10.00% of casino revenue throughout the projection period.

BAD DEBT ALLOWANCE
------------------

This category is an allowance for doubtful accounts for casino play on a credit basis. Based upon the most recent data, bad debt expenses have been estimated at 1.00% of casino revenue throughout the projection period.

                                      -97-
                         APPRAISAL GROUP International

Valuation & Conclusions                        Capitalization of Income Approach
================================================================================

EXPENSES
--------

DEPARTMENTAL EXPENSES
---------------------

Departmental expenses are costs directly attributable to the line item revenues. Included within this general category are casino expenses, room department expenses, food and beverage expenses, and other expenses. Our category for other expenses will be costs directly attributable to the other income category.

CASINO EXPENSES
---------------

The casino expense represents the largest single expense category, and is substantially attributable to employee salaries and benefits, casino marketing, license and inspections, and other expenses. The other expenses include such items as playing materials, slot machine servicing, supplies and other expenses.

Casino taxes and other fees are also included in this expense category. The tax imposed by the State of New Jersey is the casino revenue tax which is currently 8.00% of casino revenues less bad debt. Another tax is the Casino Redevelopment Authority payments.

All casinos are required by the New Jersey Casino Control Commission to make investments in the City of Atlantic City. The money is invested in projects according to the Casino Reinvestment Development Authority. The required payments are 1.25% of casino revenues less bad debt.

Casino expenses have remained relatively constant as a function of revenue. Trump Taj Mahal Casino Resort's casino expense has been estimated at $202,425,000 and assumed to remain

                                     -98-
                         APPRAISAL GROUP International

Valuation & Conclusions                        Capitalization of Income Approach
================================================================================

constant at 45.00% of gross revenue. This expense is based upon the fixed department costs, while the revenue tax and CRDA obligations are a function of revenue as outlined above.

ROOM EXPENSES
-------------

The rooms department expense has been stabilized at 35.0% of department revenue throughout the projection period. This ratio is consistent with the prior operating history of the property.

FOOD AND BEVERAGE EXPENSES
--------------------------

Food and beverage expenses have been stabilized at a fixed ratio of 90% of departmental income throughout the projection period. This ratio is consistent with prior operating history of the property.

OTHER EXPENSES
--------------
This department expense has been stabilized at 75.00% of department revenue. This ratio is consistent with the prior operating history of the property.

UNDISTRIBUTED OPERATING EXPENSES
--------------------------------

Undistributed operating expenses are costs that are not directly attributable to a specific department. Included within this general category are general and administrative expenses, marketing expenses, and property operations and maintenance, which includes energy costs. Each expense item will be further described as follows:

                                     -99-
                         APPRAISAL GROUP International

VALUATIONS & CONCLUSIONS                       CAPITALIZATION OF INCOME APPROACH
================================================================================


Prepared by:                    TRUMP TAJ MAHAL CASINO RESORTS
APPRAISAL GROUP International       CASH FLOW PROJECTION
      ($000)                    ------------------------------

                                /--Actual---\                      /--------------Projected--------------\
-------\
                                         1993            Growth
REVENUES                             (Unaudited)          Rate       Year 1       %       Year 2       %
--------                             ----------           ----       ------      ---      ------      ---
Casino                           79.40%     $442,064      4.00%     $449,834    79.27%   $467,828    79.27%
Guest Rooms                       7.31%      $40,682      4.00%      $40,716     7.17%    $42,344     7.17%
Food & Beverage                  10.05%      $55,953      4.00%      $58,191    10.25%    $60,519    10.25%
Other Income                      3.24%      $18,038      4.00%      $18,760     3.31%    $19,510     3.31%
                                ------      --------    ------      --------   ------    --------   ------
GROSS POTENTIAL REVENUE         100.00%     $556,737                $567,501   100.00%   $590,201   100.00%

Promotional Allowance           -10.14%     ($56,444)   -10.00%     ($44,983)   -7.93%   ($46,783)   -7.93%
Casino Bad Debt                   0.00%           $0     -1.00%      ($4,498)   -0.79%    ($4,678)   -0.79%
                                ------      --------    ------      --------   ------    --------   ------
EFFECTIVE TOTAL REVENUE          89.86%     $500,293                $518,019    91.28%   $538,740    91.28%
                                ------      --------    ------      --------   ------    --------   ------
                                                                                  % OF               % OF
                                                                                 TOTAL               TOTAL
DEPARTMENTAL EXPENSES          % OF REV.               % OF REV.                REVENUE             REVENUE
---------------------          ---------               ---------               -------               -------

Casino                           44.41%     $196,318     45.00%     $202,425    39.08%   $210,522    39.08%
Rooms                            37.21%      $15,137     35.00%      $14,251     2.75%    $14,821     2.75%
Food & Beverage                  96.59%      $54,043     95.00%      $55,282    10.67%    $57,493    10.67%
Other                            74.27%      $13,397     75.00%      $14,070     2.72%    $14,632     2.72%
                                ------      --------    ------      --------   ------    --------   ------
Total Dept. Expenses                        $278,895                $286,027    50.40%   $297,469    55.22%
                                ------      --------    ------      --------   ------    --------   ------
TOTAL DEPARTMENTAL PROFIT                   $221,399                $231,992    49.60%   $241,271    44.78%
                                ------      --------    ------      --------   ------    --------   ------
UNDISTRIBUTED OPERATING
EXPENSE                                                Growth @
-----------------------                                --------

General & Admin.                  6.27%      $31,376      5.00%      $32,945     6.36%    $34,592     6.42%
Facility Operations               6.48%      $32,414      5.00%      $34,034     6.57%    $35,736     6.63%
Advertising                       0.70%       $3,490      5.00%       $3,664     0.71%     $3,848     0.71%
Management Fees                   0.31%       $1,572      4.00%       $1,634     0.32%     $1,700     0.33%
                                ------      --------    ------      --------   ------    --------   ------
Total Undistrib. Expenses                    $68,851                 $72,278    13.95%    $75,876    14.10%
                                ------      --------    ------      --------   ------    --------   ------
GROSS OPERATION PROFIT                      $152,547                $159,714    35.65%   $165,396    30.69%
                                ------      --------    ------      --------   ------    --------   ------

FIXED CHARGES                  % OF REV.
                               ---------
Property Taxes & Insurs.          4.28%      $24,111      5.00%      $25,317     4.89%    $26,582     5.13%
Trump Realty Rent                 0.54%       $2,725      0.00%       $2,725     0.53%     $2,725     0.53%
Reserved (FF&E)                                  N/A      1.50%       $7,770     1.50%     $8,081     1.56%
                                ------      --------    ------      --------   ------    --------   ------
Total Other Deductions                       $26,836                 $35,812     6.91%    $37,389     7.22%
                                ------      --------    ------      --------   ------    --------   ------
CASH FLOW                        25.13%     $125,711                $123,902    28.73%   $128,007    23.47%
  (Before Debt Service)                     --------    ------      --------   ------    --------   ------

OCCUPANCY (%) - 1993 ACTUAL                    92.30%                  92.00%               92.00%
AVERAGE ROOM RATE                             $96.57                  $97.00              $100.88
% INCREASE IN ADR                                  -                    4.00%                4.00%
NUMBER OF ROOMS                                1,250                   1,250                1,250
TOTAL ROOMS OCCUPIED                         421,268                 419,750              419,750


(continued on next page)

VALUATIONS & CONCLUSIONS                       CAPITALIZATION OF INCOME APPROACH
================================================================================


Prepared by:                    TRUMP TAJ MAHAL CASINO RESORTS
APPRAISAL GROUP International       CASH FLOW PROJECTION
      ($000)                    ------------------------------

                                /--Actual---\                       /--------------Projected--------------\
-------\
                                         1993            Growth
REVENUES                             (Unaudited)          Rate       Year 3       %       Year 4      %
--------                             ----------           ----       ------      ---      ------     ---
Casino                           79.40%     $442,064      4.00%     $486,541    79.27%   $506,002   79.27%
Guest Rooms                       7.31%      $40,682      4.00%      $44,038     7.17%    $45,800    7.17%
Food & Beverage                  10.05%      $55,953      4.00%      $62,940    10.25%    $65,457   10.25%
Other Income                      3.24%      $18,038      4.00%      $20,290     3.31%    $21,102    3.31%
                                ------      --------    ------       -------    -----     -------   -----
GROSS POTENTIAL REVENUE         100.00%     $556,737                $613,809   100.00%   $638,361  100.00%

Promotional Allowance           -10.14%     ($56,444)   -10.00%     ($48,654)   -7.93%   ($50,600)  -7.93%
Casino Bad Debt                   0.00%           $0     -1.00%      ($4,865)   -0.79%    ($5,060)  -0.79%
                                ------      --------    ------       -------    -----     -------   -----
EFFECTIVE TOTAL REVENUE          89.86%     $500,293                $560,290    91.28%   $582,701   91.28%
                                ------      --------    ------       -------    -----     -------   -----
                                                                                  % OF               % OF
                                                                                 TOTAL              TOTAL
DEPARTMENTAL EXPENSES          % OF REV.               % OF REV.               REVENUE            REVENUE
---------------------          ---------               ---------               -------            -------

Casino                           44.41%     $196,318     45.00%     $218,943    39.08%   $227,701   39.08%
Rooms                            37.21%      $15,137     35.00%      $15,413     2.75%    $16,030    2.75%
Food & Beverage                  96.59%      $54,043     95.00%      $59,793    10.67%    $62,185   10.67%
Other                            74.27%      $13,397     75.00%      $15,218     2.72%    $15,826    2.72%
                                ------      --------    ------       -------    -----     -------   -----
Total Dept. Expenses                        $278,895                $309,367    55.22%   $321,742   55.22%
                                ------      --------    ------       -------    -----     -------   -----
TOTAL DEPARTMENTAL PROFIT                   $221,399                $250,922    44.78%   $260,959   44.78%
                                ------      --------    ------       -------    -----     -------   -----
UNDISTRIBUTED OPERATING
EXPENSE                                                Growth @
-----------------------                                --------

General & Admin.                  6.27%      $31,376      5.00%      $36,322     6.48%    $38,138    6.55%
Facility Operations               6.48%      $32,414      5.00%      $37,523     6.70%    $39,399    6.76%
Advertising                       0.70%       $3,490      5.00%       $4,040     0.72%     $4,242    0.73%
Management Fees                   0.31%       $1,572      4.00%       $1,768     0.34%     $1,839    0.35%
                                ------      --------    ------       -------    -----     -------   -----
Total Undistrib. Expenses                    $68,851                 $79,653    14.24%    $83,618   14.39%
                                ------      --------    ------       -------    -----     -------   -----
GROSS OPERATION PROFIT                      $152,547                $171,270    30.54%   $177,342   30.40%
                                ------      --------    ------       -------    -----     -------   -----

FIXED CHARGES                  % OF REV.
                               ---------
Property Taxes & Insurs.          4.28%      $24,111      5.00%      $27,912     5.39%    $29,307    5.66%
Trump Realty Rent                 0.54%       $2,725      0.00%       $2,725     0.53%     $2,725    0.53%
Reserved (FF&E)                                  N/A      1.50%       $8,404     1.62%     $8,741    1.69%
                                ------      --------    ------        -------    -----     -------   -----
Total Other Deductions                       $26,836                 $39,041     7.54%    $40,773    7.87%
                                ------      --------    ------       -------    -----     -------   -----
CASH FLOW                        25.13%     $125,711                $132,229    23.01%   $136,569   22.52%
  (Before Debt Service)                     --------    ------       -------    -----     -------   -----
                                               92.30%                  92.00%               92.00%
OCCUPANCY (%) - 1993 ACTUAL
AVERAGE ROOM RATE                             $96.57                 $104.92              $109.11
% INCREASE IN ADR                                  -                    4.00%                4.00%
NUMBER OF ROOMS                                1,250                   1,250                1,250
TOTAL ROOMS OCCUPIED                         421,268                 419,750              419,750


(continued on next page)

VALUATIONS & CONCLUSIONS                       CAPITALIZATION OF INCOME APPROACH
  ==============================================================================


Prepared by:                    TRUMP TAJ MAHAL CASINO RESORTS
APPRAISAL GROUP International       CASH FLOW PROJECTION
      ($000)                    ------------------------------

                                /--Actual---\                        /--------------Projected--------------\
-------\
                                         1993            Growth
REVENUES                             (Unaudited)          Rate        Year 5        %        Year 6        %
--------                             ----------           ----        ------      ------     ------      -----
Casino                           79.40%     $442,064      4.00%      $526,243     79.27%    $547,292    79.27%
Guest Rooms                       7.31%      $40,682      4.00%       $47,632      7.17%     $49,537     7.17%
Food & Beverage                  10.05%      $55,953      4.00%       $68,076     10.25%     $70,799    10.25%
Other Income                      3.24%      $18,038      4.00%       $21,946      3.31%     $22,824     3.31%
                                ------      --------    ------       --------    -------   ---------   -------
GROSS POTENTIAL REVENUE         100.00%     $556,737                 $663,896    100.00%    $690,452   100.00%

Promotional Allowance           -10.14%     ($56,444)   -10.00%      ($52,624)    -7.93%    ($54,729)   -7.93%
Casino Bad Debt                   0.00%           $0     -1.00%       ($5,262)    -0.79%     ($5,473)   -0.79%
                                ------      --------    ------       --------    -------   ---------   -------
EFFECTIVE TOTAL REVENUE          89.86%     $500,293                 $606,009     91.28%    $630,250    91.28%
                                ------      --------    ------       --------    -------   ---------   -------
                                                                                    % of                  % of
                                                                                   TOTAL                 TOTAL
DEPARTMENTAL EXPENSES          % OF REV.               % OF REV.                 REVENUE               REVENUE
---------------------          ---------               ---------                 -------               -------

Casino                           41.41%     $196,318     45.00%      $236,809     39.08%    $246,282    39.08%
Rooms                            37.21%      $15,137     35.00%       $16,671      2.75%     $17,338     2.75%
Food & Beverage                  98.59%      $54,043     95.00%       $64,672     10.67%     $67,259    10.67%
Other                            74.27%      $13,397     75.00%       $16,459      2.72%     $17,118     2.72%
                                ------      --------    ------       --------    -------    --------   -------
Total Dept. Expenses                        $278,895                 $334,612     55.22%    $347,996    55.22%
                                ------      --------    ------       --------    -------    --------   -------
TOTAL DEPARTMENTAL PROFIT                   $221,399                 $271,398     44.78%    $282,254    44.78%
                                ------      --------    ------       --------    -------    --------   -------
UNDISTRIBUTED OPERATING
EXPENSE                                                Growth @
-----------------------                                --------

General & Admin.                  6.27%      $31,376      5.00%       $40,045      6.61%     $42,047     6.67%
Facility Operations               6.48%      $32,414      5.00%       $41,369      6.83%     $43,437     6.89%
Advertising                       0.70%       $3,490      5.00%        $4,454      0.73%      $4,677     0.74%
Management Fees                   0.31%       $1,572      4.00%        $1,912      0.37%      $1,989     0.32%
                                ------      --------    ------       --------    -------    --------   -------
Total Undistrib. Expenses                    $68,851                  $87,780     14.54%     $92,150    14.62%
                                ------      --------    ------       --------    -------    --------   -------
GROSS OPERATION PROFIT                      $152,547                 $183,618     30.25%    $190,104    30.16%
                                ------      --------    ------       --------    -------    --------   -------

FIXED CHARGES                  % OF REV
                               --------
Property Taxes & Insurs.          4.28%      $24,111      5.00%       $30,773      5.94%     $32,311     6.24%
Trump Realty Rent                 0.54%       $2,725      0.00%        $2,725      0.53%      $2,725     0.53%
Reserved (FF&E)                                  N/A      1.50%        $9,090      1.75%      $9,454     1.82%
                                ------      --------    ------       --------    -------    --------   -------
Total Other Deductions                       $26,836                  $42,588      8.22%     $44,490     8.59%
                                ------      --------    ------       --------    -------    --------   -------
CASH FLOW                        25.13%     $125,711                 $141,030     22.02%    $145,614    21.57%
  (Before Debt Service)                     --------    ------       --------    -------    --------   -------

OCCUPANCY (%) - 1993 ACTUAL                    92.30%                   92.00%                 92.00%
AVERAGE ROOM RATE                             $96.57                  $113.48                $118.02
% INCREASE IN ADR                                  -                     4.00%                  4.00%
NUMBER OF ROOMS                                1,250                    1,250                  1,250
TOTAL ROOMS OCCUPIED                         421,268                  419,750                419,750


(continued on next page)

VALUATIONS & CONCLUSIONS                       CAPITALIZATION OF INCOME APPROACH
================================================================================


Prepared by:                    TRUMP TAJ MAHAL CASINO RESORTS
APPRAISAL GROUP International       CASH FLOW PROJECTION
      ($000)                    ------------------------------

                                /--Actual---\                        /--------------Projected--------------\
-------\
                                         1993            Growth
REVENUES                             (Unaudited)          Rate         Year 7        %        Year 8        %
--------                             ----------           ----         ------      ------     ------      -----
Casino                           79.40%     $442,064      4.00%       $569,184     79.27%    $591,951    79.27%
Guest Rooms                       7.31%      $40,682      4.00%        $51,518      7.17%     $53,579     7.17%
Food & Beverage                  10.05%      $55,953      4.00%        $73,631     10.25%     $76,576    10.25%
Other Income                      3.24%      $18,038      4.00%        $23,737      3.31%     $24,686     3.31%
                                ------      --------    ------        --------    -------   ---------   -------
GROSS POTENTIAL REVENUE         100.00%     $556,737                  $718,070    100.00%    $746,793   100.00%

Promotional Allowance           -10.14%     ($56,444)   -10.00%       ($56,918)    -7.93%    ($59,195)   -7.93%
Casino Bad Debt                   0.00%           $0     -1.00%        ($5,692)    -0.79%     ($5,920)   -0.79%
                                ------      --------    ------        --------    -------   ---------   -------
EFFECTIVE TOTAL REVENUE          89.86%     $500,293                  $655,460     91.28%    $681,678    91.28%
                                ------      --------    ------
                                                                                     % of                  % of
                                                                                    TOTAL                 TOTAL
DEPARTMENTAL EXPENSES          % OF REV.               % OF REV.                  REVENUE               REVENUE
---------------------          ---------               ---------                  -------               -------

Casino                           41.41%     $196,318     45.00%       $256,133     39.08%    $266,378    39.08%
Rooms                            37.21%      $15,137     35.00%        $18,031      2.75%     $18,753     2.75%
Food & Beverage                  98.59%      $54,043     95.00%        $69,949     10.67%     $72,747    10.67%
Other                            74.27%      $13,397     75.00%        $17,803      2.72%     $18,515     2.72%
                                ------      --------    ------        --------    -------    --------   -------
Total Dept. Expenses                        $278,895                  $361,916     55.22%    $376,393    55.22%
                                ------      --------    ------        --------    -------    --------   -------
TOTAL DEPARTMENTAL PROFIT                   $221,399                  $293,544     44.78%    $305,285    44.78%
                                ------      --------    ------        --------    -------    --------   -------
UNDISTRIBUTED OPERATING
EXPENSE                                                Growth @
-----------------------                                --------

General & Admin.                  6.27%      $31,376      5.00%        $44,150      6.74%     $46,357     6.80%
Facility Operations               6.48%      $32,414      5.00%        $45,609      6.96%     $47,890     7.03%
Advertising                       0.70%       $3,490      5.00%         $4,911      0.75%      $5,156     0.76%
Management Fees                   0.31%       $1,572      4.00%         $2,068      0.32%      $2,151     0.32%
                                ------      --------    ------        --------    -------    --------   -------
Total Undistrib. Expenses                    $68,851                   $96,737     14.76%    $101,554    14.90%
                                ------      --------    ------        --------    -------    --------   -------
GROSS OPERATION PROFIT                      $152,547                  $196,806     30.03%    $203,732    29.89%
                                ------      --------    ------        --------    -------    --------   -------

FIXED CHARGES                  % OF REV.
                               ---------
Property Taxes & Insurs.          4.28%      $24,111      5.00%        $33,927      6.55%     $35,623     6.88%
Trump Realty Rent                 0.54%       $2,725      0.00%         $2,725      0.53%      $2,725     0.53%
Reserved (FF&E)                                  N/A      1.50%         $9,832      1.90%     $10,225     1.97%
                                ------      --------    ------        --------    -------    --------   -------
Total Other Deductions                       $26,836                   $46,484      8.97%     $48,573     9.38%
                                ------      --------    ------        --------    -------    --------   -------
CASH FLOW                        25.13%     $125,711                  $150,323     21.05%    $155,159    20.51%
  (Before Debt Service)                     --------    ------        --------    -------    --------   -------

OCCUPANCY (%) - 1993 ACTUAL                    92.30%                    92.00%                 92.00%
AVERAGE ROOM RATE                             $96.57                   $122.74                $127.65
% INCREASE IN ADR                                  -                      4.00%                  4.00%
NUMBER OF ROOMS                                1,250                     1,250                  1,250
TOTAL ROOMS OCCUPIED                         421,268                   419,750                419,750


(continued on next page)

VALUATIONS & CONCLUSIONS                       CAPITALIZATION OF INCOME APPROACH
================================================================================


Prepared by:                    TRUMP TAJ MAHAL CASINO RESORTS
APPRAISAL GROUP International       CASH FLOW PROJECTION
      ($000)                    ------------------------------

                                /--Actual---\                      /---------------------------Projected--------------------------\
-------\
                                         1993            Growth
REVENUES                             (Unaudited)          Rate      Year 9        %        Year 10       %       Year 11       %
--------                             ----------           ----      ------      ------     -------     -----     -------     ------
Casino                           79.40%     $442,064      4.00%    $615,629     79.27%    $640,255    79.27%     $665,865    79.27%
Guest Rooms                       7.31%      $40,682      4.00%     $55,722      7.17%     $57,951     7.17%      $60,269     7.17%
Food & Beverage                  10.05%      $55,953      4.00%     $79,639     10.25%     $82,824    10.25%      $86,137    10.25%
Other Income                      3.24%      $18,038      4.00%     $25,674      3.31%     $26,701     3.31%      $27,769     3.31%
                                ------      --------     ------    --------    -------   ---------   -------    ---------   -------
GROSS POTENTIAL REVENUE         100.00%     $556,737               $776,664    100.00%    $807,731   100.00%     $840,040   100.00%

Promotional Allowance           -10.14%     ($56,444)   -10.00%    ($61,563)    -7.93%   ($64,025)    -7.93%     ($66,586)   -7.93%
Casino Bad Debt                   0.00%           $0     -1.00%     ($6,156)    -0.79%    ($6,403)    -0.79%     $766,795    -0.79%
                                ------      --------    ------     --------    -------   ---------   -------    ---------   -------
EFFECTIVE TOTAL REVENUE          89.86%     $500,293               $708,945     91.28%    $737,303    91.28%     $766,795    91.28%
                                ------      --------    ------     --------    -------   ---------   -------    ---------   -------
                                                                                  % of                  % of                   % of
                                                                                 TOTAL                 TOTAL                  TOTAL
DEPARTMENTAL EXPENSES          % OF REV.               % OF REV.               REVENUE               REVENUE                REVENUE
---------------------          ---------               ---------               -------               -------                -------

Casino                           41.41      $196,318     45.00%    $277,033     39.08%    $288,115    39.08%     $299,639    39.08%
Rooms                            37.21       $15,137     35.00%     $19,503      2.75%     $20,283     2.75%      $21,094     2.75%
Food & Beverage                  98.59       $54,043     95.00%     $75,657     10.67%     $78,683    10.67%      $81,831    10.67%
Other                            74.27%      $13,397     75.00%     $19,255      2.72%     $20,025     2.72%      $20,826     2.72%
                                ------      --------    ------     --------    -------    --------   -------     --------   -------
Total Dept. Expenses                        $278,895               $391,448     55.22%    $407,106    55.22%     $423,390    55.22%
                                ------      --------    ------     --------    -------    --------   -------     --------   -------
TOTAL DEPARTMENTAL PROFIT                   $221,399               $317,497     44.78%    $330,197    44.78%     $343,405    44.78%
                                ------      --------    ------     --------    -------    --------   -------     --------   -------
UNDISTRIBUTED OPERATING
EXPENSE                                                Growth @
-----------------------                                --------

General & Admin.                  6.27%      $31,376      5.00%     $48,675      6.87%     $51,109     6.93%      $53,664     7.00%
Facility Operations               6.48%      $32,414      5.00%     $50,284      7.09%     $52,798     7.16%      $55,438     7.23%
Advertising                       0.70%       $3,490      5.00%      $5,414      0.76%      $5,685     0.77%       $5,969     0.78%
Management Fees                   0.31%       $1,572      4.00%      $2,237      0.32%      $2,326     0.32%       $2,419     0.32%
                                ------      --------    ------     --------    -------    --------   -------     --------   -------
Total Undistrib. Expenses                    $68,851               $106,610     15.04%    $111,918    15,18%     $117,491    15.32%
                                ------      --------    ------     --------    -------    --------   -------     --------   -------
GROSS OPERATION PROFIT                      $152,547               $210,887     29.75%    $218,279    29.61%     $225,914    29.46%
                                ------      --------    ------     --------    -------    --------   -------     --------   -------

FIXED CHARGES                  % OF REV.
                               ---------
Property Taxes & Insurs.          4.28%      $24,111      5.00%     $37,404      7.22%     $39,274     7.58%      $41,238     7.96%
Trump Realty Rent                 0.54%       $2,725      0.00%      $2,725      0.53%      $2,725     0.53%       $2,725     0.53%
Reserved (FF&E)                                  N/A      1.50%     $10,634      2.05%     $11,060     2.13%      $11,502     2.22%
                                ------      --------    ------     --------    -------    --------   -------     --------   -------
Total Other Deductions                       $26,836                $50,763      9.80%     $53,059    10.24%      $55,465    10.71%
                                ------      --------    ------     --------    -------    --------   -------     --------   -------
CASH FLOW                        25.13%     $125,711               $160,124     19.95%    $165,220    19.36%     $170,449    18.75%
  (Before Debt Service)                     --------    ------     --------    -------    --------   -------     --------   -------

OCCUPANCY (%) - 1993 ACTUAL                    92.30%                 92.00%                 92.00%                 92.00%
AVERAGE ROOM RATE                             $96.57                $132.75                $138.06                $143.58
% INCREASE IN ADR                                  -                   4.00%                  4.00%                  4.00%
NUMBER OF ROOMS                                1,250                  1,250                  1,250                  1,250
TOTAL ROOMS OCCUPIED                         421,268                419,750                419,750                419,750


                                    -101-
                        APPRAISAL GROUP INTERNATIONAL

Valuation & Conclusions                        Capitalization of Income Approach
================================================================================

FIXED CHARGES
-------------

Fixed charges are costs of operations irrespective of revenue or occupancy levels. Included within this category are real estate tax liability, insurance costs, and ground lease payments.

Real Estate Taxes
-----------------

The indicated tax liability for Trump Taj Mahal Casino Resort is $16,420,814, which includes employee parking lot the city of Atlantic City. The above liability is based on total assessment of $657,621,700.

The combined tax liability for the facility is as follows:

                               Tax Liability
                               -------------

    Hotel and Casino           $16,187,462.

    Employee Parking Lot Site      233,352.
                               -----------

    TOTAL                      $16,420,814.
                               ===========

We have increased real estate taxes at 5.00% per annum, which is in line with previous increases in Atlantic City (see Real Estate Tax section of this report).

Insurance
---------

This expense category is estimated at $6,300,000 in Year 1, which is based on the 1993 actual, however increased by 5.00%. Again, we have increased insurance at 5.00% per annum.

                                     -101-
                         APPRAISAL GROUP International

Valuation & Conclusions                        Capitalization of Income Approach
================================================================================

Trump Realty Rent
-----------------

This expense category reflects the rent payments for all the leased land, such as the employee parking lot, etc.

Replacement Reserves
--------------------

This category provides for the gradual replacement of limited life components necessary for the operation of the property. Included in this category are gaming equipment, furniture, fixtures and other equipment, and building components. The replacement reserve category is based upon the sinking fund premise. The expected life, and future replacement cost of each item is estimated, and a reserve fund is set up to cover these future expenditures. Consideration is then given to "yield" or "safe" rates currently available in the marketplace in order to establish the required sinking fund amount.

While it is beyond the scope of this analysis to estimate replacement reserves based upon the expected life of each limited life component, a stabilized ratio of 1.50% of total revenue is sufficient to cover these future expenditures.
This estimate is consistent with prior capital expenditures at the property over the past few years for new gaming equipment, and FF&E etc. The inclusion of replacement reserves is standard appraisal practice.

Projection of Income and Expense
--------------------------------

The following projections of income and expenses reflect the subject property's anticipated performance over the next eleven years. The statements are expressed in current dollars for each calendar year. This analysis has been developed from computer software developed by APPRAISAL GROUP International. Our income and expense projections appear on the following pages.

                                     -102-
                         APPRAISAL GROUP International

Valuations & Conclusions                       Capitalization of Income Approach
================================================================================

Prepared by:                    TRUMP TAJ MAHAL CASINO RESORTS
APPRAISAL GROUP International       CASH FLOW PROJECTION
      ($000)                    ------------------------------

                                /--Actual---\                      /--------------Projected--------------\
-------\
                                         1993            Growth
REVENUES                             (Unaudited)          Rate       Year 1       %       Year 2       %
--------                             ----------           ----       ------      ---      ------      ---
Casino                           79.40%     $442,064      4.00%     $449,834    79.27%   $467,828    79.27%
Guest Rooms                       7.31%      $40,682      4.00%      $40,716     7.17%    $42,344     7.17%
Food & Beverage                  10.05%      $55,953      4.00%      $58,191    10.25%    $60,519    10.25%
Other Income                      3.24%      $18,038      4.00%      $18,760     3.31%    $19,510     3.31%
                                ------      --------    ------      --------   ------    --------   ------
GROSS POTENTIAL REVENUE         100.00%     $556,737                $567,501   100.00%   $590,201   100.00%

Promotional Allowance           -10.14%     ($56,444)   -10.00%     ($44,983)   -7.93%   ($46,783)   -7.93%
Casino Bad Debt                   0.00%           $0     -1.00%      ($4,498)   -0.79%    ($4,678)   -0.79%
                                ------      --------    ------      --------   ------    --------   ------
EFFECTIVE TOTAL REVENUE          89.86%     $500,293                $518,019    91.28%   $538,740    91.28%
                                ------      --------    ------      --------   ------    --------   ------
                                                                                  % OF               % OF
                                                                                 TOTAL               TOTAL
DEPARTMENTAL EXPENSES          % OF REV.               % OF REV.                REVENUE             REVENUE
---------------------          ---------               ---------               -------               -------

Casino                           44.41%     $196,318     45.00%     $202,425    39.08%   $210,522    39.08%
Rooms                            37.21%      $15,137     35.00%      $14,251     2.75%    $14,821     2.75%
Food & Beverage                  96.59%      $54,043     95.00%      $55,282    10.67%    $57,493    10.67%
Other                            74.27%      $13,397     75.00%      $14,070     2.72%    $14,632     2.72%
                                ------      --------    ------      --------   ------    --------   ------
Total Dept. Expenses                        $278,895                $286,027    50.40%   $297,469    55.22%
                                ------      --------    ------      --------   ------    --------   ------
TOTAL DEPARTMENTAL PROFIT                   $221,399                $231,992    49.60%   $241,271    44.78%
                                ------      --------    ------      --------   ------    --------   ------
UNDISTRIBUTED OPERATING
EXPENSE                                                Growth @
-----------------------                                --------

General & Admin.                  6.27%      $31,376      5.00%      $32,945     6.36%    $34,592     6.42%
Facility Operations               6.48%      $32,414      5.00%      $34,034     6.57%    $35,736     6.63%
Advertising                       0.70%       $3,490      5.00%       $3,664     0.71%     $3,848     0.71%
Management Fees                   0.31%       $1,572      4.00%       $1,634     0.32%     $1,700     0.33%
                                ------      --------    ------      --------   ------    --------   ------
Total Undistrib. Expenses                    $68,851                 $72,278    13.95%    $75,876    14.10%
                                ------      --------    ------      --------   ------    --------   ------
GROSS OPERATION PROFIT                      $152,547                $159,714    35.65%   $165,396    30.69%
                                ------      --------    ------      --------   ------    --------   ------

FIXED CHARGES                  % OF REV.
                               ---------
Property Taxes & Insurs.          4.28%      $24,111      5.00%      $25,317     4.89%    $26,582     5.13%
Trump Realty Rent                 0.54%       $2,725      0.00%       $2,725     0.53%     $2,725     0.53%
Reserved (FF&E)                                  N/A      1.50%       $7,770     1.50%     $8,081     1.56%
                                ------      --------    ------      --------   ------    --------   ------
Total Other Deductions                       $26,836                 $35,812     6.91%    $37,389     7.22%
                                ------      --------    ------      --------   ------    --------   ------
CASH FLOW                        25.13%     $125,711                $123,902    28.73%   $128,007    23.47%
  (Before Debt Service)                     --------    ------      --------   ------    --------   ------

OCCUPANCY (%) - 1993 ACTUAL                    92.30%                  92.00%               92.00%
AVERAGE ROOM RATE                             $96.57                  $97.00              $100.88
% INCREASE IN ADR                                  -                    4.00%                4.00%
NUMBER OF ROOMS                                1,250                   1,250                1,250
TOTAL ROOMS OCCUPIED                         421,268                 419,750              419,750


(continued on next page)














Valuations & Conclusions                       Capitalization of Income Approach
================================================================================

Prepared by:                    TRUMP TAJ MAHAL CASINO RESORTS
APPRAISAL GROUP International       CASH FLOW PROJECTION
      ($000)                    ------------------------------

                                /--Actual---\                       /--------------Projected--------------\
-------\
                                         1993            Growth
REVENUES                             (Unaudited)          Rate       Year 3       %       Year 4      %
--------                             ----------           ----       ------      ---      ------     ---
Casino                           79.40%     $442,064      4.00%     $486,541    79.27%   $506,002   79.27%
Guest Rooms                       7.31%      $40,682      4.00%      $44,038     7.17%    $45,800    7.17%
Food & Beverage                  10.05%      $55,953      4.00%      $62,940    10.25%    $65,457   10.25%
Other Income                      3.24%      $18,038      4.00%      $20,290     3.31%    $21,102    3.31%
                                ------      --------    ------       -------    -----     -------   -----
GROSS POTENTIAL REVENUE         100.00%     $556,737                $613,809   100.00%   $638,361  100.00%

Promotional Allowance           -10.14%     ($56,444)   -10.00%     ($48,654)   -7.93%   ($50,600)  -7.93%
Casino Bad Debt                   0.00%           $0     -1.00%      ($4,865)   -0.79%    ($5,060)  -0.79%
                                ------      --------    ------       -------    -----     -------   -----
EFFECTIVE TOTAL REVENUE          89.86%     $500,293                $560,290    91.28%   $582,701   91.28%
                                ------      --------    ------       -------    -----     -------   -----
                                                                                  % OF               % OF
                                                                                 TOTAL              TOTAL
DEPARTMENTAL EXPENSES          % OF REV.               % OF REV.               REVENUE            REVENUE
---------------------          ---------               ---------               -------            -------

Casino                           44.41%     $196,318     45.00%     $218,943    39.08%   $227,701   39.08%
Rooms                            37.21%      $15,137     35.00%      $15,413     2.75%    $16,030    2.75%
Food & Beverage                  96.59%      $54,043     95.00%      $59,793    10.67%    $62,185   10.67%
Other                            74.27%      $13,397     75.00%      $15,218     2.72%    $15,826    2.72%
                                ------      --------    ------       -------    -----     -------   -----
Total Dept. Expenses                        $278,895                $309,367    55.22%   $321,742   55.22%
                                ------      --------    ------       -------    -----     -------   -----
TOTAL DEPARTMENTAL PROFIT                   $221,399                $250,922    44.78%   $260,959   44.78%
                                ------      --------    ------       -------    -----     -------   -----
UNDISTRIBUTED OPERATING
EXPENSE                                                Growth @
-----------------------                                --------

General & Admin.                  6.27%      $31,376      5.00%      $36,322     6.48%    $38,138    6.55%
Facility Operations               6.48%      $32,414      5.00%      $37,523     6.70%    $39,399    6.76%
Advertising                       0.70%       $3,490      5.00%       $4,040     0.72%     $4,242    0.73%
Management Fees                   0.31%       $1,572      4.00%       $1,768     0.34%     $1,839    0.35%
                                ------      --------    ------       -------    -----     -------   -----
Total Undistrib. Expenses                    $68,851                 $79,653    14.24%    $83,618   14.39%
                                ------      --------    ------       -------    -----     -------   -----
GROSS OPERATION PROFIT                      $152,547                $171,270    30.54%   $177,342   30.40%
                                ------      --------    ------       -------    -----     -------   -----

FIXED CHARGES                  % OF REV.
                               ---------
Property Taxes & Insurs.          4.28%      $24,111      5.00%      $27,912     5.39%    $29,307    5.66%
Trump Realty Rent                 0.54%       $2,725      0.00%       $2,725     0.53%     $2,725    0.53%
Reserved (FF&E)                                  N/A      1.50%       $8,404     1.62%     $8,741    1.69%
                                ------      --------    ------        -------    -----     -------   -----
Total Other Deductions                       $26,836                 $39,041     7.54%    $40,773    7.87%
                                ------      --------    ------       -------    -----     -------   -----
CASH FLOW                        25.13%     $125,711                $132,229    23.01%   $136,569   22.52%
  (Before Debt Service)                     --------    ------       -------    -----     -------   -----
                                               92.30%                  92.00%               92.00%
OCCUPANCY (%) - 1993 ACTUAL
AVERAGE ROOM RATE                             $96.57                 $104.92              $109.11
% INCREASE IN ADR                                  -                    4.00%                4.00%
NUMBER OF ROOMS                                1,250                   1,250                1,250
TOTAL ROOMS OCCUPIED                         421,268                 419,750              419,750


(continued on next page)














Valuations & Conclusions                       Capitalization of Income Approach
================================================================================

Prepared by:                    TRUMP TAJ MAHAL CASINO RESORTS
APPRAISAL GROUP International       CASH FLOW PROJECTION
      ($000)                    ------------------------------

                                /--Actual---\                        /--------------Projected--------------\
-------\
                                         1993            Growth
REVENUES                             (Unaudited)          Rate        Year 5        %        Year 6        %
--------                             ----------           ----        ------      ------     ------      -----
Casino                           79.40%     $442,064      4.00%      $526,243     79.27%    $547,292    79.27%
Guest Rooms                       7.31%      $40,682      4.00%       $47,632      7.17%     $49,537     7.17%
Food & Beverage                  10.05%      $55,953      4.00%       $68,076     10.25%     $70,799    10.25%
Other Income                      3.24%      $18,038      4.00%       $21,946      3.31%     $22,824     3.31%
                                ------      --------    ------       --------    -------   ---------   -------
GROSS POTENTIAL REVENUE         100.00%     $556,737                 $663,896    100.00%    $690,452   100.00%

Promotional Allowance           -10.14%     ($56,444)   -10.00%      ($52,624)    -7.93%    ($54,729)   -7.93%
Casino Bad Debt                   0.00%           $0     -1.00%       ($5,262)    -0.79%     ($5,473)   -0.79%
                                ------      --------    ------       --------    -------   ---------   -------
EFFECTIVE TOTAL REVENUE          89.86%     $500,293                 $606,009     91.28%    $630,250    91.28%
                                ------      --------    ------       --------    -------   ---------   -------
                                                                                    % of                  % of
                                                                                   TOTAL                 TOTAL
DEPARTMENTAL EXPENSES          % OF REV.               % OF REV.                 REVENUE               REVENUE
---------------------          ---------               ---------                 -------               -------

Casino                           41.41%     $196,318     45.00%      $236,809     39.08%    $246,282    39.08%
Rooms                            37.21%      $15,137     35.00%       $16,671      2.75%     $17,338     2.75%
Food & Beverage                  98.59%      $54,043     95.00%       $64,672     10.67%     $67,259    10.67%
Other                            74.27%      $13,397     75.00%       $16,459      2.72%     $17,118     2.72%
                                ------      --------    ------       --------    -------    --------   -------
Total Dept. Expenses                        $278,895                 $334,612     55.22%    $347,996    55.22%
                                ------      --------    ------       --------    -------    --------   -------
TOTAL DEPARTMENTAL PROFIT                   $221,399                 $271,398     44.78%    $282,254    44.78%
                                ------      --------    ------       --------    -------    --------   -------
UNDISTRIBUTED OPERATING
EXPENSE                                                Growth @
-----------------------                                --------

General & Admin.                  6.27%      $31,376      5.00%       $40,045      6.61%     $42,047     6.67%
Facility Operations               6.48%      $32,414      5.00%       $41,369      6.83%     $43,437     6.89%
Advertising                       0.70%       $3,490      5.00%        $4,454      0.73%      $4,677     0.74%
Management Fees                   0.31%       $1,572      4.00%        $1,912      0.37%      $1,989     0.32%
                                ------      --------    ------       --------    -------    --------   -------
Total Undistrib. Expenses                    $68,851                  $87,780     14.54%     $92,150    14.62%
                                ------      --------    ------       --------    -------    --------   -------
GROSS OPERATION PROFIT                      $152,547                 $183,618     30.25%    $190,104    30.16%
                                ------      --------    ------       --------    -------    --------   -------

FIXED CHARGES                  % OF REV
                               --------
Property Taxes & Insurs.          4.28%      $24,111      5.00%       $30,773      5.94%     $32,311     6.24%
Trump Realty Rent                 0.54%       $2,725      0.00%        $2,725      0.53%      $2,725     0.53%
Reserved (FF&E)                                  N/A      1.50%        $9,090      1.75%      $9,454     1.82%
                                ------      --------    ------       --------    -------    --------   -------
Total Other Deductions                       $26,836                  $42,588      8.22%     $44,490     8.59%
                                ------      --------    ------       --------    -------    --------   -------
CASH FLOW                        25.13%     $125,711                 $141,030     22.02%    $145,614    21.57%
  (Before Debt Service)                     --------    ------       --------    -------    --------   -------

OCCUPANCY (%) - 1993 ACTUAL                    92.30%                   92.00%                 92.00%
AVERAGE ROOM RATE                             $96.57                  $113.48                $118.02
% INCREASE IN ADR                                  -                     4.00%                  4.00%
NUMBER OF ROOMS                                1,250                    1,250                  1,250
TOTAL ROOMS OCCUPIED                         421,268                  419,750                419,750


                                     -103-
                         APPRAISAL GROUP International

Valuation & Conclusions                        Capitalization of Income Approach
================================================================================

STEP 3 -
--------

The selection of a yield rate to discount the projected cash flow and eventual property reversion is based upon our analysis of yield rates anticipated by real estate investors in the marketplace. It is important to note that these rates do not exhibit any particular property's past history, but rather reflect an investor's current yield expectations on future cash flows.

A yield rate utilized in annuity capitalization (discounted cash flow) differs from an income rate used in straight capitalization, in that a yield rate specifically addresses the time value of money and income stream patterns. If two identical properties have identical current income levels, except that one property's income will escalate faster than the other, an income rate such as an overall rate would not reflect different values, whereas a yield rate (discounted cash flow) would. The above is not meant to preclude the use of income rates. These rates are appropriate valuation tools when income levels are static and at regular intervals. Furthermore, income rates, such as overall rates, are useful when estimating a property's reversionary value, especially where long term income projections beyond a specified holding period are uncertain and highly subjective.

In order to select an appropriate yield rate, we analyzed the motivating factors that potential purchasers of properties similar to the subject would most consider. Among the factors taken into consideration were the following:

          -  Risk
          -  Condition of subject
          -  Current income levels and future projections
          -  Competition
          -  Anticipated growth of the area
          -  Tax benefits
          -  Future Value of the property.

                                     -104-
                         APPRAISAL GROUP International

Valuation & Conclusions                        Capitalization of Income Approach
================================================================================

The yield, or rate of return, that a real estate investor is willing to accept on a current purchase is not only affected by returns on other real estate transactions. A knowledgeable investor compares the expected yield on a real estate investment to yields he expects to earn on competitive investments with similar risk, duration, capital protection, and tax benefits.

Some of the non-real estate investments, typically compared to properties such as the subject and their respective yields as of November 1993 (most recent indices published by the Appraisal Institute - see Addenda), are as follows:

          1. United States Government
             10 year bonds        -  5.72% yield rate

          2. Corporate Bonds (A)  -  7.29% yield rate

          3  Municipal Bonds (A)  -  5.39% yield rate

At this time, it is somewhat difficult to substantiate an appropriate discount rate for casino facilities, such as the subject property, because few meaningful transactions have occurred that clearly illustrate current purchase criteria.

However, a key issue that must be addressed is the fact that hotel and casino facilities, have fallen from favor as an investment option for most institutional level buyers. Sluggish economies have affected this attitude, and a turnaround is not expected for several years.

An unwillingness to consider hotel and casino facilities as an investment, unless a property is stabilized, suggests that prices have gone down as a result of higher return requirements. But, as mentioned above, the few dated transactions that have occurred, both in Atlantic City and Nevada, do not provide a high degree of tangible support for this theory. The lack of sales

                                     -105-
                         APPRAISAL GROUP International

Valuation & Conclusions                        Capitalization of Income Approach
================================================================================

illustrates the unwillingness of sellers to take less for their properties based on today's buyer yield requirements. We have found that the differential in returns between buyers and sellers now approximates 200 to 300 basis points. Obviously, the disparity goes far in explaining the paucity of closed transactions.

Nonetheless, one pattern has been illustrated in purchaser due diligence that provides insight. Today's buyer is making purchase decisions with less emphasis on future returns (sale at reversion) and placing more emphasis on the current income to the property. In some cases, investors are reducing above-market contractual rents to market rates when making their investment decisions. This illustrates the conservative approach investors are taking and the risk now perceived with real estate as an investment vehicle. In essence, purchasers will not pay for speculative upside in today's uncertain market and as a result, sellers are facing lower than desired offering prices when transactions are in negotiation.

In order to objectively and rationally select discount rates, we have considered two methods. First, we have analyzed yield rates of new bond issues and key money rates. Second, we have reviewed required rates of return with real estate investors.

Recent key bond yields and money rates as of March 14, 1994 are set forth in the following table.

                                     -106-
                         APPRAISAL GROUP International

Valuation & Conclusions                        Capitalization of Income Approach
================================================================================

                                KEY MONEY RATES
                                 AS OF 3/14/94
==============================================================================
        Prime Rate                            6.00%
        Discount Rate                         3.00%
        3 Month T-Bills                       3.49%
        Commercial Paper (90 days)            3.83%
        Treasury Bills (One Year)             3.95%
        Treasury Notes (Two Year)             4.97%
        Treasury Notes (Five Year)            5.93%
        Treasury Notes (Ten Year)             6.51%
        Treasury Notes (30 Year)              6.93%
        High Quality
          Corporate Bonds (Financial)         6.98%
        Medium Quality
          Corporate Bonds (Industrial)        7.59%
==============================================================================
Source: The Wall Street Journal, March 14, 1994

The above rates indicate that a low-risk, long-term investment, such as a 30-Year U.S. Treasury Bond, yields a 6.93 percent return. A yield of 6.98 to 7.59 percent is obtainable through corporate bonds which typically have a lower risk than income-producing real estate, but higher than government issued paper. It should be noted that these rates have been very flat since the beginning of 1992, and the prospect of higher returns is not encouraging.

In analyzing real estate as an investment vehicle relative to the financial markets, four factors differentiate real estate from the investment opportunities described in the above chart. These are tax treatment, credibility, liquidity and risk, and are described respectively in the following paragraphs.

Potential arguments against utilizing bond yields and money market rates when analyzing real estate often include the vast differences in tax treatment. In the past, real property ownership

                                     -107-
                         APPRAISAL GROUP International

Valuation & Conclusions                        Capitalization of Income Approach
================================================================================

enjoyed many tax benefits that were not available for bond and money instruments (i.e. interest rate deductions, etc.). However, changes (1986) in the tax laws have influenced required real estate yields upward due to fewer incentives.

In addition to the tax laws surrounding real estate investments, two major concerns exist for the real estate industry according to a survey conducted by NCREIF (National Council of Real Estate Investment Fiduciaries): 1) the credibility of real estate as an investment class; and 2) the illiquidity of real estate in the market place. This index is similar to stock market indexes, such as the Dow Jones Industrial Average (DJIA), in that it has followed the performance of several specific real estate investments over a period of time.

The credibility of real estate can only be determined through long-term performance. The NCREIF index has been in existence for fourteen years, which is short in comparison to the DJIA and other investment indexes. However, even in accounting for a severe downturn in the industry in the past several years, the index reveals long-term yield rates of 9.7 percent for all properties and
12.4 percent for eastern properties. Only time can add to the credibility of real estate as an investment, but the current trends indicate a respectable return.

Real estate also suffers from illiquidity, particularly when compared to various financial instruments that may be converted into cash quickly. It is often a long and arduous task to transfer real estate, particularly when the property is very large and has numerous leases requiring much due diligence and legal counsel. This is often a deterring factor when purchasing real estate as an investment, thus requiring higher yields when compared to stocks and bonds.

                                     -108-
                         APPRAISAL GROUP International

Valuation & Conclusions                        Capitalization of Income Approach
================================================================================

The last significant difference between real estate and the financial markets is the measure of risk. While no marketplace is perfect or any measure of risk absolute, the financial markets are more sensitive to fluctuations relative to the whole market. The tracking of financial instruments is similar to the process of gathering comparable sales in the Sales Comparison Approach of the appraisal process. The magnitude of trading within the financial market, analysis of the same instrument by many informed participants and the adjustments made by the market participants provide a sound indication of yields at varying degrees of risk. This sensitivity tends to indicate that the financial markets illustrate a better measurement of risk than does the real estate market, due to the lower volume of transactions in real estate.

Therefore, it is very important to analyze the differing levels of risk present in the financial markets at varying yield rates in order to perceive and select an appropriate discount rate applicable to the subject. For the above stated reason, investors of real estate typically require returns several hundred basis points above what can be achieved in the financial markets. In our experience of casino and hotel facilities transactions, return requirements have ranged from 600 to 800 basis points above medium quality Corporate bonds. Therefore, an appropriate discount rate for the subject would be in the range of approximately 13.00 to 16.00 percent.

Additionally, we have reviewed two separate investor surveys and conducted our own telephone interviews. Respondents to the discount rate survey included national, institutional- grade, investment and pension fund advisors and local players in the market. The answers of the respondents in the retail, office and lodging categories ranged considerably. The Peter F. Korpacz Investor survey for the first quarter of 1994 indicated a discount rate (IRR) range of 9.00 to
20.00 percent, with an average discount rate of 13.93 percent for the National Luxury

                                     -109-
                         APPRAISAL GROUP International

Valuation & Conclusions                        Capitalization of Income Approach
================================================================================

Hotel Market. The National Full-Service Hotel Market reflects a discount rate in the range of 10.00% to 20.00% with an average of 15.33%. It should be noted that the upper end of this range represents troubled or distressed properties and has not been considered. The CB National Investor Survey (2nd Quarter - 1993) indicated a discount rate (IRR) range of 12.00 to 20.00 percent for hotels with an average of 14.9%. The RCDH report indicates an initial rate
(Ro) of 12.00% to 15.00%.

Before the real estate market began to discernibly respond to the soft market conditions in most major U.S. Cities, competitive yields had been trending downward. In general, this followed the pattern of rates for all properties and alternative investments. Further, the downward pattern reflected a competitive environment in which supply, that is well-located, higher-profile stabilized facilities, did not match buyer demand. During this period, rates as low as
10.00 to 10.50 percent were not uncommon for top quality holdings in major metro areas. However, in the last eighteen to twenty-four months, we have seen a reversal of this trend, with rates now in the 11.0 to 15.0 percent range, and only trophy properties justifying rates below 10.0 to 11.0 percent.

The discount rate is a function of several factors: a property's image, location, and physical characteristics; appreciation potential, competitive appeal, and cash flow stability; and the nature or degree of risk, real or perceived, inherent to the investment. The subject property is a mature hotel and casino facility, located along the Boardwalk in Atlantic City. A higher yield rate is necessary for a casino hotel because the investor is usually purchasing an ongoing business along with the real estate. The business or the "going concern" portion of the property is substantially dependent on the competency of the management team.

                                     -110-
                         APPRAISAL GROUP International

Valuation & Conclusions                        Capitalization of Income Approach
================================================================================

A recent survey indicates that investors active in the market employ terminal rates from 8.00% to 11.00%.

Giving the nature of the subject property, we have selected a terminal capitalization rate of 10.00%, which reflects the added risk associated with a casino/hotel.

Taken from the previously mentioned investor surveys, terminal capitalization rates for hotel facilities range from 8.0 to 11.0 percent, with the variance attributable to many of the same factors mentioned in our discussion of the discount rate. However, other issues influence the terminal capitalization rate and also warrant mention. First, the physical condition and competitive position of a property ten (10) years into the future must be studied. Second, the nature of the building's occupancy and casino wins in the initial years must be analyzed. Finally, the risk inherent to the reversion year's revenue and expense projections must be measured. Furthermore, in considering the terminal rate for the subject property, it is important to analyze all factors which may affect the subject property, such as gaming regulations and legislation.

On this basis, we have elected to use a terminal capitalization rate of 10.00%.

 Value  =       Income
                ------
                 Rate

 Value  =       $170,448,894           =      $1,704,488,941
                ------------
                    .10

                                     -112-
                         APPRAISAL GROUP International

Valuation & Conclusions                        Capitalization of Income Approach
================================================================================

We have deducted 3.0% of the gross reversionary value in order to arrive at a net sale proceeds. Our discounted cash flow reflects the net reversionary value.

STEP 5 -
------
The Net Present Value conclusion is based on the employment of the Discounted Cash Flow method. The process of discounting the cash flows, including the reversion, reflects the present worth of this investment given the information listed below:

        - A required rate of return
        - Receiving cash flows as projected
        - Reversion value as projected

At a 15.00% rate of return, our discounted cash flow calculations appear on the following page.

                                     -113-
                         APPRAISAL GROUP International

Valuation & Conclusions                        Capitalization of Income Approach
================================================================================

                                                  PRESENT WORTH OF INCOME STREAM
                                                  ==============================

TRUMP TAJ MAHAL CASINO RESORTS
------------------------------

                                                                                          PRESENT
                                                               PRESENT                    WORTH OF
                                                               WORTH OF                    INCOME             CASH
          PERIOD              CASH FLOW          REVERSION    $1  FACTOR                   STREAM             YIELD
----------------------------------------------------------------------------------------------------------------------------------
             1               $123,901,692         -              0.8696                   $107,744,911        11.21%
             2               $128,007,155         -              0.7561                    $96,786,210        11.59%
             3               $132,228,858         -              0.6575                    $86,940,474        11.97%
             4               $136,569,049         -              0.5718                    $78,090,182        12.36%
             5               $141,029,950         -              0.4972                    $70,120,091        12.76%
             6               $145,613,743         -              0.4323                    $62,948,821        13.18%
             7               $150,322,568         -              0.3759                    $56,506,253        13.60%
             8               $155,158,510         -              0.3269                    $50,721,317        14.04%
             9               $160,123,592         -              0.2843                    $45,523,137        14.49%
            10               $165,219,764         -              0.2472                    $40,842,326        14.95%
            11                          -    $1,653,354,273      0.2472                   $408,709,176
                                                                                       -------------------
                                                                                         $1,104,932,899
                                                                                             - SAY -
                                                                                         $1,100,000,000
                                                                                       ====================

DISCOUNT RATE:                       15.00%
TERMINAL
 CAPITALIZATION RATE:                10.00%

11TH YEAR NOI:              $  170,448,894

ASSUMED SALE VALUE:
                            $1,704,488,941
ASSUMED SALE COSTS:
                                      3.00%
NET SALES PROCEEDS:         $1,653,354,273


                                     -114-
                         APPRAISAL GROUP International

                                    ADDENDA








                         APPRAISAL GROUP International

                                  APPENDIX I

                         Subject Property Photographs












                         APPRAISAL GROUP International

Addenda                                             Subject Property Photographs
================================================================================

                                    [PHOTO]











                            HOSPITALITY SUITE #1417



                                    [PHOTO]












                               LANAI SUITE #1443

                         APPRAISAL GROUP International

Addenda                                             Subject Property Photographs
================================================================================

                                    [PHOTO]













                        LANAI SUITE #1444 - CORNER UNIT

                                    [PHOTO]













                              TYPICAL ROOM #4602

                         APPRAISAL GROUP International

Addenda                                             Subject Property Photographs
================================================================================

                                   [PHOTO]














                               RAJA SUITE #4617

                                    [PHOTO]













                               RAJA SUITE #4617

                         APPRAISAL GROUP International

Addenda                                             Subject Property Photographs
================================================================================

                                    [PHOTO]













                               RAJA SUITE #4617

                                    [PHOTO]













                                KING ROOM #4621

                         APPRAISAL GROUP International

Addenda                                             Subject Property Photographs
================================================================================

                                    [PHOTO]












                                  SUITE #4812

                                    [PHOTO]













                                  SUITE #4812

                         APPRAISAL GROUP International

Addenda                                             Subject Property Photographs
================================================================================

                                    [PHOTO]













                              VICEROY SUITE #4623

                                    [PHOTO]













                           46TH FLOOR ELEVATOR BANK

                         APPRAISAL GROUP International

Addenda                                             Subject Property Photographs
================================================================================

                                    [PHOTO]













                               46TH FLOOR LOBBY

                                    [PHOTO]













                              SULTAN SUITE #4811

                         APPRAISAL GROUP International

Addenda                                             Subject Property Photographs
================================================================================

                                    [PHOTO]













                              SULTAN SUITE #4811

                                    [PHOTO]














                              SULTAN SUITE #4811

                         APPRAISAL GROUP International

Addenda                                             Subject Property Photographs
================================================================================

                                    [PHOTO]













                           51ST FLOOR ELEVATOR BANK

                                    [PHOTO]













                              51ST FLOOR HALLWAY

                         APPRAISAL GROUP International

Addenda                                             Subject Property Photographs
================================================================================

                                    [PHOTO]













                              MICHELANGELO SUITE

                                    [PHOTO]













                              MICHELANGELO SUITE

                         APPRAISAL GROUP International

Addenda                                             Subject Property Photographs
================================================================================

                                    [PHOTO]













                              MICHELANGELO SUITE

                                    [PHOTO]













                              MICHELANGELO SUITE

                         APPRAISAL GROUP International

Addenda                                             Subject Property Photographs
================================================================================

                                    [PHOTO]













                   ALEXANDER THE GREAT SUITE - GUEST BEDROOM

                                    [PHOTO]













                    ALEXANDER THE GREAT SUITE - DINING ROOM

                         APPRAISAL GROUP International

Addenda                                             Subject Property Photographs
================================================================================

                                    [PHOTO]













                   ALEXANDER THE GREAT SUITE - GENERAL VIEW

                                    [PHOTO]













                     ALEXANDER THE GREAT SUITE - BATHROOM

                         APPRAISAL GROUP International

Addenda                                             Subject Property Photographs
================================================================================

                                    [PHOTO]













                    ALEXANDER THE GREAT SUITE - LIVING ROOM

                                    [PHOTO]













                      ALEXANDER THE GREAT SUITE - JACUZZI

                         APPRAISAL GROUP International

Addenda                                             Subject Property Photographs
================================================================================

                                    [PHOTO]






            ALEXANDER THE GREAT SUITE - BATHROOM AND EXERCISE ROOM





                         APPRAISAL GROUP International

Addenda                                             Subject Property Photographs
================================================================================

                                    [PHOTO]










                           VIEW FROM PACIFIC AVENUE

                                    [PHOTO]











                                PARKING GARAGE

                         APPRAISAL GROUP International

Addenda                                             Subject Property Photographs
================================================================================

                                    [PHOTO]













                    VIEW OF THE SUBJECT FROM THE BOARDWALK

                                    [PHOTO]













                                  STEEL PIER

                         APPRAISAL GROUP International

Addenda                                             Subject Property Photographs
================================================================================


                                    [PHOTO]











                          CLOSE-UP VIEW OF THE TOWER




                         APPRAISAL GROUP International

Addenda                                             Subject Property Photographs
================================================================================

                                    [PHOTO]














                           VIEW ALONG THE BOARDWALK

                                    [PHOTO]










                           VIEW ALONG THE BOARDWALK

                         APPRAISAL GROUP International

Addenda                                             Subject Property Photographs
================================================================================

                                    [PHOTO]













                        MAIN ENTRANCE AND PORTE COCHERE

                                    [PHOTO]













                          HOTEL LOBBY AND FRONT DESK

                         APPRAISAL GROUP International

Addenda                                             Subject Property Photographs
================================================================================

                                    [PHOTO]













                   2ND LEVEL PROMENADE TOWARDS THE BOARDWALK

                                    [PHOTO]













                            ESCALATORS TO 2ND LEVEL

                        APPRAISAL GROUP Interanational

Addenda                                             Subject Property Photographs
================================================================================

                                    [PHOTO]













                           RETAIL SHOPS ON 2ND LEVEL

                                    [PHOTO]











                           RETAIL SHOPS ON 2ND LEVEL

                         APPRAISAL GROUP International

Addenda                                             Subject Property Photographs
================================================================================

                                    [PHOTO]













                              THE SPA AT THE TAJ

                                    [PHOTO]













                              MARK G. ETESS ARENA

                         APPRAISAL GROUP International

                                  APPENDIX II

                                  Floor Plans











                         APPRAISAL GROUP International

                                 [FLOOR PLAN]


                                     FIRST LEVEL PLAN OF TAJ MAHAL CASINO RESORT

                                 [FLOOR PLAN]




                                FIRST LEVEL MEZZANINE OF TAJ MAHAL CASINO RESORT

                                 [FLOOR PLAN]



                                    SECOND LEVEL PLAN OF TAJ MAHAL CASINO RESORT

                                 [FLOOR PLAN]



                               SECOND LEVEL MEZZANINE OF TAJ MAHAL CASINO RESORT

                                 [FLOOR PLAN]



                                            5TH LEVEL OF TAJ MAHAL CASINO RESORT

                        TRUMP TAJ MAHAL CASINO* RESORT


                           OPERATING REVIEW PACKAGE


                                 DECEMBER 1993

                        TRUMP TAJ MAHAL CASINO* RESORT
                           OPERATING REVIEW PACKAGE
                                DECEMBER, 1993


                               TABLE OF CONTENTS


                     Market Share Analysis                 1-4
                     Statement of Operations                 5
                     Property Operating Statement            6
                     Key Statistics                          7
                     Gaming Summary                          8
                     Table Summary                           9
                     Games Drop/Games Win Summary           10
                     Slot Summary                           11
                     Slot Handle/Slot Win Summary           12
                     Food Summary                           13
                     Food Covers by Outlet                  14
                     Average Check by Outlet                15
                     Beverage Summary                       16
                     Lodging Summary                        17
                     Room Occupancy Statistics           18-19
                     Facility Operations Summary            20
                     Fixed Expense Summary                  21
                     General & Administrative Summary       22
                     Monthly Labor Comparison               23


                                       2
14-Jan-94

                          TAJ MAHAL CASINO AND RESORT
                             MARKET SHARE ANALYSIS
                                OPERATING REVIEW
                       FOR THE MONTH ENDED DECEMBER 1993


                                                                          1993     1992
                     UNIT        1993                   1992              DROP     DROP        1993                 1992
             # OF    MKT          PIT                   PIT                MKT      MKT        TABLE               TABLE
PROPERTY    UNITS   SHARE %      DROP        RANK       DROP       RANK  SHARE %  SHARE %       WIN       RANK      WIN
--------    -----   ------- --------------   ----  --------------  ----  -------  -------  ------------   ----  ------------
TAJ           163    14.5%  $   87,689,444      1  $   78,608,255     1    16.7%    15.3%  $ 15,032,138      1  $ 11,953,332
PLAZA          86     7.6%      44,791,209      5      50,140,987     3     8.5%     9.8%     7,187,558      5     6,597,694
RESORTS        81     7.2%      38,670,767      8      38,772,967     5     7.4%     7.6%     4,992,405      9     5,919,872
CAESARS       114    10.1%      58,510,412      2      72,228,158     2    11.1%    14.1%     7,783,536      4     9,154,844
BALLY          95     8.4%      46,293,817      3      37,342,753     7     8.8%     7.3%     8,544,234      2     6,456,570
SANDS          93     8.2%      45,591,542      4      49,528,461     4     8.7%     9.7%     8,346,337      3     7,432,388
HARRAH'S       80     7.1%      29,141,951     11      33,497,933     9     5.5%     6.5%     4,740,664     10     6,037,023
CLARIDGE       67     5.9%      20,063,289     12      18,868,713    12     3.8%     3.7%     2,892,712     12     2,857,434
SHOWBOAT       92     8.2%      32,057,454     10      30,140,774    11     6.1%     5.9%     4,189,909     11     4,409,688
TROP WORLD     89     7.9%      36,344,985      9      37,980,777     6     6.9%     7.4%     5,579,973      7     5,950,677
CASTLE         81     7.2%      41,356,955      7      33,938,422     8     7.9%     6.6%     5,067,970      8     5,160,284
GRAND          87     7.7%      44,765,868      6      31,912,594    10     8.5%     6.2%     7,106,882      6     4,567,694
            -----   ------- --------------         --------------        -------  -------  ------------         ------------
TOTAL       1,128   100.0%  $  525,277,693         $  512,960,794         100.0%   100.0%  $ 81,464,318         $ 76,497,500
% change from last year               2.4%                                                         6.5%
                   1993     1992
                  TABLE    TABLE
                   WIN      WIN     1993   1992
                   MKT      MKT     HOLD   HOLD
PROPERTY    RANK  SHARE %  SHARE %    %      %
--------    ----  -------  -------  ----   ----
TAJ            1   18.5%    15.6%   17.1%  15.2%
PLAZA          4    8.8%     8.6%   16.0%  13.2%
RESORTS        8    6.1%     7.7%   12.9%  15.3%
CAESARS        2    9.6%    12.0%   13.3%  12.7%
BALLY          5   10.5%     8.4%   18.5%  17.3%
SANDS          3   10.2%     9.7%   18.3%  15.0%
HARRAH'S       6    5.8%     7.9%   16.3%  18.0%
CLARIDGE      12    3.6%     3.7%   14.4%  15.1%
SHOWBOAT      11    5.1%     5.8%   13.1%  14.6%
TROP WORLD     7    6.8%     7.8%   15.4%  15.7%
CASTLE         9    6.2%     6.7%   12.3%  15.2%
GRAND         10    8.7%     6.0%   15.9%  14.3%
                  -------  -------
TOTAL             100.0%   100.0%   15.5%  14.9%
% change from last year


                                                                           1993     1992
                     UNIT         1993                   1992             HANDLE   HANDLE       1993                 1992
              # OF   MKT          SLOT                   SLOT              MKT      MKT         SLOT                 SLOT
PROPERTY     UNITS   SHARE %     HANDLE       RANK      HANDLE      RANK  SHARE %  SHARE %      WIN        RANK      WIN
--------     -----   ------- --------------   ----  --------------  ----  -------  -------  ------------   ----  ------------
TAJ          3,158   12.9%   $  207,766,071      1  $  171,039,042     2    12.7%    11.8%  $ 18,375,878      1  $ 15,967,800
PLAZA        1,834    7.5%      110,035,359      9     118,026,788     7     6.7%     8.2%    10,352,855      8    10,684,649
RESORTS      1,916    7.8%      116,050,255      8      94,522,698    10     7.1%     6.5%     9,894,934      9     9,253,687
CAESARS      2,073    8.4%      135,897,330      6     126,618,152     4     8.3%     8.8%    12,545,820      6    12,503,470
BALLY        2,009    8.2%      143,429,050      5     118,143,927     6     8.7%     8.2%    12,920,125      4    11,456,464
SANDS        1,627    6.6%      106,169,538     10      98,047,110     9     6.5%     6.8%     9,527,164     10     9,225,076
HARRAH'S     1,891    7.7%      199,232,999      2     146,993,437     3    12.2%    10.2%    14,429,441      3    12,857,575
CLARIDGE     1,368    5.6%       66,405,827     12      54,563,325    12     4.1%     3.8%     6,664,203     12     5,962,156
SHOWBOAT     2,379    9.7%      151,968,233      4     124,064,574     5     9.3%     8.6%    12,900,860      5    11,324,695
TROP WORLD   2,731   11.1%      184,468,598      3     203,185,699     1    11.3%    14.1%    14,891,882      2    15,810,843
CASTLE       2,098    8.5%      128,641,744      7     113,918,864     8     7.8%     7.9%    11,522,479      7    10,745,620
GRAND        1,477    6.0%       89,361,828     11      76,373,741    11     5.5%     5.3%     7,777,880     11     7,324,026
             -----   ------- --------------         --------------        -------  -------  ------------         ------------
TOTAL       24,561  100.0%   $1,639,426,832         $1,445,497,357         100.0%   100.0%  $141,803,521         $133,116,061
% change from last year               13.4%                                                         6.5%
                   1993     1992
                   SLOT     SLOT
                   WIN      WIN     1993   1992
                   MKT      MKT     HOLD   HOLD
PROPERTY    RANK  SHARE %  SHARE %   %      %
--------    ----  -------  -------  ----   ----
TAJ            1   13.0%    12.0%   8.8%   9.3%
PLAZA          8    7.3%     8.0%   9.4%   9.1%
RESORTS        9    7.0%     7.0%   8.5%   9.8%
CAESARS        4    8.8%     9.4%   9.2%   9.9%
BALLY          5    9.1%     8.6%   9.0%   9.7%
SANDS         10    6.7%     6.9%   9.0%   9.4%
HARRAH'S       3   10.2%     9.7%   7.2%   8.7%
CLARIDGE      12    4.7%     4.5%  10.0%  10.9%
SHOWBOAT       6    9.1%     8.5%   8.5%   9.1%
TROP WORLD     2   10.5%    11.9%   8.1%   7.8%
CASTLE         7    8.1%     8.1%   9.0%   9.4%
GRAND         11    5.5%     5.5%   8.7%   9.6%
                  -------  -------  ----   ----
TOTAL             100.0%   100.0%   8.6%   9.2%
% change from last year

                          TAJ MAHAL CASINO AND RESORT
                             MARKET SHARE ANALYSIS
                                OPERATING REVIEW
                           YEAR TO DATE DECEMBER 1993

                                                                             1993     1992
                      UNIT        1993                    1992               DROP     DROP         1993                   1992
              # OF    MKT         PIT                      PIT                MKT      MKT         TABLE                 TABLE
PROPERTY     UNITS   SHARE %      DROP         RANK       DROP        RANK  SHARE %  SHARE %        WIN        RANK       WIN
----------   -----   -----  ---------------    ----  --------------   ----  -------  -------  --------------   ----  -------------
TAJ            163   14.6%  $ 1,062,042,357      1  $ 1,067,595,021     1    15.5%    15.1%  $  173,432,276      1  $  169,112,175
PLAZA           87    7.8%      626,622,245      3      689,918,629     3     9.2%     9.8%      93,969,830      4      95,863,530
RESORTS         82    7.3%      543,763,629      6      537,581,983     5     7.9%     7.6%      77,432,381      7      80,023,125
CAESARS         97    8.7%      772,797,587      2      891,982,707     2    11.3%    12.6%     125,409,938      2     140,376,736
BALLY           96    8.6%      547,751,407      5      515,591,706     7     8.0%     7.3%      90,292,942      5      87,618,050
SANDS           87    7.8%      610,843,421      4      647,876,441     4     8.9%     9.2%      94,090,263      3     102,588,615
HARRAH'S        90    8.1%      462,489,368     10      504,876,892     8     6.8%     7.2%      72,927,998      8      79,153,564
CLARIDGE        67    6.0%      278,835,873     12      276,036,011    12     4.1%     3.9%      40,958,630     12      40,757,976
SHOWBOAT        83    7.5%      465,736,958      9      444,761,334    11     6.8%     6.3%      70,669,641     11      72,579,779
TROP WORLD      88    7.9%      449,410,501     11      524,159,014     6     6.6%     7.4%      71,945,560      9      82,723,901
CASTLE          87    7.8%      492,119,300      8      504,488,200     9     7.2%     7.2%      71,861,502     10      77,733,952
GRAND           88    7.9%      534,333,290      7      450,116,028    10     7.8%     6.4%      87,144,824      6      73,634,996
             -----   -----  ---------------          --------------         -------  -------  --------------         -------------
TOTAL        1,113  100.0%   $6,846,745,936          $7,054,983,966         100.0%   100.0%  $1,070,135,785         $1,102,166,399
% change from last year               -3.0%                                                           -2.9%
                        1993      1992
                       TABLE     TABLE
                        WIN       WIN      1993   1992
                        MKT       MKT      HOLD   HOLD
PROPERTY        RANK   SHARE %   SHARE %     %      %
----------      ----   -------   -------   ----   ----
TAJ               1    16.2%     15.3%    16.3%  15.8%
PLAZA             4     8.8%      8.7%    15.0%  13.9%
RESORTS           7     7.2%      7.3%    14.2%  14.9%
CAESARS           2    11.7%     12.7%    16.2%  15.7%
BALLY             5     8.4%      7.9%    16.5%  17.0%
SANDS             3     8.8%      9.3%    15.4%  15.8%
HARRAH'S          8     6.8%      7.2%    15.8%  15.7%
CLARIDGE         12     3.8%      3.7%    14.7%  14.8%
SHOWBOAT         11     6.6%      6.6%    15.2%  16.3%
TROP WORLD        6     6.7%      7.5%    16.0%  15.8%
CASTLE            9     6.7%      7.1%    14.6%  15.4%
GRAND            10     8.1%      6.7%    16.3%  16.4%
                      -------   -------
TOTAL                 100.0%    100.0%    15.6%  15.6%
% change from last year


                                                                            1993     1992
                    UNIT         1993                    1992              HANDLE   HANDLE        1993                   1992
             # OF   MKT          SLOT                    SLOT               MKT      MKT          SLOT                   SLOT
PROPERTY    UNITS   SHARE %     HANDLE        RANK      HANDLE       RANK  SHARE %  SHARE %       WIN         RANK       WIN
--------    -----   ------- ---------------   ----  ---------------  ----  -------  -------  --------------   ----  --------------
TAJ         3,121    13.0%  $ 2,857,910,382     2   $ 2,510,071,469    2     11.9%    11.4%  $  264,503,544     1   $  246,947,887
PLAZA       1,812     7.6%    1,834,226,838     8     1,781,849,694    7      7.6%     8.1%     173,215,257     7      168,387,560
RESORTS     1,822     7.6%    1,758,359,886     9     1,584,205,819    9      7.3%     7.2%     164,137,057     9      155,498,842
CAESARS     1,944     8.1%    1,995,809,446     6     1,997,757,557    4      8.3%     9.0%     190,469,271     6      192,118,747
BALLY       1,949     8.1%    2,144,750,082     5     1,929,288,881    6      8.9%     8.7%     205,315,896     4      192,916,463
SANDS       1,607     6.7%    1,630,971,918    10     1,443,560,648   10      6.8%     6.5%     149,477,588    10      142,641,218
HARRAH'S    1,896     7.9%    2,543,551,242     3     2,244,296,664    3     10.5%    10.2%     212,174,381     3      208,341,542
CLARIDGE    1,401     5.9%    1,062,240,262    12       942,573,287   12      4.4%     4.3%     113,656,209    12      105,600,700
SHOWBOAT    2,271     9.5%    2,189,507,169     4     1,965,888,182    5      9.1%     8.9%     202,867,358     5      185,123,158
TROP WORLD  2,660    11.1%    2,866,847,299     1     2,736,780,159    1     11.9%    12.4%     237,976,188     2      227,474,944
CASTLE      1,976     8.3%    1,851,407,983     7     1,682,869,610    8      7.7%     7.6%     172,997,582     8      162,628,339
GRAND       1,465     6.1%    1,376,691,844    11     1,264,068,286   11      5.7%     5.7%     130,422,925    11      126,138,551
            -----   ------- ---------------         ---------------        -------  -------  --------------         --------------
TOTAL       23,923  100.0%  $24,112,274,351         $22,083,210,286         100.0%   100.0%  $2,217,213,256         $2,113,817,951
% change from last year                9.2%                                                            4.9%
                   1993    1992
                   SLOT    SLOT
                   WIN      WIN     1993   1992
                   MKT      MKT     HOLD   HOLD
PROPERTY    RANK  SHARE %  SHARE %   %      %
--------    ----  -------  -------  -----  -----
TAJ            1   11.9%    11.7%    9.3%   9.8%
PLAZA          7    7.8%     8.0%    9.4%   9.5%
RESORTS        9    7.4%     7.4%    9.3%   9.8%
CAESARS        5    8.6%     9.1%    9.5%   9.6%
BALLY          4    9.3%     9.1%    9.6%  10.0%
SANDS         10    6.7%     6.7%    9.2%   9.9%
HARRAH'S       3    9.6%     9.9%    8.3%   9.3%
CLARIDGE      12    5.1%     5.0%   10.7%  11.2%
SHOWBOAT       6    9.1%     8.8%    9.3%   9.4%
TROP WORLD     2   10.7%    10.8%    8.3%   8.3%
CASTLE         8    7.8%     7.7%    9.3%   9.7%
GRAND         11    5.9%     6.0%    9.5%  10.0%
                  -------  -------
TOTAL             100.0%   100.0%    9.2%   9.6%
% change from last year

                          TAJ MAHAL CASINO AND RESORT
                             MARKET SHARE ANALYSIS
                               OPERATING REVIEW
                       FOR THE MONTH ENDED DECEMBER 1993

                                                        TOTAL GROWTH           TABLE GROWTH         SLOT GROWTH
                1993                1992                OVER LAST YEAR        OVER LAST YEAR       OVER LAST YEAR
PROPERTY      TOTAL WIN    RANK   TOTAL WIN    RANK       $         %           $          %         $         %
--------     ------------  ----  ------------  ----  -----------   ----     ----------   -----   ----------   ----
TAJ          $ 33,408,016     1  $ 27,921,132     1  $ 5,486,884   19.7%    $3,078,806    25.8%  $2,408,078   15.1%
PLAZA          17,540,413     7    17,282,343     6      258,070    1.5%      $589,864     8.9%   ($331,794)  -3.1%
RESORTS        14,887,339    10    15,173,559    10     (286,220)  -1.9%     ($927,467)  -15.7%    $641,247    6.9%
CAESARS        20,329,356     4    21,658,314     3   (1,328,958)  -6.1%   ($1,371,308)  -15.0%     $42,350    0.3%
BALLY          21,464,359     2    17,913,034     5    3,551,325   19.8%    $2,087,664    32.3%  $1,463,661   12.8%
SANDS          17,873,501     6    16,657,464     7    1,216,037    7.3%      $913,949    12.3%    $302,088    3.3%
HARRAH'S       19,170,105     5    18,894,598     4      275,507    1.5%   ($1,296,359)  -21.5%  $1,571,866   12.2%
CLARIDGE        9,556,915    12     8,819,590    12      737,325    8.4%       $35,278     1.2%    $702,047   11.8%
SHOWBOAT       17,090,769     8    15,734,383     9    1,356,386    8.6%     ($219,779)   -5.0%  $1,576,165   13.9%
TROP WORLD     20,471,855     3    21,761,520     2   (1,289,665)  -5.9%     ($370,704)   -6.2%   ($918,961)  -5.8%
CASTLE         16,590,449     9    15,905,904     8      684,545    4.3%      ($92,314)   -1.8%    $776,859    7.2%
GRAND          14,884,762    11    11,891,720    11    2,993,042   25.2%    $2,539,188    55.6%    $453,854    6.2%
             ------------        ------------        -----------            ----------           ----------
TOTAL        $223,267,839        $209,613,561        $13,654,278    6.5%    $4,966,818     6.5%  $8,687,460    6.5%

                          TAJ MAHAL CASINO AND RESORT
                             MARKET SHARE ANALYSIS
                               OPERATING REVIEW

                                                               TOTAL GROWTH            TABLE GROWTH           SLOT GROWTH
                   1993                  1992                 OVER LAST YEAR          OVER LAST YEAR         OVER LAST YEAR
PROPERTY        TOTAL WIN     RANK    TOTAL WIN     RANK         $          %            $          %           $          %
--------      --------------  ----  --------------  ----    -----------   -----    ------------   -----   ------------   -----
TAJ           $  437,935,820     1  $  416,060,062     1    $21,875,758    5.3%      $4,320,101     2.6%   $17,555,657    7.1%
PLAZA            267,185,087     7     264,251,090     6     $2,933,997    1.1%     ($1,893,700)   -2.0%    $4,827,697    2.9%
RESORTS          241,569,438    10     235,521,967    10     $6,047,471    2.6%     ($2,590,744)   -3.2%    $8,638,215    5.6%
CAESARS          315,879,209     2     332,495,483     2   ($16,616,274)  -5.0%    ($14,966,798)  -10.7%   ($1,649,476)  -0.9%
BALLY            295,608,838     4     280,534,513     5    $15,074,325    5.4%      $2,674,892     3.1%   $12,399,433    6.4%
SANDS            243,567,851     9     245,229,833     8    ($1,661,982)  -0.7%     ($8,498,352)   -8.3%    $6,836,370    4.8%
HARRAH'S         285,102,379     5     287,495,106     4    ($2,392,727)  -0.8%     ($6,225,566)   -7.9%    $3,832,839    1.8%
CLARIDGE         154,614,839    12     146,358,676    12     $8,256,163    5.6%        $200,654     0.5%    $8,055,509    7.6%
SHOWBOAT         273,536,999     6     257,702,937     7    $15,834,062    6.1%     ($1,910,138)   -2.6%   $17,744,200    9.6%
TROP WORLD       309,921,748     3     310,198,845     3      ($277,097)  -0.1%    ($10,778,341)  -13.0%   $10,501,244    4.6%
CASTLE           244,859,084     8     240,362,291     9     $4,496,793    1.9%     ($5,872,450)   -7.6%   $10,369,243    6.4%
GRAND            217,567,749    11     199,773,547    11    $17,794,202    8.9%     $13,509,828    18.3%    $4,284,374    3.4%
              --------------        --------------          -----------            ------------           ------------
TOTAL         $3,287,349,041        $3,215,984,350          $71,364,691    2.2%    ($32,030,614)   -2.9%  $103,395,305    4.9%

                          TAJ MAHAL CASINO AND RESORT
                    OPERATING REVIEW - POKER & SIMULCASTING
                       FOR THE MONTH ENDED DECEMBER 1993

                                    1993                1993          1993                   DEC         Y-T-D
            # OF     UNIT MKT       POKER                MKT          Y-T-D                AVG WIN      AVG WIN
PROPERTY    UNITS     SHARE %        WIN      RANK     SHARE %      POKER WIN     RANK     PER UNIT     PER UNIT
--------    -----    --------       -----     ----     -------      ---------     ----     --------     --------
TAJ           58       36.3%     $1,127,513     1       38.8%      $ 7,513,044      1     $  19,440    $129,535
RESORTS       25       15.6%        436,136     2       15.0%        3,733,699      2        17,445     149,348
CAESARS        9        5.6%        235,646     4        8.1%          556,804      6        26,183      61,867
BALLY         20       12.5%        392,893     3       13.5%        2,571,809      3        19,645     128,590
SANDS         20       12.5%        203,780     5        7.0%        1,706,514      4        10,189      85,326
HARRAH'S       9        5.6%        164,490     7        5.7%          164,490      8        18,277      18,277
SHOWBOAT       6        3.8%        146,672     8        5.0%          197,321      7        24,445      32,887
CASTLE        13        8.1%        197,356     6        6.8%        1,180,684      5        15,181      90,822
              --        ----        -------              ---         ---------               ------      ------
TOTAL        160      100.0%     $2,904,486            100.0%      $17,624,365              $18,153    $110,152
               1993                  1993         1993                  1993      1993      1993 Y-T-D
            SIMULCAST                 MKT       SIMULCAST                MKT      HOLD      SIMULCAST
PROPERTY      HANDLE      RANK      SHARE %      REVENUE     RANK      SHARE %      %        REVENUE       RANK
--------    ---------     ----      -------     ---------    ----      -------    ----      ----------     ----
TAJ         $1,110,307      3        15.1%       $101,111      3        15.0%     9.1%     $  830,416        4
RESORTS      1,315,470      2        17.9%        126,012      2        18.7%     9.6%        964,794        3
CAESARS      3,258,359      1        44.4%        296,422      1        44.1%     9.1%      1,209,302        1
SANDS          739,106      5        10.1%         66,013      5         9.8%     8.9%        704,176        5
SHOWBOAT       907,832      4        12.4%         82,851      4        12.3%     9.1%        977,911        2
            ----------               -----       --------               -----              ----------
TOTAL       $7,331,074              100.0%       $672,409              100.0%     9.2%     $4,686,600


                                                    TRUMP TAJ MAHAL ASSOCIATES

                                                            (UNAUDITED)
                                                      STATEMENT OF OPERATIONS
                                                           DECEMBER 1993

                                                          CURRENT PERIOD
------------------------------------------------------------------------------------------------------------------------------------

                                 THIS YEAR VS BUDGET                          THIS YR VS LAST YR
------------------------------------------------------------------------------------------------------------------------------------
  ACTUAL          BUDGET         VAR $          VAR %           LAST          VAR $           VAR %           DESCRIPTION
                                                                YEAR
------------------------------------------------------------------------------------------------------------------------------------
15,032,138       13,290,807     1,741,531       13.1         11,953,332      3,078,806        25.0      TABLE GAMES
18,037,015       17,215,351       821,164        4.8         15,760,110      2,276,905        14.4      SLOTS
 1,127,313                0     1,127,313         .0                  0      1,127,313          .0      POKER
   100,187                0       100,187         .0                  0        100,187          .0      SIMULCASTING
34,296,653       30,506,458     3,790,195       12.4         27,713,442      6,503,211        23.0        TOTAL GAMING REVENUE

 2,699,386        2,471,200       228,186        9.2          2,384,428        314,950        13.2      LODGING
 4,624,734        4,170,405       454,329       10.9          3,785,508        839,146        22.2      FOOD & BEVERAGE
   433,907          239,000       194,907       8.81            409,620         24,200         5.9      ENTERTAINMENT
 1,103,506          909,579       193,927       21.3          1,471,093       (367,506)      (25.0)     OTHER
 8,861,533        7,790,184     1,071,349       13.8          8,050,729        810,806        10.1        TOTAL OTHER

43,158,186       38,296,642     4,861,544       12.7         35,764,171      7,394,017        20.7        GROSS REVENUE
(4,715,242)      (4,410,641)     (304,601)      (6.9)        (3,847,205)      (060,037)      (22.6)     PROMOTIONAL ALLOWANCE

38,442,944       33,806,001     4,556,943       13.4         31,916,966      6,525,900        20.4        NET REVENUE

                                                                                                          EXPENSES
14,065,673       13,000,881    (1,064,792)      (0.2)        13,090,803       (974,070)       (7.4)     PAYROLL & BENEFITS
 1,808,517        1,650,358      (158,159)      (9.6)        (1,535,055)      (273,462)      (17.0)     COST OF GOODS SOLD
 3,070,063        2,993,204       (76,059)      (2.6)         2,437,854       (632,209)      (25.9)     COIN/TABLE COUPONS
 1,435,270        1,131,039      (304,231)     (26.9)         1,079,438       (355,832)      (33.0)     PROMO EXPENSE
   424,029          206,638      (157,393)     (59.0)           390,752        (33,277)       (0.5)     ADVERTISING
 1,048,590        1,308,620      (539,962)     (41.3)           830,868     (1,017,722)     (122.5)     MARKETING/ENTERTAINMENT
 3,304,543        2,964,757      (339,206)     (11.5)         2,406,137       (098,___)       ____      GAMING TAX & REGULATORY
                                                                                                        FEES

 2,269,193        1,943,173      (316,814)     (10.3)         1,057,258      _________        ____      PROPERTY TAX, RENT &
                                                                                                        INSURANCE
 1,178,749        1,183,839         4,590         .4          1,170,871      _________        ____      UTILITIES
  (171,275)         603,073       775,148       20.4             13,000      _________        ____      ALLOWANCE-DOUBTFUL
                                                                                                        ACCOUNTS

 2,193,211        2,045,848      (147,363)      (7.2)         1,526,864        (666,___)     (44.0)     GENERAL & ADMINISTRATIVE
31,417,363       29,091,742    (2,325,621)      (8.0)        26,330,900      (5,070,463)     (19.3)       TOTAL COST & EXPENSES

 7,025,581        4,794,259     2,231,322       46.5          5,578,066       1,447,517       26.0        GROSS OPERATING INCOME

    60,997           48,249       (12,748)     (26.4)            (7,852)        (68,849)    (876.0)     TRUMP SERVICES AGREEMENT
         0                0             0         .0                  0               0         .0      RESTRUCTURING LITIGATION
                                                                                                        COSTS
   216,952          189,818       (27,134)     (14.3)           174,507         (42,445)     (24.3)     WRITE-DOWN ON PURCHASE OF__
   227,083          227,083             0         .0            227,083               0         .0      TRUMP REALTY RENT
 6,520,549        4,329,109     2,191,440       50.6          5,184,328       1,336,223       25.0        EBITDA

 3,159,736        3,825,159      (134,277)      (4.4)         3,089,597         (70,139)      (2.3)     DEPRECIATION &
                                                                                                        AMORTIZATION
10,509,754        9,257,300    (1,252,454)     (13.5)         9,425,517      __________      (11.5)     INTEREST
(7,148,941)      (7,953,650)      804,709       10.1         (7,330,706)        101,846        2.5        INC (LOSS)--EXTRA ITEMS
(7,148,941)      (7,953,650)      804,709       10.1         (7,330,706)        181,846        2.5        NET INCOME (LOSS)


                                                            (UNAUDITED)
                                                      STATEMENT OF OPERATIONS
                                                           DECEMBER 1993


                                                          CURRENT PERIOD
------------------------------------------------------------------------------------------------------------------------------------
                                                              THIS YEAR VS BUDGET                          THIS YR VS LAST YR
------------------------------------------------------------------------------------------------------------------------------------
  DESCRIPTION                  ACTUAL         BUDGET          VAR $          VAR %         LAST            VAR $           VAR %
                                                                                           YEAR
------------------------------------------------------------------------------------------------------------------------------------
TABLE GAMES                 173,432,274     167,291,439     5,140,835        3.7        169,112,174       4,328,101        2.0
SLOTS                       260,284,093     248,838,866    12,245,227        4.9        244,933,258      15,358,835        6.0
POKER                         7,519,644               0     7,519,644         .0                  0       7,519,644         .0
SIMULCASTING                    828,259               0       828,259         .0                  0         828,259         .0
  TOTAL GAMING REVENUE      142,064,270     415,330,305    26,733,965        6.4        414,845,432      28,818,830        6.0

LODGING                      40,681,989      40,315,000       366,909         .9         41,043,596        (361,687)       (.9)
FOOD & BEVERAGE              55,953,248      59,608,970    (3,655,722)      (6.1)        59,455,675      (3,502,427)      (5.9)
ENTERTAINMENT                 3,798,060       2,958,000       832,868       28.2          4,816,451      (1,025,583)     (21.0)


OTHER                        14,247,134      11,562,828     2,684,386       23.2         12,564,114       1,683,019       13.0
  TOTAL OTHER               114,673,159      14,444,790       228,361         .2        117,879,036      (3,286,670)      (2.2)

  GROSS REVENUE             556,737,429     529,775,103    26,962,326        5.1        531,925,268      24,812,161        4.0
PROMOTIONAL ALLOWANCE       556,444,174     (60,921,993)    4,477,819        7.4        (61,249,526)      4,885,352        7.0

  NET REVENUE               500,293,255     468,053,110    31,440,145        6.7        470,675,742      29,617,513        6.0

  EXPENSES
PAYROLL & BENEFITS          162,001,025     160,901,461    (1,179,564)       (.7)       155,959,017      (6,122,008)      (3.9)
COST OF GOODS SOLD           22,051,847      23,478,979       627,132        2.7         23,425,233         573,885        2.5
COIN/TABLE COUPONS           39,759,990      38,778,818      (981,180)      (2.5)        37,603,549      (2,156,449)      (5.0)
PROMO EXPENSE                15,166,644      13,086,216    (1,360,420)      (9.9)        12,615,995      (2,550,650)     (20._)
ADVERTISING                   3,409,354       3,293,232      (196,127)      (6.0)         5,666,299       2,176,948       38.
MARKETING/ENTERTAINMENT      16,307,994      19,037,760     2,649,774       13.9         17,137,777         749,783        4._
GAMING TAX & REGULATORY      40,543,041      59,590,332      (944,749)      (2.4)        38,341,078      (2,201,371)      ____
FEES
PROPERTY TAX, RENT &         24,111,081      23,203,575      (827,506)      (3.6)        22,676,385      (1,414,697)      ____
INSURANCE
UTILITIES                    13,100,795      14,178,653       877,950        6.1        13,677,724          276,930
ALLOWANCE-DOUBTFUL            3,472,150       7,596,887     4,124,517       54.3         6,196,078        2,724,220       44.0
ACCOUNTS

GENERAL & ADMINISTRATIVE     29,021,635      25,757,840    (3,263,987)     (12.2)       25,360,925       (3,660,711)     (14._)
  TOTAL COST & EXPENSES      70,205,569     369,011,349      (474,228)       (.1)      350,661,944      (11,623,628)

  GROSS OPERATING INCOME     30,007,606      99,841,761    38,965,925       31.3       112,813,798       17,993,889

TRUMP SERVICES AGREEMENT      1,571,594       1,185,521      (386,073)     (32.6)        1,308,182         (103,412)
RESTRUCTURING LITIGATION        250,000               0      (250,000)        .0                 0         (250,000)      ____
COSTS
WRITE-DOWN ON PURCHASE OF__   2,763,664       2,590,100      (173,564)      (6.7)        2,562,519         (201,145)
TRUMP REALTY RENT             2,725,000       2,724,990            (4)         .0        2,705,000                0         .0
  EBIDTA                    122,697,428      92,541,144    38,156,284        32.6      105,338,097       17,354,323

DEPRECIATION &              36,057,679      36,054,648    __________        (2.2)      36,387,548         (470,131)      ____
AMORTIZATION
INTEREST                    108,370,770     109,084,000       655,230          .6      104,019,272       (4,329,498)
  INC (LOSS)--EXTRA ITEMS   (22,539,021)    (52,547,504)   38,008,483        57.1      (35,898,723)      12,559,699       35.1



  NET INCOME (LOSS)         (22,539,021)    (52,547,504)   38,008,483        57.1      (35,098,723)      12,559,699       35.0

                           TRUMP TAJ MAHAL ASSOCIATES

  PROPERTY OPERATING STATEMENT OPERATING REVIEW FOR THE PERIOD ENDED DECEMBER
                                      1993

                                          PRIOR YEAR--
   CURRENT YEAR--CURRENT MONTH            CURRENT MONTH
--------------------------------------  ------------------  ---------------------------------
     ACTUAL               PLAN               ACTUAL         DESCRIPTION
------------------  ------------------  ------------------  ---------------------------------
    $          %        $         %         $         %
34,300,930    89.2  30,506,458    90.8  27,713,442    86.0  Casino
 3,420,267       0   3,254,366     9.6   2,876,848     9.0  Food
 1,214,564     3.2     952,639     2.0     958,213     3.0  Beverage
 2,726,766     7.1   2,494,900     7.4   2,413,588     7.6  Lodging
   449,717     1.2     259,800       0     394,954     1.2  Entertainment
 1,042,220     2.7     828,479     2.4   1,407,127     4.4  Other
43,162,464   112.3  38,296,642   113.0  35,764,171   112.1  Gross Revenue
(4,715,242)  (12.3) (4,410,641)  (13.0) (3,847,295)  (12.1) Promotional Allowances
----------   -----  ----------  ------  ----------  ------
38,447,222   100.0  33,986,001   100.0  31,916,966   100.0  Net Revenue
----------   -----  ----------  ------  ----------  ------
                                                            Operating Income
13,667,431    39.9  11,414,147    37.4  10,979,401    39.6  Casino
  (270,743)   (7.9)   (288,790)   (8.9)   (497,749)  (17.3) Food
   396,094    32.6     280,083    29.4     298,707    31.2  Beverage
 1,404,953    51.5   1,396,555    56.0   1,304,275    54.0  Lodging
  (364,032)  (80.9)   (436,520) (168.0)   (490,516) (124.2) Entertainment
   671,820    64.5     495,140    59.0     959,755    68.2  Other
----------   -----  ----------  ------  ----------  ------
15,505,523    35.9  12,060,623    33.6  12,553,073    35.1  Gross Operating Income
----------   -----  ----------  ------  ----------  ------
                                                            Fixed, General & Admin
 3,031,771     7.9   2,788,974     8.2   2,714,702     0.5  Facility Operations
 2,259,993     5.9   1,943,179     5.7   1,857,258     5.8  Fixed Expenses
 3,188,176     8.3   3,334,211     9.0   2,403,046     7.5  General
----------   -----  ----------  ------  ----------  ------
 8,479,940    22.1   8,066,364    23.0   6,975,006    21.9  Total
----------   -----  ----------  ------  ----------  ------
 7,025,583    10.3   4,794,259    14.1   5,578,067    17.5  Operating Income
    68,997     0.2      48,249     0.1      (7,852)      0  Trump Services Agreement
         0       0           0       0           0       0  Trump Management Fee
         0       0           0       0           0       0  Restructure & Litigation
   216,952     0.6     189,810     0.6     174,507     0.5  Write Down on Purchase of Crow
   227,083     0.6     227,083     0.7     227,083     0.7  Trump Realty Rent
 6,520,551    17.0   4,329,109    12.0   5,104,328    16.2  EBIDTA
----------   -----  ----------  ------  ----------  ------
 3,159,736     8.2   3,025,459     8.9   3,009,597     9.7  Depreciation and Amortization
10,509,754    27.3   9,257,300    27.3   9,425,517    29.5  Interest
         0       0           0       0           0       0  State Income Tax Provision
(7,140,940)  (10.6) (7,953,650)  (23.5) (7,330,785)  (23.0) Income Before Extraordinary Items
         0       0           0       0           0       0  Extraordinary Items
(7,140,940)  (10.6) (7,953,650)  (23.5) (7,330,785)  (23.0) Net Income


                                                   YEAR-TO-DATE              PRIOR-YEAR-TO-DATE
--------------------------------- --------------------------------------------------------------
DESCRIPTION                                ACTUAL               PLAN               ACTUAL
--------------------------------- ------------------- --------------------  --------------------
                                   $              %   $              %      $           %
Casino                            442,126,869     0.4  415,330,305    88.6  414,045,432    88.0
Food                               42,524,942     8.5   46,647,704     9.9   46,332,106     9.8
Beverage                           13,749,879     2.7   13,400,86.     2.9   13,565,079     2.9
Lodging                            41,094,600     8.2   48,803,800     8.7   41,494,818     8.8
Entertainment                       4,288,846     0.8    3,117,600     0.7    4,989,262     1.1
Other                              13,074,813     2.6   10,475,220     2.2   11,497,779     2.4
Gross Revenue                     556,294,029   111.3  529,775,105   113.0  531,925,269    13.0
Promotional Allowances            (50,414,174)  (11.3) (60,921,943)  (13.0) (61,249,526)  (13.0)
                                  ------------ ------- ------------ ------- ------------ -------
Net Revenue                       500,339,055  100.00  468,853,110   100.0  470,675,743   100.0
                                  ------------ ------- ------------ ------- ------------ -------
Operating Income
Casino                            194,675,582    44.0  165,995,078    40.0  173,406,527    41.9
Food                               (2,491,991)   (5.9)     153,779     0.3     (533,679)   (1.2)
Beverage                            4,420,980    32.2    4,729,145    35.3    4,726,637    34.8
Lodging                            25,986,492    63.1   26,898,831    65.9   27,650,132    66.6
Entertainment                      (5,680,928) (133.2)  (6,382,826) (204.7)  (5,458,252) (109.4)
Other                               8,600,848    66.4    5,880,073    56.1    7,216,105    62.0
                                  ------------ ------- ------------ ------- ------------ -------
Gross Operating Income            225,514,182    40.5  197,274,080    37.2  207,007,478    38.0
                                  ------------ ------- ------------ ------- ------------ -------
Fixed, General & Admin
Facility Operations                32,417,253     6.5   33,629,057     7.2   32,350,663     6.9
Fixed Expenses                     24,111,001     4.0   33,008,606     5.0   22,676,005     4.8
General                            39,008,163     7.0   41,319,607     8.3   39,966,622     8.5
                                  ------------ ------- ------------ ------- ------------ -------
Total                              95,510,497    19.1   98,232,310    21.0   94,993,089    20.2
                                  ------------ ------- ------------ ------- ------------ -------
Operating Income                  130,007,685    26.0   99,041,761    21.1  112,013,000    23.0
Trump Services Agreement            1,571,594     0.3    1,185,521     0.3    1,388,182     0.3
Trump Management Fee                        0       0            0       0            0       0
Restructure & Litigation              250,000     0.1            0       0            0       0
Write Down on Purchase of Crow      2,763,664     0.6    2,590,100     0.6    2,725,000     0.5
Trump Realty Rent                   2,763,000     0.5    2,724,994     0.9  105,338,100    22.4
EBIDTA                            122,637,427    24.5   42,541,144    19.2  105,338,100    22.4
                                  ------------ ------- ------------ ------- ------------ -------
Depreciation and Amortization      36,857,679     7.4   36,054,640     7.2   36,387,548     2.2
Interest                          100,378,770    21.7  109,034,000    23.9  104,049,222    22.1
State Income Tax Provision                  0       0            0       0            0       0
Income Before Extraordinary Items (22,539,022)   (4.5) (52,547,504)  (11.2) (35,898,720)   (7.5)
Extraordinary Items                         0       0            0       0            0       0
Net Income                        (22,539,022)   (4.5) (52,547,504)  (11.2) (35,090,720)   (7.5)

                         TRUMP TAJ MAHAL CASINO RESORT
                               OPERATING REVIEW
                                KEY STATISTICS
                                 DECEMBER 1993

                             CURRENT MONTH                                                       LAST YEAR CURRENT MONTH

                                                                ACT vs PLAN                                THIS YEAR vs LAST
                                                                                                                YEAR
                                                           VAR             VAR                            VAR             VAR
                    ACTUAL               PLAN               $               %            ACTUAL            $               %
CASH
DROP            $   67,633,744      $   60,385,000     $  7,248,744      12.0%       $   60,721,755     $  6,911,989    11.4%
CREDIT
DROP            $   19,893,015      $   23,665,000      ($3,771,985)    -15.9%       $   17,886,500     $  2,006,515    11.2%

TOTAL
DROP            $   87,526,759      $   84,050,000     $  3,476,759       4.1%       $   78,608,255     $  8,918,504    11.3%
WIN             $   16,159,651      $   13,290,400     $  2,869,251      21.6%       $   11,953,332     $  4,206,319    35.2%
HOLD%                     18.5%               15.8%                                            15.2%

HANDLE          $  207,766,071      $  172,884,400     $ 34,881,671      20.2%       $  171,039,042     $ 36,727,029    21.5%
NET WIN         $   18,037,016      $   17,215,871     $    821,145       4.8%       $   15,760,110     $  2,276,906    14.4%
HOLD%                      8.7%               10.0%                                             9.2%

RMS
AVAIL                   38,750              38,750                0       0.0%               38,750                0     0.0%
SOLD                    34,202              28,600            5,602      19.6%               28,941            5,261    18.2%
OCCUP %                   88.2%               73.8%                                            74.7%
ADR
(NET)                   $78.92              $86.41           ($7.48)      -8.7%              $82.39           ($3.46)   -4.2%

FD
COVERS                 277,405             326,030          (48,625)     -14.9%             258,264           19,141     7.4%
AVG CK                  $12.12               $9.76            $2.37       24.2%              $10.79            $1.33    12.4%

LINE BUS
PX                      32,862              74,000          (41,138)     -55.6%              38,684           (5,822)  -15.1%
CHART
BUS PX                  16,212              18,600           (2,388)     -12.8%              12,535            3,677    29.3%
TOTAL
BUS PX                  49,074              92,600          (43,526)     -47.0%              51,219           (2,145)   -4.2%
BUS COIN           $   905,663         $ 1,204,970        ($299,307)     -24.8%            $636,614         $269,049    42.3%
BUS FD
COUP               $    30,687         $   298,642        ($267,955)     -89.7%            $124,174         ($93,487)  -75.3%
AVG CST/
PAX                     $19.08              $16.24            $2.84        17.5%             $14.85               $4    28.5%

ARENA
COVERS                  18,714              13,802            4,912        35.6%             27,187           (8,473)  -31.2%
# OF
SHOWS                       12                   9                3        33.3%                 19               (7)  -36.8%
SEATS
AVAIL                   38,916              17,252           21,664       125.6%             38,282              634     1.7%
OCCUP %                   48.1%               80.0%                                            71.0%

GARAGE
COUNTS
SELF
PARK                   102,650             114,970         (12,320)      -10.7%            136,455           (33,805)  -24.8%
VALET                   31,332              27,684           3,648        13.2%             26,292             5,040    19.2%
TTI CARS               133,982             142,654          (8,672)        6.1%            162,747           (28,765)   17.7%
VALET %                   23.4%               19.4%                                           16.1%

                             YEAR-TO-DATE                                                      PRIOR YEAR-TO-DATE
                                                               ACT vs PLAN
                                                           VAR             VAR                            VAR             VAR
                    ACTUAL               PLAN               $               %            ACTUAL            $               %
CASH
DROP            $  812,048,385      $  761,222,000     $ 50,826,385       6.68%      $  790,453,033     $ 21,595,352       2.7%
CREDIT
DROP            $  249,831,287      $  297,865,000     ($48,033,713)    -16.1%       $  277,141,988     ($27,310,701)      9.9%

TOTAL
DROP            $1,061,879,672      $1,059,087,000     $  2,792,672       0.3%       $1,067,595,021      ($5,715,349)     0.5%
WIN             $  180,945,321      $  167,291,900     $ 13,653,421       8.2%       $  169,112,175     $ 11,833,146      7.0%
HOLD%                     17.0%               15.8%                                            15.8%

HANDLE          $2,857,910,382      $2,487,140,900     $370,769,482      14.9%       $2,510,071,469     $347,838,913    13.9%
NET WIN         $  260,284,082      $  248,039,007     $ 12,245,075       4.9%       $  244,922,266     $ 15,361,816     6.3%
HOLD%                      9.1%               10.0%                                             9.8%

RMS
AVAIL                  426,250             457,500           (1,250)     -0.3%              457,500           (1,250)    0.3%
SOLD                   421,268             407,900           13,368       3.3%              417,240            4,028     1.0%
OCCUP %                   92.3%               89.2%                                            91.2%
ADR
(NET)                   $96.57              $98.84           ($2.27)      -2.3%              $98.32           ($1.75)    1.8%

FD
COVERS               3,843,855           4,391,435         (547,580)     -12.5%           4,289,039         (445,184)   10.4%
AVG CK                  $10.82              $10.42            $0.40        3.9%              $10.60            $0.22     2.1%

LINE BUS
PX                     574,034             885,850         (311,816)     -35.2%             790,253         (216,219)  -27.4%
CHART
BUS PX                 235,981             192,500           43,481       22.6%             360,138         (124,157)  -31.5%
TOTAL
BUS PX                 810,015           1,078,350         (268,335)     -24.9%           1,150,391         (340,376)  -29.6%
BUS COIN           $12,844,938         $14,107,125      ($1,262,187)      -8.9%         $15,929,904      ($3,084,966)  -19.4%
BUS FD
COUP               $ 1,191,881         $ 3,293,229      ($2,101,348)     -63.8%         $ 2,066,988         (875,107)  -42.3%
AVG CST/
PAX                     $17.33              $16.13            $1.20        7.5%              $15.64            $1.68    10.8%

ARENA
COVERS                 222,692             266,265          (43,573)     -16.4%             252,820          (30,128)  -11.9%
# OF
SHOWS                      125                 438             (313)     -71.5%                 207              (82)  -39.6%
SEATS
AVAIL                  441,276             383,653           57,623       15.0%             448,385           (7,109)    1.6%
OCCUP %                   50.5%               69.4%                                            56.4%

GARAGE
COUNTS
SELF
PARK                 1,620,595           1,639,873          (19,278)      -1.2%           1,971,532         (350,937)  -17.8%
VALET                  391,649             372,808           18,841        5.1%             375,561           16,088        %
TTI CARS             2,012,244           2,012,681             (437)       0.0%           2,317,093        (334,819)       %
VALET %                   19.5%               18.5%                                            16.0%

                           TRUMP TAJ MAHAL ASSOCIATES

                                 GAMING SUMMARY
                                OPERATING REVIEW
                      FOR THE PERIOD ENDEDED DECEMBER 1993

         CURRENT YEAR-CURRENT MONTH              PRIOR YR-CURRENT MTH
          ACTUAL              PLAN                     ACTUAL                DESCRIPTION
        $         %         $          %             $           %
    15,032,138   45.5    13,290,607   43.6         11,953,332   43.1     TABLES
     1,127,313    3.4             0     .0                  0     .0     POKER
       100,187     .3             0     .0                  0     .0     SIMULCASTING
    18,037,015   54.5    17,215,851   56.4         15,760,110   56.9     SLOTS
         4,277     .0             0     .0                  0     .0     OTHER REVENUE

    34,300,930  103.7    30,506,450  100.0         27,713,442  100.0     GAMING REVENUE
     5,341,659   16.2     4,615,713   15.1          4,828,921   17.4     SALARIES & WAGES
     1,733,199    5.2     1,535,692    5.0          1,532,302    5.5     P/R TAXES & BENEFTS
     5,167,337   15.6     4,317,270   14.2          3,948,621   14.2     COMPS
      (171,275)   (.5)      596,373    2.0                  0     .0     PROVISION DOUBTFUL CASINO ACCT
     2,772,234    8.4     2,429,665    8.0          2,235,247    8.1     GROSS REVENUE TAXES
       150,177     .5       148,777     .5            145,070     .5     CASINO LICENSE FEES
    14,993,331   45.3    13,643,490   14.7         12,690,161   45.0     SUBTOTAL

        53,449     .2        63,490     .2             40,767     .1     THE CLUB

        86,294     .3        37,750     .1             29,997     .1     COST OF GOODS SOLD
     1,880,988    5.7     2,246,929    7.4          1,604,106    5.8     FOOD, COIN & OTHER COUPONS
     1,011,335    3.1     1,315,000    4.3          1,054,600    3.8     DIRECT MAIL
             0     .0             0     .0            102,698     .4     TOURNAMENT PRIZES
       (16,333)    .0        30,000     .1                  0     .0     SLOT PROMOTIONS
       424,128    1.3        78,000     .3             89,085     .3     TRUMP LORD
       100,300     .3       167,000     .5                  0     .0     CONSUMER BUS PROMOTIONS
        62,971     .2        64,964     .2             40,423     .1     CASINO OPERATING SUPPLIES
       620,012    1.9       259,600     .9            201,005     .7     SPECIAL EVENTS
       462,610    1.4       455,700    1.5            355,974    1.3     CHARTER EXPENSE
        70,990     .2        47,000     .2           (317,188)  (1.1)    ADVERTISING COSTS
           670     .0             0     .0                  0     .0     PUBLIC RELATIONS-DONATIONS
             0     .0             0     .0              1,646     .0     COST OF SALES PROMOTIONS BOOTH
             0     .0        (1,000)    .0              2,323     .0     INTERCOMPANY ALLOCATIONS
       386,397     .9       257,982     .0            308,050    1.4     DOCKET FEES/COMMISSIONS
        15,474     .0        17,750     .1              9,448     .0     CREDIT BUREAU CHARGES
       154,906     .5        70,000     .2            109,679     .4     OUTSIDE LIMOUSINE
        10,209     .0        14,725     .0             12,665     .0     CASH
        35,798     .1        20,000     .1             18,093     .1     LEGAL EXPENSES
        80,063     .2        41,000     .1             25,095     .1     SUPERBUS EXPENSE
         8,247     .0        14,704     .0              8,931     .0     UNIFORMS
       255,530     .0       247,310     .0            264,081    1.0     ALL OTHER OPEATING EXPENSES

     5,640,167   17.1     5,448,813   17.0          4,043,079   14.4     SUBTOTAL

    20,633,499   62.4    19,892,311   62.6         16,734,041   60.4     T O T A L  E X P E N S E S

    13,662,431   41.3    11,414,147   37.4         10,979,401   39.6     G R O S S  O P E R  I N C

                YEAR-TO-DATE                      PRIOR-YEAR-TO-DATE
     DESCRIPTION                                    ACTUAL               PLAN                      ACTUAL
                                                   $         %         $          %             $           %
TABLES                                        173,482,275   40.0   167,291,439   40.3        169,112,124   40.0
POKER                                               7,519    1.7             0     .0                  0     .0
SIMULCASTING                                      828,259     .2             0     .0                  0     .0
SLOTS                                         260,284,093   60.0   148,038,866   59.7        244,933,258   59.2
OTHER REVENUE                                      56,599     .0             0     .0                  0     .0


GAMING REVENUE                                142,120,869  101.9   415,330,305  100.0        414,045,432  100.0
SALARIES & WAGES                               70,921,301   14.0    56,401,632   13.6         56,303,468   13.6
P/R TAXES & BENEFTS                            19,682,900    4.5    20,356,371    4.9         17,249,039    4.2
COMPS                                          60,281,082   13.9    59,008,630   14.2         50,420,371   14.1
PROVISION DOUBTFUL CASINO ACCT                  3,469,150     .0     7,506,667    1.8          6,040,870    1.5
GROSS REVENUE TAXES                            35,369,527    0.2    33,153,267    8.0         32,953,750    9.0
CASINO LICENSE FEES                             1,910,486     .4     1,771,433     .4          1,618,209     .4
SUBTOTAL                                       101,6?5,246   41.9   178,198,000   42.9        172,666,500   41.7

THE CLUB                                          470,715     .1       833,276     .2            697,840     .2

COST OF GOODS SOLD                                618,993     .1       505,600     .1            134,542     .0
FOOD, COIN & OTHER COUPONS                     26,842,471    6.2    27,495,060    6.6         20,098,879    6.0
DIRECT MAIL                                    13,928,881    3.2    18,477,350    4.4         16,918,222    4.1
TOURNAMENT PRIZES                                 382,934     .1       150,000     .0          1,625,051     .1
SLOT PROMOTIONS                                   102,092     .0       360,000     .1            102,425     .0
TRUMP LORD                                        688,340     .2     1,077,000     .3            851,520     .2
CONSUMER BUS PROMOTIONS                         1,184,475     .3     2,182,000     .5             45,312     .2
CASINO OPERATING SUPPLIES                         471,366     .2       830,705     .2            557,116     .1
SPECIAL EVENTS                                  3,167,233     .2     4,639,471    1.1          2,097,540     .5
CHARTER EXPENSE                                 5,000,063    1.2     5,528,400    1.3          4,586,336    1.1
ADVERTISING COSTS                                 592,913     .1       626,800     .2          1,648,496     .1
PUBLIC RELATIONS-DONATIONS                            670     .0             0     .0              5,000     .0
COST OF SALES PROMOTIONS BOOTH                      1,667     .0             0     .0             96,693     .0
INTERCOMPANY ALLOCATIONS                                0     .0       (12,000)    .0             (9,885)    .0
DOCKET FEES/COMMISSIONS                         4,521,281    1.0     3,461,470     .0          3,445,034     .0


CREDIT BUREAU CHARGES                             195,787     .0       220,000     .1            101,053     .3
OUTSIDE LIMOUSINE                               1,471,768     .3       900,000     .2          1,878,554     .1
CASH                                              ???,305     .0       155,880     .0            271,010     .1
LEGAL EXPENSES                                    245,976     .1       240,000     .1            201,593     .0
SUPERBUS EXPENSE                                  7??,945     .2       342,000     .1            201,593     .0
UNIFORMS                                          19?,488     .0       176,427     .4            112,705     .0
ALL OTHER OPEATING EXPENSES                     4,54?,370    1.0     2,947,860     .7          4,900,016    1.2

SUBTOTAL                                       65,840,041   15.2    71,137,227   17.1         67,972,397   16.4

T O T A L  E X P E N S E S                    247,475,287   57.1   219,335,227   60.4        248,638,985   58.1

G R O S S  O P E R  I N C                     194,625,582   44.9   165,995,670   40.0        173,406,527   41.9


                           TRUMP TAJ MAHAL ASSOCIATES

       TABLE SUMMARY OPERATING REVIEW FOR THE PERIOD ENDED DECEMBER 1993

                                      PRIOR YEAR--
     CURRENT YEAR--CURRENT MONTH     CURRENT MONTH
     ---------------------------    -------------    ------------------------------
       ACTUAL             PLAN          ACTUAL        DESCRIPTION
       ------             ----      --------------   ------------------------------
    $         %        $        %       $        %
15,032,138  100.0  13,298,607 100.0 11,953,332 100.0   Tables
 1,127,313    7.5           0    .0          0    .0   Poker
   100,187     .7           0    .0          0    .0   Simulcasting
     4,277     .0           0    .0          0    .0   Other Revenue
----------  -----  ---------- ----- ---------- -----
16,263,915  108.2  13,290,607 100.0 11,953,332 100.0   Total Gaming Revenue
----------  -----  ---------- ----- ---------- -----
 3,599,054   23.7   3,065,653  23.1  3,234,913  27.1   Salaries and Wages
 1,269,795    0.4   1,068,857   8.0  1,098,362   9.2   Taxes and Benefits
----------  -----  ---------- ----- ---------- -----
 4,829,649   32.1   4,134,509  31.1  4,333,275  36.3   Total Payroll and Benefits
----------  -----  ---------- ----- ---------- -----
 1,072,479    7.1   1,231,702   9.3    969,138   8.1   Room Comps
   896,616    6.0     802,019   6.0    807,096   7.4   Food Comps
   678,724    4.5     591,398   4.5    558,585   4.7   Beverage Comps
    56,146    0.4      35,000   0.3      1,556    .0   Coupons
    93,292    0.6      90,672   0.7    104,040    .0   Other Comps
----------  -----  ---------- ----- ---------- -----
 2,797,257   18.6   2,750,790  20.7  2,520,415  21.1   Total Promotional Allowances
----------  -----  ---------- ----- ---------- -----
   104,712    0.7      58,600   0.4     89,622   0.8   Outside Entertainment
   110,680    0.7           0    .0          0    .0   Cash Comps
     2,000     .0       9,900   0.1     21,080   0.2   Gifts
    85,404    0.6     105,430    .0    101,384    .0   Tips, Photo and Other
         0     .0           0    .0          0    .0   Travel Reimbursements
   280,669    1.9     170,113   1.3    202,560   1.7   Outside Limo
    80,394    0.6     263,000   2.0    222,808   1.9   Cage Payouts
   162,490    1.1           0    .0          0    .0   Table Coupons
   834,348    5.6     607,043   4.6    637,455   5.3   Total Promotional Expenses
----------  -----  ---------- ----- ---------- -----
    10,538    0.1      12,500   0.1     12,100   0.1   Employee Licenses
 1,306,932    8.7   1,015,539   7.6    956,267   8.0   Gross Revenue Tax
     4,622     .0           0    .0        652    .0   Other Licenses & Fees
 1,332,092    8.8   1,028,039   7.7    969,018   0.1   Total Licenses, Fees and Taxes
----------  -----  ---------- ----- ---------- -----
    53,205    0.4      57,600   0.4     39,021   0.3   Maharajah Club
     2,136     .0           0    .0          0    .0   Cost of Goods Sold
    53,398    0.4      50,909   0.4     40,423   0.3   Table Operating Supplies
  (171,275)  (1.1)    596,373   4.5          0    .0   Provision for Doubtful Debt
         0     .0           0    .0          0    .0   Collateral
    10,765    0.1       2,350    .0      5,039    .0   Postage Expense
     3,632     .0       1,600    .0     13,985   0.1   Advertising
   315,159    2.1     137,600   1.0    179,309   1.5   Promotions and Special Events
   214,643    1.6     262,600   2.0    235,203   2.0   Charter Expense
    17,760    0.1           0    .0     12,500   0.1   Consulting Expense
----------  -----  ---------- ----- ---------- -----
    58,145    0.4      34,265   0.3     27,161   0.2   Supplies Expense
     5,779     .0      21,380   0.2      3,261    .0   T&E Expense
    42,992    0.3      41,127   0.3     45,820   0.4   Telephone and Telegraph
     8,297    0.1      12,112   0.1      5,935   0.1   Uniforms
    42,996    0.3       2,780    .0     24,782   0.2   Other Expenses
   954,239    6.3   1,424,876  10.7    921,244   7.7   Total Other Expenses
----------  -----  ---------- ----- ---------- -----
10,737,504   71.4   9,945,257  74.8  9,381,406  78.5   Total Expenses
----------  -----  ---------- ----- ---------- -----
 5,526,331   36.8   3,345,351  25.2  2,571,926  21.5   Gross Operating Income


                                          YEAR-TO-DATE              PRIOR-YEAR-TO-DATE
------------------------------ ----------------- ------------------ ------------------
DESCRIPTION                          ACTUAL            PLAN                ACTUAL
------------------------------ ----------------- ------------------ ------------------
                                    $        %          $       %         $        %
Tables                         173,432,274 100.0 167,291,439  100.0 169,112,174  100.0
Poker                            7,519,644   4.3           0     .0           0     .0
Simulcasting                       828,259   0.5           0     .0           0     .0
Other Revenue                       56,599    .0           0     .0           0     .0
                               ----------- ----- -----------  ----- ------------ ------
Total Gaming Revenue           181,834,776 104.0 167,291,439  100.0 169,112,174  100.0
                               ----------- ----- -----------  ----- ------------ ------
Salaries and Wages              40,818,548  23.5  37,603,295   22.5  38,183,959   22.6
Taxes and Benefits              14,191,548   8.2  14,285,865    8.5  12,485,278    7.4
                               ----------- ----- -----------  ----- ------------ ------
Total Payroll and Benefits      55,002,096  31.7  51,889,160   31.0  50,669,238   30.0
                               ----------- ----- -----------  ----- ------------ ------
Room Comps                      14,907,118   8.6  16,385,256    9.8  15,171,533    9.0
Food Comps                      11,916,099   6.9  12,989,640    7.8  11,595,601    6.9
Beverage Comps                   8,181,442   4.7   8,356,868    5.0   7,520,720    4.4
Coupons                            325,471   0.2     350,000    0.2     448,439    0.3
Other Comps                      1,217,653   0.7   1,055,083    0.8   1,508,205    0.9
                               ----------- ----- -----------  ----- ------------ ------
Total Promotional Allowances    36,547,783  21.1  39,136,847   23.4  36,324,499   21.5
                               ----------- ----- -----------  ----- ------------ ------
Outside Entertainment              484,405   0.3     457,200    0.3     510,844    0.3
Cash Comps                         673,161   0.4           0     .0           0     .0
Gifts                              100,331   0.1     158,800    0.1      99,313    0.1
Tips, Photo and Other            1,395,189   0.8   1,273,000    0.8           0     .0
Travel Reimbursements                    0    .0           0     .0          90     .0
Outside Limo                     2,708,546   1.6   2,128,860    1.3   2,339,278    1.4
Cage Payouts                     2,617,658   1.5   3,313,000    2.0   3,167,182    1.9
Table Coupons                      162,490   0.1           0     .0           0     .0
Total Promotional Expenses       8,214,781   4.2   7,330,868    4.4   7,266,851    4.3
                               ----------- ----- -----------  ----- ------------ ------
Employee Licenses                  245,506   0.1     160,366    0.1     139,374    0.1
Gross Revenue Tax               14,211,627   0.2  12,782,783    7.6  13,047,081    7.7
Other Licenses & Fees               23,290    .0       3,100     .0       4,297     .0
Total Licenses, Fees and Taxes  14,483,424   0.4   2,946,249    7.7  13,190,253    7.0
                               ----------- ----- -----------  ----- ------------ ------
Maharajah Club                     465,968   0.3     753,800    0.5     685,911    0.4
Cost of Goods Sold                  47,135    .0           0     .0           0     .0
Table Operating Supplies           555,593   0.3     628,507    0.4     557,116    0.3
Provision for Doubtful Debt      3,469,150   2.0   7,506,667    4.5   6,040,870    3.6
Collateral                               0    .0           0     .0           0     .0
Postage Expense                     99,956   0.1      27,196     .0      78,895     .0
Advertising                         47,572    .0      24,700     .0      89,879    0.1
Promotions and Special Events    2,028,383   1.2   2,593,686    1.6   1,402,218    0.8
Charter Expense                  2,791,026   1.6   3,211,200    1.9   2,825,510    1.7
Consulting Expense                 131,741   0.1      50,000     .0     340,362     .0
                               ----------- ----- -----------  ----- ------------ ------
Supplies Expense                    60,053   0.3     417,723    0.3     460,937     .0
T&E Expense                        411,312   0.2     261,545    0.2     367,923     .0
Telephone and Telegraph            521,754   0.3     498,118    0.3     552,356     .0
Uniforms                           119,212   0.1   4,145,315    0.1      82,210     .0
Other Expenses                     807,119   0.5    (175,414)  (0.1)   (164,715)  (0.1)
Total Other Expenses            15,750,028   9.1  18,582,873   11.1  15,927,350    9.1
                               ----------- ----- -----------  ----- ------------ ------
Total Expenses                 129,998,111  75.0 129,885,996   77.6  13,378,891   73.0
                               ----------- ----- -----------  ----- ------------ ------
Gross Operating Income          51,088,665  29.9  37,405,443   22.4  45,733,483   27.0

                           TRUMP TAJ MAHAL ASSOCIATES
                          GAMING SUMMARY FOR TAJ MAHAL
                               FOR DECEMBER 1993

                  Current Period                      Description                           Year-To-Date
Current Year        Prior Year         % Change                          Current Year        Prior Year         % Change
                                                      Blackjack
 37,823,848          34,446,071           9.8           Drop             476,505,689        489,221,509           (2.6)
  5,855,709           5,900,895           (.8)          Win               71,857,756         71,877,039             .0
     15,400              17,100                         Hold%                 15,000             14,600
        102                  98                         # of Tables            1,251              1,144
     57,409              60,213                         Win/Unit              57,440             62,830

                                                      Craps
 24,172,080          19,612,026          23.3           Drop             268,210,830        281,979,246           (4.9)
  3,624,119           2,892,904          25.3           Win               37,739,522         42,599,813          (11.4)
     14,900              14,700                         Hold%                 14,000             15,100
         17                  22                         # of Tables              232                309
    213,183             131,496                         Win/Unit             162,670            137,063

                                                      Roulette
  6,130,959           5,132,867          19.4           Drop              79,755,951         75,418,847            5.8
  1,591,066           1,280,245          24.3           Win               19,503,030         18,683,402            4.4
     25,900              24,900                         Hold%                 24,100             24,700
         21                  18                         # of Tables              213                245
     75,765              71,125                         Win/Unit              91,564             76,259

                                                      Big Six
    499,126             387,493          28.8           Drop               6,639,117          7,169,497           (7.4)
    242,812             199,027          22.0           Win                3,185,566          3,409,116           (6.6)
     48,600              51,300                         Hold%                 47,900             47,500
          4                   6                         # of Tables               57                 72
     60,703              33,171                         Win/Unit              55,887             47,349

                                                      All Other
  3,339,249           2,262,890          47.6           Drop              31,334,191         18,422,305           70.1
    709,526             473,428          49.9           Win                7,284,370          4,731,361           54.0
     21,200              20,900                         Hold%                 23,200             25,600
         10                   7                         # of Tables               90                 65
     70,953              67,633                         Win/Unit              74,330             72,790

                                                      Poker
          0                   0            .0           Drop                       0                  0             .0
  1,127,513                   0            .0           Win                7,513,044                  0             .0
       .000                .000                         Hold%                   .000               .000
         58                   0                         # of Tables              347                  0
     19,440                   0                         Win/Unit              21,651                  0

                                                      Baccarat
 12,650,893          13,939,225          (9.2)          Drop             161,103,742        163,138,494           (1.2)
  2,386,656             859,645         177.6           Win               27,523,825         23,342,404           17.9
     18,800               6,100                         Hold%                 17,000             14,300
          4                   5                         # of Tables               55                 52
    596,664             171,929                         Win/Unit             500,433            448,894

                                                      Minibaccarat
  3,065,289           2,827,683           8.4           Drop              38,492,837         32,245,043           19.4
    622,250             347,188          79.2           Win                6,330,208          4,468,960           41.8
     20,200              12,200                         Hold%                 16,400             13,000
          5                   2                         # of Tables               45                 24
    124,450             173,594                         Win/Unit             140,849            186,207

                                                      Total
 87,609,444          70,600,255          11.6           Drop           1,062,042,357      1,067,595,021            (.5)
 16,159,651          11,953,332          35.2           Win              180,945,321        169,112,175            7.0
     18,400              15,200                         Hold%                 17,000             15,800
        221                 158                         # of Tables            2,290              1,911
     73,121              75,654                         Win/Unit              78,740             88,494

REPORT NUMBER TABLE
RUM DATE 01/13/94

                           TRUMP TAJ MAHAL ASSOCIATES

                                  SLOT SUMMARY
                                OPERATING REVIEW
                       FOR THE PERIOD ENDED DECEMBER 1993

            Current Year-Current Month                Prior Yr-Current Mth
      Actual                      Plan                     Actual              Description
  $              %          $              %          $             %
  18,375,878     100.0      17,676,580     100.0     15,967,800     100.0      Gross Slot Win
     338,862       1.8         460,729       2.6        207,690       1.3      Multi Link/
                                                                               Progressive Adj
  18,037,015      98.2      17,215,851      97.4     15,760,110      98.7      Net Slot Win

   1,727,354       9.4       1,525,636       8.6      1,539,828       9.6      Salaries and Wages
     517,854       2.8         491,261       2.8        488,121       3.1      Taxes and
                                                                               Benefits
   2,245,209      12.2       2,016,896      11.4      2,027,949      12.7      Total Payroll and Benefits

     498,056       2.7         466,142       2.6        366,159       2.3      Room Comps
     659,775       3.6         362,107       2.0        285,419       1.8      Food Comps
      85,015        .5          36,835        .2         47,454        .3      Beverage Comps
      36,390        .2         598,725       3.4        251,038       1.6      Coupons
     180,634       1.0          45,494        .3         51,137        .3      Other Comps
   1,467,870       8.0       1,509,302       8.5      1,002,008       6.3      Total Promotional Allowances

   2,871,553      15.6       2,963,204      16.8      2,409,614      15.1      Coin Expense
      13,226        .1           7,500        .0          7,617        .0      Outside Entertainment
       6,711        .0             850        .0          4,060        .0      Gifts
      73,392        .4          40,510        .2         26,769        .2      Tips, Photo and Other
           0        .0               0        .0              0        .0      Travel Reimbursements
       3,303        .0               0        .0              0        .0      Cage Payouts
   2,960,105      16.2       3,012,072      17.0      2,448,060      15.3      Total Promotional Expenses

       3,038        .0           3,583        .0         10,200        .1      Employee Licenses
     131,583        .7         132,694        .8        121,917        .8      Slot Machine License Fees
   1,465,302       8.0       1,414,126       8.0      1,278,981       8.0      Gross Revenue Tax
         332        .0               0        .0            202        .0      Other Licenses & Fees
   1,600,255       0.7       1,550,403       8.0      1,411,299       8.8      Total Licenses, Fees and Taxes

      93,253        .5          43,065        .2         34,578        .2      Presidents Select Club
       9,572        .1          14,055        .1              0        .0      Slot Operating Supplies
      54,023        .3               0        .0          2,693        .0      Direct Mail Collateral
      10,493        .1          44,600        .3       (364,026)     (2.3)     Direct Mail Production
      30,234        .2         100,813        .6         66,349        .1      Postage Expense
     427,640       2.3          29,600        .5         30,160        .2      Advertising
      83,967        .5         197,000       1.1        112,977        .7      Slot Promotions
     312,853       1.7         122,000        .7        100,503        .6      Special Events
     220,968       1.2         193,100       1.1        120,771        .8      Charter Expense
     100,087        .5          95,741        .5        132,528        .8      Junket Fees/Commissions
       9,952        .1             300        .0              0        .0      Consulting Expense
      70,220        .4          49,751        .3         54,984        .3      Supplies Expense
         569        .0             233        .0            165        .0      T&E Expense
      10,614        .1           8,679        .0          5,737        .0      Telephone & Telegraph
           0        .0           2,666        .0          2,997        .0      Uniforms
       9,920        .1          14,100        .1          9,340        .1      Over/Shorts & Counterfeits
     161,693        .9          92,681        .5        153,564       1.0      Other Expenses
   1,614,058       8.8       1,058,382       6.0        463,319       2.9      Total Other Expenses
   9,895,577      53.9       9,147,055      51.7      7,352,635      46.0      Total Expenses
   8,141,438      44.3       8,068,797      45.6      8,407,475      52.7      Gross Operating Income
                          Year-To-Date                 Prior-Year-To-Date
      Actual                      Plan                        Actual
 $               %         $               %        $             %
 264,503,555     100.0     254,631,059     100.0    246,947,879     100.0      Gross Slot Win
   4,219,462       1.6       6,592,193       2.6      2,814,621        .0      Multi Link/
                                                                               Progressive Adj
 260,281,093      98.4     248,038,866      97.4    244,933,258      99.2      Net Slot Win

  19,551,632       7.4      18,396,937       7.2     17,716,619       7.2      Salaries and Wages
   6,056,473       2.3       6,471,907       2.5      5,247,151       2.1      Taxes and Benefits
  25,602,105       9.7      24,868,844       9.8     22,964,070       9.3      Total Payroll and Benefits

   6,825,762       2.6       5,907,808       2.3      7,205,548       2.9      Room Comps
   6,029,619       2.3       4,791,521       1.9      4,927,893       2.0      Food Comps
     833,792        .3         523,595        .2      1,234,646        .5      Beverage Comps
   1,877,873        .7       7,643,?00       3.0      7,990,016       3.2      Coupons
   1,017,263        .4         636,411        .3        915,905        .4      Other Comps
  16,581,310       6.3      19,502,935       7.7     22,274,809       9.0      Total Promotional Allowances

  38,981,368      14.7      38,328,818      15.1     32,082,367      15.0      Coin Expense
      90,369        .0         102,000        .0         57,875        .0      Outside Entertainment
      95,948        .0          85,200        .0         38,074        .0      Gifts
     481,108        .2         494,381        .2        394,317        .2      Tips, Photo and Other
           0        .0               0        .0             90        .0      Travel Reimbursements
      57,567        .0               0        .0              0        .0      Cage Payouts
  39,706,360      15.0      39,010,399      15.3     37,572,723      15.2      Total Promotional Expenses

      68,631        .0          57,471        .0         54,585        .0      Employee Licenses
   1,568,542        .6       1,550,496        .6      1,419,441        .6      Slot Machine License Fees
  21,154,899       8.0      20,370,484       8.0     19,906,669       8.1      Gross Revenue Tax
       4,452        .0               0        .0            512        .0      Other Licenses & Fees
  22,796,524       8.6      21,978,451       8.6     21,381,207       3.7      Total Licenses, Fees and Taxes

     588,867        .2         571,270        .2        168,836        .1      Presidents Select Club
     117,774        .0         202,203        .1              0        .0      Slot Operating Supplies
     178,579        .1               0        .0        210,201        .1      Direct Mail Collateral
     2??,927        .1         582,400        .2      1,097,300        .4      Direct Mail Production
     9??,776        .4       1,217,650        .5      1,194,190        .5      Postage Expense
     747,845        .3       1,096,?00        .4        359,714        .1      Advertising
   1,287,367        .5       2,692,000       1.1      2,392,239       1.0      Slot Promotions
   1,516,784        .6       2,045,786        .8      1,007,699        .4      Special Events
   2,2??,037        .9       2,312,?00        .9      1,761,326        .?      Charter Expense
   1,503,855        .6       1,331,735        .5      1,242,222        .5      Junket Fees/Commissions
      41,901        .0           3,600        .0         86,399        .0      Consulting Expense
     5??,061        .2         642,005        .3        726,328        .3      Supplies Expense
      ??,253        .0          11,?40        .0          6,732        .0      T&E Expense
     201,748        .1         104,742        .0        110,168        .0      Telephone & Telegraph
      74,767        .0          31,988        .0         30,449        .0      Uniforms
     1?8,302        .1         155,150        .1        196,208        .1      Over/Shorts & Counterfeits
   2,211,595        .?       1,082,635        .4      2,478,404       1.0      Other Expenses
  12,007,539       4.8      14,088,603       5.5     13,068,?05       5.?      Total Other Expenses
 117,496,838      44.4     119,449,231      46.9    117,260,014      47.5      Total Expenses
 142,787,255      54.0     128,589,635      50.5    127,673,044      51.7      Gross Operating Income

                           TRUMP TAJ MAHAL ASSOCIATES
                           SLOT SUMMARY FOR TAJ MAHAL
                               FOR DECEMBER 1993

      Current Period                                                            Year-To-Date
Current Year    Prior Year   % Change         Description              Current Year    Prior Year    % Change
                                             $ .05  Machines
  2,611,411      2,867,544      (8.9)               Handle              42,053,329     43,216,980      (2.7)
    403,907        441,074      (8.4)               Win                  6,521,980      6,680,454      (2.4)
     15.400         15.300                          Hold%                   15.500         15.400
        155            156                          # Of Machines            1,871          1,873
      2,606          2,827                          Win/Unit                 3,486          3,567
                                             $ .25  Machines
 94,781,170     79,997,404      18.5                Handle           1,351,948,159  1,250,335,495       8.1
  9,501,808      8,335,936      14.0                Win                140,650,502    135,781,935       3.6
     10.000         10.400                          Hold%                   10.400         10.800
      1,979          1,811                          # Of Machines           23,345        105,448
      4,801          4,603                          Win/Unit                 6,025          1,288
                                             $ .50  Machines
 19,697,091     19,185,515       2.7                Handle             298,366,329    308,983,643      (3.4)
  1,858,942      1,934,503      (3.9)               Win                 29,364,395     31,539,593      (6.9)
      9.400         10.000                          Hold%                    9.800         10.200
        320            312                          # Of Machines            3,865          3,707
      5,809          6,200                          Win/Unit                 7,598          8,508
                                             $1.00  Machines
 64,056,689     50,592,764      26.6                Handle             841,608,175    875,740,661      24.5
  5,028,472      4,178,937      20.3                Win                 69,092,424     58,475,081      18.2
      7.800          8.200                          Hold%                    8.200          8.600
        618            544                          # Of Machines            7,342          6,061
      8,137          7,682                          Win/Unit                 9,411          9,648
                                             $5.00  Machines
 24,413,635     16,693,835      46.2                Handle             288,174,140    203,520,965      41.6
  1,361,674        940,925      44.7                Win                 17,087,?78     13,013,485      31.3
      5.500          5.600                          Hold%                    5.900          6.300
         78             79                          # Of Machines              927            892
     17,457         11,910                          Win/Unit                18,133         14,589
                                            $25.00  Machines
  1,630,175      1,222,500      34.0                Handle              22,358,150     17,517,225      27.6
    163,875        112,525      45.6                Win                  1,255,165        982,839      27.7
     10.000          9.200                          Hold%                    5.600          5.600
          5              5                          # Of Machines               60             60
     32,775         22,505                          Win/Unit                20,919         16,381
                                           $100.00  Machines
    567,900        479,400      18.5                Handle              13,401,800     10,756,500      24.6
     57,200         23,900     139.3                Win                    531,700        474,500      12.1
     10.000          4.900                          Hold%                    3.900          4.400
          3              3                          # Of Machines               36             36
     19,067          7,967                          Win/Unit                14,769         13,181
                                              Total
207,766,071    171,039,042      21.5                Handle           2,857,910,382  2,510,071,469      13.9
 18,375,878     15,967,800      15.1                Win                264,503,544    246,947,887       7.1
      8.800          9.300                          Hold%                    9.200          9.800
      3,158          2,910                          # Of Machines           37,446        118,077
      5,819          5,407                          Win/Unit                 7,064          2,091

NOTE THAT THE YTD NUMBERS FOR 1990 REFLECT TOTALS AS OF APRIL 2, 1990.

                           TRUMP TAJ MAHAL ASSOCIATES
                                  FOOD SUMMARY
                                OPERATING REVIEW
                      FOR THE PERIOD ENDING DECEMBER 1993

           Current Year-Current Month           Prior Yr-Current Mth
   Actual                    Plan                     Actual     Description
$              %        $           %       $           %
1,500,039        43.8    1,378,483    42.4   1,289,176    44.8   Cash Sales
   86,005         2.5      633,725    19.5     309,075    10.7   Coupon Sales
1,826,371        53.3    1,204,435    37.0   1,224,961    42.6   Comp Sales
   18,097          .5       36,600     1.1      49,473     1.7   Other Revenue
   11,743          .3        6,930      .2       7,447      .3   Staff Dining Sales
   13,909          .4        5,815      .2       3,283      .1   Allowances
3,428,267       100.0    3,254,366   100.0   2,876,848   100.0   Total Net Food Sales

1,316,656        38.4    1,263,526    38.8   1,149,673    40.8   Cost of Food Sold
1,577,749        46.0    1,441,301    44.3   1,413,444    49.1   Salaries & Wages
  584,796        17.1      579,754    17.0     490,854    17.1   Payroll Taxes & Benefits
    3,110          .1        3,000      .1      59,656     2.1   Comps
        0          .0       27,500      .8           0      .0   Promotions
   46,504         1.4       68,750     2.1      60,127     2.1   China/Glass/Silver
   10,151          .3        9,825      .3      16,416      .6   Decorations
        0          .0        4,350      .1       2,776      .1   Menus
   50,199         1.5       59,800     1.0      22,073      .8   Restaurant Supplies
       43          .0        6,650      .2      10,240      .4   Uniforms
    2,447          .1        8,425      .3         614      .0   Linen
   27,195          .8       20,550      .6      59,140     2.1   Laundry
        0          .0            0      .0           0      .0   Prep/Stem Allocations
   80,160         2.3       49,725     1.5      88,785     3.1   All Other Expenses
3,699,010       107.9    3,543,156   108.9   3,374,597   117.3   Total Expenses
 (270,743)       (7.9)    (288,290)   (8.9)   (497,749)  (17.3)  Gross Operating Income


                                     Year-To-Date                 Prior-Year-To-Date
Description                  Actual                Plan                 Actual
                         $            %        $           %       $             %
Cash Sales               20,501,911    48.2    19,864,533   42.6   28,122,262    43.4
Coupon Sales              2,442,481     5.7     7,993,600   17.1    8,528,078    18.4
Comp Sales               19,197,204    45.1    18,331,434   39.3   17,210,630    37.1
Other Revenue               321,573      .8       439,200     .9      442,311     1.0
Staff Dining Sales          124,902      .3       100,317     .2      102,969      .2
Allowances                   65,129      .2        81,300     .2       74,944      .2
Total Net Food Sales     42,521,942   100.0    46,647,784  100.0   46,332,106   100.0

Cost of Food Sold        17,241,777    40.6    18,111,715   38.0   18,320,935    39.5
Salaries & Wages         10,126,570    42.6    17,848,526   38.3   10,678,578    40.3
Payroll Taxes & Benefits  6,712,055    15.8     7,250,089   15.5    6,748,405    14.?
Comps                       303,205      .7        36,000     .1      158,361      .3
Promotions                        0      .0       330,000     .7            0      .0
China/Glass/Silver          709,579     1.7       879,675    1.9      882,337     1.9
Decorations                  98,451      .2       143,900     .3      144,858      .3
Menus                        28,958      .1        61,300     .1       44,840      .1
Restaurant Supplies         518,667     1.2       750,615    1.6      283,221      .6
Uniforms                     69,081      .2        79,900     .2       77,768      .2
Linen                        79,179      .2       110,750     .2      120,056      .3
Laundry                     219,758      .6       259,950     .6      301,254      .7
Prep/Stem Allocations           316      .0             0     .0            0      .0
All Other Expenses          874,336     2.1       631,585    1.4    1,105,122     2.4
Total Expenses           45,01?,933   105.9    46,494,005   99.7   46,865,785   101.2
Gross Operating Income   (2,491,991)   (5.9)      153,779     .3     (533,?79)   (1.2)

                           TRUMP TAJ MAHAL ASSOCIATES
                             FOOD COVERS BY OUTLET
                                OPERATING REVIEW
                      FOR THE PERIOD ENDING DECEMBER 1993

      CURRENT YEAR-CURRENT MONTH                        PRIOR YR-CURRENT MONTH
  ACTUAL         PLAN    VARIANCE              ACTUAL  VARIANCE             DESCRIPTION
                                $      %                      $      %
  93,845      103,400      (9,555)    (9.24)   74,041    19,004     21.10   Sultan's Feast
  16,526       32,000     (15,474)   (40.36)   14,461     2,065     12.50   New Dehli Deli
       0       45,000     (45,000)  (100.00)   25,025   (25,025)      .00   Rock & Rolls
  90,008       92,750       5,258      5.67    87,865    10,143     10.35   Bombay Cafe
 200,379      273,150     (64,771)   (23.71)  201,392     6,907      3.35   Subtotal Volume
   6,208        5,070       1,130     22.45     5,885       323      5.20   Marco Polo
   2,855        3,880      (1,025)   (26.42)    1,322     1,533     53.70   Sinbad's
   4,900        3,500       1,400     40.00     4,380       512     10.45   Dynasty
   4,676        4,880        (204)    (4.18)    3,806       870     18.61   Safari Steak House
     259        1,400      (1,141)   (81.50)    1,764    (1,505)  (581.03)  Scheherazade
  18,898       10,730         168       .90    17,165     1,733      9.17   Subtotal Gourmet
  27,379       22,150       5,229     23.61    24,832     2,547      9.30   Room Service
  22,749       12,000      10,749     89.58    14,875     7,874     34.61   Banquets/Conventions
       0            0           0       .00         0         0       .00   Pool Snack Bar
  50,128       34,150      15,978     46.79    39,707    10,421     20.79   Subtotal Other
 277,405      326,030     (48,625)   (14.91)  258,264    19,141      6.90   Total Food Covers


                             Year-To-Date                                  Prior-Year-To-Date
 DESCRIPTION                 Actual       Plan   Variance                Actual    Variance
                                                        $     %               $              %
   OUTLET
 Sultan's Feast           1,277,156  1,379,100   (101,944)   (7.39)   1,327,437   (50,281)   3.79
 New Dehli Deli             411,079    476,500    (65,421)  (13.73)     510,240   (99,161)  19.13
 Rock & Rolls               204,117    629,600   (345,483)  (54.87)     499,290  (215,173)  43.10
 Bombay Cafe              1,066,109  1,156,375    (90,266)   (7.81)   1,191,251  (125,142)  10.?1
 Subtotal Volume          3,038,461  3,641,575   (603,114)  (16.56)   3,520,218  (409,757)  13.?8
 Marco Polo                  74,997     76,440     (1,443)   (1.89)      82,096    (7,099)   8.?5
 Sinbad's                    43,969     50,710     (6,741)  (13.29)      40,779    (4,810)   9.46
 Dynasty                     56,203     49,700      6,503    13.09       49,035     7,168   14.?2
 Safari Steak House          59,347     68,360     (9,013)  (13.19)      66,602    (7,335)  11.00
 Scheherazade                22,843     21,800      1,043     4.78       22,676       167     .74
 Subtotal Gourmet           257,359    267,010     (9,651)   (3.61)     269,268   (11,909)   4.?2
 Room Service               306,145    206,800     19,345     6.75      299,081     7,064    2.16
 Banquets/Conventions     s 238,991    186,500     52,491    28.15      182,931    56,060   30.?5
 Pool Snack Bar               2,899      9,550     (6,651)  (69.64)       9,541    (6,642)  69.?2
 Subtotal Other             548,035    482,850     65,185    13.50      491,553    56,482   11.19
 Total Food Covers        3,043,855  4,391,435   (547,580)  (12.47)   4,289,039  (445,184)   10.?

REPORT NUMBER 15225                                 TRUMP TAJ MAHAL ASSOCIATES
RUN DATE   01/13/94                                  AVERAGE CHECK BY OUTLET
                                              FOR THE PERIOD ENDED DECEMBER 1993


    CURRENT YEAR-CURRENT MONTH                       PRIOR YEAR-CURRENT MONTH
ACTUAL      PLAN           VARIANCE                  ACTUAL         VARIANCE             DESCRIPTION
                        $         %                              $        %
                                                                                        OUTLET
 $ 7.16      $ 6.65      $ .51       7.67            $  6.89      $ .27       3.92     SULTAN'S FEAST
 $ 9.32      $ 8.79      $ .53       6.03            $  8.63      $ .69       8.00     NEW DEHLI DELI
  $ .88      $ 5.25    $ (5.25)   (100.00)           $  5.38    $ (5.38)   (100.00)    ROCK & ROLLS
$ 10.22      $ 9.66      $ .56       5.80            $  9.79      $ .43       4.39     BOMBAY CAFE
 $ 8.77      $ 7.69     $ 1.08      14.04            $  0.09      $ .68       0.41       SUB AVERAGE VOLUME
$ 33.32     $ 25.79     $ 7.53      29.20            $ 30.27     $ 3.05      10.00     MARCO POLO
$ 31.12     $ 29.29     $ 1.83       6.25            $ 31.02     $  .10        .32     SINBAD'S
$ 37.47     $ 31.75     $ 5.72      10.02            $ 35.55     $ 1.91       5.37     DYNASTY
$ 39.56     $ 35.78     $ 3.79      10.59            $ 36.52     $ 3.04       8.32     SAFARI STEAK HOUSE
$ 65.39     $ 41.25    $ 24.14      50.52            $ 40.45    $ 24.94      61.66     SCHEHERAZADE
$ 36.05     $ 31.39     $ 4.66      14.85            $ 34.11     $ 1.94       5.69        SUB AVERAGE GOURMET
$ 12.31     $ 12.75     $ (.44)     (3.45)           $ 11.49      $ .82       7.14     ROOM SERVICE
$ 22.78     $ 17.50     $ 5.20      29.71            $ 19.21     $ 3.49      18.17     BANQUETS/CONVENTIONS
$ 17.98     $ 15.48     $ 2.51      16.21            $ 15.42     $ 2.56      16.68        SUB AVERAGE OTHER
$ 12.12      $ 9.76     $ 2.36      24.10            $ 18.79     $ 1.33      12.33     TOTAL AVERAGE CHECK


                                 YEAR-TO-DATE                                      PRIOR YEAR-TO-DATE
                           ACTUAL      PLAN           VARIANCE                  ACTUAL         VARIANCE
                                                     $         %                              $        %
SULTAN'S FEAST              $ 6.94    $ 6.77      $ .17      2.51               $ 6.79     $ .15      2.21
NEW DEHLI DELI              $ 9.03    $ 9.58     $ (.47)    (4.95)              $ 8.96     $ .87       .78
ROCK & ROLLS                $ 5.18    $ 5.89     $ (.71)   (12.05)              $ 5.96    $ (.70)   (13.09)
BOMBAY CAFE                $ 10.06   $ 18.24     $ (.19)    (1.86)             $ 18.26    $ (.21)    (2.05)
  SUB AVERAGE VOLUME        $ 8.15    $ 8.08      $ .08       .99               $ 8.16    $ (.81)     (.12)
MARCO POLO                 $ 30.31   $ 28.04     $ 2.27      8.18              $ 28.37    $ 1.94      6.84
SINBAD'S                   $ 31.16   $ 31.46     $ (.38)     (.95)             $ 31.88    $ (.73)    (2.29)
DYNASTY                    $ 35.00   $ 32.77     $ 2.31      7.05              $ 33.58    $ 1.59      4.75
SAFARI STEAK HOUSE         $ 37.24   $ 36.94      $ .30       .81              $ 38.88    $ (.76)    (2.88)
SCHEHERAZADE               $ 40.84   $ 42.16    $ (1.32)    (3.13)             $ 48.93    $ (.89)     (.22)
   SUB AVERAGE GOURMET     $ 34.03   $ 33.00     $ 1.03      3.12              $ 33.38     $ .65      1.95
ROOM SERVICE               $ 12.80   $ 13.32     $ (.44)    (3.30)             $ 13.06    $ (.18)    (1.38)
BANQUETS/CONVENTIONS       $ 17.14   $ 19.67    $ (2.54)   (12.91)             $ 28.54   $ (3.48)   (16.55)
   SUB AVERAGE OTHER       $ 15.88   $ 16.47     $ (.60)    (4.13)             $ 16.46    $ (.67)    (4.87)
TOTAL AVERAGE CHECK        $ 18.02   $ 10.42      $ .40      3.84              $ 18.68     $ .22      2.88

REPORT NUMBER 15300
RUN DATE 01/13/94

                          TRUMP TAJ MAHAL ASSOCIATES
                               BEVERAGE SUMMARY
                                OPERATES REVIEW
                      FOR THE PERIOD ENDED DECEMBER 1993


CURRENT YEAR-CURRENT MONTH      PRIOR YR-CURRENT MTH                                  YEAR-TO-DATE                PRIOR-YEAR-TO-DATE
ACTUAL                PLAN             ACTUAL           DESCRIPTION             ACTUAL              PLAN              ACTUAL
$           %      $         %      $          %                           $             %     $            %     $            %
  375,437   30.9  313,476   32.9  362,762   37.9  CASH SALES                 4,670,476   34.0   4,351,649   32.5   4,915,728   36.2
    7,796     .6        8     .8      394     .8  COUPON SALES                  36,335     .2           0     .0       8,506     .1
  833,111   60.6  640,185   67.2  595,616   62.2  COMP SALES                 9,804,645   65.9   9,060,989   67.6   8,658,684   63.8
        0     .0        0     .0        0     .0  OTHER REVENUE                      0     .0           0     .0           0     .0
    1,855     .1        0     .0      631     .1  STAFF BUILDING SALES           1,345     .0           0     .0       4,182     .0
    2,835     .2      942     .1    1,190     .1  ALLOWANCES                    19,923     .1      12,252     .1      13,221     .1

1,214,564  100.0  952,639  100.0  958,213  100.0  TOTAL NET BEVERAGE SALES  13,749,079  100.0  13,400,386  100.0  13,565,879  100.0

  296,194   24.4  229,409   24.1  242,539   25.3  COST OF BEVERAGE SOLD      3,389,742   24.7   3,215,896   24.0   3,297,332   24.3
  323,556   26.6  271,664   28.5  270,482   28.2  SALARIES & WAGES           3,675,109   26.7   3,359,558   25.1   3,473,870   25.6
  154,535   12.7  121,627   12.0  113,610   11.9  PAYROLL TAXES & BENEFITS   1,789,972   12.7   1,487,971   11.1   1,535,112   11.3
        0     .0    1,875     .1        0     .0  COMPS                              0     .0      12,980     .1      10,057     .1
    6,962     .6    6,308     .7    7,909     .0  GLASSWARE                     69,587     .4      79,700     .6      88,577     .4
   24,162    2.0   16,225    1.7        0     .0  RESTAURANT SUPPLIES          259,664    1.9     200,700    1.5      19,642     .1
        8     .0   15,001    1.6        0     .0  UNIFORMS                      49,815     .4     180,814    1.3      81,010     .4
   13,861    1.1   11,175    1.2   24,966    2.6  ALL OTHER EXPENSES           159,890    1.1     134,508    1.0     342,443    2.5
  818,476   67.4  672,556   70.6  659,506   63.3  TOTAL EXPENSES             9,378,899   67.0   8,671,241   64.7   8,839,242   65.2
  396,894   32.6  280,083   29.4  298,707   31.2  GROSS OPERATING INCOME     4,474,980   32.2   4,729,145   35.3   4,726,637   34.4

REPORT NUMBER 15400                                 TRUMP TAJ MAHAL ASSOCIATES
RUN DATE       01/13/94                                    LODGING SUMMARY
                                                         OPERATING REVIEW
                                              FOR THE PERIOD ENDED DECEMBER 1993

      CURRENT YEAR-CURRENT MONTH                PRIOR YR-CURRENT MONTH
     ACTUAL                 PLAN                      ACTUAL                              DESCRIPTION
$               %     $                  %        $              %

 1,861,641     30.9      736,200        29.5       1,011,415     41.9              CASH REVENUE
 1,631,413     59.8    1,768,000        70.5       1,418,872     58.5              COMP REVENUE
    (6,332)     (.2)      25,000         1.8          37,059      1.6              ALLOWANCES
 2,699,386     99.0    2,471,200        99.1       2,304,428     98.0              NET ROOM REVENUE

    30,186      1.1       23,000          .9          36,598      1.5              PAY TV RECEPTION
       617       .0        1,500          .1          (2,300)     (.1)             OTHER OPERATING INCOME
     1,324       .0        1,800          .1           4,527       .2              ALLOWANCES
    29,399      1.1       22,700          .9          29,771      1.2              NET OTHER OPERATING REVENUE

    (2,019)     (.1)       1,000          .0            (612)      .0              VALET REVENUE
         0       .0            0          .0               0       .0              ALLOWANCES
    (2,019)     (.1)       1,000          .0            (612)      .0              NET VALUE

 2,726,766    100.0    2,494,900       100.0       2,413,588    100.0              TOTAL HOTEL  REVENUE

   157,665      5.8      125,955         5.0         133,014      5.5              FRONT OFFICE SALARY/WAGES
   450,939     16.5      366,376        14.7         365,591     15.1              HOUSEKEEPING SALARIES & WAGES
    34,248      1.3       33,290         1.3          29,403      1.2              RESERVATIONS SALARIES & WAGES
   642,853     23.6      525,621        21.1         528,007     21.9              TOTAL SALARIES & WAGES

   241,806      0.8      218,993         8.0         200,119      0.3              TOTAL PER TAXES & BENEFITS

   883,948     32.4      744,614        29.0         228,126     30.2              TOTAL PAYROLL

    31,069      1.2       23,000          .9          32,435      1.3              COST OF SALES--PAY T.V.
         0       .0            0          .0               0       .0              COST OF OUTLET SERVICES
    31,069      1.2       23,000          .9          32,435      1.3              TOTAL COST OF GOODS

     1,162       .0        2,000          .1           2,204       .1              COMPS
         2       .0       15,000          .6          19,975       .0              COMMISSIONS
         0       .0            0          .0               0       .0              BAG DEBT--HOTEL
    15,140       .6       11,970          .5          10,772       .4              TELEPHONE
    70,586      2.9       64,064         2.6          98,612      4.1              LINEN
   152,194      5.6      111,000         4.4          90,763      3.8              LAUNDRY
    58,839      2.1       42,320         1.7          43,488      1.0              GUEST SUPPLIES
    10,436       .7       12,012          .5          13,098       .5              CLEANING SUPPLIES
     3,164       .1        5,976          .2          16,655       .7              EQUIPMENT EXPENSE
         0       .0            0          .0               0       .0              PRINTING & STATIONARY
         0       .0            0          .0               0       .0              PAPER SUPPLIES
    30,722      1.1       25,244         1.0           8,319       .3              SUPPLIES
     6,417       .2        1,827          .1           3,256       .1              UNIFORMS
    42,137      1.5       39,310         1.6          41,606      1.7              ALL OTHER EXPENSES

 1,321,014     40.5    1,098,345        44.0       1,109,313     46.8              TOTAL EXPENSES

 1,404,953     51.5    1,396,555        56.0       1,304,275     54.0              GROSS OPERATING INCOME

            YEAR-TO-DATE                         PRIOR YEAR-TO-DATE
     ACTUAL                 PLAN                      ACTUAL                              DESCRIPTION
$               %     $                  %        $              %

 17,088,532    43.5      17,489,800     42.7       17,787,448    42.9              CASH REVENUE
 23,070,249    56.1      23,310,500     57.1       23,691,166    57.1              COMP REVENUE
    276,872      .7         485,300      1.0          435,818     1.0              ALLOWANCES
 48,681,909    99.0      40,315,000     98.8       41,843,596    98.9              NET ROOM REVENUE

    423,574     1.0         471,000      1.2          477,289     1.2              PAY TV RECEPTION
     23,847      .1          31,000       .1           27,887      .1              OTHER OPERATING INCOME
     29,620      .1          25,200       .1           46,546      .1              ALLOWANCES
    422,801     1.0         476,800      1.2          457,031     1.1              NET OTHER OPERATING REVENUE

    (10,030)     .0          12,000       .0           (6,617)     .0              VALET REVENUE
          0      .0               0       .0                0      .0              ALLOWANCES
    (10,030)     .0          12,000       .0           (6,617)     .0              NET VALUE

 41,091,680   100.0      48,803,800    100.0       41,494,010   100.0              TOTAL HOTEL REVENUE

  1,658,912     4.0       1,465,632      3.6        1,838,978     4.4              FRONT OFFICE SALARY/WAGES
  5,206,238    12.7       4,551,989     11.2        4,623,152    11.1              HOUSEKEEPING SALARIES & WAGES
    385,330      .9         404,108      1.0          269,885      .7              RESERVATIONS SALARIES & WAGES
  7,250,471    17.6       6,421,729     15.7        6,724,814    16.2              TOTAL SALARIES & WAGES

  2,700,703     6.6       2,712,744      6.6        2,429,225     5.9              TOTAL PER TAXES & BENEFITS

  9,951,175    24.2       9,134,473     22.4        9,153,239    22.1              TOTAL PAYROLL

    401,824     1.0         402,000      1.2          492,511     1.2              COST OF SALES--PAY T.V.
          0      .0               0       .0                0      .1              COST OF OUTLET SERVICES
    401,824     1.0         482,000      1.2          492,511     1.2              TOTAL COST OF GOODS

     21,337      .1          24,000       .1           57,926      .1              COMPS
    240,666      .6         108,000       .4          223,233      .5              COMMISSIONS
          0      .0               0       .0                0      .0              BAG DEBT--HOTEL
    161,389      .4         144,040       .4          134,068      .3              TELEPHONE
  1,044,824     2.5         913,696      2.2          880,136     2.1              LINEN
  1,585,036     3.7       1,332,000      3.3        1,308,876     3.2              LAUNDRY
    659,889     1.6         683,692      1.5          585,483     1.4              GUEST SUPPLIES
    158,574      .4         171,310       .4          184,253      .4              CLEANING SUPPLIES
     92,663      .2          79,784       .2           99,848      .2              EQUIPMENT EXPENSE
          0      .0               0       .0                0      .0              PRINTING & STATIONARY
          0      .0               0       .0                0      .0              PAPER SUPPLIES
    344,542      .9         322,491       .8          358,191      .9              SUPPLIES
     32,488      .1          21,930       .1           14,196      .0              UNIFORMS
    471,669     1.1         495,625      1.2          351,126      .8              ALL OTHER EXPENSES

 15,158,189    36.9      13,904,969     34.1       13,844,070    33.4              TOTAL EXPENSES

 25,934,492    63.1      26,898,931     65.0       27,650,132    66.8              GROSS OPERATING INCOME

                                                     TRUMP TAJ MAHAL CASINO* RESORT
13-Jan-94                                                ROOM OCCUPANCY ANALYSIS
                                                    FOR THE MONTH ENDED DECEMBER 1993


                                 ACTUAL         PLAN         VARIANCE       VAR%     PRIOR YEAR    VARIANCE       VAR%
  NET REVENUE                $2,699,386   $2,471,200       $  228,186       9.2%     $2,384,429    $314,957      13.2%
  ROOMS SOLD                     34,202       28,600            5,602      19.6%         28,941       5,261      18.2%
  ROOMS AVAILABLE                38,750       38,750                0       0.0%         38,750           0       0.0%
  AVERAGE RATE               $    78.92   $    86.41           ($7.48)     -8.7%     $    82.39     ($3.46)      -4.2%
  OCCUPANCY %                      88.3%        73.8%            14.5 pts                  74.7%      13.6 pts

ROOMS SOLD
  COMP                           14,117       16,000           (1,883)    -11.8%         11,243      2,874       25.6%
  TRANSIENT                       5,634        2,000            3,634     181.7%          6,851     (1,217)     -17.8%
  CONVENTION                      3,178        2,700              478      17.7%          2,552        626       24.5%
  TOUR & TRAVEL                   3,262        2,900              362      12.5%          2,945        317       10.8%
  PACKAGE                         1,768        2,000             (232)    -11.6%          1,570        198       12.6%
  DIRECT MARKETING                6,243        3,000            3,243     108.1%          3,780      2,463       65.2%
                                  -----        -----            -----                     -----      -----
TOTAL                            34,202       28,600            5,602      19.6%         28,941      5,261       18.2%

AVERAGE RATE
  COMP                       $   115.56   $   110.00       $     5.56       5.1%     $   125.49     ($9.93)      -7.9%
  TRANSIENT                       74.81        80.00            (5.19)     -6.5%          75.59      (0.78)      -1.0%
  CONVENTION                      71.50        80.00            (8.50)    -10.6%          81.71     (10.21)     -12.5%
  TOUR & TRAVEL                   44.00        45.00            (1.00)     -2.2%          39.76       4.24       10.7%
  PACKAGE                         44.76        62.00           (17.24)    -27.8%          40.18       4.58       11.4%
  DIRECT MARKETING                32.51        35.00            (2.49)     -7.1%          27.71       4.79       17.3%
  GROSS ADR                       79.11        87.26            (8.15)     -9.3%          83.69      (4.58)      -5.5%
  ALL W/FORFEITURE                (0.19)       (0.85)            0.66     -78.2%          (1.30)      1.12      -85.8%
                                  -----        -----             ----                     -----       ----
  NET ADR                    $    78.92   $    86.41           ($7.48)     -8.7%     $    82.39     ($3.46)      -4.2%

REVENUE
  COMP                       $1,631,413   $1,760,000        ($128,587)     -7.3%     $1,410,872   $220,541       15.6%
  TRANSIENT                     421,489      160,000          261,489     163.4%        517,886    (96,397)     -18.6%
  CONVENTION                    227,211      216,000           11,211       5.2%        208,513     18,698        9.0%
  TOUR & TRAVEL                 143,531      130,500           13,031      10.0%        117,082     26,449       22.6%
  PACKAGE                        79,135      124,000          (44,865)    -36.2%         63,083     16,052       25.4%
  DIRECT MARKETING              202,939      105,000           97,939      93.3%        104,757     98,182       93.7%
                               --------     --------         --------                 ---------    -------
  GROSS REVENUE              $2,705,719   $2,495,500       $  210,219       8.4%     $2,422,193   $283,526       11.7%
  ALLOWANCES                     (6,332)     (25,000)          18,668      74.7%        (37,859)    31,526      -83.3%
  FORFEIT/TAX EXEMPT                  0          700             (700)   -100.0%             95        (95)    -100.0%
                               --------     --------         --------                 ---------    -------
  NET REVENUE                $2,699,386   $2,471,200       $  228,186       9.2%     $2,384,429   $314,957       13.2%
                             ==========   ==========       ==========                ==========   ========


                             CASINO BLOCK ANALYSIS

TOTAL ROOMS AVAILABLE                                               38,750
TOTAL OCCUPIED ROOMS                                                34,202
CASINO BLOCK                                                        13,802
ROOM COMPS:
CASINO COMPS                                                        12,785
ADMINISTRATIVE COMPS                                                     0
ALL OTHER COMPS                                                      1,332
                                                                     -----
TOTAL ROOM COMPS                                                    14,117
                                                                    ======

% BLOCK OCCUPIED                                                      92.6%
% BLOCK/TOTAL ROOMS AVAILABLE                                         35.6%
% BLOCK/TOTAL OCCUPIED ROOMS                                          40.4%
% BLOCK OCCUPIED/OCCUPIED ROOMS                                       37.4%
% BLOCK OCCUPIED/ROOMS AVAILABLE                                      33.0%

                     BLOCK      % OF
                    OCCUPIED   OCCUP.
           RMS         %       ROOMS
         -------------------
 ROOM    6,887      40.1%      19.3%
 RLFB    1,428       8.3%       4.0%
 RFB     4,424      25.7%      12.4%
 RFBI       46       0.3%       0.1%
 ---------------------------
 TOTAL  12,785      74.4%      35.8%
 ===========================

13-Jan-94                TRUMP TAJ MAHAL CASINO* RESORT
                            ROOM OCCUPANCY ANALYSIS
                       FOR THE YEAR ENDED DECEMBER 1993

                                 ACTUAL         PLAN         VARIANCE       VAR%     PRIOR YEAR    VARIANCE       VAR%
  NET REVENUE               $40,681,904  $40,315,000        $ 366,904       0.9%    $41,043,599   ($361,694)     -0.9%
  ROOMS SOLD                    421,268      412,150            9,118       2.2%        417,490       3,778       0.9%
  ROOMS AVAILABLE               456,250      457,500           (1,250)     -0.3%        457,500      (1,250)     -0.3%
  AVERAGE RATE              $     96.57  $     97.82           ($1.25)     -1.3%    $     98.31      ($1.74)     -1.8%
  OCCUPANCY %                      92.3%        90.1%             2.2 pts                  91.3%        1.1 pts

ROOMS SOLD
  COMP                          177,262      165,000           12,262       7.4%        186,321      (9,059)     -4.9%
  TRANSIENT                      66,889       88,950          (22,061)    -24.8%         73,224      (6,335)     -8.7%
  CONVENTION                     47,231       46,900              331       0.7%         50,259      (3,028)     -6.0%
  TOUR & TRAVEL                  65,724       49,400           16,324      33.0%         54,067      11,657      21.6%
  PACKAGE                        28,553       36,550           (7,997)    -21.9%         31,459      (2,906)     -9.2%
  DIRECT MARKETING               35,609       25,350           10,259      40.5%         22,160      13,449      60.7%
                                 ------       ------           ------                    ------      ------
TOTAL                           421,268      412,150            9,118       2.2%        417,490       3,778       0.9%

AVERAGE RATE
  COMP                      $    130.18  $    141.28          ($11.10)     -7.9%    $    127.15       $3.03       2.4%
  TRANSIENT                       93.67        62.11            31.56      50.8%          98.22       (4.55)     -4.6%
  CONVENTION                      90.95       106.87           (15.92)    -14.9%          97.20       (6.25)     -6.4%
  TOUR & TRAVEL                   59.43        62.00            (2.57)     -4.1%          53.45        5.98      11.2%
  PACKAGE                         73.51        68.97             4.55       6.6%          68.94        4.57       6.6%
  DIRECT MARKETING                37.28        50.21           (12.93)    -25.8%          29.18        8.10      27.8%
  GROSS ADR                       97.25        98.76            (1.51)     -1.5%          99.34       (2.09)     -2.1%
  ALL W/FORFEITURE                (0.68)       (0.94)            0.26     -27.8%          (1.03)       0.35     -33.9%
                                  -----        -----             ----                     -----        ----
  NET ADR                   $     96.57  $     97.82           ($1.25)     -1.3%    $     98.31      ($1.74)     -1.8%

REVENUE
  COMP                       23,075,677  $23,310,500         (234,823)     -1.0%    $23,691,167   ($615,489)     -2.6%
  TRANSIENT                   6,265,317    5,524,700          740,617      13.4%      7,192,038    (926,721)    -12.9%
  CONVENTION                  4,295,517    5,012,200         (716,683)    -14.3%      4,884,984    (589,467)    -12.1%
  TOUR & TRAVEL               3,906,013    3,062,900          843,113      27.5%      2,890,022   1,015,991      35.2%
  PACKAGE                     2,098,981    2,520,700         (421,719)    -16.7%      2,168,850     (69,869)     -3.2%
  DIRECT MARKETING            1,327,384    1,272,700           54,684       4.3%        646,585     680,799     105.3%
                              ---------    ---------           ------                   -------     -------
  GROSS REVENUE             $40,968,889  $40,703,700        $ 265,189       0.7%    $41,473,646   ($504,757)     -1.2%
  ALLOWANCES                   (289,537)    (405,300)         115,763      28.6%       (436,989)    147,451     -33.7%
  FORFEITURES                     2,552       16,600          (14,048)    -84.6%          6,941      (4,389)    -63.2%
                            -----------  -----------        ---------               -----------   ---------
  NET REVENUE               $40,681,904  $40,315,000        $ 366,904       0.9%    $41,043,599   ($361,694)     -0.9%
                            ===========  ===========        =========               ===========   =========


                             CASINO BLOCK ANALYSIS

TOTAL ROOMS AVAILABLE                                                  456,250
TOTAL OCCUPIED ROOMS                                                   421,268
CASINO BLOCK                                                           201,492
ROOM COMPS:
CASINO COMPS                                                           164,974
ADMINISTRATIVE COMPS                                                    10,976
OTHER COMPS                                                              1,312
                                                                       -------
TOTAL ROOM COMPS                                                       177,262
                                                                       =======

% BLOCK OCCUPIED                                                          81.9%
% BLOCK/TOTAL ROOMS AVAILABLE                                             44.2%
% BLOCK/TOTAL OCCUPIED ROOMS                                              47.8%
% BLOCK OCCUPIED/OCCUPIED ROOMS                                           39.2%
% BLOCK OCCUPIED/ROOMS AVAILABLE                                          36.2%

                   BLOCK      % OF
                  OCCUPIED   OCCUP.
         RMS          %      ROOMS
        ------------------
ROOM    84,990      90.4%    41.2%
RLFB    19,525      20.8%     9.5%
RFB     59,656      63.4%    28.9%
RFBI       803       0.9%     0.4%
--------------------------
TOTAL  164,974     175.4%    80.0%
==========================

Report Number 15670
RUN DATE 01/13/94

                           TRUMP TAJ MAHAL ASSOCIATES
                          FACILITY OPERATIONS SUMMARY
                       FOR THE PERIOD ENDED DECEMBER 1993

          CURRENT YEAR-CURRENT MONTH              LAST YEAR-CURRENT MONTH
                                                                                       DESCRIPTION
   ACTUAL        PLAN        VAR$     VAR%      ACTUAL  THIS YR VS LAST YR
  636,501     945,945     309,444     32.7     931,820   295,319      31.7     SALARY & WAGES
  341,257     351,945      10,680      3.0     350,010     8,753       2.5     PAYROLL TAXES & BENEFITS
        9         400         391     97.8       2,865     2,856      99.7     COMPS
    1,135       2,254       1,119     49.7       3,230     2,095      64.9     UNIFORMS
      413       3,000       2,587     86.2           0      (413)       .0     CONSULTING
  641,105     118,994    (522,111)  (438.8)     97,673  (543,432)   (556.4)    SERVICE CONTRACTS
    2,904      49,000      46,096     94.1      17,062    14,159      83.0     CLEANING SUPPLIES &
                                                                               CONTRACTS
    1,113         265        (848)  (320.1)        751      (362)     48.1     PAPER/GUEST SUPPLIES
    1,218           0      (1,218)      .0      12,434    11,216      90.2     ELECTRICAL & MECHANICAL
                                                                               EQUIP.
        0           0           0       .0      16,937    16,937     100.0     KITCHEN EQUIPMENT
        0       7,650       7,650    100.0      12,700    12,780     100.0     EXTERMINATING
        0           0           0       .0      11,055    11,055     100.0     LIGHTING SUPPLIES
        0           0           0       .0      25,932    25,932     100.0     BUILDING EQUIPMENT
   34,269      14,000     (20,269)  (144.8)     10,301   (23,968)   (232.7)    AIR CONDITIONING &
                                                                               REFRIGERATION
   14,274      13,400        (874)    (6.5)     19,451     5,177     26.6      PLUMBING & HEATING
    7,644       6,000      (1,644)   (27.4)     17,810    10,167     57.1      GROUNDS & LANDSCAPING
        0           0           0       .0           0         0       .0      INTERIOR PLANTS CONTRACT
        0       6,700       6,700    100.0         439       439    100.0      GLASS/WINDOWS
        0           0           0       .0       4,302     4,302    100.0      FLOOR COVERING SUPPLIES
        0           0           0       .0       2,510     2,510    100.0      PAINTING & DECORATING
                                                                               SUPPLIES
  276,549     176,056    (100,493)   (57.1)    154,820  (121,729)   (70.6)     ALL OTHER EXPENSES
1,958,391   1,695,609    (262,782)   (15.5)  1,692,185  (266,207)   (15.7)     TOTAL FACILITY & EVS COSTS
  662,556     721,100      58,544      8.1     704,759    42,203      6.0      ELECTRIC COSTS
  192,881     220,875      27,994     12.7     174,336   (18,544)   (10.6)     OIL & GAS COSTS
   93,520      31,855     (61,665)  (193.6)     42,669   (50,851)  (119.2)     WATER COSTS
   78,837      77,385      (1,452)    (1.9)     60,254   (18,508)   (30.8)     WASTE REMOVAL
   45,586      42,150      (3,436)    (8.2)     40,499    (5,087)   (12.6)     SEWER COSTS
        0           0         0         .0           0         0       .0      TV CABLE SERVICE
1,073,380   1,093,365    19,985        1.8   1,022,518   (50,862)    (5.0)     TOTAL UTILITY COSTS
3,031,771   2,788,974  (242,797)      (8.7)  2,714,702  (317,069)   (11.7)     TOTAL FACILITY OPERATIONS


        DESCRIPTION                               YEAR-TO-DATE                       PRIOR-YEAR-TO-DATE
                                  ACTUAL        PLAN        VAR$       VAR%      ACTUAL       VAR$     VAR%
SALARY & WAGES                  7,556,044  11,083,184   3,527,060     31.8   10,932,424   3,376,380    30.9
PAYROLL TAXES & BENEFITS        3,332,029   4,499,556   1,167,527     25.9    4,181,287     849,177    20.3
COMPS                               5,669       7,200       1,531     21.3       22,364      16,695    74.7
UNIFORMS                           20,151      27,835       6,884     25.5       28,412       8,261    29.1
CONSULTING                         33,694      40,000       6,306     15.8       45,154      11,461    25.4
SERVICE CONTRACTS               5,850,807   1,427,928  (4,422,874)  (309.7)   1,228,877  (4,621,925)  376.1
CLEANING SUPPLIES &               275,188     547,752     272,564     49.8      286,103      10,995     9.0
CONTRACTS
PAPER/GUEST SUPPLIES               15,281       3,180     (12,051)  (379.0)      12,937      (2,293)   12.7
ELECTRICAL & MECHANICAL            28,649           0     (28,649)      .0      179,971     151,928    84.4
EQUIP.
KITCHEN EQUIPMENT                  11,425           0     (11,425)      .0      327,471     316,845    96.5
EXTERMINATING                      37,904      91,800      53,896     58.7       70,380      32,476    46.1
LIGHTING SUPPLIES                   6,573           0      (6,573)      .0      111,013     104,440    94.1
BUILDING EQUIPMENT                 43,284           0     (43,234)      .0      193,169     149,935    27.6
AIR CONDITIONING &                171,299     170,000      (1,799)    (1.1)     150,404     (21,395)   14.2
REFRIGERATION
PLUMBING & HEATING                197,755     160,800     (36,955)   (23.0)     168,171     (29,583)   12.6
GROUNDS & LANDSCAPING             103,850      80,500     (23,330)   (29.0)      97,330      (6,500)    6.7
INTERIOR PLANTS CONTRACT                0           0           0       .0      252,279     252,279   180.0
GLASS/WINDOWS                      62,675      80,000      17,325     21.7       69,970       7,296    10.4
FLOOR COVERING SUPPLIES             ?????           0        (323)      .0       11,800      11,537    92.3
PAINTING & DECORATING                 500           0        (508)      .0       34,430      33,922    99.5
SUPPLIES
ALL OTHER EXPENSES              2,466,939   2,218,822    (248,117)   (11.2)   1,790,721    (676,218)  ????
TOTAL FACILITY & EVS COSTS     20,220,111  20,437,677     217,263      1.1   20,194,727     (25,687)  ???
ELECTRIC COSTS                  8,540,197   9,431,200     891,003      9.4    8,651,961     111,764     1.3
OIL & GAS COSTS                 1,556,005   1,750,500     202,495     11.5    1,561,279       5,274   ??
WATER COSTS                       646,041     562,260     (83,781)   (14.9)     565,832     (80,210)   14.2
WASTE REMOVAL                     890,227     933,620      43,593      4.6      886,243      (3,984)     .5
SEWER COSTS                       566,368     505,800     (60,568)   (12.0)     498,621     (75,747)   15.4
TV CABLE SERVICE                        0           0           0       .0            0           0      .0
TOTAL UTILITY COSTS            12,190,639  13,191,380     992,541      7.5   12,155,996     (42,903)     .4
TOTAL FACILITY OPERATIONS      32,119,253  33,629,057   1,209,804      3.6   32,350,663     (68,590)  ??

Report Number 15675
RUN DATE 01/13/94

                           TRUMP TAJ MAHAL ASSOCIATES
                            FIXED EXPENSES SUMMARY
                       FOR THE PERIOD ENDED DECEMBER 1993


        CURRENT YEAR-CURRENT MONTH              LAST YEAR-CURRENT MONTH

   ACTUAL      PLAN       VAR$     VAR%       ACTUAL    THIS YR   VS LAST YR   DESCRIPTION

  800,819   377,479   (423,340)  (112.1)     164,021   (636,798)   (388.2)     INSURANCE EXPENSE
   10,850    22,500     11,650     51.8       22,878     12,028      52.6      OFFSITE OFFICE RENT
    1,000         0     (1,000)      .0        6,000      5,000      83.3      BRANCH OFFICE RENT
        0         0          0       .0            0          0        .0      PIPPETT RENT EXPENSE
        0         0          0       .0            0          0        .0      TRUMP ORGANIZATION
        0         0          0       .0            0          0        .0      RENT EXPENSE-OFFSITE SERVICES
        0         0          0       .0            0          0        .0      RENT EXPENSE-GUEST PARKING
   60,854    80,000     19,146     23.9       79,004     18,150      23.0      RENT EXPENSE-EMPLOYEE PARKING
1,384,731 1,460,000     75,269      5.2    1,582,168    197,437      12.5      REAL PROPERTY TAX
    1,738     3,200      1,462     45.7        3,187      1,448      45.5      REAL PROPERTY TAX - LEASED PROP
2,259,993 1,943,179   (316,814)   (16.3)   1,857,258   (402,735)    (21.7)     TOTAL FIXED EXPENSES

                                                      YEAR-TO-DATE                          PRIOR-YEAR-TO-DATE

DESCRIPTION                           ACTUAL        PLAN        VAR$      VAR%       ACTUAL          VAR$     VAR%

INSURANCE EXPENSE                  6,151,558   4,495,175  (1,656,383)    (36.8)   4,022,936    (2,128,622)   52.9
OFFSITE OFFICE RENT                  117,781     270,000     152,219      56.4      368,199       250,418    68.0
BRANCH OFFICE RENT                    31,509           0     (31,509)       .0       55,227        23,717    42.9
PIPPETT RENT EXPENSE                       0           0           0        .0            0             0      .0
TRUMP ORGANIZATION                         0           0           0        .0            0             0      .0
RENT EXPENSE-OFFSITE SERVICES              0           0           0        .0            0             0      .0
RENT EXPENSE-GUEST PARKING                 0           0           0        .0            0             0      .0
RENT EXPENSE-EMPLOYEE PARKING        731,751     960,000     228,249      23.8      948,051       216,300    22.8
REAL PROPERTY TAX                 17,059,072  17,520,000     460,928       2.6   17,233,418       174,346     1.0
REAL PROPERTY TAX - LEASED PROP       19,110      38,400      18,990      49.5       48,554        29,144    60.0
TOTAL FIXED EXPENSES              24,111,081  23,283,575    (827,506)     (3.6)  22,676,305    (1,434,697)    6.3


Report Number 15400
RUN DATE 01/13/94

                           TRUMP TAJ MAHAL ASSOCIATES
                        GENERAL & ADMINISTRATIVE SUMMARY
                       FOR THE PERIOD ENDED DECEMBER 1993

     CURRENT YEAR-CURRENT MONTH                      LAST YEAR-CURRENT MONTH
  ACTUAL          PLAN       VAR$      VAR%     ACTUAL     THIS YR     VS LAST YR   DESCRIPTION

1,201,961      1,161,013   (40,948)    (3.5)  1,111,366    (90,595)          (0.2)  SALARIES & WAGES
  514,530        571,427    56,897     10.0     634,329    119,799           18.9   TAXES & BENEFITS

1,716,491      1,732,440    15,949       .9   1,745,695     29,204            1.7   TOTAL PAYROLL

  603,113        129,602  (473,511)  (365.4)    186,311   (416,801)        (223.7)  TOTAL COMPS

        0              0         0       .0           0          0             .0   PRINTING & STATIONARY
      402          4,400     3,998     90.9       3,932      3,530           39.0   COPYING EXPENSE
   73,182         52,518   (20,664)   (39.3)     70,707     (2,395)          (3.4)  SERVICE CONTRACTS
   49,439         48,783      (656)    (1.3)     50,640      1,201            2.1   SUPPLIES EXPENSE
   21,633         21,625        (8)      .0      20,284     (1,349)          (6.6)  TELEPHONE & TELEGRAPH
   20,121         10,500    (9,621)   (91.6)     25,153      5,032           20.0   POSTAGE EXPENSE
    4,059          7,870     3,011     38.3      27,414     22,555           82.3   CONTRACT LABOR
    1,739          3,830     2,091     54.6       2,220        481           21.7   TRADE ASSOCIATION
                                                                                    SUBSCRIPTION
   26,290         60,000    33,710     56.2      75,401     49,111           65.1   UNIFORMS
   19,069          1,466   (17,603)  (200.8)      4,917    (14,152)        (287.8)  EQUIPMENT EXPENSE
    4,945          3,022    (1,923)   (63.6)      3,846     (1,098)         (20.6)  EQUIPMENT RENTAL
   51,104         36,793   (14,311)   (38.9)     38,676    (12,428)         (32.1)  CONSULTING EXPENSE
  190,415        173,000   (17,415)   (10.1)    119,824    (70,591)         (50.9)  LEGAL EXPENSES
    3,907          4,150       243      5.9       3,432       (475)         (13.0)  AUTO EXPENSE
   45,000         20,000   (25,000)  (125.0)     15,600    (29,400)        (180.5)  AUDIT FEES
     (107)             0       107       .0        (782)      (675)         (86.3)  CASH OVER SHORT
    7,303          2,000    (5,303)  (265.1)      8,364      1,061           12.7   RECRUITING
        0              0         0       .0           0          0             .0   RELOCATION
   21,077         20,000    (1,077)    (5.4)     (2,301)   (23,958)        (331.6)  EMPLOYEE ACTIVITIES
   73,922         12,230   (56,692)  (329.0)     29,304    (44,118)        (118.0)  TRAVEL & ENTERTAINMENT
                                                                                    EXPENSE
   21,979         24,338     2,359      9.7      21,135       (845)          (4.0)  MEDICAL STATION CONTRACT
    7,809         18,769    10,960     58.4      19,490     11,681           59.0   REPAIR & MAINTENANCE
        0              0         0       .0           0          0             .0   LAUNDRY EXPENSE
 (643,696)       156,356   800,052    511.7    (438,512)   205,185           46.8   OTHER EXPENSES

      390        686,650   686,260     99.9      98,745     98,355           99.6   TOTAL EXPENSES

  367,143        379,225    12,082      3.2      22,898   (344,245)     (  ,503.4)  LICENSES, FEES & TAXES
        0              0         0       .0           0          0             .0   PROMOTIONS EXPENSE
    5,816          6,250       434      6.9       2,259     (3,559)        (157.6)  SPECIAL EVENTS EXPENSE
  437,496        336,769  (100,727)   (29.9)    241,607   (195,889)         (01.1)  ADVERTISING COST
   15,183          9,000    (6,183)   (68.7)     52,041     36,858           70.0   PR & PUBLICITY COST
   42,544         45,000     2,456      5.5      40,926     (1,618)          (4.0)  MARKETING FEES & COMMISSIONS
        0              0         0       .0           0          0             .0   INTERCOMPANY ALLOCATIONS
        0          9,275     9,275    100.0      13,365     13,365          100.0   OTHER

  868,183        705,519   (82,664)   (10.5)    373,095   (495,083)        (132.7)  TOTAL OTHER

3,188,176      3,334,211   146,035      4.4   2,403,846   (784,330)         (32.6)  TOTAL

                                            YEAR-TO-DATE                   PRIOR-YEAR-TO-DATE
DESCRIPTION                      ACTUAL         PLAN        VAR$       VAR%     ACTUAL        VAR$      VAR%

SALARIES & WAGES             14,109,809   13,003,184    (226,125)    (1.6)  13,730,150    (379,158)      2.8
TAXES & BENEFITS              7,692,087    7,202,265    (489,772)    (6.8)   6,250,799  (1,441,238)     23.1

TOTAL PAYROLL                21,801,316   21,005,449    (715,897)    (3.4)  19,980,949  (1,820,396)      9.1

TOTAL COMPS                   4,141,996    1,879,079  (2,262,917)  (120.4)   2,363,182  (1,778,894)     75.3

PRINTING & STATIONARY                 0            0           0       .0            0           0        .0
COPYING EXPENSE                  28,311       53,300      24,909     46.9       40,852      12,541      30.9
SERVICE CONTRACTS               632,400      659,864      27,426      4.2      576,792     (55,647)      9.8
SUPPLIES EXPENSE                596,909      646,777      49,868      7.7      608,438      11,529       1.4
TELEPHONE & TELEGRAPH           237,883      259,500      21,617      8.3      248,632      10,748       4.3
POSTAGE EXPENSE                  66,221      126,120      59,899     47.5      153,317      87,896      56.8
CONTRACT LABOR                   68,978       94,440      27,362     29.0      213,429     146,351      68.5
TRADE ASSOCIATION                18,589       52,890      34,301     64.9       20,435       1,846       9.0
SUBSCRIPTION
UNIFORMS                        464,994      720,000     255,006     35.4      693,395     228,401      32.9
EQUIPMENT EXPENSE                68,978       24,942     (44,636)  (176.8)     101,384      32,406      32.6

EQUIPMENT RENTAL                 83,600       36,464     (47,036)  (129.0)      57,353     (26,147)     45.6
CONSULTING EXPENSE              450,056      420,520     (29,536)    (7.0)     432,045     (18,010)      1.2
LEGAL EXPENSES                2,423,918    2,538,500     114,562      4.5    1,948,321    (475,618)     24.4
AUTO EXPENSE                     60,291       49,800     (10,991)   (22.1)      53,169      (7,621)     14.8
AUDIT FEES                      271,000      150,000    (121,000)   (80.7)     179,200     (91,800)     51.2
CASH OVER SHORT                 (23,323)           0      23,323       .0        1,570      24,893   1,585.6
RECRUITING                       68,459       62,000      (6,859)   (11.1)      58,269     (10,590)     13.1
RELOCATION                        8,115            0      (8,716)      .0        5,675      (3,091)     55.6
EMPLOYEE ACTIVITIES             204,400      130,750     (74,216)   (56.0)     168,477     (36,498)     21.2
TRAVEL & ENTERTAINMENT          146,100      275,556    (170,954)   (62.0)     199,970    (246,520)    121.3
EXPENSE
MEDICAL STATION CONTRACT        262,207      292,056      29,849     10.2      260,770      (1,437)       .3
REPAIR & MAINTENANCE            161,887      240,976      79,289     32.9      400,522     238,835      59.5
LAUNDRY EXPENSE                      18            0         (10)      .0           21           3      11.6
OTHER EXPENSES               (1,389,821)   1,911,734   3,301,605    172.7      720,333   2,110,155     292.4

TOTAL EXPENSES                5,210,486    8,746,239   3,535,753     40.4    7,142,318   1,931,833      27.6

LICENSES, FEES & TAXES        3,173,883    4,503,177   1,409,524     30.8    3,702,518     528,865      14,9
PROMOTIONS EXPENSE                    0       23,750      23,750    100.0            0           0        .0
SPECIAL EVENTS EXPENSE           36,022       67,515      31,430     46.6       36,662         586       1.8
ADVERTISING COST              3,870,405    4,053,828     183,363      4.5    5,575,647   1,705,182      30.8
PR & PUBLICITY COST             109,291      108,000      (1,291)    (1.2)     179,125      69,834      39.0
MARKETING FEES & COMMISSIONS    624,702      660,000      35,293      5.3      642,509      17,802       2.5
INTERCOMPANY ALLOCATIONS              0            0           0       .0            0           0        .0
OTHER                            40,141      112,650      72,509     64.4      193,709     153,647      44.3

TOTAL OTHER                   7,854,335    9,600,920   1,754,505     18.3   18,330,252   2,475,916      24.3

TOTAL                        39,008,168   41,319,687   2,311,524      5.6   39,816,622     808,459       2.0


                           TRUMP TAJ MAHAL ASSOCIATES

                               OPERATING REVIEW

                           MONTHLY LABOR COMPARISON

                                                                          AVG WKLY
                                                                           TOTAL
                                 AVG WKLY     AVG    AVG WKLY  AVG WKLY     HRS      AVG WKLY    AVG WKLY    AVG WKLY    AVERAGE
                                   PAID      WKLY    REGULAR   OVERTIME    O.T. &     REGULAR    OVERTIME    TOTAL $'S    HOURLY
                MONTH     WKS   EMPLOYEES    FTE'S    HOURS      HOURS      REG      EARNINGS    EARNINGS   O.T. & REG.    RATE
====================================================================================================================================


    '92      DECEMBER**    (5)      5,799    4,727   179,058     10,022   189,080   $1,778,979   $138,195   $1,917,174   $  10.14
    '93      JANUARY*      (4)      5,676    4,697   182,241      5,643   187,884   $1,846,114   $ 80,733   $1,926,847   $  10.26
    '93       FEBRUARY     (4)      5,757    4,628   181,244      3,853   185,097   $1,887,289   $ 60,491   $1,947,780   $  10.52
    '93        MARCH       (4)      5,837    4,734   186,650      4,669   191,319   $1,902,623   $ 72,127   $1,974,750   $  10.32
    '93        APRIL       (5)      5,707    4,623   178,001      4,631   182,632   $1,900,531   $ 69,463   $1,969,994   $  10.79
    '93         MAY        (4)      5,649    4,666   181,251      5,347   186,598   $1,936,967   $ 83,055   $2,020,022   $  10.83
    '93        JUNE*       (4)      5,873    4,831   185,180      8,419   193,599   $1,931,263   $130,835   $2,062,098   $  10.65
    '93         JULY       (5)      6,111    4,886   202,427     12,289   214,716   $2,078,698   $171,275   $2,249,973   $  10.48
    '93        AUGUST      (4)      6,156    5,292   203,201      8,645   211,846   $2,112,307   $119,242   $2,231,549   $  10.53
    '93      SEPTEMBER*    (5)      5,911    4,979   196,425      9,006   206,322   $2,020,242   $130,630   $2,150,872   $  10.42
    '93       OCTOBER      (4)      5,795    4,841   188,197      5,618   193,815   $2,025,014   $ 83,556   $2,108,570   $  10.88
    '93      NOVEMBER*     (4)      5,775    4,937   187,417     10,537   197,954   $1,986,516   $150,830   $2,137,346   $  10.80
    '93      DECEMBER**    (5)      5,787    4,806   182,793     14,220   197,013   $1,911,330   $206,727   $2,118,057   $  10.75
-----------------------------------------------------------------------------------------------------------------------------------

Variance - This Month vs              (12)     131     5,404     (3,683)      941       75,186    (55,897)      19,289       0.05
 Last Month
Variance - '93 vs '92 -                12      (79)   (3,735)    (4,198)   (7,933)    (132,351)   (68,532)    (200,883)     (0.61)
 Current Month
            Favorable/(Unfavorable)
-----------------------------------------------------------------------------------------------------------------------------------
                                     AVG WKLY
                                       GROSS
                MONTH     WKS         REVENUE
================================================

    '92      DECEMBER**    (5)      $ 8,816,415
    '93      JANUARY*      (4)      $ 9,183,777
    '93       FEBRUARY     (4)      $ 8,620,916
    '93        MARCH       (4)      $ 9,450,668
    '93        APRIL       (5)      $10,574,767
    '93         MAY        (4)      $11,042,163
    '93        JUNE*       (4)      $ 9,715,572
    '93         JULY       (5)      $12,300,049
    '93        AUGUST      (4)      $12,397,894
    '93      SEPTEMBER*    (5)      $11,075,589
    '93       OCTOBER      (4)      $10,540,137
    '93      NOVEMBER*     (4)      $10,554,451
    '93      DECEMBER**    (5)      $10,307,033
-------------------------------------------------

Variance - This Month vs               (247,418)
 Last Month
Variance - '93 vs '92 -
 Current Month                        1,490,618
            Favorable/(Unfavorable) ---
-------------------------------------------------

* = 1 Holiday

                          Prepared By:  Pam McGroggan

                                  APPENDIX IV

                      Property Real Estate Tax Assessment

                          TRUMP TAJ MAHAL ASSOCIATES

                          1994 REAL ESTATE ASSESSMENT


ADDRESS                    BLOCK   LOT       LAND      IMPROVEMENTS  1993 TOTAL      LAND      IMPROVEMENTS  1994 TOTAL    CHANGE
                                                                      ASSESSED                                ASSESSED

BOARDWALK                     13     126   49,821,000   260,291,100  310,112,100   49,821,000   260,291,100  310,112,100         0
NW BOARDWALK & VIRGINIA       14      67   61,385,100   160,614,900  222,000,000   61,385,100   160,614,900  222,000,000         0
NO. CAR. & HURON(LEASED)   RP017     3.Y    8,886,200       459,100    9,345,300    8,886,200       459,100    9,345,300         0
                                        ------------------------------------------------------------------------------------------
TOTAL--ASSOCIATES                         120,092,300   421,365,100  541,457,400  120,092,300   421,365,100  541,457,400         0


STREET                        13  128.03    4,548,600        31,800    4,580,400    4,548,600        31,800    4,580,400         0
REAR PARKING LOT              13  128.04    7,163,000        50,100    7,213,100    7,163,000        50,100    7,213,100         0
STREET                        13  128.06    8,718,000       861,000    9,579,000    8,718,000       861,000    9,579,000         0
1001 BOARDWALK                13  128.07    7,142,200       170,000    7,312,200    7,142,200       170,000    7,312,200         0
1001 BOARDWALK                13  128.08    6,053,200    18,500,000   24,553,200    6,053,200    18,500,000   24,553,200         0
EAST MARYLAND AVE (3.7)       13  129.01    6,787,800        47,500    6,835,300    6,787,800        47,500    6,835,300         0
PACIFIC AVE.                  13  129.02      204,000                    204,000      204,000             0      204,000         0
LAND LOCKED SERVICE ROAD      13  129.06    2,727,400        19,100    2,746,500    2,727,400        19,100    2,746,500         0
SW PACIFIC & MARYLAND         13     116    4,357,100       215,500    4,572,600    4,357,100       215,500    4,572,600         0
SE VIRGINIA & PACIFIC         13  118.01   14,598,400                 14,598,400   14,598,400             0   14,598,400         0
MARYLAND AVE.                 13     142    3,554,300                  3,554,300    3,554,300             0    3,554,300         0
SW PACIFIC & VIRGINIA         14      65    5,850,000        38,200    5,888,200    5,850,000        38,200    5,888,200         0
SE PENNA & PACIFIC            14      17    1,237,500       112,500    1,350,000    1,237,500 (1)         0    1,237,500  (112,500)
111 S PENNA AVE.              14      18    1,125,000         7,500    1,132,500    1,125,000         7,500    1,132,500         0
SW VIRGINIA & BOARDWALK       14      28    6,000,000    13,990,000   19,990,000    6,000,000    13,990,000   19,990,000         0
113-15 S PENNA AVE.           14      41    1,125,000         7,500    1,132,500    1,125,000         7,500    1,132,500         0
115-17 N VIRGINIA AVE.       119       6       78,800        55,300      134,100       78,800        55,300      134,100         0
116 N MARYLAND AVE.          119      22       43,800                     43,800       43,800             0       43,800         0
113 N VIRGINIA AVE.          119      39       42,200                     42,200       42,200             0       42,200         0
121 N VIRGINIA AVE.          119      58       24,500         1,300       25,800       24,500         1,300       25,800         0
121-25 N VIRGINIA AVE.       119      68       72,500         3,300       75,800       72,500         3,300       75,800         0
108 WOOTON TERRACE           119      85       56,900         2,000       58,900       56,900         2,000       58,900         0
108 N VIRGINIA AVE.          120      23       49,500        51,200      100,700       49,500        51,200      100,700         0
102 N PRESBYTERIAN AVE.      120      33       26,300                     26,300       26,300             0       26,300         0
104-08 N PRESBYTERIAN AVE.   120      44       22,500        51,600       74,100       22,500        51,600       74,100         0
110-16 N. VIRGINIA AVE.      120      58      198,000       153,700      351,700      198,000       153,700      351,700         0
104 N VIRGINIA AVE.          120      65       25,000        25,600       50,600       25,000        25,600       50,600         0
102 N. VIRGINIA AVE.         120      66       25,000        25,600       50,600       25,000        25,600       50,600         0
                                        ------------------------------------------------------------------------------------------

TOTAL--REALTY                              81,856,500    34,420,300  116,276,800   81,856,500    34,307,800  116,164,300  (112,500)

TOTAL-Atlantic City                       201,948,800   455,785,400  657,734,200  201,948,800   455,672,900  657,621,700  (112,500)

--------------
(1) Demo of Soc. Sec. Bldg.

                                  APPENDIX V

                              Economic Indicators
















                         APPRAISAL GROUP International

--------------------------------------------------------------------------------
NATIONAL MORTGAGE COMMITMENT SURVEY
--------------------------------------------------------------------------------

                                                  Interest Rates
Conventional Loans   Lender    Number of     3-5    7-10    More than   Amortization   Percent     Loan-to-     Debt Coverage
Less than $5m:       Sample   Commitments   Years   Years   10 Years       Period      Constant   Value Ratio       Ratio
------------------   ------   -----------   -----   -----   ---------   ------------   --------   -----------   -------------
Multifamily            6          29         8.06    8.58     8.31         15-30        11.13%       71.7%          1.29
Retail                 6           8         8.13    8.50     8.43         10-30        10.82%       69.0%          1.38
Office                 5           8         8.27    8.59     8.92         10-30        11.08%       70.6%          1.31
Industrial             6           6         8.13    8.48     8.71         10-30        11.17%       74.3%          1.30

Source: Appraisal Institute Research Department. Figures are derived from a survey of lenders in various geographic regions conducted during the first business week of December 1993. Data quoted are averages and do not reflect conditions in all markets. Readers are encouraged to contact local lenders for rates and terms applicable in local markets. For further information, contact the Research Department, (312) 335-4466.

--------------------------------------------------------------------------------
NATIONAL MARKET INDICATORS:  Fourth Quarter 1993
--------------------------------------------------------------------------------

                           REGIONAL MALL                     OFFICE                      INDUSTRIAL
                    ----------------------------  ----------------------------  ----------------------------
                       Current         Last          Current         Last          Current         Last
                        Qtr.           Qtr.           Qtr.           Qtr.           Qtr.           Qtr.
--------------------------------------------------------------------------------------------------------------
Free & Clear
Equity IRR
Range               10.00%-14.00%  10.00%-14.00%  10.00%-15.00%  10.00%-15.00%  11.00%-14.00%  11.00%-14.00%
Average                11.65%         11.65%         12.56%         12.45%         11.95%         11.88%
Change (b.p.)            --              0             --             +11            --             +7
--------------------------------------------------------------------------------------------------------------
Free & Clear
Equity Cap Rate
Range               6.00%-11.00%   6.00%-11.00%   7.50%-12.00%   7.50%-11.00%   7.25%-12.00%   7.25%-12.00%
Average                 7.70%          7.70%          9.77%          9.67%          9.55%          9.56%
Change (b.p.)            --              0             --             +10            --             -1
--------------------------------------------------------------------------------------------------------------
Residual
Cap Rate
Range               7.00%-11.50%   7.00%-11.50%   8.00%-12.50%   8.00%-12.00%   8.25%-10.50%   8.25%-10.50%
Average                 8.34%          8.34%          9.71%          9.58%          9.56%          9.58%
Change (b.p.)            --              0             --             +13            --             -2
--------------------------------------------------------------------------------------------------------------
                             APARTMENT
                    ----------------------------
                       Current         Last
                        Qtr.           Qtr.
------------------------------------------------
Free & Clear
Equity IRR
Range               10.00%-15.00%  10.00%-15.00%
Average                11.56%         11.43%
Change (b.p.)            --             +13
------------------------------------------------
Free & Clear
Equity Cap Rate
Range               7.50%-10.00%   7.50%-10.00%
Average                 9.04%          9.07%
Change (b.p.)            --             -3
------------------------------------------------
Residual
Cap Rate
Range               8.00%-10.50%   8.00%-11.00%
Average                 9.30%          9.34%
Change (b.p.)            --             -4
------------------------------------------------

Definitions:

B.p.              Free & clear equity cap rate         Residual cap rate
Basis points.     Initial cash-on-cash rate of         Overall capitalization
                  return on the equity investment,     rate used in calculation
                  unencumbered by financing            of residual price at
                  (all cash overall capitalization     conclusion of forecast
                  rate).                               period.

Free and clear equity IRR
Internal rate of return on equity, based on annual end-of-year compounding, unencumbered by financing (all cash).

Source: Korpacz Real Estate Investor Survey. Personal survey of a cross-section of major institutional equity real estate market participants conducted in October 1993 by Peter F. Korpacz & Associates, Inc. For complete information on Quarterly Survey results, contact Peter F. Korpacz & Associates, Inc.; 50 Route 111, Suite 303; Smithtown, NY 11787-3713. (516) 979-9465.

                                --------------
                                APPRAISER NEWS
                                 February 1994

--------------------------------------------------------------------------------
ECONOMIC INDICATORS
--------------------------------------------------------------------------------

                                          NOV.        MAY       NOV.        MAY       NOV.      NOV.
                                          1993       1993       1992       1992       1991      1990
                                          ----       ----       ----       ----       ----      ----
MARKET RATES AND BOND YIELDS--%
-------------------------------
Reserve Bank Discount Rate..........      3.00       3.00       3.00       3.50       4.58      7.00
Prime Rate (monthly average)........      6.00       6.00       6.00       6.50       7.58     10.00
Federal Funds Rate..................      3.02       3.00       3.09       3.82       4.81      7.81
3-Month Treasury Bills..............      3.12       2.96       3.14       3.66       4.60      7.07
6-Month Treasury Bills..............      3.27       3.07       3.35       3.78       4.66      7.04
3-Month Certificates of Deposit.....      3.35       3.10       3.58       3.82       4.94      8.03
LIBOR 3-mo. Rate (as of 12/15/93)*..      3.31       3.31       3.62       4.00       4.56      7.81
U.S. 5-Yr. Bonds....................      5.06       5.20       6.04       6.69       6.62      8.02
U.S. 10-Yr. Bonds...................      5.72       6.04       6.87       7.39       7.42      8.39
U.S. 30-Yr. Bonds...................      6.21       6.92       7.61       7.89       7.92      8.54
Municipal Tax Exempts (Aaa)+........      5.10       5.47       6.08       6.25       6.24      6.75
Municipal Tax Exempts (A)+..........      5.39       5.76       6.34       6.53       6.43      7.05
Corporate Bonds (Aaa)+..............      6.93       7.43       8.10       8.28       8.48      9.30
Corporate Bonds (A)+................      7.29       7.85       8.58       8.81       9.01      9.88
Corporate Bonds (Baa)+..............      7.66       8.21       8.96       9.13       9.45     10.62

STOCK DIVIDEND YIELDS--%
------------------------
(Source:  Standard & Poor's)
Common Stocks--500..................      2.72       2.80       2.98       2.99       3.15      3.91


OTHER BENCHMARKS
------------------------------------
Industrial Production Index#........     113.2      110.4      109.7      108.8      107.8     107.5
(Federal Reserve 1987=100)
Unemployment#.......................       6.5%       6.9%       7.3%       7.5%       6.9%      5.9%
Monetary Aggregates, daily avg. #
  M1, $-Billions....................   1,125.9    1,067.1    1,019.0      954.3      890.1     822.6
  M2, $-Billions....................   3,548.3    3,505.7    3,507.2    3,469.2    3,408.1   3,318.4
Member Bank Borrowed Reserves
  $-Billions........................     0.089      0.121      0.104      0.155      0.108     0.230
Consumer Price Index................     145.8      144.2      142.0      139.7      137.8     133.8

                                      3rd Qtr.   1st Qtr.   3rd Qtr.   1st Qtr.   3rd Qtr.
                                      1993       1993       1992       1992       1991
                                      --------   --------   --------   --------   --------
Per Capita Personal Disposable
  Income++--Annual Rate in
  Current $s........................  $ 18,254   $ 17,876   $ 17,577   $ 17,245   $ 16,752
Savings as % of D.P.I...............       3.7        3.9        4.9        5.0        4.4

CONVENTIONAL HOME MORTGAGE TERMS
--------------------------------
(SOURCE: FEDERAL HOUSING FINANCE BOARD)         NOV.    MAY     NOV.
                                                1993    1993    1992
                                                ----    ----    ----
NEW HOUSE LOANS--U.S. AVERAGES
Interest rate (%)...................            6.80    7.37    8.07
Term (years)........................           26.9    26.9    24.9
Loan ratio (%)......................           79.1    79.5    75.3
Price (thou. $).....................          174.4   153.1   165.4

USED HOUSE LOANS--U.S. AVERAGES
Interest rate (%)...................            6.77    7.30    7.77
Term (years)........................           26.1    24.5    24.9
Loan ratio (%)......................           76.7    77.8    75.7
Price (thou. $).....................          141.5   129.8   140.2

CONVENTIONAL HOME MORTGAGE RATES
BY METROPOLITAN AREA (%)++                    3RD QTR.   2ND QTR.  3RD QTR.
                                                1993      1993      1992
                                              --------  ---------  --------

Atlanta.............................            7.03      7.26      8.09
Baltimore...........................             N/A      7.35      7.92
Boston-Lawrence-Salem-NH............            7.14      7.40      8.17
Chicago-Gary-Lake County............            7.08      7.39      8.09
Cleveland-Akron-Lorain..............            7.00      7.33      8.00
Dallas-Fort Worth...................            7.00      7.12      7.73
Denver-Boulder......................            6.76      7.52      7.83
Detroit-Ann Arbor...................            7.16      7.52      7.95
Greensboro-Winston-Salem............            7.04      7.36      7.87
Honolulu............................            6.41      6.16      6.34
Houston-Galveston-Brazoria..........            7.11      7.28      8.02
Indianapolis........................            7.22      7.44      8.00
Kansas City, MO-KS..................            6.94      7.23      8.11
Los Angeles-Anaheim-Riverside.......            6.47      6.71      7.31
Louisville-IN.......................            7.28      7.46      8.10
Miami-Fort Lauderdale...............            6.87      7.03      7.94
Milwaukee-Racine....................            7.05      7.54      8.04
Minneapolis-St. Paul-WI.............            7.11      7.24      7.97
New York-Long Island-N. NJ-CT.......            7.12      7.45      8.20
Philadelphia-Wilmington-Trenton.....            7.05      7.34      8.09
Phoenix.............................            7.26      7.32      7.74
Pittsburg-Beaver Valley.............            7.06      7.24      8.07
Portland-Vancouver..................            7.01      6.99      7.66
St. Louis-IL........................            7.02      7.36      7.93
San Diego...........................            6.42      6.74      7.19
San Francisco-Oakland-San Jose......            6.37      6.63      7.39
Seattle-Tacoma......................            7.02      6.88      7.84
Tampa-St. Petersburg-Clearwater.....            7.12      7.30      8.10
Washington, DC-MD-VA................            6.94      7.16      7.78

 # Seasonally adjusted
*  Source: The Wall Street Journal
+  Source: Moody's Bond Survey
++ Revised figures used when available

                                --------------
                                APPRAISER NEWS
                                 February 1994

-------
KORPACZ
-------

1994 HOTEL MARKET FORECAST

     As 1993 brought about improvement for the hospitality industry, 1994 is forecast to show financial gains and increasing hotel values. Hotel investors struggled through another year of economic recovery, and those that survived the credit crunch and industry downturn during the past few years will see improved portfolio yields and growth opportunities.

     Participants in our hotel market forecast survey cited interest rates, job growth, employment/unemployment, and inflation as the most significant issues affecting the hotel investment market. Other factors the participants noted, in order of significance, include: productivity; federal, state, and local taxes; defense cutbacks; federal, state, and local deficits; corporate and personal debt, and foreign competition.

     Nearly 60.0% of the respondents view the next 12 months as a buyers' market. They expect the buyers to include Asian and European strategic investors, entrepreneurial (owner-operator) investors, REITs, pension funds, and equity funds. Sellers will be banks, insurance companies, and other institutional holders who are seeking to divest to reduce balance-sheet exposure.

     Wall Street is viewed as having a significant role in providing sources of capital to the hotel investment market. Debt securitization instruments (for example, public offerings and REMICS), REITs, pension funds, and foreign investors will be the most active capital sources funding growth. Banks are virtually out of the picture, and domestic insurance companies are now dealing with regulatory issues, putting most in a nonlending status.

     The most significant factors that will affect hotels positively, as ranked by the participants, are absorption of existing rooms, lack of new construction, national economic conditions, credit availability, and operating expense growth.

     Factors rated as having the greatest negative impact on the industry are increases in the minimum wage rate, continued room rate discounting, and inflation. One of the other factors that should not be overlooked is the need to reinvest capital into aging properties to maintain or obtain the appropriate franchise affiliation.

     According to Coopers & Lybrand's December 1993 Hospitality Directions, occupancy rates are forecast to improve to 66.1% in 1994, a 2.2% gain compared with 1993. Average daily rates, which have shown marginal improvement (1.52% average growth) over the past two years, are forecast to increase by 2.7% in 1994. The combined effect or RevPAR (revenue per available room) will yield a 6.8% year-end increase over one year ago. This gain will positively affect bottom-line performance, critical to the industry's building a measurable track record which many "side-line" investors are anxious to see.

     Most participants see the strongest investment opportunities in the full-service and economy/limited-service segments, whereas the luxury and resort segments will continue to lag. A composite of the rankings by product type is shown in Exhibit III.

Exhibit III
Investment Opportunities

LUXURY                                           3.8
RESORTS                                          3.8
ECONOMY/LIMITED-SERVICE                          2.9
ALL-SUITES                                       2.8
FULL-SERVICE                                       2
Scale (1 to 5.  1= best)

     Washington, DC, Atlanta, Charlotte, and Chicago were selected as cities offering the best overall conditions for hotel investment in 1994.

     With the pendulum slowly shifting from what has been a strong buyers' market to a more balanced playing field, increasing competition among buyers for quality product is exerting downward pressure on cap rates and yield expectations. There are exceptions to this, most notably older noninstitutional-grade hotels and hotels located along the West Coast, south of San Francisco, where recessionary conditions still prevail.

     Survey participants were asked to evaluate seven investment criteria and the percent change anticipated for 1994. The criteria evaluated were free and clear equity IRRs, leverage equity IRRs, free and clear equity cap rates, residual cap rates, average daily rates, occupancy, and operating expenses. In addition, participants were asked to forecast 1994 price and value trends. Results are summarized below.

National Full-Service Hotel Market

     The majority of the participants surveyed indicated that both free and clear and leveraged IRRs are generally expected to decline from prior-year requirements. The rate of change ranges from 0.0% to 5.0%. Free and clear equity cap rates are also expected to show a decline ranging from 0.0% to 10.0%. One participant took exception to this, noting that yields may trend upward by as much as 1.0% to 2.0%. Residual cap rates are also expected to decline as competition increases for quality earnings-producing assets.

     Average daily rates are projected to show a change rate ranging from 1.5% to 6.0%, with the consensus around 3.0%. By comparison, the WEFA Group (Wharton Econometrics) is projecting inflation at 2.9% for 1994. All participants expect occupancy to improve, particularly in light of limited new construction. Operating expenses are also forecast to increase within a 2.0% to 4.0% range. Finally, according to the participants surveyed, prices and values are forecast to increase from 0.0% to 10.0%.

National Economy/Limited-Service Hotel Market

     The forecast change in free and clear IRRs is within a range of 200 basis points

18

------------------
FIRST QUARTER 1994
------------------

-------
KORPACZ
-------

up or down. However, the majority of participants indicated a decline from prior-year requirements. Clearly, there is now more seller resistance to discount pricing for quality product which would lower going-in yields, but by how much is yet to be determined. This also holds true for leveraged yields; however, there could be an even greater swing in leveraged IRRs depending on the magnitude of changes in interest rates. This will be closely monitored as we track trends. Overall, equity and residual cap rates are forecast to show minimal change, approximately 100 basis points up or down.

     Average daily rates are forecast to show a change ranging from 2.0% to 6.0%, with occupancy increasing from 1.5 to 3.0 percentage points. Increases in operating expenses are forecast in the range of 1.0% to 4.0%, with the mean of approximately 3.0%. As in the full-service hotel market segment, prices and values are forecast to increase from 0.0% to 10.0%.

National Luxury Hotel Market

     Luxury hotels, which have experienced a significant decline in values and investor appeal, should begin to see some activity, particularly from off-shore investors and entrepreneurial funds. Institutional holders of these hotels have marked down asset values to levels that now make economic sense in some cases. The majority of participants with assets in this market segment forecast declining yields. The forecast change ranges from 0 to minus 450 basis points. Free and clear equity cap rates are expected to show a greater decline than residual cap rates, indicative of the increasingly competitive investment climate.

     Average daily rates are forecast to show a change rate ranging from 1.5% to 8.0%, with occupancy also increasing at a pace of 1.0 to 4.0 percentage points. Luxury properties will continue, though, to be hampered by increasing consumer price sensitivity and the significant capital required to acquire and maintain them. Operating expenses are forecast to increase at a rate of 3.0% to 4.0%. The participants anticipate that prices and values will increase in some cases by as much as 15.0%; however, this will still be well below original project cost.

Portfolio Mix

The participants were asked to share their 1993 hotel portfolio mix and what they foresee in 1996. The results are shown in Exhibit IV. Although the percentages are forecast to change slightly by 1996, hotel investors will continue to prefer full-service and economy/limited-service hotels over luxury hotels and resorts.

Exhibit IV
Hotel Portfolio Mix

[GRAPH APPEARS HERE]

This chart depicts the Hotel Portfolio Mix, highlighting the luxury hotel percentages. In 1993, there were 26.9% luxury hotels compared to 25.6% in 1996.

HOTEL VALUATION ISSUES

     One question appraisers commonly ask is What are typical industry ratios for base and incentive management fees? If this item is not correctly reflected, there can be a material over- or understatement of value.

     Hotel management has experienced dramatic change over the past six years, with institutional owners and lenders requiring management to perform more like joint owners and take on a greater portion of the financial risk. Institutional owners recognize that a hotel is a management-intensive, going-concern asset, unlike other forms of real estate.

     Management contracts are now being negotiated with bottom-line performance emphasis and no or low penalty termination provisions. For full-service and luxury properties, conditions are even more demanding, and management often must provide performance guarantees and equity contributions.

     Is there a typical management fee structure? In an attempt to address this question, we asked the survey participants to provide data on both base and incentive fees by hotel market segment. All participants reported that base management fees are computed as a percentage of gross revenue. The ranges and averages in base management fees for each hotel market segment are as follows:

                     Type                     Range              Average
           Full-Service                     2.0%-4.0%                3.0%
           Economy/Limited-Service          2.0%-5.0%                3.6%
           Luxury                           1.5%-4.0%                2.5%

     Base fees have declined from historical levels of typically 5.0% of revenue as increasing emphasis is placed on what are referred to as "incentive fees." The long-term, high-cost, base management fees of the 1980s simply do not appear in agreements today. Incentive fees are performance driven and are often, but not always, computed as a percentage of pretax NOI or percentage of increased cash flow. For leveraged investments, pretax NOI often includes debt service. Several of the most common structures for incentive fees are highlighted below:

          . x% of NOI after FF&E reserve and minimum return to owner; percent can range from 10.0% to 20.0%.

          .   x% over a minimum return to owner.

          .   x% over pre-takeover annual performance.

          .   x% of gross operating profit (GOP).

The 1994 Hotel Market Forecast and Hotel Valuation Issues were prepared by Coopers & Lybrand.

                                                                              19

                                             -----------------------------------
                                             KORPACZ REAL ESTATE INVESTOR SURVEY
                                             -----------------------------------

-------
KORPACZ
-------

NATIONAL FULL-SERVICE HOTEL MARKET

The future is becoming increasingly brighter for the full-service hotel market segment, as evidenced by the recent "good media" and the overall improvement in market conditions. Our survey participants anticipate that a continued strengthening of the financial performance of hotels will stimulate more interest for investment-grade assets. This interest is being fueled in part by corporate acquisitions with "off-shore dollars" and capital from the domestic public markets and pension and entrepreneurial funds.

     Although only the top 10.0% of investors seem to have what they believe is sufficient access to capital, the survey participants indicate that institutional lenders, such as credit companies and life insurance companies, will likely reenter the hotel investment market in late 1994. As a result, hotel prices and values will continue to rebound; however, regional disparities will exist. Hotel values are still depressed in California and little change is expected this year.

     Limited new construction and an increase in room demand from both the commercial and leisure markets are contributing to the increase in occupancy rates. With the improvement of occupancy, average daily rates will also grow. The survey results show a 51-basis-point increase in the average daily rate change rate to 3.29% (see Table 12). This compares favorably with 1994 inflation expectations of 2.9%, as projected by the WEFA Group. These increases will provide greater return to investors.

     As reported last quarter, many new buyers continue to enter the market, closing the gap between bid and asking prices. As this interest continues and the volume of RTC and institutional REO assets decreases, sellers will hold performing assets until a buyer meets their price. One respondent mentioned that "more capital is pursuing hotel product, with some money being rolled over from successful RTC investments."

     The average free and clear equity IRR increased 28 basis points to 15.33% this quarter. However, when excluding new survey participants, the equity free and clear IRR decreased 5 basis points.

     The average free and clear equity cap rate increased 5 basis points to 11.48% this quarter. However, once again when excluding new survey participants, the equity free and clear cap rate decreased 20 basis points.

     The average residual cap rate decreased 41 basis points to 11.48% from last quarter's 11.89%. While the overall averages would suggest an upward trend in return requirements, many respondents have lowered their required yields for nondistressed product.

     Hotel investors often seek some form of debt capital to finance investments. This quarter leveraged IRRs were surveyed to determine the premium and/or discount compared with free and clear equity IRRs. For the current quarter, the respondents reported an average leveraged IRR, assuming 50.0% to 60.0% debt, of 23.25%, a 792-basis-point premium over the average free and clear equity IRR. With current low interest rates, investors who can access debt capital can take advantage of the positive spread to boost leveraged equity returns. This is also enabling them to increase the bid on a property when competing with all-equity investors.

     Common investment criteria cited were positive current cash flow and the potential for stronger cash flow. Investors continue to emphasize cash-on-cash returns and direct capitalization when analyzing deals, with continuing emphasis on exit strategies. Most participants indicate a preference for the Midwest and South and are less interested in hotels in the Northeast.

     Overall, the hotel investment market is becoming more active with new buyers seeking quality product. Most participants indicate that the first quarter of 1994 will be a good time to buy. However, as competition increases, prices and values will respond by increasing.

THE NATIONAL FULL-SERVICE HOTEL MARKET REPORT WAS PREPARED BY COOPERS & LYBRAND.

20

------------------
FIRST QUARTER 1994
------------------

TABLE 12

NATIONAL FULL-SERVICE HOTEL MARKET
FIRST QUARTER 1994


         KEY INDICATORS            CURRENT QUARTER   LAST QUARTER   YEAR AGO
--------------------------------------------------------------------------------
Free & Clear Equity IRR
--------------------------------------------------------------------------------
RANGE                               10.00%-20.00%    10.00%-20.00%
AVERAGE                                 15.33%          15.05%

CHANGE (Basis Points)                     -               +28
--------------------------------------------------------------------------------
Free & Clear Equity Cap Rate
--------------------------------------------------------------------------------
RANGE                                8.00%-15.00%    7.50%-14.00%
AVERAGE                                 11.48%          11.43%

CHANGE (Basis Points)                     -               +5
--------------------------------------------------------------------------------
Average Daily Rate Chg.
Rate /a/
--------------------------------------------------------------------------------
RANGE                                1.00%-6.00%      1.00%-5.00%
AVERAGE                                 3.29%            2.78%

CHANGE (Basis Points)                     -               +51
--------------------------------------------------------------------------------
Operating Expense Chg. Rate /a/
--------------------------------------------------------------------------------
RANGE                                1.00%-5.00%      2.00%-4.00%
AVERAGE                                 3.63%            3.44%

CHANGE (Basis Points)                     -               +19
--------------------------------------------------------------------------------
Residual Cap Rate
--------------------------------------------------------------------------------
RANGE                               10.00%-15.00%    10.00%-15.00%
AVERAGE                                 11.48%          11.89%

CHANGE (Basis Points)                     -               -41

/a./  initial rates of change

KORPACZ
NATIONAL LUXURY HOTEL MARKET

Our survey participants remain less interested in luxury hotels and resorts than in full-service and economy/limited-service properties. The large capital requirements, perceived higher risk, and historically longer period required to realize investment objectives deter many active investor groups from pursuing this type of product. Many of the participants report that an increase in investment capital pursuing quality product is exerting downward pressure on cap rates.

     Occupancy for this market segment has improved during the past 12 months, and further gains are anticipated this year. Average daily rates are also expected to improve this year, but gains will be limited by corporate and consumer price sensitivity. For the current quarter, survey participants anticipate an average initial year change rate of 3.0%, which compares favorably with the WEFA Group's 1994 inflation projection of 2.9%.

     Geographic areas for investments vary; some of the preferred locations include the Mid-Atlantic and Sunbelt, San Francisco, New York, Chicago, and Atlanta.

     Investment interest for luxury product is up, even though there have been significantly fewer transactions than reported in the other segments. Investors continue to look for quality assets at discounted prices as much as 50.0% below original project cost. One participant said, "The next wave of troubled properties to surface will be the worst of the 1980s deals," described as high-priced, long-term management contract deals. Another participant specifically noted that "the greatest dollar impact will be felt in the luxury segment as foreign lenders finally work through problems and sell off bad deals."

     The average free and clear equity IRR decreased 157 basis points to 13.93% this quarter (see Table 14). The decline is due to increased capital competing for a limited supply of quality assets, according to survey participants. Additionally, there is anticipation of improving market conditions in selected market areas, thereby reducing perceived investor risk.

     The average free and clear equity cap rate for the current quarter declined 150 basis points to 10.25%. The average residual cap rate decreased 70 basis points to 10.00%. It will be interesting to see whether this is a continuing trend or a new year adjustment in anticipation of increased competition.

     Investors were asked to provide equity return requirements on leveraged investments, where debt represents 50.0% to 60.0% of the financing. Survey respondents indicated a leveraged equity IRR of 19.83%, a 590-basis-point premium over the average free and clear equity IRR.

     Overall, investment interest in the luxury hotel market is on the rise although it lags their interest in the other hotel market segments by a considerable margin. This segment continues to be the most difficult to measure in terms of value trends due to a limited number of actual transactions. Investors still continue to search in strong growth markets for properties that have cash flow upside through repositioning and better management. One stimulus that can alter this is how active a role Wall Street takes in marketing these products through equity and/or debt securitization.

THE NATIONAL LUXURY HOTEL MARKET REPORT
WAS PREPARED BY COOPERS & LYBRAND.

22

------------------
FIRST QUARTER 1994
------------------

Table 14
NATIONAL LUXURY HOTEL MARKET
FIRST QUARTER 1994


                                   CURRENT         LAST            YEAR
KEY INDICATORS                     QUARTER         QUARTER         AGO
------------------------------------------------------------------------
 Free & Clear Equity IRR
------------------------------------------------------------------------
     RANGE                         9.00% - 20.00%  9.00% - 20.00%
     AVERAGE                           13.93%          15.50%

     CHANGE (Basis Points)                -             -157
------------------------------------------------------------------------
 Free & Clear Equity Cap Rate
------------------------------------------------------------------------
     RANGE                         8.00% - 13.00%  9.00% - 14.00%
     AVERAGE                           10.25%          11.75%

     CHANGE (Basis Points)                -             -150
------------------------------------------------------------------------
 Average Daily Rate Chg. Rate/a/
------------------------------------------------------------------------
     RANGE                          0.00% - 6.00%  0.00% - 5.00%
     AVERAGE                            3.00%          2.20%

     CHANGE (Basis Points)                -             +80
------------------------------------------------------------------------
 Operating Expense Chg. Rate/a/
------------------------------------------------------------------------
     RANGE                          1.00% - 5.00%  2.00% - 4.00%
     AVERAGE                            3.71%          3.20%

     CHANGE (Basis Points)                -             +51
------------------------------------------------------------------------
 Residual Cap Rate
------------------------------------------------------------------------
     RANGE                         9.00% - 12.00%  9.00% - 12.00%
     AVERAGE                           10.00%          10.70%

     CHANGE (Basis Points)                -             -70

/a./ initial rates of change

 KORPACZ

 NATIONAL FULL-SERVICE HOTEL MARKET

 INVESTOR SURVEY RESPONSES*
 FIRST QUARTER 1994

*Representative sample; due to space constraints, not all responses are included.

 Source:  Personal survey conducted by Coopers & Lybrand during January 1994.

                                                                                                                        EQUITY
                                                                                                               EQUITY   CAP
                                                          CHANGE RATES                     RESIDUAL            IRRs     RATES
                                                 -------------------------------------------------------------------------------
                                                 Average Daily     Operating     Cap        Year     Selling   Free &   Free &
                                                 Rate              Expenses      Rate       Capped   Expense   Clear    Clear
HOTEL ACQUISITION/MANAGEMENT CO. FORECAST        2.0% to 4.0%      3.5%          10.00%     5        2.0%      15.00%   9.00%
PERIOD: 5 TO 7 YEARS                             years 1-2;                      to         to
Prefers East Coast and east of the               4.0% to 5.0%                    13.00%     7
Mississippi; preferences include chain-          thereafter
affiliated, full-service, and all-suite
hotels with revenues in excess of $5
million. Relies heavily on DCF (IRR),
will use sales comparables if available
for reasonableness, and percent of original
cost; cash-on-cash returns in the first
three years are particularly critical in
attracting capital, with a minimum of 10.0%
return in year 1 required.

HOTEL ACQUISITION/MANAGEMENT CO. FORECAST        3.5%              4.0%          --         --       --        10.00%   10.00%
PERIOD: LONG TERM                                years 1-2;        to                                          to       to
Interested in East Coast and Midwest;            3.5% to 4.0%      5.0%                                        12.00%   12.00%
preferences include all-suite, extended          thereafter
stay, and moderate full-service; primary
emphasis on direct capitalization;
investment outlook promising, with 6 to 8
acquisitions planned within next 24 months.

INVESTMENT ADVISOR FORECAST PERIOD: 5 TO 7       3.0% to 4.0%      4.0%          10.00%     6        3.0%      13.00%   10.00%
YEARS                                            year 1;                         to         to                 to       to
Prefers West Coast and Southeast U.S. and        3.5%                            12.00%     8                  14.00%   12.00%
parts of Canada; will invest across all hotel    thereafter
products; relies on DCF and direct
capitalization and expects more interest in
hotels, especially from foreign sources
(Asian and European) as the economy improves;
not currently investing in hotels.

PENSION FUND INVESTMENT ADVISOR FORECAST         4.0%              4.0%          10.00%     5        Varies    14.00%   Varies
PERIOD: 5 TO 10 YEARS                                                            to         to
Investments are in southern half of U.S.;                                        15.00%     10
preferences include the 40 largest MSAs with high
percentage in the South; relies on DCF, direct
capitalization, GRRM, and sales comparison; sees
modest improvement within the next 12 months;
is looking toward debt investment as opposed to
equity investment.

LIFE INSURANCE COMPANY FORECAST                  2.0%              4.0%          12.00%     11       5.0%      13.00%   10.00%
PERIOD: 10 YEARS                                 to                              to                            to       to
Prefers Holiday Inns and Marriott brands;        4.0%                            13.00%                        18.00%   14.00%
relies on DCF, direct capitalization,
GRRM, and sales comparison; prices continue
to be depressed on troubled properties; pricing
for performing investment-grade properties
becoming stiffer.

                                                 GROSS ROOMS                     RESERVE FOR
                                                 REVENUE           MANAGEMENT    REPLACEMENT OF   MARKETING
                                                 MULTIPLIER        FEES          FIXED ASSETS     TIME
                                                 ----------------------------------------------------------
                                                                                 Percent of
                                                                                 Total
                                                 GRRM              Base Fee %    Revenues         Months
HOTEL ACQUISITION/MANAGEMENT CO. FORECAST        1.5               3.0%          3.0%             10
PERIOD: 5 TO 7 YEARS                             to                              to               to
Prefers East Coast and east of the               2.0                             4.0%             12
Mississippi; preferences include chain-
affiliated, full-service, and all-suite
hotels with revenues in excess of $5
million. Relies heavily on DCF (IRR),
will use sales comparables if available
for reasonableness, and percent of original
cost; cash-on-cash returns in the first
three years are particularly critical in
attracting capital, with a minimum of 10.0%
return in year 1 required.

HOTEL ACQUISITION/MANAGEMENT CO. FORECAST        3.0%              3.0%          4.0%             3
PERIOD: LONG TERM                                                  to
Interested in East Coast and Midwest;                              4.0%
preferences include all-suite, extended
stay, and moderate full-service; primary
emphasis on direct capitalization;
investment outlook promising, with 6 to 8
acquisitions planned within next 24 months.

INVESTMENT ADVISOR FORECAST PERIOD: 5 TO 7       2.0               2.0%          3.0%             --
YEARS                                            to                to            to
Prefers West Coast and Southeast U.S. and        2.5               3.0%          5.0%
parts of Canada; will invest across all hotel
products; relies on DCF and direct
capitalization and expects more interest in
hotels, especially from foreign sources
(Asian and European) as the economy improves;
not currently investing in hotels.

PENSION FUND INVESTMENT ADVISOR FORECAST         1.5               2.0%          3.0%             6
PERIOD: 5 TO 10 YEARS                            to                to            to               to
Investments are in southern half of U.S.;        2.0               3.0%          5.0%             9
preferences include the 40 largest MSAs with
high percentage in the South; relies on DCF,
direct capitalization, GRRM, and sales
comparison; sees modest improvement within the
next 12 months; is looking toward debt investment
as opposed to equity investment.

LIFE INSURANCE COMPANY FORECAST                  --                3.0%          3.0%             --
PERIOD: 10 YEARS                                                                 to
Prefers Holiday Inns and Marriott brands;                                        4.0%
relies on DCF, direct capitalization,
GRRM, and sales comparison; prices continue
to be depressed on troubled properties; pricing
for performing investment-grade properties
becoming stiffer.

                                                                                                                        EQUITY
                                                                                                               EQUITY   CAP
                                                          CHANGE RATES                     RESIDUAL            IRRs     RATES
                                                 -------------------------------------------------------------------------------
                                                 Average Daily     Operating     Cap        Year     Selling   Free &   Free &
                                                 Rate              Expenses      Rate       Capped   Expense   Clear    Clear
LIFE INSURANCE COMPANY FORECAST PERIOD:          1.0%              3.5%          10.00%     10       3.0%      16.00%   12.00%
10 YEARS                                         to                                                            to
Investments are throughout the U.S.;             2.0%                                                          20.00%
preferences include top MSAs; relies
primarily on direct capitalization; will use
DCF to extent that reasons exist to do so.

HOTEL ACQUISITION/MANAGEMENT CO. FORECAST        3.0%              3.0%          11.00%     5        2.0%      15.00%   13.00%
PERIOD: 5 YEARS                                  to                to            to                  to
Interested in eastern U.S.; preferences include  4.0%              4.0%          12.00%              3.0%
upper-end Holiday Inns, Hiltons, Marriotts, and
Embassy Suites; uses DCF, direct capitalization,
and sales comparison; also looks at cash-on-cash
return and exit strategy; values appear to be
increasing.

HOTEL ACQUISITION/MANAGEMENT CO. FORECAST        2.0%              3.0%          12.00%     3        3.0%      15.00%   8.00%
PERIOD: 3 TO 5 YEARS                             to                to            to         to       to        to       to
Seeking acquisitions in the Southwest, West      3.0%              4.0%          13.00%     5        4.0%      18.00%   15.00%
Coast, and Pacific Northwest; prefers all-suite
hotels including Embassy Suites, Guest
Quarters, and Radisson Suites; uses primarily
direct capitalization and analyzes exit strategy
and cash-on-cash return; investment outlook is
favorable; is looking to be more active in 1994.

PENSION FUND ADVISOR FORECAST PERIOD:            4.0% to 6.0%      2.0%          10.0%      6        3.0%      20.00%   10.50%
5 TO 7 YEARS                                     years 1-2;        to                       to                          to
Prefers major U.S. cities; preferences include   4.0 thereafter    4.0%                     8                           13.00%
full-service and luxury brands such as
Radisson, Marriott, Hyatt, Westin, and Embassy
Suites; uses direct capitalization and 50% of
construction costs; still a buyer's market, but
cap rates are coming down; greater competition
entering the market.

REAL ESTATE INVESTMENT FIRM FORECAST PERIOD:     1.0%              1.0%          12.00%     5        1.0%      11.00%   10.00%
3 TO 7 YEARS                                     to                to                       to       to        to       to
Uses a combination of direct capitalization      5.0%              5.0%                     7        3.0%      14.00%   12.00%
and sales comparison; seeking cash-on-cash
returns of 11.00% to 14.00%; turnaround
situations emphasized with definitive exit
strategy; purchases hotels below replacement
cost; sees a more competitive but still good
buyers' market.

INVESTMENT ADVISOR FORECAST PERIOD: 5 YEARS      3.5%              4.0%          12.00%     6        3.0%      14.00%   11.00%
Prefers Northern California, Atlanta, and        years 1-2;
Florida; feels there is good investment          4.5%
activity nationwide; prices are frequently       thereafter
exceeding expectations with more capital
pursuing hotels product; anticipated first
increase in prices since 1988.

                                                 GROSS ROOMS                     RESERVE FOR
                                                 REVENUE           MANAGEMENT    REPLACEMENT OF   MARKETING
                                                 MULTIPLIER        FEES          FIXED ASSETS     TIME
                                                 ----------------------------------------------------------
                                                                                 Percent of
                                                                                 Total
                                                 GRRM              Base Fee %    Revenues         Months
LIFE INSURANCE COMPANY FORECAST PERIOD:          --                3.0%          7.0%             6
10 YEARS                                                                                          to
Investments are throughout the U.S.;                                                              18
preferences include top MSAs; relies
primarily on direct capitalization; will use
DCF to extent that reasons exist to do so.

HOTEL ACQUISITION/MANAGEMENT CO. FORECAST        --                4.0%          3.0%             6
PERIOD: 5 YEARS
Interested in eastern U.S.; preferences include
upper-end Holiday Inns, Hiltons, Marriotts, and
Embassy Suites; uses DCF, direct capitalization,
and sales comparison; also looks at cash-on-cash
return and exit strategy; values appear to be
increasing.

HOTEL ACQUISITION/MANAGEMENT CO. FORECAST        2.0               4.0%          2.0%             2
PERIOD: 3 TO 5 YEARS                             to                              to               to
Seeking acquisitions in the Southwest, West      3.0                             3.0%             4
Coast, and Pacific Northwest; prefers all-suite
hotels including Embassy Suites, Guest
Quarters, and Radisson Suites; uses primarily
direct capitalization and analyzes exit
strategy and cash-on-cash return; investment
outlook is favorable; is looking to be more
active in 1994.

PENSION FUND ADVISOR FORECAST PERIOD:            2.0               2.0%          4.0%             12
5 TO 7 YEARS                                     to                              to
Prefers major U.S. cities; preferences include   2.5                             5.0%
full-service and luxury brands such as
Radisson, Marriott, Hyatt, Westin, and Embassy
Suites; uses direct capitalization and 50% of
construction costs; still a buyer's market, but
cap rates are coming down; greater competition
entering the market.

REAL ESTATE INVESTMENT FIRM FORECAST PERIOD:     --                2.0%          2.0%             6
3 TO 7 YEARS                                                       to            to               to
Uses a combination of direct capitalization                        4.0%          4.0%             9
and sales comparison; seeking cash-on-cash
returns of 11.00% to 14.00%; turnaround
situations emphasized with definitive exit
strategy; purchases hotels below replacement
cost; sees a more competitive but still good
buyers' market.

INVESTMENT ADVISOR FORECAST PERIOD: 5 YEARS      2.6               2.5%          4.0%             8
Prefers Northern California, Atlanta, and
Florida; feels there is good investment
activity nationwide; prices are frequently
exceeding expectations with more capital
pursuing hotels product; anticipated first
increase in prices since 1988.



KORPACZ

NATIONAL LUXURY HOTEL MARKET

INVESTOR SURVEY RESPONSES
FIRST QUARTER 1994

Source: Personal survey conducted by
Cooper & Lybrand during January 1994.

                                                                                                                        EQUITY
                                                                                                               EQUITY   CAP
                                                          CHANGE RATES                     RESIDUAL            IRRs     RATES
                                                 -------------------------------------------------------------------------------
                                                 Average Daily     Operating     Cap        Year     Selling   Free &   Free &
                                                 Rate              Expenses      Rate       Capped   Expense   Clear    Clear
HOTEL ACQUISITION/MANAGEMENT CO. FORECAST        3.0%              4.0%          --         --       --        9.00%    9.00%
PERIOD: LONG TERM                                                  to
Investments are in Southeast; interested in                        5.0%
East Coast and Midwest; preferences include
all-suite, extended-stay, and moderate full-
service; primary emphasis on direct
capitalization; investment outlook promising
with 6 to 8 acquisitions planned within next
24 months.

INVESTMENT ADVISOR FORECAST PERIOD: 5 TO 10      1.0% to 3.0%      4.0%          9.00%      6        3.0%      12.00%   10.00%
YEARS                                            years 1-2;                      to         to                 to       to
Prefers West Coast and Southeast U.S. and parts  3.5%                            10.00%     11                 14.00%   12.00%
of Canada; will invest across all hotel          thereafter
products; relies on DCF and direct
capitalization and expects more interest in
hotels, especially from foreign sources (Asian
and European) as the economy improves; not
currently investing in hotels.

PENSION FUND INVESTMENT ADVISOR FORECAST         4.0%              4.0%          9.00%      5        Varies    15.00%   Varies
PERIOD: 5 TO 10 YEARS                                                            to         to
Investments are in southern half of U.S.;                                        12.00%     10
preference include the 40 largest MSAs with
high percentage in the southern area of the
U.S.; relies on DCF, direct capitalization,
GRRM, and sales comparison; sees modest
improvement within the next 12 months.

LIFE INSURANCE COMPANY FORECAST PERIOD:          0.0% to 1.0%      3.5%          11.00%     10       3.0%      18.00%   13.00%
10 YEARS                                         years 1-2;                                                    to
Investments are throughout the U.S.;             1.0% year 3;                                                  20.00%
preferences include top MSAs; relies primarily   2.0% thereafter
on direct capitalization; will use DCF to extent
that reasons exist to do so.

REAL ESTATE INVESTMENT FIRM FORECAST PERIOD:     1.0%              1.0%          10.00%     5        1.0%      11.00%   9.00%
5 TO 7 YEARS                                     to                to                       to       to        to       to
Investments are in Southwest; no geographic      5.0%              5.0%                     7        3.0%      14.00%   12.00%
preferences; investing in full-service hotels,
some with upper-tier pricing; uses a
combination of direct capitalization and sales
comparison; seeking cash-on-cash returns of
11.00% to 14.00%; turnaround situations
emphasized with definitive exit strategy;
purchases hotels below replacement cost; sees a
more competitive but still good buyers' market;
is looking on a national basis for package deals.

PENSION FUND ADVISOR FORECAST PERIOD: 5 TO 7     4.0% to 6.0%      2.0%          9.00%      6        3.0%      18.00%   9.00%
YEARS                                            years 1-2;        to                       to                          to
Investments are in Denver, Chicago, Washington,  4.0%              4.0%                     8                           11.00%
DC, North Carolina, and Arizona; prefers major   thereafter
U.S. cities; preferences include full-service
and luxury brands such as Radisson, Marriott,
Hyatt, Westin, and Embassy Suites; uses direct
capitalization and 50.0% of construction costs;
still a buyers' market; sees greater dollar
impact in luxury market.

                                                 GROSS ROOMS                     RESERVE FOR
                                                 REVENUE           MANAGEMENT    REPLACEMENT OF   MARKETING
                                                 MULTIPLIER        FEES          FIXED ASSETS     TIME
                                                 ----------------------------------------------------------
                                                                                 Percent of
                                                                                 Total
                                                 GRRM              Base Fee %    Revenues         Months
HOTEL ACQUISITION/MANAGEMENT CO. FORECAST        3.0                3.0%          3.0%            3
PERIOD: LONG TERM                                                   to
Investments are in Southeast, interested in                         4.0%
East Coast and Midwest; preferences include
all-suite, extended-stay, and moderate full-
service; primary emphasis on direct
capitalization; investment outlook promising
with 6 to 8 acquisitions planned within next
24 months.

INVESTMENT ADVISOR FORECAST PERIOD: 5 TO 10      --                 2.0%          3.0%            --
YEARS                                                               to            to
Prefers West Coast and Southeast U.S. and parts                     3.0%          5.0%
of Canada; will invest across all hotel
products; relies on DCF and direct
capitalization and expects more interest in
hotels, especially from foreign sources (Asian
and European) as the economy improves; not
currently investing in hotels.

PENSION FUND INVESTMENT ADVISOR FORECAST         --                 2.0%          4.0%            6
PERIOD: 5 TO 10 YEARS                                               to            to              to
Investments are in southern half of U.S.;                           3.0%          6.0%            9
preference include the 40 largest MSAs with
high percentage in the southern area of the
U.S.; relies on DCF, direct capitalization,
GRRM, and sales comparison; sees modest
improvement within the next 12 months.

LIFE INSURANCE COMPANY FORECAST PERIOD:          --                 3.0%          6.0%            6
10 YEARS                                                                                          to
Investments are throughout the U.S.;                                                              18
preferences include top MSAs; relies primarily
direct capitalization; will use DCF to extent
that reasons exist to do so.

REAL ESTATE INVESTMENT FIRM FORECAST PERIOD:     --                 2.0%          2.0%            9
5 TO 7 YEARS                                                        to            to              to
Investments are in Southwest; no geographic                         3.0%          4.0%            12
preferences; investing in full-service hotels,
some with upper-tier pricing; uses a
combination of direct capitalization and sales
comparison; seeking cash-on-cash returns of
11.00% to 14.00%; turnaround situations
emphasized with definitive exit strategy;
purchases hotels below replacement cost; sees a
more competitive but still good buyers' market;
is looking on a national basis for package
deals.

PENSION FUND ADVISOR FORECAST PERIOD: 5 TO 7     2.0                1.5%          4.0%            12
YEARS                                            to                 to            to
Investments are in Denver, Chicago, Washington,  2.5                2.0%          6.0%
DC, North Carolina, and Arizona; prefers major
U.S. cities; preferences include full-service
and luxury brands such as Radisson, Marriott,
Hyatt, Westin, and Embassy Suites; uses direct
capitalization and 50.0% of construction costs;
still a buyers' market; sees greater dollar
impact in luxury market.


                                                                                                                        EQUITY
                                                                                                               EQUITY   CAP
                                                          CHANGE RATES                     RESIDUAL            IRRs     RATES
                                                 -------------------------------------------------------------------------------
                                                 Average Daily     Operating     Cap        Year     Selling   Free &   Free &
                                                 Rate              Expenses      Rate       Capped   Expense   Clear    Clear
INVESTMENT ADVISOR FORECAST PERIOD: 5 YEARS      3.5%              4.0%          10.00%     11       2.0%      11.00%   8.00%
Prefers Northern California, Atlanta, and        years 1-2;
Florida; feels there is good investment          4.5%
activity nationwide; prices frequently exceed    thereafter
expectations with more capital pursuing hotel
product; anticipates first increase in prices
since 1988.

                                                 GROSS ROOMS                     RESERVE FOR
                                                 REVENUE           MANAGEMENT    REPLACEMENT OF   MARKETING
                                                 MULTIPLIER        FEES          FIXED ASSETS     TIME
                                                 ----------------------------------------------------------
                                                                                 Percent of
                                                                                 Total
                                                 GRRM              Base Fee %    Revenues         Months
INVESTMENT ADVISOR FORECAST PERIOD: 5 YEARS      4.0                2.0%          4.0%            11
Prefers Northern California, Atlanta, and
Florida; feels there is good investment
activity nationwide; prices frequently exceed
expectations with more capital pursuing hotel
product; anticipates first increase in prices
since 1988.

MarketSource
MarketSource (ISSN 1055-5579) is published quarterly by the Appraisal Institute, 875 N. Michigan Ave., Chicago, IL 60611-1980, (312) 335-4100. Fax:
(312) 335-4400.

President
Douglas C. Brown, MAI

Chair, Research and Information Committee
Ronald E. Malmfeldt, MAI

Vice President, Research
W. Lee Minnerly

Manager, Data Services
Jon D. Ruesch

Managing Editor
Joy M. White

Manager, Design/Production
Julie Beich

Subscriptions: Subscription rates are $100 per year for Appraisal Institute members and affiliates, $150 per year for all others. Make checks payable to:
Appraisal Institute, 875 N. Michigan Ave., Chicago, IL 60611-1980. Single copies, if available, are $25 each.

(C) 1994 by the Appraisal Institute. All rights reserved. The opinions and statements set forth herein do not necessarily reflect the viewpoints of the Appraisal Institute or its individual members, and neither the Institute nor its editors and staff assume responsibility for such expressions of opinion or statements.

The Appraisal Institute advocates equal opportunity and nondiscrimination in the appraisal profession and conducts its activities without regard to race, color, sex, religion, national origin, or handicap status.


KEY RATES
--------------------------------------------------------------------------------------------
                                  Dec. 1992   Sept. 1993   Oct. 1993   Nov. 1993   Dec. 1993
Federal Funds                     2.92        3.09         2.99        3.02        2.96
U.S. Treasuries:
    3-Month                       3.25        2.96         3.04        3.12        3.08
    6-Month                       3.39        3.06         3.13        3.27        3.25
    1-Year                        3.71        3.36         3.39        3.58        3.61
    2-Year                        4.67        3.85         3.87        4.16        4.21
    3-Year                        5.21        4.17         4.18        4.50        4.54
    5-Year                        6.08        4.73         4.71        5.06        5.15
    7-Year                        6.46        5.08         5.05        5.45        5.48
    10-Year                       6.77        5.36         5.33        5.72        5.77
    30-Year                       7.44        6.00         5.94        6.21        6.25
Prime Rate                        6.00        6.00         6.00        6.00        6.00
Moody's Corp. Bonds:
    Aaa                           7.98        6.66         6.67        6.93        6.93
    A                             8.27        6.94         6.91        7.25        7.28
    Baa                           8.81        7.34         7.31        7.66        7.69

Source:  Federal Reserve Statistical Release

KEY RATE TRENDS 1990 to 1993
--------------------------------------------------------------------------------

        [GRAPH DEPICTING KEY RATE TRENDS FROM 1990 TO 1993]


Sources: Federal Reserve Statistical Release and Appraisal
          Institute Research Department


CONSUMER TRENDS
--------------------------------------------------------------------------------------------
                                  IIIQ 1989   IIIQ 1990    IIIQ 1991   IIIQ 1992   IIIQ 1993
Consumer Price
 Index                            125.0       132.7        137.2       141.3       145.1

Per Capita
 Disposable
 Personal Income                  $15,026     $16,242      $16,752     $17,577     $18,254

Savings as
 Percent of DPI                     4.1         3.9          4.4         4.9         3.7

Inflation Rate                      3.8         4.7          3.4         2.5         2.2

Source: Economic Indicators

                                                                                                                          BENCHMARKS

====================================================================================================================================

TOTAL EMPLOYMENT TRENDS (in thousands)
------------------------------------------------------------------------------------------------------------------------------------

                                                                             PERCENT CHANGE            UNEMPLOYMENT RATE
                          SEPT. 1992  JULY 1993  AUG. 1993  SEPT. 1993[P]  SEPT. 1992-SEPT. 1993   SEPT. 1992  SEPT. 1993[P]
Atlanta                     1,512.2    1,574.7    1,580.3       1,587.5             5.0                6.9          4.5
Baltimore                   1,091.7    1,081.0    1,077.7       1,076.3            (1.4)               7.5          7.2
Boston                      1,542.7    1,538.1    1,532.8       1,538.9            (0.2)               7.7          6.3
Charlotte                     625.7      629.2      633.2         636.7             1.8                5.1          3.7
Chicago                     3,097.9    3,144.6    3,145.3       3,152.4             1.8                6.2          7.8
Cincinnati                    752.2      759.4      760.3         765.5             1.8                5.2          5.6
Cleveland                     923.2      922.4      920.2         923.9             0.1                6.2          6.0
Dallas-Ft. Worth*           2,001.7    2,022.4    2,033.8       2,042.0             2.0                6.9          5.6
Denver                        878.1      898.7      899.8         901.8             2.7                4.9          4.7
Detroit                     1,883.2    1,885.4    1,897.8       1,910.4             1.4                8.8          6.9
Houston                     1,625.4    1,635.9    1,632.6       1,637.8             0.8                7.4          6.9
Indianapolis                  682.3      687.8      688.1         691.3             1.3                4.8          3.6
Kansas City                   789.3      792.1      789.1         797.1             1.0                5.0          4.9
Las Vegas                     400.9      405.3      408.3         412.0             2.8                6.7          7.2
Los Angeles                 3,801.1    3,719.9    3,710.5       3,730.7            (1.9)              10.4          9.7
Miami                         860.9      871.4      873.8         882.7             2.5               11.8          7.2
Milwaukee                     764.1      772.6      774.3         778.2             1.8                4.8          3.9
Minneapolis-St. Paul        1,411.0    1,425.9    1,427.6       1,433.7             1.6                4.5          4.2
Nashville                     520.8      528.3      530.1         534.4             2.6                4.9          3.9
Nassau-Suffolk              1,045.1    1,036.0    1,032.2       1,038.4            (0.6)               7.9          6.4
New Orleans                   538.2      534.3      532.8         537.3            (0.2)               7.4          6.6
New York                    3,754.9    3,730.1    3,728.1       3,728.2            (0.7)              10.6          8.2
Oklahoma City                 430.9      429.4      430.5         437.9             1.6                5.5          4.9
Orlando                       573.3      586.5      585.6         591.4             3.2                7.3          5.6
Philadelphia                2,085.1    2,074.1    2,064.8       2,067.8            (0.8)               7.3          6.7
Phoenix                       997.2      990.3      993.4       1,012.4             1.5                5.9          4.4
Pittsburgh                    915.6      912.6      914.1         923.0             0.8                6.2          5.9
Portland                      654.0      656.5      658.0         661.0             1.1                6.3          6.0
St. Louis                   1,164.8    1,157.1    1,152.8       1,169.3             0.4                5.7          5.8
San Antonio                   554.2      562.2      561.4         571.8             3.2                6.6          5.5
San Diego                     942.3      929.9      926.0         928.0            (1.5)               7.7          8.4
San Francisco                 915.0      910.1      907.0         909.5            (0.6)               6.3          6.4
Seattle                     1,134.2    1,130.6    1,124.8       1,137.6             0.3                6.1          6.8
Washington, D.C.            2,193.5    2,221.2    2,189.4       2,205.1             0.5                5.1          4.5
U.S.                      108,674.0  110,338.0  110,305.0     110,467.0             1.6                7.5          6.7

Source: Employment and Earnings

DATA SOURCES
================================================================================

CB Commercial Office Vacancy Index of the United States.  CB Commercial Real
 Estate Group, Inc., Los Angeles.  Quarterly.
F.W. Dodge Real Estate Analysis and Planning Service.  F.W. Dodge Group,
 McGraw-Hill, Inc. Lexington, Mass.  Quarterly.
Economic Indicators.  Council of Economic Advisors to the Joint Economic
 Committee, U.S. Congress, Washington, D.C.  Monthly.
Employment and Earnings.  U.S. Department of Labor, Bureau of Labor
 Statistics, Washington, D.C.  Monthly.
Federal Housing Finance Board News.  Federal Housing Finance Board,
 Washington, D.C.  Monthly.
Federal Reserve Statistical Release.  Board of Governors of the Federal
 Reserve System, Washington, D.C.  Weekly.
Forecast of Housing Activity.  National Association of Home Builders of the
 United States, Washington, D.C.  Monthly.
Housing Starts, Current Construction Reports, series C20. U.S. Department of
 Commerce, Bureau of the Census, Washington, D.C.  Monthly.
Housing Units Authorized by Building Permits, Current Construction Reports, series C40. U.S. Department of Commerce, Bureau of the Census, Washington, D.C. Monthly.
Housing Vacancies and Homeownership, Current Housing Reports, series H111.
 U.S. Department of Commerce, Bureau of the Census, Washington, D.C. Monthly. Monthly Retail Trade: Sales and Inventories, Current Business Reports, series
 BR.  U.S. Department of Commerce, Bureau of the Census, Washington, D.C.
 Monthly.

  National Real Estate Index. Liquidity Fund, Emeryville, Calif. Quarterly. New One-Family Houses Sold, Current Construction Reports, series C25. U.S.
   Department of Commerce, Bureau of the Census, Washington, D.C.  Monthly.
  New Residential Construction in Selected Metropolitan Areas, Current
   Construction Reports, series C21. U.S. Department of Commerce, Bureau of the Census, Washington, D.C. Quarterly.
  Real Estate Outlook.  National Association of Realtors, Washington, D.C.
   Monthly.
  U.S. Housing Markets.  Lomas Mortgage USA, Detroit. Quarterly.

                                                            MORTGAGE COMMITMENTS
================================================================================
NATIONAL MORTGAGE COMMITMENT SURVEY
Third Quarter 1993--National Ranges
--------------------------------------------------------------------------------

                                                Interest Rates
Type and         Lender   No. of       3-5 Year    7-10 Year   10 Year +  Amort.    Percent     Loan-to-       Debt Cov.
Amt. of Loan     Sample   Commits.     Term        Term        Term       Period    Constant    Value Ratio    Ratio
Less than $5M:
Multifamily        11       112       6.88-9.50    7.09-9.25  7.31-9.88   10-30     9.16-13.96     56-85       1.05-1.71
Retail              9        25       7.00-9.25   6.80-10.00  8.00-9.25   10-30     9.55-13.25     52-85       1.04-1.80
Office              7        31       7.00-9.75    7.50-9.75  8.25-9.75   12-25     9.47-13.42     54-85       1.15-1.74
Industrial         11        28      6.38-10.50    7.50-9.25  8.00-9.25   10-30     8.86-13.16     55-85       1.01-1.75

$5M-$9.99M:
Office              5         4       7.00-8.25    7.50-8.50      --      12-30    10.22-13.15     61-80       1.00-1.63
Industrial          6         7       7.00-8.25    7.50-8.93      --      12-30    10.01-13.42     47-80       1.16-1.73

Source: Appraisal Institute Research Department

AVERAGE INTEREST RATES
-------------------------------------------------------------------------------
Third Quarter 1993--National Averages


Type and Amt. of Loan                 3-5 Year Term                 7-10 Year Term                 10 Year+ Term
Less than $5M:
Multifamily                               7.97                           8.09                          8.59
Retail                                    8.08                           8.41                          8.58
Office                                    8.30                           8.50                          8.89
Industrial                                8.23                           8.40                          8.62

$5M-$9.99M:
Office                                    7.85                           8.10                            --
Industrial                                7.69                           8.28                            --

Source: Appraisal Institute Research Department

NOTE: No regional averages appear for third quarter 1993 mortgage rates due to an insufficient sample size.

MarketSource
================================================================================
TRENDS AND FORECASTS
--------------------------------------------------------------------------------

Featured Property Type: HOTELS

                           1990     1991      1992   1993      Percent Change
                                                                  1993-1995
Anaheim
Completions                1,027    1,057      134      7          5,928.9
Absorption Rate              684     (447)    (210)   133            528.6
Vacancy Rate                34.3     39.8     40.9   38.6               --

Atlanta
Completions                1,496    1,473      861     48            734.9
Absorption Rate              581      (75)     505    260            273.8
Vacancy Rate                28.6     32.7     33.2   25.9               --

Baltimore
Completions                  307      359      137      0               --
Absorption Rate              101     (251)     (89)    67            344.2
Vacancy Rate                32.6     37.5     39.0   34.2               --

Boston
Completions                  553      160        0    252             (4.3)
Absorption Rate             (425)    (327)      86     63          1,129.3
Vacancy Rate                29.0     30.7     29.9   27.6               --

Charlotte
Completions                  743      655       81     28            121.2
Absorption Rate              398     (110)     228    129            384.9
Vacancy Rate                50.7     56.7     54.8   48.6               --


Chicago
Completions                  909      442    1,299      9          4,791.3
Absorption Rate              338     (247)      64   (120)         1,536.4
Vacancy Rate                20.8     22.1     24.6   22.7               --

MARKET SOURCE

TRENDS AND FORECASTS
--------------------------------------------------------------------------------
Featured Property Type: HOTELS

                           1990     1991      1992   1993      Percent Change
                                                                  1993-1995
Cincinnati
Completions                  768      270       26     53            105.2
Absorption Rate              221       13      235     22            939.9
Vacancy Rate                19.8     21.5     19.2   17.7               --

Cleveland
Completions                  606      613       67      1          7,315.7
Absorption Rate                6       19       (2)   (80)           272.5
Vacancy Rate                21.2     26.8     27.0   24.4               --

Columbus
Completions                  207      210      111    199             15.3
Absorption Rate              273      151      173     38            199.7
Vacancy Rate                16.7     17.1     16.0   15.3               --

Dallas
Completions                  454      329       74     46            587.9
Absorption Rate            1,078       10      352    162            348.2
Vacancy Rate                27.6     28.5     27.2   23.9               --

Denver
Completions                    0        1        0     27            225.2
Absorption Rate              508      269      401    106             90.6
Vacancy Rate                22.1     19.6     16.0   10.8               --

TRENDS AND FORECASTS                                           SUPPLY AND DEMAND
--------------------------------------------------------------------------------
Featured Property Type: HOTELS

                           1990     1991      1992   1993      Percent Change
                                                                  1993-1995
Detroit
Completions                1,144      343       19     43             46.9
Absorption Rate              119     (670)     333    (54)           897.5
Vacancy Rate                32.3     36.6     34.7   23.6               --

Fort Worth
Completions                   81        2        6     26            404.3
Absorption Rate              236      242     (151)    34            482.8
Vacancy Rate                10.7      6.8      9.0    5.8               --

Hartford
Completions                  264      279        0      2          3,838.3
Absorption Rate              (10)    (194)    (105)     9          1,313.3
Vacancy Rate                29.0     37.2     39.4   38.5               --

Honolulu
Completions                   91      109    1,092    593             (9.1)
Absorption Rate              520      678     (263)   282           (120.6)
Vacancy Rate                 9.5      5.5     14.0   17.2               --

Houston
Completions                  210       18       29     39            217.2
Absorption Rate            1,366      612      679    137            517.5
Vacancy Rate                19.7     16.9     14.0   13.5               --

Indianapolis
Completions                  427      440       15    101            (50.9)
Absorption Rate              238      382      190     83            514.8
Vacancy Rate                21.4     21.5     19.9   16.7               --

Kansas City
Completions                  393      274      123     83            103.6
Absorption Rate              362       (6)     120     47          1,106.2
Vacancy Rate                16.4     18.4     18.0   10.8               --

Los Angeles
Completions                2,190    2,976    1,847    769            (45.1)
Absorption Rate                6   (1,272)  (1,863)  (252)           737.6
Vacancy Rate                28.8     35.6     41.3   41.0               --

Miami
Completions                348      368        519    125             51.0
Absorption Rate           (264)    (250)       307    (28)           470.8
Vacancy Rate              20.6     22.2       22.2   23.7               --

Milwaukee
Completions                413       85         90     15            618.7
Absorption Rate            149       16         91     47            293.0
Vacancy Rate              30.8     31.7       31.2   24.4               --

MarketSource
TRENDS AND FORECASTS                                           SUPPLY AND DEMAND
--------------------------------------------------------------------------------
Featured Property Type: HOTELS

                          1990     1991       1992   1993      Percent Change
                                                                  1993-1995
Minneapolis-St. Paul
Completions                151      197        730      4          2,980.5
Absorption Rate            539      385        790    144            382.4
Vacancy Rate              25.5     23.9       23.3   19.5               --

Nashville
Completions                314      426         73    192             23.5
Absorption Rate            300     (143)       379    162            228.4
Vacancy Rate              22.5     27.2       24.2   17.9               --

Nassau-Suffolk
Completions                 36      171          2      0               --
Absorption Rate             (6)    (119)       (74)    17          1,026.3
Vacancy Rate              28.6     33.7       34.9   30.5               --

Newark
Completions                  0      238         38     53            168.3
Absorption Rate           (168)    (315)       (62)    38            539.6
Vacancy Rate              24.2     29.2       29.9   27.5               --

TRENDS AND FORECASTS
--------------------------------------------------------------------------------
Featured Property Type: HOTELS

                            1990     1991     1992   1993      Percent Change
                                                                  1993-1995
New Orleans
Completions                   50        8        5     16            229.7
Absorption Rate              349      537       85    172            274.9
Vacancy Rate                31.8     28.1     27.3   25.6               --

New York
Completions                  467    1,340      832     16          1,384.5
Absorption Rate             (847)  (1,724)    (731)   (82)         1,216.8
Vacancy Rate                22.7     28.9     31.5   30.6               --

Oklahoma City
Completions                    0        0        0      2          2,066.3
Absorption Rate              130       64     (126)    26            441.7
Vacancy Rate                37.3     35.8     37.6   35.8               --

Orlando
Completions                3,142    1,644    1,852    129            320.1
Absorption Rate              948     (395)     386    294            141.4
Vacancy Rate                27.1     32.5     33.5   30.9               --

Philadelphia
Completions                1,984      817        0    232            (25.1)
Absorption Rate               59     (306)     (14)    70            470.5
Vacancy Rate                27.3     31.8     31.6   29.2               --

Phoenix
Completions                  699      339      113     11          1,917.6
Absorption Rate              593     (140)      81     55            620.2
Vacancy Rate                21.8     23.8     23.6   18.5               --

Pittsburgh
Completions                  456      362       55      7            494.9
Absorption Rate              301     (159)     (98)   192            (71.9)
Vacancy Rate                19.0     23.5     24.5   19.7               --

                                                               SUPPLY AND DEMAND
--------------------------------------------------------------------------------


TRENDS AND FORECASTS
--------------------------------------------------------------------------------

FEATURED PROPERTY TYPE: HOTELS

                                                           PERCENT CHANGE
                       1990     1991     1992     1993        1993-1995
[S]                   [C]      [C]      [C]      [C]       [C]

PORTLAND
Completions            301      337      173       30              81.5
Absorption Rate        297      132      187       32             782.0
Vacancy Rate            10.2     12.8     12.2     10.9             -

SACRAMENTO
Completions            340      174      596       38             189.4
Absorption Rate        304      (37)     (10)      (9)          4,539.1
Vacancy Rate            16.6     18.5     24.6     23.9             -

ST. LOUIS
Completions            513      562      205       61             117.2
Absorption Rate        126       45      (94)      59             639.7
Vacancy Rate            18.6     21.5     23.0     17.9             -

SALT LAKE CITY
Completions             38      180      521       51             330.8
Absorption Rate        299      351      183      (23)          1,208.7
Vacancy Rate            12.9     10.2     15.1     12.3             -

SAN ANTONIO
Completions            211       28      218       41             885.9
Absorption Rate        303     (148)     448      100             249.8
Vacancy Rate            23.7     25.1     22.3     20.8             -

SAN DIEGO
Completions          1,728    1,691    2,120       89             134.9
Absorption Rate        613     (609)     (91)     103             722.9
Vacancy Rate            39.8     48.2    545       51.9             -

SAN FRANCISCO
Completions            416      360      134        1          23,204.2
Absorption Rate        266     (560)    (203)     (17)          1,258.4
Vacancy Rate            23.7     26.7     27.8     28.5             -

SEATTLE
Completions            938    1,418      351      145             (12.7)
Absorption Rate        354      574      152      (54)          2,216.4
Vacancy Rate            27.2     32.1     32.9     34.2             -

TAMPA
Completions            354      113      385       10           1,815.4
Absorption Rate        353     (265)     144      112              96.8
Vacancy Rate            18.9     21.5     22.5     20.4             -

WASHINGTON, D.C.
Completions          2,563    2,124       57       77             366.9
Absorption Rate        625       84    1,089      201             427.9
Vacancy Rate            25.0     29.0     26.4     22.7             -

Source: F.W. Dodge Group, McGraw-Hill, Inc.


Second Quarter 1993            National Investor Survey. A CB Commercial Appraisal Publication

Power Shopping Centers

                                                                 Growth Rate Assumptions (%)                Real Rate      Typical
                  Overall Cap Rates (%)  Discount   ----------------------------------------------------    of Return     Marketing
                  ---------------------  Rate (%)    Market                     General       Retail           (%)          Period
Type of Firm      Going-in    Terminal    (IRR)       Rent       Expenses      Inflation       Sales          (RRR)        (Months)
-----------------------------------------------------------------------------------------------------------------------------------
Advisor             9-10       10-10.5      11           4            4            4             --             --            --
Advisor             9.75         10        12.25         3            4            4             --              8             9
Advisor              10          10        12-13         4            4            4              4             --            --
Advisor              10          10         12.5        2-3           4            4             2-3            --            --
Advisor             9.25         9.5       11.75         5           4.5          4.5             5            7.25           12
Advisor            9.5-10        10         11           4            5            4             --             --            --
Advisor               9          9.5       11.25        0-3           4            4             --             --            --
Advisor            8.5-10      8.5-11      11.5-14      --           4-5          4-5            3-5            --            --
Advisor              10          10         11         0,0,4..        4            4             --              7            --
Advisor              10          10         13           4            4            4             --             --            --
Advisor            9-9.5      9.5-10        14          2-4           4            4             2-3            --           6-12
Advisor              10        10.5         11-12      0,0,4..        4            4             --            7-8             9
Developer            9.5      +100bp        12-15        4           4-5          --             --            8-10           --
Insurance Co.       10.5       11.5         12          2.5           4           3.5            3.5            --            12
Insurance Co.        10      25-75bp       11.75         4            5            4             --             --            --
Insurance Co.        --      9.25-9.75   10.75-11.5     --          3.5-5        3.5-5           --             --            10
Investor             9.5       +25bp        12+         --           --           --             --             --            --
Lender/Investor      10          10          12          3            4            4             --             --            --
Pension Fund        9-10        9-10      11-11.5        4            4            4              4            5-6           6-12
------------------------------------------------------------------------------------------------------------------------------------
Range:            8.5-10.5   8.5-11.5    10.75-15       0-5        3.5-5         3.5-5           2-5          5-10           6-12
Average:            9.7        10.0        12.0         3.4         4.2           4.0            3.6          7.4            10.0
Change from 2nd Qtr.
1992 Survey:        +30        +30         -20          -30        -30           -50             +10          -20

Hotels

                                                        Growth Rate Assumptions (%)                         Real Rate      Typical
                  Overall Cap Rates (%)  Discount   -----------------------------------                     of Return     Marketing
                  ---------------------  Rate (%)    Market                     General                        (%)          Period
Type of Firm      Going-in    Terminal    (IRR)       Rent       Expenses      Inflation                      (RRR)        (Months)
-----------------------------------------------------------------------------------------------------------------------------------
Advisor             10-13       10-13      16-20        2-3          3.5           4                           12-16           6
Advisor             13-15        15        17.5         0-2          4             4                           13.5           12
Advisor              11          12          15          3           3             3                            --            12
Advisor              10          10          15         0,4..        4             4                            --            --
Developer             9         +100bp     12-15         4           4-5           --                           8-10          --
Insurance Co.        13          14         14           0           4            3.5                           --            24
Insurance Co.       12-15       50-100bp   12-15         4           5.5           4                            --            --
Investor             10           --        --           --           5            5                             10            6
Investor            12-13+      +50-75bp     13+         --          --            --                           --            --
Lender/Investor      13          12          15           3           4            4                            --            --
-----------------------------------------------------------------------------------------------------------------------------------
Range:               9-15        10-15       12-20      0-4          3-5.5        3-5                          8-16         6-24
Average:            11.8         12.4        14.9       2.6            4.2        3.9                         11.6          12.0
Change from 2nd Qtr.
1992 Survey:         -20        +10         +50         -30          -30           -20                         +160

bp: Basis Points

RERC Real Estate Corporation                                  REAL ESTATE REPORT
--------------------------------------------------------------------------------
VOL. 22, NO. 3 - 1993

Emerging Trends in Real Estate:  1994

Real Estate Research Corporation and Equitable Real Estate Investment Management, Inc.

   In the next two issues of the RERC Real Estate Report we will publish excerpts from this year's Emerging Trends. In this issue, we will reprint Chapter 1, It's Started, which outlines the major findings of this year's report.

Forward

   Every year since our 1985 report, in the midst of an unprecedented development boom, Emerging Trends in Real Estate has warned about and then chronicled the fall of the real estate markets. Victims of a "kill the messenger syndrome," our past cautions were not always welcomed by the industry, no matter their unfortunate accuracy. With this in mind, we cannot be accused of undue optimism in this year's forecast when our evaluation points finally to trends suggesting that markets have bottomed and are beginning what promises to be an extended convalescence.

   As always, Emerging Trends is based on face-to-face, in-depth interviews and surveys with more than 100 leading real estate investors and experts--executives from pension funds, banks, insurance companies, and advisors as well as investment bankers, developers and well known entrepreneurs. Their consensus views form the backbone of this report, which is supplemented by analysis and research of Real Estate Research Corporation and Equitable Real Estate Investment Management, Inc.

   The focus of Emerging Trends has changed over the past decade, reflecting the dramatic upheaval in the real estate business. Interviewees use to be dominated by developers and syndicators, the report's primary audience was developers, and its prognostications revolved around where the best development opportunities existed in the country. Now our interviewees are loathe to even reference the "D" word, let alone say it, and the continued absence of any significant commercial construction activity is the primary reason for why markets are starting to turn.

Exhibit 1-1
Asset Class Investment Potential

[GRAPH APPEARS HERE]

Exhibit 1-2
When Will Values Begin to Increase?

[GRAPH APPEARS HERE]

   With development a moot point, we redirected Emerging Trends in recent years, writing the report for real estate investors--providing a broad overview for guiding decision-making, pointing out opportunities as well as the quicksand. Since the 1990 issue, we have also significantly expanded our survey to probe our interviewees for their investment perspectives on land uses, cities, capital sources, values, and pricing. These surveys provide a more quantitative context to the subjective interviewing process.

   Now in its fifteenth year, Emerging Trends has watched and predicted the movements of almost a complete real estate cycle and the ultimate downsizing of our industry. The report has evolved, changed, and expanded with the ups and downs of what has been the industry's most volatile era. Mostly thanks to the interviewees, our forecasts have been repeatedly on target. With some small measure of optimism at hand, we're actually looking forward to being right again.

It's Started: Recovery Moves Forward Slowly

   For 1994, investors can size up the real estate markets in either of two ways--both accurate:

 . A sluggish economy, coupled with corporate makeovers and less-than-optional demographic shifts, hobbles the markets and set roadblocks to quick recovery. Office markets may not see real improvement until the end of the century. Development prospects are moribund, and new construction slumps to a 30-year low. Capital sources, aside from much-hyped and expensive Wall Street vehicles, are still in retreat, just-in-time, QVC, laptops, E-Mail, portable phones--the progeny of burgeoning technology--are threats to the real estate landscape as we've known it.

 . Tight capital is good news. Realism has taken hold, fostering disciplined underwriting and a focus on fundamentals--location, credit tenants, quality. The development bust is just what the industry needed to get back on its feet. Low interest rates continue to be a boon, helping values recover and making real estate yields more attractive. In fact, pension funds actually assess real estate as competitive with stocks and bonds for future investment potential and are ready to reenter the asset class--in a measured fashion. If anything, investors are missing the chance to lock in large yield spreads on very conservatively underwritten mortgages. Significantly, values are stabilizing; 1994 should even see slight upticks for warehouses and malls, as well as gains for apartments on top of good coupon returns. The success of high-quality equity REIT offerings has been a shot in the arm, restoring some confidence in the industry as they bail out prominent owners in need of refinancing.

   No matter how you call it, the recovery process has begun. Prospects for investment real estate should improve, slowly but steadily, through the end of the decade. Despite the depth of the real estate depression and its continuing, jarring aftershocks, this is the first time since 1984 that Emerging Trends has seen a generally positive directing taking hold--albeit for a smaller, transformed industry. There's no easy money to be made, and the shakeout isn't over by any means. Investors must be highly selective in identifying and analyzing prospective acquisitions or financing candidates. But it's time to start looking at real estate again--with a sober, calculated view.

   How protracted will the recovery period be? What obstacles still stand in the way? Where are the investment opportunities and the nasty traps? Who will own and finance real estate as we go forward, and what are the prospects for each major market and property category? Based on face-to-face interviews and in-depth surveys with the nation's leading real estate executives, Emerging Trends seeks to answer these and other questions in our annual industry outlook.

   Last year, Emerging Trends interviewees saw real estate as an impaired investment category, beset by negative returns and still-plunging short-term prospects. They wanted signs that markets were bottoming out and stabilizing before they would commit to the asset class again. Today those signals are coming through. While fixed-income securities and equities have at record highs, real estate is at a postwar low. However, most investors, while viewing real estate much more favorably, are somewhat chary of being first back into the markets. They want further evidence of firming before they move with conviction. They also wonder which specific properties to invest in, given the remaining market uncertainties. But they are ready to move. In 1994, look for marked improvement in investor appetites.

   In order of preference, multifamily, industrial warehouse, and regional mall properties will be the focus of investors coming back into the market. Apartments, the top choice, are in tight supply and values are actually increasing. Warehouse and retail mall values are stabilizing. Office properties, especially downtown, receive low ratings; but suburban office is strengthening, and with prices well below replacement costs there may be some excellent value plays. Despite improved balance sheets, there's still not much interest in hotels.

   No one expects a sudden, dramatic turnaround. In fact, for all the talk of improved real estate karma, the Emerging Trends panel is more worried now about an anemic economic delaying recovery than it was a year ago, especially for office markets. Nevertheless, as one interviewee sums it up: "It's going to take longer, but it's started. That's the important thing. We're stabilizing and we're finally looking up." There's little doubt that the real estate recovery will be slow and spotty. We define recovery as the stage in which values begin to increase as a result of improvement in effective rental rates and movement toward market equilibrium. For office properties, real rents won't increase until mid-1996, according to the consensus. Some regional malls may see small value hikes in '94, but others will shut down, unable to compete for the shrinking number of retail tenants.

   Washington, D.C., and Atlanta rank as the nation's strongest markets for real estate investment. Denver jumps to third, spurred by dramatic strengthening in its residential category. Overall, market assessments are more bullish than they were last year, but the nation's capital ranks as the only city where real estate values can be expected to increase--just barely--in 1994. Los Angeles again brings up the rear, with New York and Philadelphia also lagging. Sunbelt markets in general have stronger near-term prospects, as population growth promises to be the engine for better performance.

   Almost unanimously, the interviewees peg job growth as the key to pulling real estate out of its pit and triggering substantial improvement. But no one anticipates a wave of positive employment trends this is the biggest reason for tempered outlooks on the industry rebound. Company layoffs and much-ballyhooed reengineerings, the pressures of competing globally, and technological advancements that discourage the need for more space are stymieing white-collar job growth and will restrain office demand over the next decade. Government spending on major initiatives to produce jobs and encourage overall economic expansion is blocked by the federal deficit. Since the end of the 1991-1992 recession, job creation has been in lower-paying work with less security and lower benefits. This is not the type of employment growth that fills office buildings. Meanwhile, dampened consumer confidence, resulting in part from the tepid jobs picture, has been staunching any change for robust sales gains at malls.

------------------------------------------------------------------------------

                             Current Quarterly
                           Investment Survey Data
                           Available by fax or on
                               computer disk
   ------------------------------------------------------------------------
   If you would like to receive RERC's Quarterly Investment Survey summary tables via fax as soon as they are compiled, contact Real Estate Research Corporation at (312) 346-5885.

   As an additional convenience to subscribers, RERC will send the entire Investment Survey (text and tables) on computer diskette to those who request this service. The cost to receive the information on computer diskette is $7.50 per report. The diskette will contain the Quarterly Investment Survey narrative in both WordPerfect 5.1 and ASCII formats, and the Quarterly Survey Investment Criteria in both Lotus 1-2-3 and ASCII formats.

--------------------------------------------------------------------------------

   The industry outlook for the overall economy is also underwhelming. On a scale of one to ten (one being very weak and ten very strong), interviewees rate the economy for 1994 at a plodding 4.8, not much better than 1993's 3.8 rating. Again, no one expects the type of economic rebound that will fuel a dramatic recovery in any of the real estate markets.

   On the other hand, interviewees acknowledge that low interest rates have been a godsend in allowing the recovery to take root. Their outlook is for rates to rise, but only slightly in 1994.

   Increased capital flows are another necessary ingredient for the market's comeback, and which raises perhaps the most interesting question for this year's Emerging Trends: Who will own and finance real estate after the great debacle? The traditional sources--banks and life insurance companies--have been forced to the sidelines by regulators and ratings agencies. They will return--banks sooner, insurers certainly not in 1994. Pension funds, while again considering new investments, can't be expected to fill the void, although may in the real estate industry would like to think they can. Foreign investors are back home nursing their wounds and will not be players in the foreseeable future.

   Wall Street activity REITs, commercial loan securitizations, and venture capital plays--are leading the way in returning some liquidity to the markets. But hoopla aside, REITs will remain a niche investment category. Yield greed, not necessarily real estate fundamentals, have been the REITs' great attraction in 1993. However, they have drawn a lot of positive attention to real estate, providing a badly needed boost for the beleaguered asset class. Probably more significant are the mortgage conduits being created to access Wall Street money and filling the temporary-financing gap left by banks and insurers. These sources will supply much-needed capitalization for smaller and midsized owners of multifamily and commercial real estate while REITs provide short-term relief for some of the bigger players. In keeping with the lukewarm turnaround under way, more capital will return to real estate in 1994 but it will still be in relatively short supply.

   The more traditional transaction volume from private sales should advance modestly in 1994, despite recent market inertia. Activity will pick up as banks shed more of their costly-to-manage REO holdings and insurers expedite portfolio reduction to meet stringent risk-based capital guidelines. Again, apartments, warehouses, and retail will be where the action is, as deal spreads narrow in the wake of improved performance trends. Pension funds will be investing in those categories. Entrepreneurs, less risk-averse, may dabble in picking off quality office buildings.

   As for development, forget about it! The industry has. And that's probably the most telling evidence of how realistic and purposeful the marketplace has become about what's needed to sustain recovery. Development has almost fallen out of the real estate vocabulary; trying to find a regional mall or office building under construction is like searching for a needle in a haystack.

   Any new project is basically pie-in-the-sky. To even think about discussing your pipe dreams is risking ridicule. The only possibilities for new construction are apartment developments in markets exhibiting both constrained supply and surging population growth and the occasional office or industrial warehouse build-to-suit.

   Changes in the tax code have their pluses and minuses, and could be viewed as a wash for the industry. Relief from onerous passive-loss rules is one positive, although owners will not be able to carry forward and deduct old passive losses incurred before January 1, 1994. The "five or 50" rule limiting pension fund investment in REITs was relaxed, but there are still some ownership limitations. A minus in the new laws is the provision that stretches depreciation schedules from 31.5 to 39 years on new properties placed in service.

   An increasingly important issue commanding the attention of all real estate owners today is property security and tenant safety. It's not a new concern but crime is just so much more pervasive and seemingly more violent. Malls can't afford headlines that suggest they're dangerous places. Corporate tenants make security an important negotiating point. Alarm systems and gatehouses are becoming expected amenities in apartment complexes. Of course, for hotels guest safety is absolutely crucial. It's a bleak commentary, but owners and investors who neglect providing secure environments are courting potentially devastating consequences for their properties.

   Real estate enters a period of extended convalescence in 1994. The cycle is making its turn upward after a harrowing, debilitating descent. No one wants to relive the joyride from excess to oblivion that made the '80s notorious. In the real estate world of the '90s, less will be viewed as more. Less capital, less development, less popularity, and reduced expectations will ultimately yield a stronger, more stable industry. This attitude adjustment has largely been imposed on the industry by the severity of its collapse and the realities of the economy. But now that heads are screwed on straighter, the real estate markets are finally moving slowly, but forward.

--------------------------------------------------------------------------------

   Emerging Trends in Real Estate: 1994 is available for $25 from Real Estate Research Corporation, 2 N. LaSalle Street, Suite 400, Chicago, Illinois 60602.

--------------------------------------------------------------------------------

   [graphic material omitted. This is a graph depicting a Comparison of Rates between the four quarters and year of 1984 and the four quarters and year of 1993. Real Estate Yields were highest, at approximately 14% in 1984 and 13% in 1993. Next are Moody's As Utilities, at approximate 14% in 1984 and 8% in 1993. Lowest are 10 year treasuries, at approximately 12% in 1984 and 6% in 1993]

Real Estate Investment Survey:
Third Quarter 1993

Kenneth P. Riggs, Jr. MAI
President

Nicholas Buss Ph.D.
Director of Investment Research

Economic conditions

   Economic signals remain somewhat mixed as the Clinton Administration wrestles to get the domestic economy firmly on track and at the same time address larger policy issues.

* The economy has been growing at a faster pace than we thought. Every year at this time, the U.S. Department of Commerce revises its estimates of GDP. This year's update covered data back to 1990. The new figures show that for the past six quarters, the economy has grown at an annual rate of 3%, up from 2.5% based on the old data. Growth during 1992 was revised to 3.9%, up from 3.1%. The year finished strongly, with fourth-quarter 1992 growth revised upwards to 5.7%.

* The economy has slowed somewhat during the first half of 1993. Revised numbers place first-quarter growth at an anemic annual rate of 0.8%. Second-quarter growth GDP was not much better at 1.8%. The good news is that during this slowdown, job growth accelerated and domestic demand remained strong. This suggests that the economy has enough momentum for a second-half rebound.

* The employment picture is more encouraging, though the job market continues to move in fits and starts. For example, the August job figures showed a loss of 39,000 jobs, compared to a gain of 211,000 in July. Many analysts believe that the August numbers will be revised to show an employment gain. Overall, through August, the economy has added 1.2 million jobs in 1993, and this is expected to hit more than 2.0 million by year-end.

* Not all the job news is good. The manufacturing sector continues to struggle. In August, manufacturing shed a further 42,000 jobs, bringing the year-to-date total to more than 200,000 jobs lost. Large corporations continue to announce cutbacks, including Kodak and Procter and Gamble during the third-quarter. Manufacturing employment is now at its lowest level since 1965 and its share of total employment has slipped from 26% in 1973 to 16% today. These losses are being offset by gains in the service sector which has seen payrolls rise by 1.3 million since January.

* Indications are that consumers are beginning to climb to their feet once again. After slipping rapidly during the first-half of 1993, consumer confidence shows signs of strengthening. In September, the

--------------------------------------------------------------------------------

Conference Board's index of consumer confidence moved upwards to 62.6 from 59.3 in August. It marked the index's third consecutive monthly increase. Of interest, is the continued split between consumers' upbeat assessment of present conditions (at a 2-1/2 year high), but somewhat downbeat view of the long-term outlook.

  *Increased consumer confidence is reflected in retail sales. Retail sales continue to remain strong, rising 0.2% in August, and 0.3% in July. After adjusting for prices, retail sales have risen a healthy 5.3% over the past year.

  *The housing market is also showing more life. Housing starts in August increased nearly 8%, to an annual rate of 1.32 million, the highest level in 3-1/2 years. Cheap mortgages and better weather fueled the gains and starts rose in all regions, except the Northeast where they fell. Low mortgage rates are now translating into increased sales. The Mortgage Bankers Association reports that by early September, mortgage applications had risen 35% from June. New home sales are critical to lifting the economy, as they translate into increased consumer spending for home-related goods.

  *Inflation remains under control. Through August, consumer prices were up just 2.8% from the previous year. They are expected to end the year well below 3%, the lowest pace in 21 years. On the producer side, inflationary pressure is virtually non-existent this year. During the past year, producer prices have risen at an annual rate of just 0.6%.

[Insert graphic material here. This is The RERC Real Estate Barometer: Third Quarter 1993. The chart uses a scale of 1 to 10, with 1 being "very bad" and 10 being "very good." The question "Is now a good time to buy?" rates a 7.5. The question "Is it a good time to sell?" rates a 4.0. Finally, the question "What is the current availability of capital?" rates a 5.3.]

  *Continued low inflation should keep interest rates low. Long-term rates, critical to stimulating the economy, continue to be pushed lower. The 30-year Treasury fell below 6% in September. Signs are that these low rates are finally working their way across the economy. The best sign is that bank lending is up after two years of little or no growth, with personal and real estate loans accounting for the lion's share of the rise. Lower rates lift demand for the economy's interest-sensitive sectors, such as homebuilding, durable-goods, and autos. They also free up cash flow for businesses to invest elsewhere.

   Although economic signals remain somewhat mixed, the general trend is encouraging. It is against this economic back drop that our panel reported third-quarter figures.

Investment Overview

   It's official, the bottom has been reached. This quarter we asked our panel to rate (on a 0 to 10 scale, with 0=falling, 5=bottom, and 10=rising) where we currently are in the real estate cycle. The overall average was 5.1. This rating supports our panel's growing mood of optimism over the past three quarters. Consensus is that the bid-ask spread continues to be squeezed (especially for apartment and warehouse

--------------------------------------------------------------------------------

properties), transaction activity has picked up, and capital has returned to the market. A number of respondents noted that the best opportunities may already have been past, though attractive buy opportunities remain.

   Panelists also commented that many markets have shown signs of stabilizing; concessions are being squeezed out, effective rents have stabilized, and, with no new construction, net absorption is zero or slightly positive. Our respondents remain realists, however, and note that although markets may have bottomed, the lack of new job growth and continued corporate downsizing and restructuring will mean that recovery will be a slow and protracted process.

   Transaction activity is being spurred by the increasing number of REITs that are coming to market, particularly in the apartment and retail sectors. The ability of REITs to access relatively inexpensive capital has resulted in their ability to bid aggressively for properties. This in turn has pushed capitalization rates downward. This movement is reflected in RERC's Real Estate Barometer. For the Third Quarter Survey, the bid-ask spread narrowed to 3.5, down from 4.2 the previous quarter and the lowest level since RERC started measuring the spread in 1991. Although the buy position continues to be heavily favored, scoring a 7.5 on the scale (10=high), it slipped slightly from last quarter. Conversely, the sell position scored a 4.0, still relatively weak, but up strongly from 3.4 the previous quarter.

   As reported by our respondents, transaction activity picked up in the prior, or second quarter. Fifteen panelists reported transaction activity for the first six months of 1993, totaling 35 deals, valued at $720 million. The average indicated deal size was $20.5 million. Of the 15 respondents providing data, three had yet to close a deal in 1993.

   Our panel continues to be bullish on the availability of capital. This quarter they rated capital availability an encouraging 5.3 on a 1 to 10 scale (10=plentiful). This is up from 5.0 last quarter, and an anaemic 3.8 for first-quarter 1993. Again, a prime factor influencing this response has been the continued appetite of Wall Street. However, Wall Street is not the only source of capital. Pension funds and entrepreneurial individuals continue to show increased interest. Even banks, which many had written off for the remainder of the decade, have shown signs that they will once again consider real estate loans. This is not too surprising given returns on alternative investments.

Yield requirements

   Real estate yield expectations moved down or remained unchanged for all property types except neighborhood/community shopping centers. As Table 1 shows, reported yield requirements range from

--------------------------------------------------------------------------------

10.0% to 15.0%, with property averages ranging from 11.3% to 12.8%. The mean required yield for all property types edged down for the second straight quarter, from 12.1% to 12.0%.

   Changes in yield expectations from the previous quarter were relatively small. The largest decrease was for 30 basis points for R&D properties. Office properties, both CBD and suburban, lead all property types with the highest average yield requirement (12.8%), followed by R&D (12.6%), and neighborhood/community shopping centers (12.2%). Regional malls continue to have the lowest return expectations (11.3%), followed by apartments (11.5%), and warehouse and retail power centers (both at 11.8%). As always, we underline that these rates represent unleveraged yield expectations, not realized returns.

   Going-in capitalization rates decreased for all property types, with the exception of CBD and suburban office properties. Average going-in rates ranged from 7.7% for regional malls to 10.6% for suburban office properties. The average going-in rate decreased by 20 basis points for warehouse buildings and retail power centers, while it increased 10 basis points for CBD and suburban office properties.

   Average terminal capitalization rates ranged from 8.4% for regional malls to 10.2% for suburban office properties. Changes in terminal capitalization rates were more mixed than changes in going-in rates. The gap between average going-in rates and average terminal rates ranges from +70 basis for regional malls and retail pow centers to -40 basis points for suburban office properties. As indicated in Table 1, investors are using higher going-in rates than terminal rates for office properties, and in some cases R&D properties. This reflects the continued state of disequilibrium in these markets and the expectation that market conditions will be better at the end of the holding period than they are today. Currently, investors are placing more emphasis on current cash flow than future appreciation when valuing property. This trend will be discussed in more detail later in the report.

   Table 3 illustrates historic spreads between the average targeted yield for real estate and actual yields for alternative investments. The gap between real estate yields and capital markets continues to increase. The current range in spreads is from 460 basis points on Aa Utilities to a whopping 630 basis points on 10-year Treasuries. The 630 basis points spread over Treasuries is the largest spread since the early 1980s. The continued widening of the gap highlights the relative attractiveness of real estate vis-a-vis other asset classes and the increasing attention real estate is generating from yield hungry institutional investors.

Property preference

   Our respondents were asked to rate the nine property types in terms of their current investment conditions. Table 4 shows the average scores for each property type. This quarter, apartments moved

--------------------------------------------------------------------------------

solidly back to the top of the pile after slipping to second place last quarter. Apartments scored an impressive 7.0 on a 1 to 10 scale (10=very good). Apartments continue to top most investor's acquisition lists. But, as we have been saying for the past two quarters, this popularity has its price. Good quality apartment properties are becoming more difficult to find and competition has pushed capitalization rates down and prices up. Demand for apartments is coming from two main sources: pension funds, typically underweighted in this asset class; and REITs, flush with cash for acquisitions.

   Apartment REITs have flourished over the past year. NAREIT reported that apartment REITs raised over $780 million in the first half of 1993, double 1992's $326 million. By mid-1993, the 10 existing apartment REITs controlled approximately 71,500 units. The success of these REITs has resulted in a flurry of new issues. During third-quarter, no less than eight additional apartment REITs are expected to come to market, controlling an additional 71,000 units.

   Warehouse properties saw ratings move upwards this quarter, to 6.4 from 6.0. Despite mixed signals from the economy, industrial properties continue to be favored and placed near the top of most investor's acquisition lists. The reasons for this are relatively simple: compared to most other property types, warehouses have performed relatively well over the past three years. Although vacancies have increased and rents and values have slipped slightly, overall, the supply and demand fundamentals of this asset class have remained intact. However, investors must be knowledgeable when making new acquisitions, paying attention to big-picture trends in manufacturing and distribution technology.

   The remaining property types, with the exception of R&D, saw their ratings drop this quarter. CBD office and hotels continue to languish at the bottom of the list. Although they receive low ratings, contrarian investors with courage and strong hearts are taking a serious look at these assets, figuring that the best buys may be just around the corner for these property types.

Geographic preference

   Geographic preferences of our panel are gathered on a semiannual basis. Table 5 shows how investors rate the relative strengths of competing markets as of the third quarter 1993. Overall, the increased optimism of our panel is reflected in their ratings of the 16 major markets, with most cities seeing an increase in their ratings from first quarter 1993.

   Washington, D.C. and Atlanta continue to top our panelist's list with ratings of 6.9 and 6.6, respectively. Washington, D.C. has held the top spot for the past year. Our respondents feel this will be

--------------------------------------------------------------------------------

the first market to recover, buffered by stable government payrolls and a well compensated private sector. While the retail and residential markets are improving, office market remains troubled.

   Atlanta's affordable middle class lifestyle is a magnet for population migration to this metro area, and it ranks as the nation's leader in job growth. Typical of many sun-belt cities with room to grow and few barriers to entry, it is the suburbs that are expanding while the downtown suffers. Again, it is the residential and retail markets that are prospering, while the office markets are uniformly soft (with over 25% vacancy rate in the CBD). Recent major corporate relations have taken the build-to-suit route.

   Miami/South Florida recorded the largest increase this quarter, jumping from a rating of 5.1 in first-quarter 1993 to 5.9 this quarter. Miami's strength is its apartment sector which has very low vacancies and may be primed for new construction in 1994. Ironically, Hurricane Andrew has been a boon to Miami's residential and retail markets and stirrings of new activity from Latin America raise optimism on the office side. Recent acts of random violence, which has made national and international headlines, may dampen this area's attractiveness.

   Denver and Phoenix continue to show a steady increase in ratings. Both markets have seen residential values rise as Southern Californian's bailout of Los Angeles and surrounding areas. In Denver, the apartment market is tight and retailers are expanding. The new airport will open during the next year, which is seen as a positive for industrials. In Phoenix, the industrial sector is poised to benefit from the passage of the North American Free Trade Act (NAFTA). Further, Phoenix rates as one of the nation's hottest retail markets, buoyed by younger babyboomer demographics.

   One city that has seen its rating decline during the past year is Seattle. Boeing's announcement of widespread job cuts has led to uncertainty surrounding this market. The jetmarker's cutbacks have hurt office and residential over the short-term. Seattle's growing high-tech sector, led by Microsoft, remains a plus. Further, the industrial sector remains strong, due largely to its role as a Pacific gateway.

   The larger cities, particularly New York and Los Angeles, continue to languish at the bottom of the ratings, with near-term prospects not encouraging.

Growth rates

   Although our respondent's report more optimism, this has yet to be reflected in their underwriting assumptions which remain firmly conservative. For most asset classes, rent increases are expected to be minimal--0% to 3%--over the next one to three years, increasing 3% to 5% thereafter. A 3% to 4% annual average appears favored by most respondents. Again, the exception to this appears to be apartments

--------------------------------------------------------------------------------

and good quality retail, where demand remains relatively strong and growth rates of 3% to 5% can be justified throughout the holding period. Expense growth rates typically mirror inflation expectations, ranging between 3% to 5%, with many respondents betting on continued low inflation, in the 3% to 4% range. The typical holding period remains 10 years.

Renewal probability

   This quarter we asked our respondents to what renewal probabilities they typically use in their own internal analyses. Their responses are shown in Table 6. They range from a low of 51% of tenants renewing for CBD and suburban office, to a high of 62% for regional malls. Overall, the renewal probabilities provided by the panel are conservative and go hand-in-hand with the other underwriting assumptions used.

Summary

   As our respondents head into the year-end push, cautious optimism prevails. Signs are that the bottom has been reached, capital is returning and that sunnier skies are ahead. Transaction activity will be watched closely over the remainder of the year for confirmation of these trends.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Table 1. Real Estate Investment Criteria by Property Type. Third Quarter 1993*

                         ------------------     -------------------------------------     --------------------       -------------
                         INDUSTRIAL             RETAIL                                     OFFICE                     APARTMENT
                         ------------------     -------------------------------------      --------------------       -------------

                                                 Regional                   Neighborhood/
                         Warehouse       R&D      Center     Power Center     Community       CBD        Suburban       Apartment
-----------------------------------------------------------------------------------------------------------------------------------
Pre-tax yield (IRR) (%)
   Range**               11.0-12.0    12.0-13.0  10.0-12.0     11.0-13.0      11.0-13.0    11.5-15.0     12.0-15.0      10.5-13.0
   Average                 11.8         12.6       11.3          11.8           12.2         12.8          12.8           11.5

Going-in cap rate (%)
   Range**                8.0-10.0     9.5-11.0   7.0-9.0       8.5-10.0       9.0-10.5     8.5-13.0      9.0-12.0       8.0-9.5
   Average                  9.3         10.0        7.7           9.2             9.6         10.4          10.6           8.8

Terminal cap rate (%)
   Range**                9.0-11.0     9.5-11.0   7.5-10.0      9.0-11.0       9.5-11.5     9.0-12.0      9.0-12.0       8.5-10.0
   Average                  9.9          10.0        8.4          9.9            10.1         10.1          10.2           9.4

Note:  Income and expense growth rates are addressed in the accompanying text.

* The survey was conducted in July and August 1993 and reflects expected returns for third-quarter 1993 investments.

** Ranges and other data reflect the central tendencies of respondents; high and low responses have generally been eliminated.

Source:  Real Estate Research Corporation.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Table 2. Real Estate vis-a-vis Capital Market Returns*

                                       3Q 1993    2Q 1993    3Q 1992    3Q 1991
-------------------------------------------------------------------------------
Real estate yield (%)                     12.0       12.1       12.1       12.1

Moody's Aa Utilities (%)                   7.4        7.9        8.4        8.9

Moody's Aaa Corporate (%)                  7.2        7.6        8.2        8.7

10-Year Treasuries (%)                     5.7        6.1        7.4        8.0


* This survey was conducted in July and August 1993 and reflects desired returns for third-quarter 1993 investments. Capital markets rates are for the first week of each quarter.

Source: Real Estate Research Corporation.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Table 3. Intermarket Yield Spreads: Real Estate vis-a-vis Capital Markets

                                       3Q 1993    2Q 1993    3Q 1992    3Q 1991
-------------------------------------------------------------------------------
Mean real estate yield (%)                12.0       12.1       12.1       12.1

Yield Spread (percentage points)*
---------------------------------
Moody's Aa Utilities (%)                   4.6        4.2        3.7        3.2

Moody's Aaa Corporate (%)                  4.8        4.5        3.9        3.4

10-Year Treasuries (%)                     6.3        6.0        4.7        4.1


*Real estate over other investments.
Source: Real Estate Research Corporation.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Table 4. Current Investment Conditions by Property Type*

                                       3Q 1993    2Q 1993    1Q 1993    3Q 1992
-------------------------------------------------------------------------------
1.  Apartment                              7.0        6.5        6.8        6.8
2.  Industrial - warehouse                 6.4        6.0        6.7        7.0
3.  Retail - regional mall                 6.4        6.8        5.5        6.0
4.  Retail - power center                  6.2        5.5        5.7        5.8
5.  Retail - neighborhood                  6.0        6.0        5.8        6.1
6.  Industrial - R&D                       4.6        4.3        3.9        4.4
7.  Suburban office                        3.7        4.0        3.8        3.3
8.  CBD office                             3.1        4.1        2.9        2.9
9.  Hotel                                  2.8        4.0        2.6        1.9

* Rated on a scale of 1 (very bad) to 10 (very good)
Source: Real Estate Research Corporation.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Table 5. Current Investment Conditions by Major Markets*

                                                  3Q 1993    1Q 1993    3Q 1992
-------------------------------------------------------------------------------
1.   Washington, D.C.                                 6.9        6.3        6.0
2.   Atlanta                                          6.6        6.3        5.6
3.   Miami/S. Florida                                 5.9        5.1        5.0
4.   Dallas                                           5.8        5.8        6.0
     San Francisco                                    5.8        6.0        5.0
     Denver                                           5.8        5.7        5.3
7.   Phoenix                                          5.6        5.5        5.0
8.   Seattle                                          5.4        5.9        5.8
9.   Houston                                          5.3        5.2        5.5
10.  San Diego                                        5.1        4.7        4.9
11.  Chicago                                          4.9        5.4        5.4
12.  Boston                                           4.3        4.5        3.5
13.  St. Louis                                        4.0        4.0        3.6
14.  Detroit                                          3.6        3.3        3.3
15.  New York                                         3.5        3.7        3.5
16.  Los Angeles                                      3.3        3.3        4.2


* Rated on a scale of 1 (very bad) to 10 (very good)
Source: Real Estate Research Corporation.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Table 6. Probability That a Tenant Will Renew

                                                             Range      Average
-------------------------------------------------------------------------------
CBD Office (%)                                               25-80           51
Suburban Office (%)                                          25-70           51
Industrial - warehouse (%)                                   50-90           59
Industrial - R&D (%)                                         40-60           50
Retail - regional-mall (%)                                   50-85           62
Retail - power center (%)                                    50-75           58
Retail - neighborhood (%)                                    50-75           55
Apartments (turnover - %)                                    50-95           61

Source: Real Estate Research Corporation.
-------------------------------------------------------------------------------

RERC Real Estate Report

Vol. 22, No. 3

Real Estate Report is published four times a year by Real Estate Research Corporation, 2 North LaSalle Street, Suite 400, Chicago, IL 60602. Copyright 1993 by Real Estate Research Corporation. All rights reserved. No part of this newsletter may be reproduced in any form, by microfilm, xerography, or otherwise, or incorporated into any information retrieval system, without the written permission of the copyright owner. Third-class postage paid at Chicago, IL. Subscriptions are $195 per year, or $357 for two years. Single copies and back issues, if available, are $55 each.

POSTMASTER: Send address changes to RERC Real Estate Report, 2 North LaSalle St., Suite 400, Chicago, IL 60602, telephone (312) 346-5885.

Publisher:  Kenneth P. Riggs, Jr.
Managing Editor:  Nicholas Buss
Layout:  Thomas Goebelt
Circulation:  Linda Panico
Investment Survey:  Nicholas Buss,
   Kenneth P. Riggs, Jr.

   This publication is designed to provide accurate information in regard to the subject matter covered. It is sold with the understanding that the publisher is not engaged in rendering legal or accounting service. The publisher advises that no statement in this issue is to be construed as a recommendation to make any real estate investment or to buy or sell any security or as investment advice. The examples contained in the publication are intended for use as background on the real estate industry as a whole, not as support for any particular real estate investment or security. Although RERC Real Estate Report uses only sources that it deems reliable and accurate, Real Estate Research Corporation does not warrant the accuracy of the information contained herein.

--------------------------------------------------------------------------------
QUARTERLY SURVEY OF INVESTMENT CRITERIA:  THIRD QUARTER 1993


                                                                                        Internal       Going-In         Residual
                                                      Property Types                     Rate of    Capitalization   Capitalization
Respondent                                            in Preference Order                 Return         Rate             Rate
                                                                                           (%)            (%)              (%)
-----------------------------------------------------------------------------------------------------------------------------------
West Coast investment                                 1. Industrial - warehouse         11.0-12.0     9.0-10.0             10.0
advisor                                               2. Retail - neighborhood          11.0-12.0     9.0-10.0             10.0
                                                      3. Retail - power center          11.0-12.0     9.5-10.5             10.0
                                                      4. Office - suburban              13.0-15.0    11.0-12.0         9.0-10.0
                                                      5. Office - CBD                   13.0-15.0    11.0-12.0         9.0-10.0


National investment                                   1. Retail - regional mall              11.0      7.0-8.0          7.0-8.0
advisor*                                              2. Retail - neighborhood          11.0-12.0     9.0-10.0         9.0-10.0
                                                      3. Retail - power center          11.5-12.5     9.0-11.0         9.0-11.0
                                                      4. Industrial - warehouse         11.0-12.0         10.0             10.0
                                                      5. Office - suburban              12.0-13.0    10.0-11.0         9.0-10.0


East Coast pension                                    Not acquiring properties at this time
fund                                                  1. Retail - regional mall                        7.0-8.0              8.0
                                                      2. Apartment                                    9.0-10.0             10.0
                                                      2. Industrial - warehouse                       9.0-10.0             10.0
                                                      3. Retail - neighborhood                        9.0-10.0             10.0
                                                      4. Retail - power center                        9.0-10.0             10.0
                                                      5. Office - CBD                                10.0-11.0             11.0
                                                      6. Office - suburban                           10.0-11.0             11.0


East Coast investment                                 No preference
advisor*                                                 Retail - regional mall                            8.0
                                                         Retail - neighborhood                            10.0
                                                         Retail - power center                            10.0
                                                         Industrial - warehouse                           10.0
                                                         Apartment                                         9.0


Foreign and domestic                                  1. Retail - regional mall              11.5          7.0              7.5
investment advisor                                    1. Apartment                           11.5         8.75              9.5
                                                      2. Industrial - warehouse             11.75         8.75              9.5
                                                      3. Retail - power center               12.0          9.5             10.5
                                                      4. Office - CBD                        12.5          9.5             10.0
                                                      4. Retail - neighborhood               12.5          9.5             10.5
                                                      4. Office - suburban                   12.5         10.0             11.0
                                                      5. Hotel                               13.5         10.5             11.5

                                             Growth Rates
                                         --------------------
                                       Income:         Expense:
                                       ------          -------      Anticipated     Long-Term
                                    Years 1 to 3/    Years 1 to 3/    Holding       Inflation
                                    Years 4 to 10    Years 4 to 10    Period       Expectation            Comments
                                         (%)           (%)            (years)          (%)
-----------------------------------------------------------------------------------------------------------------------------------
West Coast investment                           0                4       10               4       Feels there is a flight to higher
advisor                                         4                4                                quality and current yields. With
                                                                                                  the exception of Southern
                                                                                                  California, thinks the bottom of
                                                                                                  the cycle has been reached.


National investment                             0                5       10               5       Thinks that prices for most
advisor*                                        5                5                                property types have yet to hit
                                                                                                  bottom. Favors retail properties
                                                                                                  in Boston, Washington, D.C., and
                                                                                                  Atlanta.



East Coast pension                            0-2             2-3        10            2-3        Has sat out the equity market
fund                                          2-3             2-3                                 during 1992 and will do the same
                                                                                                  in 1993.







East Coast investment                           0                4       10              4        Investments are made based on
advisor*                                        4                4                                cash-on-cash returns. Uses IRR
                                                                                                  simply as an assumption check.
                                                                                                  Feels that property performance
                                                                                                  will not improve until supply
                                                                                                  and demand comes into equilibrium.



Foreign and domestic                        0-4.5                4       10              4        Says that the narrowing of the
investment advisor                        3.5-4.5                4                                bid-ask spread and modest increase
                                                                                                  in buyer activity suggest that
                                                                                                  markets have bottomed. Good
                                                                                                  buying opportunities remain.



          QUARTERLY SURVEY OF INVESTMENT CRITERIA:  THIRD QUARTER 1993
(continued)

                                                                                        Internal       Going-In        Residual
                                                      Property Types                    Rate of     Capitalization   Capitalization
Respondent                                            in Preference Order                Return           Rate           Rate
                                                                                           (%)             (%)            (%)
-----------------------------------------------------------------------------------------------------------------------------------
National real                                         1. Apartment                      11.0-12.0        8.0-9.0         8.5-9.0
estate investor                                       2. Industrial -
and advisor*                                             warehouse                      11.0-12.0       8.5-10.0         9.0-9.5
                                                      3. Retail - regional
                                                         mall                           11.0-12.0        7.5-8.0         7.5-8.0
                                                      4. Retail - neighbor-
                                                         hood                           11.0-12.0       9.0-10.0        9.0-10.0
                                                      5. Retail - power
                                                         center                         11.0-12.0       9.0-10.0        9.0-10.0
                                                      6. Industrial - R&D               12.0-13.0       9.5-10.5        9.5-10.5
                                                      7. Office - CBD                   11.0-12.0        9.0-9.5             9.0
                                                      8. Office - suburban              12.0-13.0      10.0-11.0        9.5-10.5

National real                                         1. Retail - regional
estate investor                                          mall                           11.0-12.0            7.5             7.5
and advisor

National                                              1. Apartment                           11.0        8.5-9.0       8.75-9.25
developer and                                         2. Land                                15.0
investment
advisor

National                                              1. Retail - regional
investment                                               mall                                11.0            7.5             7.5
advisor                                               2. Apartments                          12.0            9.0             9.0
                                                      3. Industrial -
                                                         warehouse                           12.0            9.0             9.0
                                                      4. Hotels                              15.0           13.0            12.0
                                                      5. Retail - power
                                                         center                              12.0            9.5             9.0
                                                      6. Retail - neighborhood               12.5           10.0             9.5
                                                      7. Industrial - R&D                    13.0           10.0             9.0
                                                      8. Office - suburban                   14.0           13.0            12.0
                                                      9. Office - CBD                        14.0           13.0            12.0

National in-                                          1. Apartments                          11.0            8.5            10.0
surer and                                             2. Industrial - warehouse              11.0            9.0            10.5
investor                                              3. Office - suburban                   12.0            9.5            9.75
                                                      4. Retail - regional mall             10.75            7.5             8.0
                                                      5. Office - CBD                        11.5            9.0            9.25
                                                      6. Hotel                               13.5           10.0            13.5

National in-                                          1. Retail - regional mall              11.5            8.0         8.0-8.5
vestment                                              2. Industrial - warehouse              11.5       9.0-10.0        9.5-10.5
advisor                                               3. Retail - power center              11.75      9.75-11.0       10.0-11.0
                                                      4. Apartment                          11.75        8.5-9.5        9.0-10.0
                                                      5. Office - suburban                  11.75       9.0-10.0        9.5-10.5
                                                      6. Office - CBD                        12.0       8.5-10.0        9.0-10.5

                                                        Growth Rates
                                                      Income: Expense:
                                                      ------- --------
                                                      Years 1 Years 1
                                                       to 3/   to 3/    Anticipated  Long-Term
                                                      Years 4 Years 4     Holding    Inflation
                                                       to 10   to 10      Period    Expectation        Comments
                                                        (%)     (%)       (years)       (%)
-------------------------------------------------------------------------------------------------------------------
National real                                         0-4        4          10          4       Sees more capital
estate investor                                         4        4                              waiting in the wings
and advisor*                                                                                    in the form of REITs
                                                                                                being formed. These
                                                                                                REIT's offer the
                                                                                                highest price for a
                                                                                                particular deal in
                                                                                                exchange for a
                                                                                                seller waiting for,
                                                                                                and taking the risk
                                                                                                of, the REIT raising
                                                                                                money.

National real                                         2-5        4          10          4       Prices property
estate investor                                                                                 based on current
and advisor                                                                                     cash yields. Little
                                                                                                emphasis on future
                                                                                                appreciation due to
                                                                                                uncertainty concern-
                                                                                                ing future market
                                                                                                conditions.

National                                             4-5       4-5           7          4       Likes Atlanta, but
developer and                                        4-5       4-5                              thinks that prices
investment                                                                                      are escalating
advisor                                                                                         rapidly for quality
                                                                                                apartments. Also
                                                                                                likes Dallas.

National                                             0-4      3-5         3-10        3.5       Notes that despite
investment                                           3-4      3-5                               shift to pricing
advisor                                                                                         based on current
                                                                                                yield, they still
                                                                                                look at appreci-
                                                                                                ation.

National in-                                         0-4        4         8-10          3       Bullish on Chicago,
surer and                                            2-4        4                               Atlanta, Washington,
investor                                                                                        D.C., and Dallas.

National in-                                         0-4        4         6-12          4       When pricing prop-
vestment                                             2-4        4                               erty they look for
advisor                                                                                         a satisfactory
                                                                                                return going in, but
                                                                                                also  look at price
                                                                                                per sq. ft., rents
                                                                                                in relation to
                                                                                                market, and DCF
                                                                                                using a stabilized
                                                                                                growth/inflation
                                                                                                factor.

3

QUARTERLY SURVEY OF INVESTMENT CRITERIA:  THIRD QUARTER 1993
(continued)


                                                                                                            Growth Rates
                                                                                                   -----------------------------
                                                                                                     Income:            Expense:
                                                  Internal      Going-In        Residual           ---------            --------
                       Property Types             Rate of    Capitalization   Capitalization      Years 1 to 3/      Years 1 to 3/
Respondent             in Preference Order        Return          Rate            Rate            Years 4 to 10      Years 4 to 10
                                                  (%)            (%)            (%)                  (%)                (%)
------------------------------------------------------------------------------------------------------------------------------------
National investment    1. Office - CBD                 14.0       11.0-13.0    11.0-13.0               0-4                  4
advisor*               2. Office - suburban            15.0       11.0-13.0    11.0-13.0                 4                  4
                       3. Industrial - warehouse       13.0            10.0         10.0

National real estate   1. Apartment                    10.5             8.0      8.5-9.0               0-4                3-4
lender                 2. Single-family                11.0              NA           NA               3-5                3-4
                       3. Retail - regional mall       11.0             8.0      8.5-9.0
                       4. Retail - power center        11.5             8.5      9.0-9.5
                       5. Industrial - R&D             12.0            10.0    10.5-11.0
                       6. Industrial - warehouse       12.0            10.0    10.5-11.0
                       7. Office - suburban            12.0             9.5    10.0-10.5
                       8. Office - CBD                 12.0             9.5    10.0-10.5
                       9. Retail - neighborhood        13.0            10.5    11.0-11.5
                      10. Hotel                        14.0           11.0+        12.0+



National investment    1. Retail - regional mall 10.75-11.2         8.0-9.0        7.5-8.5             0-5              4.5-5
advisor*               2. Industrial - warehouse  11.0-12.0       10.0-11.5            9.5               5              4.5-5
                       3. Office - suburban            12.0        9.5-10.5       9.5-10.5
                       4. Office - CBD            11.5-13.0        8.5-10.0        8.0-8.5

National investment    1. Industrial - warehouse  10.0-11.0             9.0           10.0             0-5                  4
advisor                2. Retail - power center        11.0             9.0           10.0               5                  4
                       3. Apartments              10.0-10.5             9.0           10.0
                       4. Retail - regional mall       10.0         7.5-8.0        8.5-9.0
                       5. Office - CBD                 13.0            10.0           11.0
                       6. Retail - neighborhood        12.0            10.0           11.0
                       7. Office - suburban            13.0            10.0           11.0
                       8. Industrial - R&D             13.0            10.0           11.0

National investment    1. Apartment                    11.0             9.0           10.0             0-3                2-4
advisor                2. Retail - power center        11.0             9.0           10.0         2.5-3.5                2-4
                       3. Office - suburban            12.0            10.0           10.0
                       4. Retail - neighborhood        12.0            10.0           10.5
                       5. Industrial - warehouse       11.0            10.0           10.0
                       6. Office - CBD                 13.0            11.0           10.0
                       7. Industrial - R&D             13.0            10.5           10.0
                       8. Retail - regional mall       11.0             8.0            9.0
                       9. Hotel                       13.0+            12.0           12.0

National investment    1. Industrial - warehouse  11.5-12.0        9.0-10.0       9.5-10.5               3                  3
advisor                2. Apartment                    11.5         8.5-9.5       9.0-10.0               3                  3
                       3. Retail - regional mall       11.0         7.0-8.0        7.5-9.0

                                Anticipated       Long-Term
                                  Holding         Inflation
Respondent                        Period         Expectation                                      Comments
                                  (years)            (%)
------------------------------------------------------------------------------------------------------------------------------------
National investment                4-7                  4              Believes that the bid-ask spread is now considerably
advisor*                                                               narrower and that sellers are more realistic.


National real estate              5-10                4.0              Notes that the bid-ask spread is narrowing and that
lender                                                                 deals are starting to get done. Prices using a 10-year DCF plus reversion. Uses the going-in rate as a sanity check.








National investment                 10              4.5-5              Continues to focus on regional mall properties in growth
advisor*                                                               areas. Is bullish on Washington, D.C. due to the federal
                                                                       government influence.


National investment                 10                3.5              Thinks bid/ask spread has narrowed, mainly as a result
advisor                                                                of transfers to lenders.







National investment               7-15                3.5              Models property cash flows using rent spikes, but notes
advisor                                                                does not buy on the basis of spikes. Rather, spikes are
                                                                       seen as "bonuses" yield if they are achieved.







National investment               7-10                  3              When pricing property they focus on going-in cash yields
advisor                                                                and use 10-year projections as a test of volatility.

QUARTERLY SURVEY OF INVESTMENT CRITERIA:  THIRD QUARTER 1993
(continued)

                                                                     Internal                 Going-In                 Residual
                                 Property Types                      Rate of                Capitalization           Capitalization
Respondent                       in Preference Order                  Return                    Rate                     Rate
                                                                       (%)                       (%)                      (%)
------------------------------------------------------------------------------------------------------------------------------------
National investment         1. Retail - regional mall                  11.0                       7.0                      8.0
advisor*                    2. Retail - neighborhood                   11.5                       9.5                     10.0
                            2. Industrial - warehouse                  11.5                       9.0                     10.0
                            3. Office - suburban                       12.0                      10.0                     12.0
                            4. Office - CBD                            12.0                      10.0                     12.0

National lender and         1. Retail - neighborhood                   12.0                       9.0                     10.0
investor                    2. Retail - power center                   13.0                       8.5                      9.5
                            2. Industrial - warehouse                  12.0                       9.0                     10.0
                            3. Retail - regional mall                  11.0                       8.0                      9.0
                            3. Industrial - R&D                        13.0                      10.0                     10.0
                            4. Office - CBD                            12.0                       9.0                     10.0
                            5. Office - suburban                       12.0                      10.0                     10.0

National lender and         1. Apartment                               12.5                       9.0                      8.5
investor*                   2. Retail - neighborhood                   12.5                      10.5                     10.0
                            3. Industrial - warehouse                  12.0                      9.25                      9.0
                            4. Retail - power center                   12.0                      10.0                      9.5
                            5. Office - suburban                       14.0                      10.5                      9.5
                            6. Industrial - R&D                        14.0                      11.0                     11.0
                            7. Retail - regional mall                  11.0                       8.0                      7.5
                            8. Hotel                                   16.0                      13.0                     11.0
                            9. Office - CBD                            12.5                       9.5                     10.0

National investment         1. Apartment                            11.75-13.2                  8.5-9.25                 9.0-9.75
advisor

National lender             1. Apartment                            11.0-12.0                    9.0                     10.0
                            2. Industrial - warehouse                11.0-12.0                    9.0                     10.0
                            3. Retail - regional mall                  11.0                       9.0                     10.0
                            4. Retail - power center                 11.0-12.0                    9.0                     10.0
                            5. Retail - neighborhood                 11.0-12.0                    9.0                     10.0
                            6. Office - suburban                       12.0                      11.0                     10.0
                            7. Office - CBD                            12.0                      11.0                     10.0
                            8. Industrial - R&D                        12.0                      11.0                     10.0
                            9. Hotel                                   15.0                      15.0                     15.0


National investment         1. Retail - regional mall                  11.0                    6.5-7.5                   7.5-8.5
advisor                     2. Office - CBD                            12.0                    9.0-10.0                    8.0
                            3. Industrial - warehouse                  12.0                    9.0-10.0                    9.0
                            4. Office - suburban                       13.0                   11.0-12.0                    9.0

                             Growth Rates
                             ------------
                        Income:           Expense:
                        -------           --------         Anticipated           Long-Term
                        Years 1 to 3/     Years 1 to 3/     Holding               Inflation
                        Years 4 to 10     Years 4 to 10      Period              Expectation                  Comments
Respondent                   (%)               (%)           (years)                 (%)
------------------------------------------------------------------------------------------------------------------------------------
National investment          0-5                5               10                    3        Likes retail, particularly South
advisor*                     3-5                5                                              Florida, Seattle, Boston, and the
                                                                                               Northeast in general.

National lender and          Varies             4              7-10                   4        Notes that a shift to current yield
investor                                        4                                              pricing is apparent in the buyers
                                                                                               sector. Potential appreciation may
                                                                                               affect pricing some, however,
                                                                                               current cash flow is the pricing
                                                                                               gauge used.

National lender and          0-4               3-5             5-7                    3        Except for the west coast, thinks
investor*                    3-4               3-5                                             that we hit bottom in 1992. Looks
                                                                                               for transaction volume to increase
                                                                                               during 1993.

National investment           4                 4              7-10                   3        Rates Dallas, Miami, Phoenix,
advisor                       4                 4                                              Denver, and Houston as the nation's
                                                                                               top five apartment markets. Prices
                                                                                               property based on current cash flow.

National lender              Varies            Varies           10                   3-4       Looks more for value from cash flows
                                                                                               than from residual. Thinks that the
                                                                                               method of pricing is changing to
                                                                                               reflect the "fixed income" people
                                                                                               are looking for.

National investment           0-4               4               10                    4        Thinks there is more capital chasing
advisor                        4                4                                              transactions. Notes that yields for
                                                                                               prime regional malls are under
                                                                                               downward pressure.

--------------------------------------------------------------------------------
QUARTERLY SURVEY OF INVESTMENT CRITERIA:  THIRD QUARTER 1993
(continued)


                                                                                        Internal       Going-In         Residual
                                                      Property Types                     Rate of    Capitalization   Capitalization
Respondent                                            in Preference Order                 Return         Rate             Rate
                                                                                           (%)            (%)              (%)
-----------------------------------------------------------------------------------------------------------------------------------
National investment                                   1. Industrial - warehouse              11.0          9.5             10.0
advisor*                                              2. Apartment                           11.0          9.0             10.0
                                                      3. Retail - neighborhood               11.5         10.0             11.0
                                                      4. Industrial - R&D                    11.5         10.0             10.5
                                                      5. Retail - regional mall              10.5          7.5              8.0
                                                      6. Retail - power center               12.0          9.0             10.0
                                                      7. Office - suburban                   12.0         12.5             10.0
                                                      8. Office - CBD                        11.5         12.0             10.0


National investment                                   1. Industrial - warehouse              12.0         10.0             10.0
advisor                                               2. Industrial - R&D                    12.5         10.5             10.0
                                                      3. Office - suburban                   12.5         12.0             10.0
                                                      4. Office - CBD                        13.0         10.0             10.0
                                                      5. Apartment                           11.0          9.0             10.0


National investor*                                    1. Office - CBD                        13.0           NA              9.0
                                                      2. Office - suburban                   13.0           NA              9.5
                                                      3. Apartment                           12.5          9.5             10.0
                                                      4. Retail - regional mall              12.0           NA              7.5


National investment                                   1. Industrial - warehouse         11.0-12.5    8.25-9.25        8.25-9.25
advisor                                               2. Apartment                      11.5-12.5          9.5              9.5
                                                      3. Retail - neighborhood          11.5-12.5          9.5              9.5
                                                      4. Office - suburban              13.0-15.0          10+              10+

                                                Growth Rates
                                            --------------------
                                       Income:         Expense:
                                       ------          -------      Anticipated     Long-Term
                                    Years 1 to 3/    Years 1 to 3/    Holding       Inflation
                                    Years 4 to 10    Years 4 to 10    Period       Expectation            Comments
                                         (%)           (%)            (years)          (%)
-----------------------------------------------------------------------------------------------------------------------------------
National investment                           0-3                4     6-10               4       Says that the REIT market is
advisor*                                        3                4                                growing, but thinks that the REIT
                                                                                                  boom is nearly over.


National investment                             0              3-4       10             3-4       Pricing is based on current
advisor                                       2-3              3-4                                cash yields. Favors a low
                                                                                                  inflation/low interest rate
                                                                                                  environment and thinks that the
                                                                                                  market will be hurt if rates rise
                                                                                                  in the near term.



National investor*                         Varies               4        10              4        Does not think the bid/ask
                                           Varies               4                                 spread has really narrowed, but
                                                                                                  transaction volume is picking up
                                                                                                  because deal sizes are getting
                                                                                                  larger.


National investment                           0-5                4     8-10              4        Focuses on cash yields and returns
advisor                                       2-5                4                                generated from market rental rates
                                                                                                  vs. rent roll, which today is
                                                                                                  typically higher than prevailing
                                                                                                  market rates.



--------------------------------------------------------------------------------
DEFINITIONS:
YIELD (IRR)

Internal rate of return (IRR) is the rate of interest that discounts the pre-income tax cash flows received by the equity investor(s) back to a present value that is exactly equal to the amount of the original equity investment. It is in effect a time-weighted average return on equity and as used here, is synonomous with the term "yield."

GOING-IN CAP RATE

First-year NOI divided by present value (or purchase price), unless otherwise noted.

RESIDUAL CAP RATE

Usually a capitalization rate used to estimate resale or reversion value at the end of the holding period.

GROWTH RATE

Annual compounded rate of increase in revenue and expenses over current-year levels. Further expenses are typically forecast on a line-by-line basis.





QUARTERLY SURVEY OF INVESTMENT CRITERIA:  THIRD QUARTER 1993
(continued)

                                                                                        Internal       Going-In         Residual
                                                      Property Types                     Rate of    Capitalization   Capitalization
Respondent                                            in Preference Order                 Return         Rate             Rate
                                                                                           (%)            (%)              (%)
-----------------------------------------------------------------------------------------------------------------------------------
Southern investment                                   1. Retail - neighborhood             12.25         10.0             10.5
advisor                                               2. Retail - power center              12.0         10.0             10.5
                                                      3. Apartment                          11.5          9.0              9.5
                                                      4. Industrial - warehouse             11.0         10.0             10.5
                                                      5. Office - suburban                  13.5         11.0             11.0
                                                      6. Retail - regional mall             12.0          9.0              9.5
                                                      7. Industrial - R&D                   13.0         13.0             13.0
                                                      8. Office - CBD                       15.5         13.0             13.0

East Coast investment                                 1. Office - CBD                  10.0-12.0      8.5-9.5         9.5-10.5
advisor*                                              2. Retail - regional mall        10.0-12.0      7.0-9.0         8.0-10.0
                                                      3. Industrial - warehouse        10.0-13.0     9.0-11.0        10.0-12.0
                                                      4. Apartment                     10.0-12.0      8.5-9.5         9.5-10.5

National investment                                   1. Apartment                          11.0     8.75-9.0         9.25-9.5
advisor                                               2. Industrial - warehouse             12.0          9.0             9.75
                                                      3. Industrial - R&D                   12.5         9.25             9.75

East Coast investor                                   1. Apartment                          11.5          9.0             10.0
and advisor                                           2. Industrial - warehouse             12.0          9.0             10.0
                                                      3. Retail - power center              12.0          9.0             10.0
                                                      4. Retail - regional mall             12.0          9.0             10.0
                                                      5. Retail - neighborhood              12.0          9.0             10.0
                                                      6. Industrial - R&D                   12.0          9.5             10.0
                                                      7. Office - suburban                  12.0         10.0             10.0
                                                      8. Office - CBD                       12.0         10.0             10.0
                                                      9. Hotel                              14.0         11.0             10.0

National investor and                                 1. Apartment                     11.0-13.0      8.5-9.5              9.0
lender                                                2. Retail - neighborhood         12.0-15.0     9.5-10.0             10.0
                                                      3. Retail - power center         11.0-13.0          9.0             10.0
                                                      4. Retail - regional mall        10.0-12.0          7.0              8.0
                                                      5. Industrial - warehouse        12.0-15.0         10.0             10.0

West Coast investment                                 1. Apartment                          12.5      9.0-9.5         9.5-10.0
advisor                                               2. Industrial - warehouse             12.0     9.0-10.0         9.5-10.0
                                                      3. Retail - regional mall             12.0      7.0-8.0          7.5-8.5
                                                      4. Retail - neighborhood              12.5     9.0-10.0         9.5-10.5

                                             Growth Rates
                                    ------------------------------
                                       Income:         Expense:
                                    -------------    -------------     Anticipated      Long-Term
                                    Years 1 to 3/    Years 1 to 3/       Holding        Inflation
                                    Years 4 to 10    Years 4 to 10       Period        Expectation            Comments
                                         (%)           (%)               (years)           (%)
-----------------------------------------------------------------------------------------------------------------------------------
Southern investment                       0-4.5               4          5-10               4     Notes that there are more
advisor                                 2.5-4.5               4                                   apartment buyers in the market,
                                                                                                  particularly REITs, which are
                                                                                                  pushing cap rates down.

East Coast investment                       0-4             4.5         10-15             4-5     Capital availability remains poor.
advisor*                                      4             4.5                                   Lenders are the primary sellers,
                                                                                                  trying to unload REO properties.
                                                                                                  Buyers are mainly entreprenurial
                                                                                                  individuals.

National investment                         3-4               4          5-10               4     Notes that apartment cap rates are
advisor                                     3-4               4                                   falling as REITs buy up property.
                                                                                                  Thinks "B" apartments are starting
                                                                                                  to look more attractive.

East Coast investor                         0-4               4            10               4     Prices property using going-in
and advisor                                 3-4                                                   cap rate and will continue to do
                                                                                                  so as long as inflation remains
                                                                                                  low.

National investor and                       0.4               4          6-10               4     Considers going-in cap rate, price
lender                                        4               4                                   per unit as compared to
                                                                                                  replacement cost, and IRR when
                                                                                                  pricing properties.

West Coast investment                       0.4             3-4            10             3-4    Reports that transaction activity
advisor                                       4             3-4                                  has picked up during the first six
                                                                                                 months of 1993, and that more money
                                                                                                 is available and ready to buy.